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As filed with the Securities and Exchange Commission on December 31, 2003

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

H&E EQUIPMENT SERVICES L.L.C.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	7353 (Primary Standard Industrial Classification Code Number)	72-1287046 (I.R.S. Employer Identification No.)

H&E FINANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7353 (Primary Standard Industrial Classification Code Number)	02-0602822 (I.R.S. Employer Identification No.)
11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John M. Engquist
President and Chief Executive Officer
11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(225) 298-5200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including communications
sent to agent for service, should be sent to:

Joshua N. Korff, Esq.
Kirkland & Ellis LLP
Citigroup Center 153 East 53rd Street
New York, New York 10022-4675

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

12 1/2% Senior Subordinated Notes due 2013	$7,651,000	$619.00

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities act of 1933, as amended.

        The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

GNE INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	7353 (Primary Standard Industrial Classification Code Number)	91-1561043 (I.R.S. Employer Identification No.)

GREAT NORTHERN EQUIPMENT, INC.
(Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation or organization)	7353 (Primary Standard Industrial Classification Code Number)	81-0448694 (I.R.S. Employer Identification No.)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 31, 2003

PROSPECTUS

$7,651,000

H&E EQUIPMENT SERVICES L.L.C.

H&E FINANCE CORP.

12 1/2% Senior Subordinated Notes due 2013

        This prospectus relates to the offer and sale from time to time by each of the selling noteholders identified in this prospectus of up to $7,651,000 aggregate principal amount at maturity of 12 1/2% Senior Subordinated Notes due 2013 issued by H&E Equipment Services L.L.C. and H&E Finance Corp. We will not receive any of the proceeds from the sale of our senior subordinated notes being sold by the selling noteholders.

        Our senior subordinated notes are being registered to permit the selling noteholders to sell the securities from time to time to the public. The selling noteholders may sell the senior subordinated notes through ordinary brokerage transactions or through any other means described in the section entitled "Plan of Distribution." We do not know when or in what amounts a selling noteholder may offer securities for sale. The selling noteholders may sell any, all or none of the senior subordinated notes offered by this prospectus.

TERMS OF THE OFFERING

•
The senior subordinated notes were issued on June 17, 2002, in an aggregate principal amount of $53.0 million.

•
Interest on the senior subordinated notes is payable semi-annually on June 15 and December 15, commencing December 15, 2002.

•
The senior subordinated notes mature on June 15, 2013.

•
The senior subordinated notes are subordinated in right of payment with all of our existing and future senior obligations.

•
We are not required to make regularly scheduled mandatory redemption or sinking fund payments with respect to the senior subordinated notes.

•
On or after June 15, 2007, we may redeem all or a part of our senior subordinated notes at the redemption prices described in this prospectus, plus accrued and unpaid interest, to the date of redemption.

•
On or before June 15, 2005, we may redeem up to an aggregate of 35% of the senior subordinated notes at a redemption price of 112.5% with the proceeds of certain equity offerings.

        We do not intend to list the senior subordinated notes on any exchange. The senior subordinated notes are currently traded over-the-counter. We can not assure you that an active trading market for the senior subordinated notes will develop.

        Investing in our senior subordinated notes involves a high degree of risk. See "Risk Factors" beginning on page 15 to read about factors you should consider before buying the senior subordinated notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Prospectus dated                  , 2003

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling noteholders are offering to sell, and seeking offers to buy, senior subordinated notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our senior subordinated notes.

TABLE OF CONTENTS

Forward-Looking Statements	ii
Industry and Market Data	ii
Prospectus Summary	1
Risk Factors	15
The Transactions	24
Use of Proceeds	26
Capitalization	27
Unaudited Pro Forma Combined Financial Data	28
Selected Historical Consolidated Financial Data	31
Management's Discussion and Analysis of Financial Condition and Results of Operations	35
Business	57
Management	67
Security Ownership and Certain Beneficial Owners	72
Certain Relationships and Related Transactions	74
Selling Noteholders	77
Description of Ownership Interests	77
Description of Senior Secured Credit Facility	78
Description of Notes	79
Book-Entry, Delivery and Form	117
Certain U.S. Federal Income Tax Considerations	120
Plan of Distribution	126
Legal Matters	127
Experts	127
Available Information	128
Index to Financial Statements	F-1

i

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those listed above in "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above in "Risk Factors."

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

INDUSTRY AND MARKET DATA

        Industry and market data used throughout this prospectus were obtained through our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. While we believe internal company surveys are reliable and market definitions are appropriate, neither these surveys nor these definitions have been verified by any independent sources.

        For the purposes of this prospectus, we define the "Gulf Coast" region to include the states of Alabama, Arkansas, Florida, Louisiana, Mississippi, North Carolina and Texas, and we define the "Intermountain" region to include the states of Arizona, Colorado, Idaho, Montana, Nevada, New Mexico, Utah and Washington.

ii

PROSPECTUS SUMMARY

        The following summary contains basic information about H&E Equipment Services L.L.C. ("H&E Equipment Services") and highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and the financial statements and the related notes to those statements included in this prospectus.

        References in this prospectus to "H&E" refer to Head & Engquist Equipment, L.L.C., which was a wholly-owned subsidiary of Gulf Wide Industries, L.L.C. ("Gulf Wide"), and its subsidiary prior to the combination of H&E and ICM. Gulf Wide was the holding company of H&E and substantially all of the operations and assets of Gulf Wide were recorded at H&E. References to "ICM" refer to ICM Equipment Company L.L.C. and its subsidiaries prior to the combination of H&E and ICM. H&E Holdings L.L.C. ("H&E Holdings") is the parent holding company of H&E Equipment Services. As a holding company, H&E Holdings has no independent operations. Unless the context otherwise suggests, "we," "us," "our," and similar terms, as well as references to the "Company," refer to H&E Equipment Services after giving effect to the formation of H&E Finance Corp. as a subsidiary of H&E Equipment Services and the combination of H&E and ICM. In connection with the combination of H&E and ICM, H&E and ICM were merged with and into Gulf Wide, which was renamed H&E Equipment Services, L.L.C. The operating results discussed herein are adjusted to reflect the pro forma effect of the combination of H&E and ICM.

The Company

        H&E Equipment Services L.L.C. and its subsidiaries (as used herein, the "Company", "H&E Equipment Services", "we", "us" and "our") is one of the largest integrated equipment rental, service and sales companies in the United States. Unlike many of our competitors which focus primarily on renting equipment, we also sell new and used equipment and provide extensive parts and service support. This integrated model enables us to effectively manage key aspects of our rental fleet through reduced equipment acquisition costs, efficient maintenance and profitable disposition of rental equipment. Over the past 41 years, we have built an infrastructure that includes a network of 41 facilities, most of which have full-service capabilities, and a workforce that includes a highly-skilled group of more than 500 service technicians and a distinct rental and equipment sales force. We generate a significant portion of our gross profit from parts and service, which we believe provides us with a more stable operating profile than companies that focus solely on equipment rental. For the nine months ended September 30, 2003, we generated revenues of $306.2 million and a net loss of $44.2 million. For the twelve months ended December 31, 2002, we generated pro forma revenues of $431.7 million and a pro forma net loss of $23.3 million.

	For the Nine Months Ended September 30, 2003
	Revenues(1)	Gross Profit(1)	% of Total Gross Profit(1)	Gross Margin %	Capabilities
	(Dollars in millions)
Equipment rentals	$115.3	$36.6	46.4%	31.8%	As of September 30, 2003, we had a well-maintained rental fleet with an aggregate original acquisition cost (defined as cost originally paid to manufacturers) of $508.3 million. Our fleet is focused on four primary types of equipment: hi-lift, cranes, earthmoving and lift trucks. We have a sales force of over 75 people focused solely on renting equipment.

New equipment sales	$58.6	$5.2	6.7%	9.0%
					We are a leading distributor for nationally-recognized equipment suppliers including Manitowoc, Grove Worldwide, JLG Industries, Genie Industries, Komatsu and Yale Material Handling. We have a sales force of over 65 people focused solely on new and used equipment sales.
Used equipment sales	$52.0	$9.9	12.6%	19.1%	We sell used equipment primarily from our rental fleet by leveraging our new equipment sales distribution platform to sell directly to the end customer generally at retail prices.
Parts and service	$65.4	$26.4	33.5%	40.4%	We provide parts and service to our customers and to our own rental fleet. We have over 500 technicians and over 430 field service and delivery trucks.

	Pro Forma for the Year Ended December 31, 2002
	Revenues(1)	Gross Profit(1)	% of Total Gross Profit(1)	Gross Margin %	Capabilities
	(Dollars in millions)
Equipment rentals	$168.7	$64.1	53.8%	38.0%	As of December 31, 2002, we had a well-maintained fleet with an aggregate original acquisition cost (defined as cost originally paid to manufacturers) of $554.7 million. Our fleet is focused on four primary types of equipment: hi-lift, cranes, earthmoving and lift trucks. We have a sales force of over 100 people focused solely on renting equipment.
New equipment sales	$87.9	$7.9	6.6%	9.0%
					We are a leading distributor for nationally-recognized equipment suppliers including Manitowoc, Grove Worldwide, JLG Industries, Genie Industries, Komatsu and Yale Material Handling. We have a sales force of over 75 people focused solely on new and used equipment sales.
Used equipment sales	$65.1	$12.2	10.3%	18.8%	We sell used equipment primarily from our rental fleet by leveraging our new equipment sales distribution platform to sell directly to the end customer generally at retail prices.
Parts and service	$91.4	$37.2	31.2%	40.7%	We provide parts and service to our customers and to our own rental fleet. We have over 500 technicians and over 450 field service and delivery trucks.

(1)
Our total revenues and total gross profit include revenues and gross profit from our other revenues and expenses, which are related to equipment supporting activities and which are excluded from this table.

        Many of our competitors in the equipment rental market follow a generalist approach, renting a wide variety of equipment. We believe that customers prefer our specialized strategy which focuses our rental activities on and organizes our personnel principally by four core types of equipment (with their respective percentage of our rental fleet's original acquisition cost as of September 30, 2003): (i) hi-lift equipment (60.4%); (ii) cranes (20.6%); (iii) earthmoving equipment (11.0%); and (iv) lift trucks (5.7%) (the remaining 2.3% is comprised of miscellaneous equipment). We believe this strategy fills an important need for specialized equipment knowledge in the market, improves the effectiveness of our rental sales force and strengthens our customer relationships. As of September 30, 2003, our total rental fleet (including equipment under operating leases) consisted of 14,138 pieces with an average age of 39.5 months and an aggregate original acquisition cost of $508.3 million. As of December 31, 2002, our total rental fleet (including equipment under operating leases) consisted of 15,651 pieces with an average age of 34.6 months and an aggregate original acquisition cost of $554.7 million.

        On June 17, 2002, H&E Equipment Services was formed through the combination of H&E (a wholly-owned subsidiary of Gulf Wide) and ICM, which were two leading, regional, integrated equipment rental, service and sales companies operating in contiguous geographical markets. In connection with the combination of H&E and ICM, they were merged with and into Gulf Wide, which was renamed H&E Equipment Services L.L.C. H&E, founded in 1961, operated 25 facilities, most of which were full-service, in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina and Texas. ICM, founded in 1971, operated 16 facilities, most of which were full-service, in Arizona, Colorado, Idaho, Montana, New Mexico, Nevada, Texas and Utah.

The Transactions

        Each of H&E and ICM was acquired by affiliates of Bruckmann, Rosser, Sherrill & Co., Inc. ("BRS") in 1999, pursuant to separate recapitalizations. H&E Equipment Services was formed through the combination of H&E and ICM. In connection with the combination of H&E and ICM, H&E and ICM were merged with and into Gulf Wide, the parent of H&E, which was renamed H&E Equipment Services L.L.C. The corporate structure of H&E Equipment Services after the consummation of the combination of H&E and ICM is as follows:

PROSPECTUS SUMMARY

        The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus contains specific terms of this offering and of the senior subordinated notes we are offering (referred to throughout this prospectus as the "notes"), as well as information regarding our business and detailed financial data. We encourage you to read this entire prospectus and the documents we have referred you to.

Purpose of the Offering

        On June 17, 2002, we completed the private offering and sale of $53,000,000 in aggregate principal amount of H&E Equipment Services' and H&E Finance Corp.'s 12 1/2% senior subordinated notes due 2013 and 219,406.620 limited liability company interests of H&E Holdings. At the time of that private sale, we and our subsidiary guarantors entered into a registration rights agreement with Credit Suisse First Boston Corporation, the initial purchaser of the notes, relating to the registration of those notes (which we refer to as the "old notes") with the Securities and Exchange Commission. In that agreement, we agreed to deliver to the holders of the old notes either (a) an exchange offer prospectus, by which we would offer to exchange the old notes of eligible holders for new registered notes, or (b) this prospectus, by which the holders of old notes not eligible to participate in the exchange offer described in clause (a) above may publicly resell their old notes.

        It is our understanding that, under current interpretations by the Securities and Exchange Commission of applicable provisions of the Securities Act of 1933, as amended, "affiliates" of an issuer of securities are not eligible to participate in exchange offers of the type we conducted for the other holders of the old notes. Since the selling noteholders named in this prospectus are affiliates of H&E Equipment Services for purposes of the federal securities laws, they were not eligible to participate in the exchange offer. Accordingly, we are performing our obligation to file the registration statement of which this prospectus is a part, by which the holders of old notes that were not eligible to participate in the exchange offer for new notes may publicly resell their old notes.

        In the registration rights agreement, we agreed to: (1) file the registration statement of which this prospectus is a part on or prior to 60 days after our filing obligation arose; (2) cause the registration statement to be declared effective by the Securities and Exchange Commission on or prior to 180 days after the filing obligation arose; and (3) keep the registration statement of which this prospectus is a part effective until the later of (a) the date that the selling noteholders are no longer deemed "affiliates" of H&E Equipment Services; and (b) the earlier of two years from the date the registration statement is declared effective and such earlier date when no notes covered by the registration statement of which this prospectus is a part remain outstanding (each such event referred to in (1), (2) and (3) above, a "registration default"). If we fail to meet any of these obligations, we must pay liquidated damages to the holders of outstanding old notes affected thereby. These liquidated damages will equal with respect to the first 90-day period immediately following the occurrence of the first registration default, an amount equal to $0.05 per week per $1,000 principal amount of notes held by that holder and an additional $0.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $0.25 per week per $1,000 principal amount of notes.

Summary of the Terms of the Notes

Securities Offered	$7,651,000 aggregate principal amount at maturity of 12 1/2% senior subordinated notes due 2013.
Issuers
H&E Equipment Services L.L.C. and H&E Finance Corp. issued the notes as joint and several obligors. H&E Finance Corp. is a wholly-owned subsidiary of H&E Equipment Services that was incorporated for the sole purpose of serving as a co-issuer of the notes and in order to facilitate the offering. Certain prospective investors of the notes may be restricted in their ability to purchase debt securities of a limited liability company unless the debt securities are jointly issued by a corporation. H&E Finance Corp. does not have any operations or assets of any kind and will not have any revenues. Prospective investors in the notes should not expect H&E Finance Corp. to have the ability to service obligations on the notes.
Maturity Date	June 15, 2013.
Interest	2 1/2% per annum, payable semi-annually in arrears on June 15 and December 15, commencing December 15, 2002.
Use of Proceeds	We will not receive any proceeds from the sale of the notes by the selling noteholders.
Original Issue Discount
The notes were issued at a substantial discount to their principal amount. In addition, because the notes were issued as part of an investment unit for tax purposes, a portion of the purchase price of the securities was allocated to the limited liability company interests. As a result, the notes should be treated as being issued with original issue discount for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."
Guarantees
The notes were jointly and severally guaranteed on a senior subordinated basis by all of the existing and future domestic restricted subsidiaries of H&E Equipment Services. H&E Equipment Services currently has no non-guarantor subsidiaries.
Ranking	The notes and the guarantees rank:
• junior to all Senior Debt (as defined) of H&E Equipment Services, H&E Finance and the subsidiary guarantors;
• junior to all of the liabilities of any future subsidiaries of H&E Equipment Services and H&E Finance that do not guarantee the notes;
• equally with H&E Equipment Services', H&E Finance's and the guarantors' existing and future senior subordinated indebtedness, of which there is currently none; and
• senior to all subordinated indebtedness.
At September 30, 2003, the notes and the guarantees ranked junior to the Senior Debt, consisting of:
• $57.6 million of senior secured indebtedness under the senior secured credit facility, as amended;
• $53.2 million of secured floor plan financing;

	•	$6.8 million of capitalized leases;
	•	$23.8 million of letters of credit outstanding; and
	•	$200.0 million of senior secured notes due 2012.

In addition, $68.6 million was available for borrowing (based on the borrowing base assets) on a senior basis under the senior secured credit facility, as amended. However, based on our quarterly financial covenants and taking into account the standby letters of credit outstanding, availability under the senior secured credit facility, as amended, was approximately $21.0 million as of September 30, 2003. Subject to restrictions under the senior secured credit facility, as amended, and the indenture, we may incur additional senior debt under our senior secured credit facility, as amended. There is no limit to the amount of such additional senior debt.
Optional Redemption
The notes may be redeemed at any time on or after June 15, 2007, in whole or in part, in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption. In addition, on or before June 15, 2005, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of notes issued under the indenture may be redeemed at a redemption price of 112.5% with the proceeds of certain equity offerings within 60 days of the closing of those equity offerings. That redemption may be made only if, after the redemption, at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding.
Change of Control
Upon a change of control, H&E Equipment Services and H&E Finance will be required to make an offer to repurchase the notes at a price in cash equal to 101% of the principal amount of the notes on the date of purchase, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, we may not have the cash necessary to enable us to repurchase the notes at the required premium upon a change of control. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."
Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit H&E Equipment Services' and H&E Finance's ability and the ability of the restricted subsidiaries to:
	•	incur additional indebtedness;
	•	create liens;
	•	engage in sale-leaseback transactions;
	•	pay dividends or make other equity distributions;
	•	purchase or redeem capital stock;
	•	make investments;
	•	sell assets;
	•	engage in transactions with affiliates; and
	•	effect a consolidation or merger.
These limitations are subject to a number of important qualifications and exceptions. For more details, see the section "Description of Notes—Certain Covenants."

Risk Factors

        See "Risk Factors" immediately following this summary for a discussion of certain risks relating to the notes.

Additional Information

        H&E Equipment Services is a limited liability company organized under the laws of the State of Louisiana. H&E Finance Corp. is a Delaware corporation. The executive offices of H&E Equipment Services and H&E Finance Corp. are located at 11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816. The telephone number of H&E Equipment Services and H&E Finance Corp. is (225) 298-5200.

Summary Historical and Pro Forma Combined Financial Data

        The summary of our historical and pro forma combined financial data set forth below should be read in conjunction with our unaudited historical and pro forma combined financial data included elsewhere in this prospectus. The summary historical and pro forma combined financial data has been derived from our unaudited historical condensed consolidated financial statements and our unaudited pro forma combined financial data and the related notes thereto included elsewhere in this prospectus. See "Unaudited Pro Forma Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto and other financial data included elsewhere in this prospectus.

	For the Year Ended December 31, 2002	For the Period January 1, 2002 through June 17, 2002	For the Year Ended December 31, 2002	For the Nine Months Ended September 30, 2003
	H&E Equipment Services(1)	ICM	Combined Pro Forma(1)	H&E Equipment Services
	(Dollars in thousands)
Statement of operations data:
Revenues:
Equipment rentals	$136,624	$32,081	$168,705	$115,251
New equipment sales	72,143	15,764	87,907	58,553
Used equipment sales	52,447	12,653	65,100	51,981
Parts sales	47,218	8,156	55,374	40,001
Service revenue	27,755	8,235	35,990	25,392
Other	15,473	3,172	18,645	14,997

Total revenues	351,660	80,061	431,721	306,175

Gross profit:
Equipment rentals	52,695	11,411	64,106	36,614
New equipment sales	6,088	1,835	7,923	5,245
Used equipment sales	9,461	2,775	12,236	9,937
Parts sales	13,207	2,449	15,656	11,085
Service revenue	16,317	5,239	21,556	15,322
Other	(1,340)	(950)	(2,290)	631

Total gross profit	96,428	22,759	119,187	78,834
Selling, general and administrative expenses	82,274	19,007	101,281	75,176
Loss from litigation	—	—	—	17,434
Related party expense	—	—	—	1,275
Gain on sale of property and equipment	59	—	59	82

Income (loss) from operations	14,213	3,752	17,965	(14,969)

Other income (expense):
Interest expense(2)	(34,413)	(7,828)	(42,241)	(29,441)
Other	372	(294)	78	189

Total other expense, net	(34,041)	(8,122)	(42,163)	(29,252)

Loss before provision (benefit) for income taxes	(19,828)	(4,370)	(24,198)	(44,221)
Provision (benefit) for income taxes	(1,271)	349	(922)	—

Net loss	$(18,557)	$(4,719)	$(23,276)	$(44,221)

Other financial data:
Depreciation and amortization(3)	$49,491	$12,106	$61,597	$44,331
Statement of Cash Flows:
Net cash provided by operating activities	24,869	15,229	—	10,002
Net cash provided by (used in) investing activities	(18,244)	(10,775)	—	13,337
Net cash used in financing activities	(7,549)	(811)	—	(24,260)
Capital expenditures:
Rental equipment, gross	51,919	20,199	66,923	23,989
Rental equipment, net(4)	24,507	10,321	34,828	(4,732)
Property and equipment, net(5)	3,765	557	4,322	(213)

Total net capital expenditures	28,272	10,878	39,150	(4,945)
Ratio of earnings to fixed charges(6)	—	—	—	—
	H&E Equipment Services
	As of December 31, 2002	As of September 30, 2003
Balance sheet data:
Cash and cash equivalents	$3,398	$2,477
Rental equipment, net	314,892	276,810
Intangible assets, net	15,816	14,669
Total assets	468,344	424,099
Total debt(7)	328,737	305,971
Member s equity (deficit)	24,430	(19,791)

(1)
ICM merged with and into H&E Equipment Services on June 17, 2002. Accordingly, the historical statement of operations data for H&E Equipment Services for the year ended December 31, 2002, includes ICM's results of operations from the date of the merger through December 31, 2002. The historical results of operations for H&E Equipment Services reflect the impact of certain pro forma adjustments to present the results of operations as if the acquisition had occurred at the beginning of the period presented.

(2)
Interest expense is comprised of cash-pay interest (interest recorded on debt and other obligations requiring periodic cash payments) and non-cash pay interest (interest accrued and also subordinated on the subordinated notes due to members and debt issuance cost amortization).

(3)
This excludes amortization of debt issuance costs.

(4)
Capital expenditures for rental equipment, net is defined as purchases of rental equipment less the net book value of the equipment sold from the rental fleet assets as derived from the Company's statement of cash flows for the periods presented.

(5)
Capital expenditures for property and equipment, net is defined as purchases of property and equipment less the net book value of the property and equipment sold as derived from the Company's statement of cash flows for the periods presented.

(6)
For the purpose of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issue costs and one-third of rental expense, deemed representative of the portion of rental expense estimated to be attributable to interest. For the year ended December 31, 2002 for H&E Equipment Services, total earnings were $19.8 million insufficient to cover fixed charges on a one-to-one basis (See (1) above). For the period January 1, 2002 through June 17, 2002 for ICM, total earnings were $4.4 million insufficient to cover fixed charges on a one-to-one basis. For the year ended December 31, 2002, on a combined pro forma basis, total combined pro forma earnings were $24.2 million insufficient to cover fixed charges on a one-to-one basis. For the nine months ended September 30, 2003 for H&E Equipment Services, total earnings were $44.2 million insufficient to cover fixed charges on a one-to-one basis.

(7)
As of September 30, 2003, total debt for H&E Equipment Services represents amounts outstanding under the senior secured credit facility (as amended), senior secured notes, senior subordinated notes and capital leases.

Summary Historical Consolidated Financial Data

        The summary of H&E Equipment Services' (formerly Gulf Wide Industries, L.L.C.) consolidated historical financial data set forth below should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus. The summary historical financial data as of and for the fiscal years ended December 31, 2000, 2001 and 2002 have been derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The summary historical financial data as of and for the nine months ended September 30, 2002 and September 30, 2003 have been derived from our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. See "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto and other financial data included elsewhere in this prospectus.

	H&E Equipment Services
	For the Year Ended December 31,			For the Nine Months Ended September 30,
	2000	2001	2002(1)	2002(1)	2003
	(Dollars in thousands)
Statement of operations data:
Revenues:
Equipment rentals	$70,625	$98,696	$136,624	$93,927	$115,251
New equipment sales	53,345	84,138	72,143	48,144	58,553
Used equipment sales	51,402	59,441	52,487	37,637	51,981
Parts sales	34,435	36,524	47,218	33,815	40,001
Service revenue	16,553	19,793	27,755	20,262	25,392
Other	8,236	10,925	15,473	10,909	14,997

Total revenues	234,596	309,517	351,700	244,694	306,175

Gross profit:
Equipment rentals	31,080	45,538	52,745	37,696	36,614
New equipment sales	5,435	6,696	6,088	4,848	5,245
Used equipment sales	7,001	8,063	9,461	6,300	9,937
Parts sales	8,589	9,448	13,207	8,754	11,085
Service revenue	9,414	11,687	16,317	12,256	15,322
Other	(3,252)	(3,514)	(1,340)	(1,181)	631

Total gross profit	58,267	77,918	96,478	68,673	78,834
Selling, general and administrative expenses	46,001	55,382	82,294	58,584	75,176
Loss from litigation	—	—	—	—	17,434
Related party expense	—	—	—	—	1,275
Gain on sale of property and equipment	—	46	59	35	82

Income (loss) from operations	12,266	22,582	14,243	10,124	(14,969)

Other income (expense):
Interest expense(2)	(22,909)	(17,995)	(28,955)	(18,846)	(29,441)
Other	187	156	372	162	189

Total other expense, net	(22,722)	(17,839)	(28,583)	(18,684)	(29,252)

Income (loss) before provision (benefit) for income taxes	(10,456)	4,743	(14,340)	(8,560)	(44,221)
Provision (benefit) for income taxes	(3,123)	1,443	(1,271)	(1,271)	—

Net income (loss)	$(7,333)	$3,300	$(13,069)	$(7,289)	$(44,221)

Other financial data:
Depreciation and amortization(3)	$30,541	$32,163	$49,491	$33,896	$44,331
Statement of cash flows:
Net cash provided by (used in) operating activities	(14,588)	30,115	24,869	13,174	10,002
Net cash provided by (used in) investing activities	16,252	(37,846)	(18,244)	(11,887)	13,337
Net cash provided by (used in) financing activities	(2,712)	10,426	(7,549)	(5,588)	(24,260)
Capital expenditures:
Rental equipment, gross	25,639	78,313	51,919	36,746	23,989
Rental equipment, net(4)	(12,871)	42,174	24,507	17,021	(4,732)
Property and equipment, net(5)	2,324	3,149	3,765	2,654	(213)

Total net capital expenditures	(10,547)	45,323	28,272	19,675	(4,945)
Ratio of earnings to fixed charges(6)	—	1.3x	—	—	—

(1)
ICM merged with and into H&E Equipment Services on June 17, 2002. Accordingly, the historical statement of operations data for H&E Equipment Services for the year ended December 31, 2002 and the nine months ended September 30, 2002, includes ICM's results of operations from the date of the merger through December 31, 2002 and September 30, 2002, respectively.

(2)
Interest expense is comprised of cash-pay interest (interest recorded on debt and other obligations requiring periodic cash payments) and non-cash pay interest (interest accrued and also subordinated in the subordinated notes due to members and debt issuance cost amortization).

(3)
This excludes amortization of debt issuance costs and amortization of beneficial conversion feature. Effective January 1, 2002, H&E Equipment Services adopted Statement of Financial Accounting Standards No. 142 and ceased amortizing goodwill.

(4)
Capital expenditures for rental equipment, net is defined as purchases of rental equipment less the net book value of the equipment sold from the rental fleet assets as derived from H&E Equipment Services' statement of cash flows for the periods presented.

(5)
Capital expenditures for property and equipment, net is defined as purchases of property and equipment less the net book value of the property and equipment sold as derived from H&E Equipment Services' statement of cash flows for the periods presented.

(6)
For the purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issue costs and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the years ended December 31, 2000 and 2002, total earnings were $10.5 million and $14.3 million, respectively, insufficient to cover fixed charges on a one-to-one basis. For the nine months ended September 30, 2002 and 2003, total earnings were $8.6 million and $44.2 million, respectively, insufficient to cover fixed charges on a one-to-one basis.

Summary Historical Consolidated Financial Data

        The summary of ICM's consolidated historical financial data set forth below should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus. The summary historical financial data as of and for the fiscal years ended December 31, 2000 and 2001 have been derived from ICM's audited consolidated financial statements and related notes included elsewhere in this prospectus. The summary historical financial data as of and for the three months ended March 31, 2001 and 2002 have been derived from ICM's unaudited consolidated financial statements and related notes included elsewhere in this prospectus. See "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto and other financial data included elsewhere in this prospectus.

	ICM
	For the Year Ended December 31,		For the Three Months Ended March 31,
	2000	2001	2001	2002(1)
	(Dollars in thousands)
Statement of operations data:
Revenues:
Equipment rentals	$80,320	$77,538	$19,044	$16,761
New equipment sales	46,766	52,894	12,496	6,566
Used equipment sales	35,091	30,719	9,225	6,864
Parts sales	19,471	18,968	5,045	4,634
Service revenue	17,560	18,459	4,873	4,420
Other	7,992	7,351	2,038	1,669

Total revenues	207,200	205,929	52,721	40,914

Gross profit:
Equipment rentals	28,156	28,009	5,976	5,709
New equipment sales	5,471	6,406	1,475	869
Used equipment sales	6,964	6,652	1,938	1,499
Parts sales	5,966	5,569	1,438	1,388
Service revenue	10,592	11,500	3,042	2,817
Other	(1,474)	(2,225)	(237)	(510)

Total gross profit	55,675	55,911	13,632	11,772
Selling, general and administrative expenses	48,824	47,930	12,105	10,142

Income from operations	6,851	7,981	1,527	1,630

Other income expense, net
Interest expense(2)	(23,224)	(20,293)	(5,656)	(4,270)
Other	47	79	(72)	(138)

Total other expense, net	(23,177)	(20,214)	(5,728)	(4,408)

Loss before provision for income taxes	(16,326)	(12,233)	(4,201)	(2,778)
Provision for income taxes	154	170	—	—

Net loss	$(16,480)	$(12,403)	$(4,201)	$(2,778)

Other financial data:
Depreciation and amortization(3)	$28,850	$29,717	$7,220	$6,489
Statement of cash flows:
Net cash provided by operating activities	26,837	37,355	8,599	4,057
Net cash used in investing activities	(18,194)	(34,168)	(2,378)	(3,237)
Net cash used in financing activities	(10,701)	(3,187)	(5,295)	(820)
Capital expenditures:
Rental equipment, gross	47,213	55,553	8,459	7,610
Rental equipment, net(4)	17,794	33,361	2,206	3,040
Property and equipment, net(5)	444	850	173	99

Total net capital expenditures	18,238	34,211	2,379	3,139
Ratio of earnings to fixed charges(6)	—	—	—	—

(1)
ICM merged with and into H&E Equipment Services on June 17, 2002. Accordingly we have presented ICM's historical results of operations through March 31, 2002, the end of ICM's most recent quarter prior to the merger.

(2)
Interest expense is comprised of cash-pay interest (interest recorded on debt and other obligations requiring periodic cash payments) and non-cash pay interest (interest accrued and also subordinated on the subordinated notes due to members and debt issuance cost amortization).

(3)
This excludes amortization of debt issuance costs. Effective January 1, 2002, ICM adopted Statement of Financial Accounting Standards No. 142 and ceased amortizing goodwill.

(4)
Capital expenditures for rental equipment, net is defined as purchases of rental equipment less the net book value of the equipment sold from the rental fleet assets as derived from ICM's statement of cash flows for the periods presented.

(5)
Capital expenditures for property and equipment, net is defined as purchases of property and equipment less the net book value of the property and equipment sold as derived from ICM's statement of cash flows for the periods presented.

(6)
For the purpose of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issue costs and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the years ended December 31, 2000 and 2001, total earnings were $16.3 million and $12.2 million, respectively, insufficient to cover fixed charges on a one-to-one basis. For the three months ended March 31, 2001 and 2002, total earnings were $4.2 million and $2.8 million, respectively, insufficient to cover fixed charges on a one-to-one basis.

RISK FACTORS

        An investment in the notes is subject to a number of risks. You should consider carefully all of the information in this prospectus, including the following risk factors and warnings, before deciding whether to invest in the notes.

Risks Related To The Offering

We have substantial indebtedness and may be unable to service our debt. Our substantial indebtedness could adversely affect our financial position and prevent us from fulfilling our obligations under the notes.

        We have a substantial amount of debt. As of September 30, 2003, our total indebtedness (consisting of the aggregate amounts outstanding on the senior secured credit facility (as amended), senior secured notes, senior subordinated notes, and capital leases) was approximately $305.9 million, $57.6 million of which was first-priority secured debt and effectively senior to our senior secured notes and senior subordinated notes. In addition, subject to restrictions in our senior secured credit facility (as amended) and the indenture governing the senior secured notes, we may incur additional first-priority secured borrowings under the senior secured credit facility (as amended). There is no limit to the amount of such additional debt. Further, the senior secured notes and senior subordinated notes are effectively subordinated to our obligations under capitalized leases of which $6.8 million existed as of September 30, 2003, to the extent of the value of their capitalized leases. Additionally, as of September 30, 2003, the senior secured notes and senior subordinated notes were effectively subordinated to our obligations under $53.2 million of first-priority secured floor plan financing to the extent of the value of their collateral, $1.1 million in notes payable and $23.8 million in standby letters of credit.

        The level of our indebtedness could have important consequences, including:

  •
  a substantial portion of our cash flow from operations will be dedicated to debt service and may not be available for other purposes;

  •
  making it more difficult for us to satisfy our obligations;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  obtaining financing in the future for working capital, capital expenditures and general corporate purposes, including acquisitions, and may impede our ability to secure favorable lease terms;

  •
  making us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures; and

  •
  placing us at a competitive disadvantage compared to our competitors with less debt.

Despite our current levels of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture and the senior secured credit facility, as amended, do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and our subsidiaries' now face could intensify. See "Description of Senior Secured Credit Facility."

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. An inability to service our indebtedness could lead to a default under our senior secured credit facility, as amended and our indenture, which may result in an acceleration of our indebtedness.

        To service our debt, we will require a significant amount of cash. Our ability to pay interest and principal on our indebtedness (including the notes, obligations under the senior secured credit facility, as amended, and the senior secured notes) and to satisfy our other debt obligations will depend upon our future operating performance and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control. Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowing under the senior secured credit facility, as amended, will be adequate to meet our future liquidity needs for at least the next twelve months.

        Our future cash flow may not be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the notes), selling material assets or operations or seeking to raise additional debt or equity capital. These actions may not be effected on a timely basis or on satisfactory terms or at all, and these actions may not enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements, including the indenture governing the notes and the indenture governing the senior secured notes and the senior secured credit facility may contain restrictive covenants prohibiting us from adopting any of these alternatives. For example, in May 2003, we amended our senior secured credit facility to modify certain restrictive financial covenants and financial ratios. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources," "Description of Senior Secured Credit Facility," and "Description of Notes."

Your right to receive payments on the notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors' existing indebtedness and possibly to all their future borrowings. Consequently, upon a distribution to our creditors or those of the guarantors in a bankruptcy or similar proceeding, the holders of our senior debt and the guarantors will be entitled to be paid in full before any payments are made with respect to the notes or subsidiary guarantees.

        The notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or their property, the holders of our senior debt and the guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to these notes or the subsidiary guarantees.

        In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of our and the guarantor subordinated indebtedness in the assets remaining after we and the subsidiary guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of our senior debt.

        At September 30, 2003, these notes and the subsidiary guarantees were subordinated to $57.6 million of indebtedness outstanding under the senior secured credit facility, as amended, $23.8 million of letters of credit outstanding under the senior secured credit facility, as amended, approximately $53.2 million outstanding under secured floor plan financing, $6.8 million in capital leases and $200.0 million in aggregate principal amount of the senior secured notes due 2012 that were offered in the concurrent offering. In addition, $68.6 million was available for future borrowing (based on the borrowing base assets) on a senior basis under the senior secured credit facility, as amended. However, based on our quarterly financial covenants and taking into account the standby letters of credit outstanding, availability under the senior secured credit facility, as amended, was approximately $21.0 million as of September 30, 2003. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

The notes were issued at a substantial discount from their principal amount and will therefore trigger material U.S. federal income tax consequences for the holders of the notes, including the requirement to include the original issue discount in the holders' income as it accrues in advance of receipt of any payment on the notes to which the income is attributable.

        The notes were issued at a substantial discount from their principal amount. In addition, because the notes were issued as part of an investment unit for tax purposes, a portion of the purchase price of the units was allocated to the limited liability company interests. Consequently, the notes should be treated as having been issued with original issue discount for U.S. federal income tax purposes and you should be required to include such original issue discount in your income as it accrues for federal income tax purposes in advance of receipt of any payment on the exchange notes to which the income is attributable. To understand how this may affect you, you should seek advice from your own tax advisor prior to purchasing the notes. See "Certain U.S. Federal Income Tax Considerations."

Because the notes were issued with original issue discount for U.S. federal income tax purposes, a noteholder's claim in bankruptcy will be less than the face amount of the notes.

        The federal bankruptcy code provides that unsecured creditors are not entitled to interest accruing subsequent to the date of the filing of a petition in bankruptcy. As a result, if H&E Equipment were to file for bankruptcy protection, a noteholder's claim would be reduced to the extent that any original issue discount had not yet been included in income for U.S. federal income tax purposes as of the date of such filing.

H&E Finance Corp., the co-issuer of the notes, does not have any operations or assets and will not have any revenues, and therefore is not expected to have the ability to satisfy the interest and principal obligations on the notes. Consequently, and as a result of the notes ranking junior to our existing and possibly all of our future borrowings, upon a distribution to creditors in bankruptcy or similar proceeding, the holders of our senior debt will be entitled to be paid in full before any payments are made with respect to the notes.

        H&E Finance Corp. is a wholly-owned subsidiary of H&E Equipment Services that was incorporated in Delaware for the purpose of serving as a co-issuer of the notes and in order to facilitate the offering of the senior subordinated notes. H&E Equipment Services believes that certain prospective investors of the notes may be restricted in their ability to purchase debt securities of a limited liability company unless the debt securities are jointly issued by a corporation. H&E Finance Corp. does not have any operations or assets of any kind and will not have any revenues. Prospective investors in the notes should not expect H&E Finance Corp. to have the ability to service the interest and principal obligations on the notes.

Our senior secured credit facility, as amended, and the indenture impose certain restrictions. A failure to comply with these restrictions could lead to an event of default, resulting in an acceleration of indebtedness, which may effect our ability to finance future operations or capital needs, or to engage in other business activities

        The operating and financial restrictions and covenants in our debt agreements, including the senior secured credit facility, as amended, and the indenture, may adversely effect our ability to finance future operations or capital needs or to engage in other business activities. Our senior secured credit facility, as amended, requires us to maintain specified financial ratios and tests, including interest coverage and total leverage ratios and maximum capital expenditures, which may require that we take action to reduce debt or to act in a manner contrary to our business objectives. In addition, the senior secured credit facility, as amended, and the senior secured and senior subordinated notes restrict our ability to, among other things:

  •
  incur additional indebtedness;

  •
  dispose of assets;

  •
  incur guarantee obligations;

  •
  repay indebtedness or amend debt instruments;

  •
  pay dividends;

  •
  create liens on assets;

  •
  make investments;

  •
  make acquisitions;

  •
  engage in mergers or consolidations; or

  •
  engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.

        A failure to comply with the restrictions contained in the senior secured credit facility, as amended, could lead to an event of default which could result in an acceleration of the indebtedness. Such an acceleration would constitute an event of default under the indenture governing the senior secured notes. A failure to comply with the restrictions in the senior secured notes indenture could result in an event of default under the indenture. Our future operating results may not be sufficient to enable compliance with the covenants in the senior secured credit facility, as amended, the indenture or other indebtedness or to remedy any such default. In addition, in the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the senior secured notes.

Fraudulent conveyance laws permit courts to void guarantees, subordinate claims in respect of certain indebtedness and require noteholders to return payments received from guarantors in specific circumstances. A court could determine that these circumstances exist with respect to our subsidiary guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of a guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the issuance of such guarantee, and was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes and the transactions, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. However, a court may apply different standards in making such determinations and may not agree with our conclusions in this regard.

We may be unable to finance a change of control offer required under the indenture for the notes because our senior secured credit facility, as amended, prohibits the purchase of outstanding notes prior to repayment of borrowings under this facility. Consequently, the holders of the notes may not receive any or all of the cash which they are entitled under the indenture for the notes.

        If certain change of control events occur, we will be required to make an offer for cash to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any. However, we may not have the financial resources necessary to repurchase the notes upon a change of control or the ability to obtain the necessary funds on satisfactory terms, if at all. A change of control would result in an event of default under our senior secured credit facility, as amended, and may result in a default under other of our indebtedness that may be incurred in the future. The senior secured credit facility, as amended, prohibits the purchase of outstanding notes prior to repayment of the borrowings under the senior secured credit facility, as amended, and any exercise by the holders of the notes of their right to require us to repurchase the notes will cause an event of default under our senior credit facility. See "Description of Notes—Change of Control."

If an active trading market does not develop or is not sustained for these notes you may not be able to sell them.

        If an active trading market develops, you may not be able to sell your notes at their fair market value or at all.

        We do not intend to apply for listing of the notes, on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation (the "Nasdaq") system.

        The liquidity of any market for the notes will depend upon various factors, including:

  •
  the number of holders of the notes;

  •
  the interest of securities dealers in making a market for the notes;

  •
  the overall market for high yield securities;

  •
  our financial performance or prospects; and

  •
  the prospects for companies in our industry generally.

Accordingly, a market or liquidity for the notes may not develop or be sustained.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the notes.

Risk Factors Related to Our Company

The operating companies do not have a combined operating history and we may be unsuccessful in integrating them and our future acquisitions, which may decrease our profitability and make it more difficult for us to make payments under the notes.

        We may not have sufficient management, financial and other resources to integrate and consolidate H&E and ICM and any future acquisitions, and we may be unable to operate profitably as a consolidated company. Although the combination was completed in June 2002, the combination may not be successful in the long term, and management may not be able to profitably operate our consolidated company. Some of the pro forma financial data contained in this prospectus cover periods when H&E and ICM were not under common operating control and may not be indicative of future financial or operating results. Any significant diversion of management's attention or any major difficulties encountered in the integration of the businesses could have a material adverse effect on our business, financial condition or results of operation, which could decrease our profitability and make it more difficult for us to make payments under the notes.

We purchase a significant amount of our equipment from a limited number of manufacturers. Termination of one or more of our relationships with any of those manufactures could have a material adverse effect on our business, as we may be unable to obtain adequate or timely rental and sales equipment.

        Currently, we purchase most of our rental and sales equipment from leading, nationally-known original equipment manufacturers ("OEMs"). For the nine months ended September 30, 2003, we purchased more than 60% of our rental and sales equipment from six manufacturers. Although we believe that we have alternative sources of supply for the rental and sales equipment we purchase in each of our principal product categories, termination of one or more of our relationships with any of these major suppliers could have a material adverse effect on our business, financial condition or results of operation if we were unable to obtain adequate or timely rental and sales equipment.

Our new equipment suppliers may appoint additional distributors, sell directly or unilaterally terminate our distribution agreements, which could have a material adverse effect on our business due to a reduction of, or inability to increase, our revenues.

        We are a distributor of new equipment and parts supplied by leading, nationally-known OEMs. Typically under distribution agreements with these OEMs, we have exclusive responsibility for selected markets, although manufacturers retain the right to appoint additional dealers and sell directly to national accounts and governmental agencies and in most instances may unilaterally terminate the distribution agreements at any time without cause. Our new equipment suppliers may appoint additional dealers or sell directly in regions in which we currently have exclusive responsibility and may terminate our distribution agreements. Any such actions could have a material adverse effect on our business, financial condition and results of operations due to a reduction of, or an inability to increase, revenues. See "Business—Products and Services—New Equipment Sales."

There are integration and consolidation risks associated with our growth strategy. Future acquisitions may also result in significant transaction expenses and risks associated with entering new markets and we may unable to profitably operate our consolidated company.

        We periodically engage in evaluations of potential acquisitions and start-up facilities. Currently, there are no definitive agreements or letters of intent with respect to any material acquisition. The success of our growth strategy depends, in part, on selecting strategic acquisition candidates at attractive prices and identifying strategic start-up locations. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities and lead to higher acquisition costs. We may not have the financial resources necessary to consummate any acquisitions or to successfully open any new facilities in the future or the ability to obtain the necessary funds on satisfactory terms. Any future acquisitions or the opening of new facilities may result in significant transaction expenses and risks associated with entering new markets in addition to the integration and consolidation risks described above. We may not have sufficient management, financial and other resources to integrate any such future acquisitions or to successfully operate new locations and we may be unable to profitably operate our consolidated company.

We are controlled by certain of our equityholders. The interests of our equityholders may conflict with the interests of the holders of the notes.

        Following the consummation of the combination of H&E and ICM, affiliates of BRS own approximately 64% of the voting common limited liability company interests of H&E Holdings and approximately 63% of the voting preferred limited liability company interests of H&E Holdings and have the ability to elect a majority of the board of directors of H&E Holdings and generally to control the affairs and policies of our company. Circumstances may occur in which the interests of these investors, in pursuing acquisitions or otherwise, could be in conflict with the interests of the holders of the notes. See "Security Ownership and Certain Beneficial Owners" and "Certain Relationships and Related Transactions."

We are dependent on key personnel. A loss of key personnel could have a material adverse effect on our business, including a termination of one or more of our relationships with our major suppliers, which could result in a decline in our revenues and profitability.

        We are dependent on the experience and continued services of our senior management team. If we lose the services of any member of this team and are unable to find a suitable replacement, we may not have the depth of senior management resources required to efficiently manage our business and execute our strategy.

Our business could be hurt if we are unable to obtain additional capital as required, resulting in a decrease in our revenues and profitability.

        The cash that we generate from our business, together with cash that we may borrow under our senior secured credit facility, as amended, may not be sufficient to fund our capital requirements. As a result, we may require additional capital for, among other purposes, purchasing equipment, completing acquisitions, establishing new locations and refinancing existing indebtedness. We may not be able to obtain additional capital on acceptable terms, if at all. If we are unable to obtain sufficient additional capital in the future, our business could be adversely affected by reducing our ability to increase revenues and profitability.

We are subject to competition, which may have a material adverse effect on our business by reducing our ability to increase or maintain revenues or profitability.

        The equipment rental and retail distribution industries are highly competitive and the equipment rental industry is highly fragmented. Many of the markets in which we operate are served by numerous competitors, ranging from national and multi-regional equipment rental companies to small, independent businesses with a limited number of locations. We generally compete on the basis of, among other things: (i) quality and breadth of service; (ii) expertise; (iii) reliability; and (iv) price. We may encounter increased competition from existing competitors or new market entrants in the future, which could have a material adverse effect on our business, financial condition and results of operations.

The nature of our business exposes us to various liability claims, which may exceed the level of our insurance and thereby not fully protect us.

        Our business exposes us to claims for personal injury, death or property damage resulting from the use of the equipment we rent or sell and from injuries caused in motor vehicle accidents in which our delivery and service personnel are involved. We carry comprehensive insurance, subject to deductibles, at levels we believe are sufficient to cover existing and future claims. Although we have not experienced any material losses that were not covered by insurance, our existing or future claims may exceed the level of our insurance, and such insurance may not continue to be available on economically reasonable terms, or at all.

Our business could be hurt by a decline in construction and industrial activities, which could decrease the demand for equipment or depress rental rates and sales prices, resulting in a decline in our revenues and profitability.

        Our equipment is principally used in connection with construction and industrial activities. Consequently, a downturn in construction or industrial activity may lead to a decrease in the demand for our equipment or depress rental rates and the sales prices for the equipment we sell. We have identified below certain of the factors which may cause such a downturn, either temporarily or long-term:

  •
  a continuation or a worsening of the recent slow-down of the economy over the long-term;

  •
  an increase in interest rates; or

  •
  adverse weather conditions which may affect a particular region.

Our revenue and operating results may be subject to fluctuations, which could result in a decline in our profitability and make it more difficult for us to make payments under the notes.

        Our revenue and operating results have historically varied from quarter to quarter. Periods of decline could result in an overall decline in profitability and make it more difficult for us to make payments on our debt. We expect our quarterly results to continue to fluctuate in the future due to a number of factors, including:

  •
  seasonal sales and rental patterns of our construction customers, with sales and rental activity tending to be lower in the winter;

  •
  general economic conditions in the markets where we operate;

  •
  the effectiveness of integrating acquired businesses and new locations;

  •
  cyclical nature of our customers' business, particularly our construction customers;

  •
  price changes in response to competitive factors; and

  •
  timing of acquisitions and new location openings and related costs.

        In addition, we incur various costs in integrating newly acquired businesses or opening locations, and the profitability of a new location is generally expected to be lower in the initial months of operation.

We could be adversely affected by environmental and safety requirements, which could force us to increase significant capital and other operational costs.

        Our operations, like those of other companies engaged in similar businesses, require the handling, use, storage and disposal of certain regulated materials. As a result, we are subject to the requirements of federal, state and local environmental and occupational health and safety laws and regulations. We may not be at all times in complete compliance with all such requirements. We are subject to potentially significant fines or penalties if we fail to comply with any of these requirements. We have made and will continue to make capital and other expenditures in order to comply with these laws and regulations. However, the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future. It is possible that these requirements will change or that liabilities will arise in the future in a manner that could have a material adverse effect on our business, financial condition and results of operations.

THE TRANSACTIONS

The Combination

        H&E Holdings, BRSEC Co-Investment II, LLC ("BRSEC Co-Investment II"), BRS Equipment Company, Inc. ("BRS Equipment Company"), Gulf Wide, ICM and the equity holders of each of Gulf Wide and ICM have entered into a Contribution Agreement and Plan of Reorganization pursuant to which:

          1.     The equity holders of Gulf Wide and ICM formed H&E Holdings by (i) executing the Limited Liability Company Agreement of H&E Holdings, (ii) contributing all of the outstanding equity securities of Gulf Wide and ICM to H&E Holdings in exchange for certain equity securities of H&E Holdings and (iii) contributing certain outstanding subordinated debt of ICM to H&E Holdings in exchange for certain equity securities of H&E Holdings;

          2.     H&E Holdings contributed all of the outstanding equity securities of ICM to Gulf Wide and, upon Gulf Wide's receipt of such contribution, ICM became a wholly-owned subsidiary of Gulf Wide; and

          3.     ICM merged with and into Gulf Wide and H&E merged with and into Gulf Wide, in each instance, with Gulf Wide as the surviving entity with the name "H&E Equipment Services L.L.C."

        We refer to these events collectively as the "Contribution."

        The consummation of the Contribution was subject to certain conditions, including the consummation of the old note offering, the execution of and borrowing under the senior secured credit facility, as amended, and the consummation of the offering of the senior secured notes. The old note offering was conditioned upon the consummation of the Contribution.

        The ownership of H&E Holdings' voting limited liability company interests are presented in the table below. These limited liability company interests constituted 5% of each class or series of the total outstanding limited liability company interests in H&E Holdings as of the closing of the old note offering.

Common Units

	Class A Common Units	Class B Common Units	Percentage of Combined Voting Power(1)
BRS Equipment Company(2)	785,000	—	24.7%
BRSEC Co-Investment II	1,245,000	—	39.2

Subtotal	2,030,000	—	63.9
Other Gulf Wide equity holders and their affiliates	—	1,245,000	17.6
Other ICM equity holders and their affiliates	—	725,000	11.5

Total	2,030,000	1,970,000	93.0%

Voting Preferred Units

	Series A Preferred Units	Series B Preferred Units	Series C Preferred Units	Series D Preferred Units	Percentage of Combined Voting Power(3)
BRS Equipment Company(2)	10,500	9,200	20,815	—	22.8%
BRSEC Co-Investment II	—	10,882	42,485	17,200	39.7

Subtotal	10,500	20,082	63,300	17,200	62.5
Other Gulf Wide equity holders and their affiliates	—	1,756	3,500	16,536	12.3
Other ICM equity holders and their affiliates	—	6,200	13,742	10,390	17.1

Total	10,500	27,882	80,542	44,126	91.9%

(1)
Each Class A Common Unit holder is entitled to two votes per Class A Common Unit held and each Class B Common Unit holder is entitled to one vote per Class B Common Unit held.

(2)
Immediately transferred to BRSEC Co-Investment, LLC ("BRS Co-Investment") pursuant to the Contribution Agreement and Plan of Reorganization.

(3)
Each Voting Preferred Unit holder is entitled to one vote per Voting Preferred Unit held.

Senior Secured Credit Facility

        In connection with the combination of H&E and ICM, H&E Equipment Services and Great Northern Equipment, Inc., one of H&E Equipment Services' subsidiaries, entered into the senior secured credit facility with a syndicate of financial institutions for which General Electric Capital Corporation ("GE Capital") acted as administrative agent and arranger.

        In accordance with the senior secured credit facility, as amended, the Company may borrow up to $150.0 million depending upon the availability of borrowing base collateral consisting of eligible trade receivables, inventories, property, plant and equipment, and other assets. The senior secured credit facility, as amended, bears interest at LIBOR plus 300 basis points and matures June 17, 2007. The senior secured credit facility, as amended, is senior to all other outstanding debt, secured by substantially all the assets of the Company, and is guaranteed by the Company's domestic subsidiaries. The balance outstanding on the senior secured credit facility, as amended, as of September 30, 2003 was approximately $57.6 million. Additional borrowings (based on the borrowing base assets) available under the terms of the senior secured credit facility, as amended, as of September 30, 2003 totaled $68.6 million. However, based on our quarterly financial covenants and taking into account the standby letters of credit outstanding, availability under the senior secured credit facility, as amended, was approximately $21.0 million as of September 30, 2003. The average annual interest rate on outstanding borrowings for the nine months ended September 30, 2003 was 5.2%.

        If at any time an event of default exists, the interest rate on the senior secured credit facility, as amended, will increase by 2.0% per annum. The Company is also required to pay a commitment fee equal to 0.5% per annum in respect of undrawn commitments under the revolving credit facility.

        In accordance with the terms of the senior secured credit facility, as amended, the Company must comply with certain restrictive financial covenants and must maintain certain financial ratios. The Company is required to, among other things, satisfy certain financial tests relating to: (a) the maximum senior debt to tangible assets ratio, (b) maximum leverage ratio, (c) maximum adjusted leverage ratio,

(d) minimum utilization rate of equipment inventory ratio, (e) minimum adjusted interest coverage ratio and (f) maximum property and equipment capital expenditures.

        At September 30, 2003, the Company was in compliance with the covenants and terms of the senior secured notes, senior subordinated notes, and the senior secured credit facility, as amended.

USE OF PROCEEDS

        All of the notes offered by this prospectus are being offered for sale by the selling noteholders. We will not receive any portion of the net proceeds from this offering.

        Our proceeds from the offering of the senior subordinated notes and the senior secured notes in June 2002 were approximately $250 million, excluding discounts and commissions. The net proceeds from the note offerings were used to consummate the combination of H&E and ICM and pay related fees and expenses.

CAPITALIZATION

        The following table sets forth the unaudited capitalization of H&E Equipment Services at September 30, 2003. This table should be read in conjunction with the financial statements, and the related notes, included elsewhere in this prospectus. See "Selected Historical Consolidated Financial Data" and "Security Ownership and Certain Beneficial Owners."

As of September 30, 2003
(Dollars in millions)
Cash	$2.5

Debt and obligations:
Borrowings under our senior secured credit facility(1)	$57.6
Capitalized leases	6.8
Senior secured notes, net of discount	198.6
Senior subordinated notes, net of discount	42.9

Total debt	305.9
Member's deficit	(19.8)

Total capitalization	$286.1

(1)
Our senior secured credit facility, as amended, consists of a five-year senior secured credit facility in an aggregate principal amount not to exceed $150.0 million. Subject to compliance with customary conditions precedent and to the extent of availability under a collateral borrowing base, revolving loans and swing line loans are available at any time prior to the final maturity of the senior secured credit facility. See "Description of Senior Secured Credit Facility."

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

        Set forth in the following tables are certain unaudited pro forma combined financial information for H&E Equipment Services for the year ended December 31, 2002.

        The unaudited pro forma combined financial information gives effect to a series of transactions, which includes:

  •
  consummating the Contribution;

  •
  entering into the senior secured credit facility;

  •
  offering the senior secured notes;

  •
  offering of the securities; and

  •
  repaying certain subordinated notes and payment of certain obligations to members.

We refer to these events collectively as the "Transactions." Concurrently with the closing of the old note offering, we issued senior secured notes due 2012 for net cash proceeds of $198.5 million.

        The unaudited pro forma combined statements of operations for the year ended December 31, 2002 give effect to the Transactions as if they had occurred at the beginning of the period presented. H&E Equipment Services' historical statement of operations for the year ended December 31, 2002 includes ICM's results of operations from the date of the merger (June 17, 2002) through December 31, 2002. The pro forma financial information does not give effect to any cost savings.

        The Contribution was accounted for as a purchase business combination, where Gulf Wide was the accounting acquirer. As part of the Contribution, Gulf Wide and ICM exchanged equity interests and formed H&E Equipment Services. The fair value was allocated to the assets and liabilities of ICM based on their relative fair values. An independent third party appraisal company conducted a valuation of ICM's intangible assets. In connection with the Contributions, Gulf Wide changed its name to H&E Equipment Services.

        The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (dollars in thousands):

Fair value of assets acquired:
Cash	$3,643
Accounts receivable	27,020
Inventories	12,082
Rental equipment	129,554
Property and equipment	4,966
Deferred tax assets	9,454
Other assets	1,062

187,781

Fair value of liabilities assumed:
Outstanding borrowings on senior secured credit facility	117,493
Accounts payable and accrued liabilities	50,092
Amounts due to members	10,147
Deferred compensation	9,743
Capital lease obligations	306

187,781

Excess of liabilities assumed over fair value of assets acquired	$—

        Preparation of the pro forma combined financial information was based on assumptions deemed appropriate by our management. The pro forma combined information is unaudited and is not necessarily indicative of the results which actually would have occurred if the Transactions has been consummated at the beginning of the period presented, nor does it purport to represent the future financial position and results of operations for future periods. The unaudited pro forma combined financial information should be read in conjunction with "Use of Proceeds," "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and the related notes and ICM's historical consolidated financial statements and notes thereto included in this prospectus.

UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS DATA

	For the Year Ended December 31, 2002	For the Period January 1, 2002 through June 17, 2002			For the Year Ended December 31, 2002
	H&E Equipment Services	ICM	Adjustments		Combined Pro Forma
	(Dollars in thousands)
Revenues:
Equipment rentals	$136,624	$32,081	$—		$168,705
New equipment sales	72,143	15,764	—		87,907
Used equipment sales	52,487	12,653	(40	)(a)	65,100
Parts sales	47,218	8,156	—		55,374
Service revenue	27,755	8,235	—		35,990
Other	15,473	3,172	—		18,645

Total revenues	351,700	80,061	(40)		431,721

Gross profit:
Equipment rentals	52,745	11,411	(50	)(b)	64,106
New equipment sales	6,088	1,835	—		7,923
Used equipment sales	9,461	2,775	—		12,236
Parts sales	13,207	2,449	—		15,656
Service revenue	16,317	5,239	—		21,556
Other	(1,340)	(950)	—		(2,290)

Total gross profit	96,478	22,759	(50)		119,187
Selling, general and administrative expenses	82,294	19,007	(20	)(b)	101,281
Gain on sale of property and equipment	59	—	—		59

Income from operations	14,243	3,752	(30)		17,965

Other income (expense):
Interest expense	(28,955)	(7,828)	(5,458	)(c)	(42,241)
Other	372	(294)	—		78

Total other expense, net	(28,583)	(8,122)	(5,458)		(42,163)

Loss before provision (benefit) for income taxes	(14,340)	(4,370)	(5,488)		(24,198)
Provision (benefit) for income taxes	(1,271)	349	—	(d)	(922)

Net loss	$(13,069)	$(4,719)	$(5,488)		$(23,276)

See accompanying notes to unaudited pro forma combined financial data.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

(a)
The adjustment reverses sales and the associated cost of sales between H&E and ICM. The sales were recorded at historical cost.

(b)
As a result of H&E Equipment Services' purchase of ICM, the rental equipment depreciation and the property and equipment depreciation are adjusted to reflect their respective fair market values.

(c)
This adjustment reflects the recording of six months' interest expense associated with the 11 1/8% senior secured notes ($11.1 million), interest expense associated with the 12 1/2% senior subordinated notes ($3.3 million), amortization of deferred loan costs ($0.8 million), amortization of discounts related to the senior secured notes and the senior subordinated notes ($0.3 million), and the interest expense related to the borrowings outstanding under the senior secured credit facility ($2.1 million). The adjustment also includes the reversal of (i) the interest expense related to the existing H&E credit facility ($4.6 million), (ii) the interest expense related to the existing ICM credit facility ($2.6 million) and (iii) the interest expense related to the subordinated debt to members ($4.9 million).

(d)
In accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes," the tax effect of the pro forma adjustments have been calculated using the statutory rates, net of any required valuation allowance.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The selected historical data and other financial data set forth below, should be read in conjunction with our audited financial statements and the related notes included elsewhere in this prospectus. The selected historical financial data as of and for the fiscal years ended December 31, 1998, 1999, 2000, 2001 and 2002 have been derived from our audited consolidated financial statements. The selected historical financial data as of and for the nine months ended September 30, 2002 and September 30, 2003 have been derived from our unaudited consolidated financial statements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and the related notes thereto included elsewhere in this prospectus.

H&E Equipment Services

	For the Year Ended December 31,					For the Nine Months Ended September 30,
	1998	1999	2000	2001	2002(1)	2002(1)	2003
	(Dollars in thousands)					(Unaudited)
Statement of operations data:
Revenues:
Equipment rentals	$44,484	$52,039	$70,625	$98,696	$136,624	$93,927	$115,251
New equipment sales	38,191	76,703	53,345	84,138	72,143	48,144	58,553
Used equipment sales	55,408	42,797	51,402	59,441	52,487	37,637	51,981
Parts sales	22,012	30,328	34,435	36,524	47,218	33,815	40,001
Service revenue	11,211	13,949	16,553	19,793	27,755	20,262	25,392
Other	4,425	5,847	8,236	10,925	15,473	10,909	14,997

Total revenues	175,731	221,663	234,596	309,517	351,700	244,694	306,175

Cost of revenues:
Equipment rentals	$27,492	$32,533	$39,545	$53,158	$83,879	$56,231	$78,637
New equipment sales	34,156	68,428	47,910	77,442	66,055	43,296	53,308
Used equipment sales	44,079	34,838	44,401	51,378	43,026	31,337	42,044
Parts sales	16,808	22,144	25,846	27,076	34,011	25,061	28,916
Service revenue	4,583	6,662	7,139	8,106	11,438	8,006	10,070
Other	5,832	9,021	11,488	14,439	16,813	12,090	14,366

Total cost of revenues	132,950	173,626	176,329	231,599	255,222	176,021	227,341

Gross profit:
Equipment rentals	16,992	19,506	31,080	45,538	52,745	37,696	36,614
New equipment sales	4,035	8,275	5,435	6,696	6,088	4,848	5,245
Used equipment sales	11,329	7,959	7,001	8,063	9,461	6,300	9,937
Parts sales	5,204	8,184	8,589	9,448	13,207	8,754	11,085
Service revenue	6,628	7,287	9,414	11,687	16,317	12,256	15,322
Other	(1,407)	(3,174)	(3,252)	(3,514)	(1,340)	(1,181)	631

Total gross profit	42,781	48,037	58,267	77,918	96,478	68,673	78,834
Selling, general and administrative expenses	26,902	35,369	46,001	55,382	82,294	58,584	75,176
Loss from litigation	—	—	—	—	—	—	17,434
Related party expense	—	—	—	—	—	—	1,275
Gain on sale of property and equipment	5	952	—	46	59	35	82

Income (loss) from operations	15,884	13,620	12,266	22,582	14,243	10,124	(14,969)

Other income (expense):
Interest expense(2)	(10,754)	(17,711)	(22,909)	(17,995)	(28,955)	(18,846)	(29,441)
Other	1,052	277	187	156	372	162	189

Total other expense, net	(9,702)	(17,434)	(22,722)	(17,839)	(28,583)	(18,684)	(29,252)

Income (loss) before provision (benefit) for income taxes	6,182	(3,814)	(10,456)	4,743	(14,340)	(8,560)	(44,221)
Provision (benefit) for income taxes	2,595	(660)	(3,123)	1,443	(1,271)	(1,271)	—

Net income (loss)	$3,587	$(3,154)	$(7,333)	$3,300	$(13,069)	$(7,289)	$(44,221)

Other financial data:
Depreciation and amortization(3)	$25,268	$28,331	$30,541	$32,163	$49,491	$33,896	$44,331
Statement of cash flows:
Net cash provided by (used in) operating activities	60,980	(8,417)	(14,588)	30,115	24,869	13,174	10,002
Net cash provided by (used in) investing activities	34,665	(25,645)	16,252	(37,846)	(18,244)	(11,887)	13,337
Net cash provided by (used in) financial activities	(94,540)	34,938	(2,712)	10,426	(7,549)	(5,588)	(24,260)
Capital expenditures:
Rental equipment, gross	95,820	53,014	25,639	78,313	51,919	36,746	23,989
Rental equipment, net(4)	60,033	29,760	(12,871)	42,174	24,507	17,021	(4,732)
Property and equipment, net(5)	3,905	738	2,324	3,149	3,765	2,654	(213)

Total net capital expenditures	63,938	30,498	(10,547)	45,323	28,272	19,675	(4,945)
Ratio of earnings to fixed charges(6)	1.6x	—	—	1.3x	—	—	—
	As of December 31,					As of September 30,
	1998	1999	2000	2001	2002(1)	2003
	(Dollars in thousands)					(Unaudited)
Balance sheet data:
Cash and cash equivalents	$1,799	$2,675	$1,627	$4,322	$3,398	$2,477
Rental equipment, net	144,623	168,018	147,228	195,701	314, 892	276,810
Goodwill, net	2,556	3,442	3,454	3,204	3,204	3,204
Intangible assets, net	—	—	—	—	12,612	11,465
Total assets	221,231	260,265	245,961	287,129	468,344	424,099
Total debt(7)	141,117	205,171	204,597	192,908	328,737	305,971
Members' interests(8)	18,681	(8,569)	(15,902)	29,899	24,430	(19,791)

(1)
ICM merged with and into H&E Equipment Services on June 17, 2002. Accordingly, the historical statement of operations data for H&E Equipment Company for the year ended December 31, 2002 and the nine months ended September 30, 2002, includes the results of operations from the date of the merger through December 31, 2002 and September 30, 2002, respectively.

(2)
Interest expense is comprised of cash-pay interest (interest recorded on debt and other obligations requiring periodic cash payments) and non-cash pay interest (interest accrued and also subordinated in the subordinated notes due to members and debt issuance cost amortization).

(3)
This excludes amortization of debt issuance costs and amortization of beneficial conversion feature. Effective January 1, 2002, H&E Equipment Services adopted Statement of Financial Accounting Standards No. 142 and ceased amortizing goodwill.

(4)
Capital expenditures for rental equipment, net is defined as purchases of rental equipment less the net book value of the equipment sold from the rental fleet assets as derived from H&E Equipment Services' statement of cash flows for the periods presented.

(5)
Capital expenditures for property and equipment, net is defined as purchases of property and equipment less the net book value of the property and equipment sold as derived from H&E Equipment Services' statement of cash flows for the periods presented.

(6)
For the purpose of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issue costs and one-third of rental expense, deemed representative of the portion of rental expense estimated to be attributable to interest. For the years ended December 31, 1999, 2000 and 2002, total earnings were $3.8 million, $10.5 million and $14.3 million, respectively, insufficient to cover fixed charges on a one-to-one basis. For the nine months ended September 30, 2002 and 2003, total earnings were $8.6 million and $44.2 million, respectively, insufficient to cover fixed charges on a one-to-one basis.

(7)
Total debt represents the amount outstanding under the existing credit facility plus capital leases and the amount of subordinated notes payable to members. As of December 31, 2002, and September 30, 2003, total debt represents the amounts outstanding under the senior secured credit facility, senior secured notes, senior subordinated notes, and capital leases.

(8)
Members' interests consist of total redeemable preferred units classified outside equity and total members' equity (deficit).

ICM

	For the Year Ended December 31,				For the Three Months Ended March 31,
	1998	1999	2000	2001	2001	2002(1)
	(Dollars in thousands)				(Unaudited)
Statement of operations data:
Revenues:
Equipment rentals	$79,286	$83,508	$80,320	$77,538	$19,044	$16,761
New equipment sales	56,846	56,469	46,766	52,894	12,496	6,566
Used equipment sales	26,829	32,901	35,091	30,719	9,225	6,864
Parts sales	16,924	19,893	19,471	18,968	5,045	4,634
Service revenue	13,112	16,580	17,560	18,459	4,873	4,420
Other	5,480	7,541	7,992	7,351	2,038	1,669

Total revenues	198,477	216,892	207,200	205,929	52,721	40,914

Cost of revenues:
Equipment rentals	43,855	53,266	52,164	49,529	13,068	11,052
New equipment sales	49,834	49,126	41,295	46,488	11,021	5,697
Used equipment sales	21,817	26,031	28,127	24,067	7,287	5,365
Parts sales	11,839	13,971	13,505	13,399	3,607	3,246
Service revenue	6,541	6,951	6,968	6,959	1,831	1,603
Other	6,216	8,763	9,466	9,576	2,275	2,179

Total cost of revenues	140,102	158,108	151,525	150,018	39,089	29,142

Gross profit:
Equipment rentals	35,431	30,242	28,156	28,009	5,976	5,709
New equipment sales	7,012	7,343	5,471	6,406	1,475	869
Used equipment sales	5,012	6,870	6,964	6,652	1,938	1,499
Parts sales	5,085	5,922	5,966	5,569	1,438	1,388
Service revenue	6,571	9,629	10,592	11,500	3,042	2,817
Other	(736)	(1,222)	(1,474)	(2,225)	(237)	(510)

Total gross profit	58,375	58,784	55,675	55,911	13,632	11,772
Selling, general and administrative expenses	41,447	53,378	48,824	47,930	12,105	10,142

Income from operations	16,928	5,406	6,851	7,981	1,527	1,630

Other income (expense):
Interest expense(2)	(14,824)	(20,443)	(23,224)	(20,293)	(5,656)	(4,270)
Other, net	412	(92)	47	79	(72)	(138)

Total other expense, net	(14,412)	(20,535)	(23,177)	(20,214)	(5,728)	(4,408)

Income (loss) before provision for income taxes	2,516	(15,129)	(16,326)	(12,233)	(4,201)	(2,778)
Provision for income taxes	316	154	154	170	—	—

Net income (loss)	$2,200	$(15,283)	$(16,480)	$(12,403)	$(4,201)	$(2,778)

Other financial data:
Depreciation and amortization(3)	$23,300	$29,041	$28,850	$29,717	$7,220	$6,489
Statement of cash flows:
Net cash provided by operating activities	15,773	33,736	26,837	37,355	8,599	4,057
Net cash used in investing activities	(223,739)	(26,462)	(18,194)	(34,168)	(2,378)	(3,237)
Net cash provided by (used in) financing activities	207,966	(5,216)	(10,701)	(3,187)	(5,295)	(820)
Capital expenditures:
Rental equipment, gross	46,677	49,462	47,213	55,553	8,459	7,610
Rental equipment, net(4)	26,543	25,166	17,794	33,361	2,206	3,040
Property and equipment, net(5)	2,290	1,272	444	850	173	99

Total net capital expenditures	28,833	26,438	18,238	34,211	2,379	3,139
Ratio of earnings to fixed charges(6)	1.2x	—	—	—	—	—

	As of December 31,			As of March 31,
	1998	1999	2000	2001	2002(1)
	(Dollars in thousands)				(Unaudited)
Balance sheet data:
Cash and cash equivalents	$—	$2,058	$—	$—	$—
Rental equipment, net	131,061	130,575	123,404	131,290	128,266
Intangible assets	87,053	84,994	81,996	78,699	78,465
Total assets	289,124	278,628	267,758	256,821	252,320
Total debt(7)	194,326	193,004	183,790	179,642	175,676
Members' interests(8)	52,135	32,506	15,713	3,310	532

(1)
ICM merged with and into H&E Equipment Services on June 17, 2002. Accordingly we have presented ICM's historical results of operations through March 31, 2002, the end of ICM's most recent quarter prior to the merger.

(2)
Interest expense is comprised of cash-pay interest (interest recorded on debt and other obligations requiring periodic cash payments) and non-cash pay interest (interest accrued and also subordinated in the subordinated notes due to members and debt issuance cost amortization).

(3)
This excludes amortization of debt issuance costs. Effective January 1, 2002, ICM adopted Statement of Financial Accounting Standards No. 142 and ceased amortizing goodwill.

(4)
Capital expenditures for rental equipment, net is defined as purchases of rental equipment less the net book value of the equipment sold from the rental fleet assets as derived from ICM's statement of cash flows for the periods presented.

(5)
Capital expenditures for property and equipment, net is defined as purchases of property and equipment less the net book value of the property and equipment sold as derived from ICM's statement of cash flows for the periods presented.

(6)
For the purpose of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issue costs and one-third of rental expense, deemed representative of the portion of rental expense estimated to be attributable to interest. For the years ended December 31, 1999, 2000 and 2001, total earnings were $15.1 million, $16.3 million and $12.2 million, respectively, insufficient to cover fixed charges on a one-to-one basis. For the three months ended March 31, 2001 and 2002, total earnings were $4.2 million and $2.8 million, respectively, insufficient to cover fixed charges on a one-to-one basis.

(7)
Total debt represents the amount outstanding under the existing senior secured credit facility and capital leases and the amount of subordinated notes payable to members.

(8)
Members' interests consist of total redeemable preferred units classified outside equity and total members' equity (deficit).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with the "Selected Historical Consolidated Financial Data," and our consolidated financial statements and the related notes included elsewhere in this prospectus. This prospectus contains, in addition to historical information, forward-looking statements that include risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements.

Company Overview

        We believe we are one of the largest integrated equipment rental, services and sales companies in the United States, serving more than 23,000 customers across 15 states in major cities including Atlanta, Dallas, Denver, Houston, Las Vegas, Phoenix and Salt Lake City. In addition to renting equipment, we also sell new and used equipment and provide extensive after-market parts and services support.

        We derive our revenues from the following sources: (i) rental of equipment; (ii) new equipment sales and distribution; (iii) used equipment sales and distribution; and (iv) parts and service. Equipment rental, as well as new and used equipment sales, includes products such as hi-lift equipment, cranes, earthmoving equipment and industrial lift trucks. Used equipment sales are primarily derived from our rental fleet. Our integrated approach leads to revenue for each source being partially driven by the activities of the other sources. Our revenues are dependent on several factors, including the demand for rental equipment, rental fleet availability, rental rates, the demand for new and used equipment, the level of industrial and construction activity and general economic conditions.

        Cost of revenues include cost of equipment sold, depreciation and maintenance costs of rental equipment and cost of parts and service. Cost of equipment sold consists of (i) the net book value of rental equipment at the time of sale for used equipment and (ii) the cost for new equipment sales. Depreciation of rental equipment represents the depreciation costs attributable to rental equipment and is generally calculated on a straight-line basis over the estimated service life of the asset (generally three to ten years with a 0% to 25% residual value). Maintenance of rental equipment represents the costs of servicing and maintaining rental equipment on an ongoing basis. Cost of parts and service represents costs attributable to the sale of parts directly to customers and service provided for the maintenance and repair of customer owned equipment.

        Selling, general and administrative expenses include sales and marketing expenses, payroll and related costs, professional fees, property, other taxes and administrative overhead, depreciation associated with property and equipment (other than rental equipment).

Critical Accounting Policies and Estimates

        We prepare our financial statements in accordance with accounting principles generally accepted in the United States. In applying many accounting principles, we need to make assumptions, estimates and/or judgments. These assumptions, estimates and judgments are often subjective and may change based on changing circumstances or changes in our analysis. Material changes in these assumptions, estimates, and judgments have the potential to materially alter our results of operations. We have identified below those of our accounting policies that we believe could potentially produce materially different results were we to change underlying assumptions, estimates and judgments.

        Revenue Recognition.    Our policy is to recognize revenue from equipment rentals in the period earned, over the contract term, regardless of the timing of the billing to customers. A rental contract term can be daily, weekly or monthly. Because the term of the contracts can extend across financial reporting periods, we record unbilled rental revenue and deferred revenue at the end of reporting periods so rental revenue is appropriately stated in the periods presented. Revenue from the sale of equipment and parts is recognized at the time of delivery to, or pick-up by, the customer and when all obligations under the sales contract have been fulfilled and collectibility is reasonably assured. Service revenue is recognized at the time the services are rendered. Other revenues consist primarily of billings to customers for rental equipment delivery and damage waiver charges.

        Allowance for Doubtful Accounts.    We maintain allowances for doubtful accounts. This allowance reflects our estimate of the amount of our receivables that we will be unable to collect. Our estimate could require change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance.

        Useful Lives of Rental Equipment and Property and Equipment.    We depreciate rental equipment and property and equipment over their estimated useful lives, after giving effect to an estimated salvage value ranging from 0% to 25% of cost. The useful life of an asset (ranging from three to ten years) is determined based on our estimate of the period the asset will generate revenues, and the salvage value is determined based on our estimate of the minimum value we could realize from the asset after such period. We may be required to change these estimates based on changes in our industry or other changing circumstances. If these estimates change in the future, we may be required to recognize increased or decreased depreciation expense for the assets.

        Impairment of Long-Lived Assets.    Long-lived assets are recorded at the lower of amortized cost or fair value. The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset over the remaining useful life. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Combination of H&E and ICM

        H&E Equipment Services was formed through the combination of Head & Engquist Equipment, L.L.C. ("H&E"), a wholly-owned subsidiary of Gulf Wide Industries, L.L.C. ("Gulfwide") and ICM Equipment Company L.L.C. ("ICM"), which were two leading, regional, integrated equipment rental, service and sales companies operating in contiguous geographical markets. In connection with the combination of H&E and ICM, they were merged with and into Gulf Wide Industries, L.L.C., the parent of H&E, which was renamed H&E Equipment Services L.L.C. H&E, founded in 1961, is located in the Gulf Coast region and operated 25 facilities, most of which were full-service, in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina and Texas. ICM, founded in 1971, operated in the fast-growing Intermountain region, and operated 16 facilities, most of which were full-service, in Arizona, Colorado, Idaho, Montana, New Mexico, Nevada, Texas and Utah.

        The following is a discussion of the financial condition and results of operations of H&E Equipment Services, and ICM for the years ended December 31, 2000, 2001 and 2002. The financial condition and results of operations for H&E Equipment Services are discussed for the nine months ended September 30, 2002 and 2003. The financial condition and results of operations for ICM are discussed for the three months ended March 31, 2001 and 2002.

Discussion of the Results of H&E Equipment Services

        The following table sets forth, for the periods indicated, certain information relating to the operations of H&E Equipment Services.

	For the Year Ended December 31,			For the Nine Months Ended September 30,
	2000	2001	2002(1)	2002(1)	2003
		(Dollars in thousands)
Statement of operations data:
Revenues(2):
Equipment rentals	$70,625	$98,696	$136,624	$93,927	$115,251
New equipment sales	53,345	84,138	72,143	48,144	58,553
Used equipment sales	51,402	59,441	52,487	37,637	51,981
Parts sales	34,435	36,524	47,218	33,815	40,001
Service revenue	16,553	19,793	27,755	20,262	25,392
Other	8,236	10,925	15,473	10,909	14,997

Total revenues	234,596	309,517	351,700	244,694	306,175

Cost of revenues:
Equipment rentals	39,545	53,158	83,879	56,231	78,637
New equipment sales	47,910	77,442	66.055	43,296	53,308
Used equipment sales	44,401	51,378	43,026	31,337	42,044
Parts sales	25,846	27,076	34,011	25,061	28,916
Service revenue	7,139	8,106	11,438	8,006	10,070
Other	11,488	14,439	16,813	12,090	14,366

Total cost of revenues	176,329	231,599	255,222	176,021	227,341

Gross profit:
Equipment rentals	31,080	45,538	52,745	37,696	36,614
New equipment sales	5,435	6,696	6,088	4,848	5,245
Used equipment sales	7,001	8,063	9,461	6,300	9,937
Parts sales	8,589	9,448	13,207	8,754	11,085
Service revenue	9,414	11,687	16,317	12,256	15,322
Other	(3,252)	(3,514)	(1,340)	(1,181)	631

Total gross profit	58,267	77,918	96,478	68,673	78,834
Selling, general and administrative expenses	46,001	55,382	82,294	58,584	75,176
Loss from litigation	—	—	—	—	17,434
Related party expense	—	—	—	—	1,275
Gain on sale of property and equipment	—	46	59	35	82

Income (loss) from operations	12,266	22,582	14,243	10,124	(14,969)

Other expense, net	(22,722)	(17,839)	(28,583)	(18,684)	(29,252)
Income tax expense (benefit)	(3,123)	1,443	(1,271)	(1,271)	—

Net income (loss)	$(7,333)	$3,300	$(13,069)	$(7,289)	$(44,221)

Supplemental information:
Depreciation and amortization(3)	$30,541	$32,163	$49,491	$33,896	$44,331
Statement of cash flows:
Net cash provided by (used in) operating activities	(14,588)	30,115	24,869	13,174	10,002
Net cash provided by (used in) investing activities	16,252	(37,846)	(18,244)	(11,887)	13,337
Net cash provided by (used in) financing activities	(2,712)	10,426	(7,549)	(5,588)	(24,260)
Capital expenditures:
Rental equipment, gross	25,639	78,313	51,919	36,746	23,989
Rental equipment, net(4)	(12,871)	42,174	24,507	17,021	(4,732)
Property and equipment, net(5)	2,324	3,149	3,765	2,654	(213)

Total net capital expenditures	(10,547)	45,323	28,272	19,675	(4,945)

(1)
Includes the results of operations of ICM from June 18, 2002 through December 31, 2002 and September 30, 2002, respectively.

(2)
Revenues from fleet management and project management operations are reflected in each of the revenue categories set forth in the table above as appropriate.

(3)
This excludes amortization of debt issuance costs and amortization of beneficial conversion feature. Effective January 1, 2002, H&E Equipment Services adopted Statement of Financial Accounting Standards No. 142 and ceased amortizing goodwill.

(4)
Capital expenditures for rental equipment, net is defined as purchases of rental equipment less the net book value of the equipment sold from the rental fleet assets as derived from H&E Equipment Services' statement of cash flows for the periods presented.

(5)
Capital expenditures for property and equipment, net is defined as purchases of property and equipment less the net book value of the property and equipment sold as derived from the H&E Equipment Services' statement of cash flows for the periods presented.

Nine months ended September 30, 2003 compared to nine months ended September 30, 2002.

        Total revenues for the nine months ended September 30, 2003 increased 25.2% or $61.6 million to $306.2 million, from $244.6 million for the nine months ended September 30, 2002. The revenues during these periods were attributable to the following sources:

        Equipment Rentals Revenue.    Total equipment rentals revenue increased $21.3 million, or 22.7%, to $115.2 million for the nine months ended September 30, 2003 from $93.9 million for the nine months ended September 30, 2002. Included in the increase was $28.0 million of equipment rentals revenue generated by rental locations associated with the acquisition of ICM. The remaining decrease of $6.7 million was attributable primarily to a $3.7 million decrease in crane rental revenue, a $1.3 million decrease in hi-lift equipment rental revenue and a $4.4 million decrease in other small equipment revenue. Rental revenues for both earthmoving equipment and lift truck equipment increased $2.3 million and $0.4 million, respectively, for the nine months ended September 30, 2003 compared to the same time period last year. The decline was primarily due to lower time utilization in our crane segment and both lower time utilization and rental rates in our hi-lift segment. The Company continues to focus on four core segments and is de-emphasizing the other small equipment rentals.

        Equipment Sales Revenues.    New equipment sales increased $10.5 million, or 21.8% to $58.6 million for the nine months ended September 30, 2003 from $48.1 million for the nine months ended September 30, 2002. Total new equipment sales attributable to the acquisition of ICM were $9.1 million. The remaining $1.4 million increase this year compared to last year was attributable primarily to an increase of $4.4 million in new earthmoving equipment sales, an increase of $1.4 million in new crane sales and a $0.9 million increase in new lift truck equipment sales. These increases were offset by a decrease in new hi-lift equipment sales of $3.9 million and a decrease in other new equipment sales of $1.4 million. Sales of new equipment fluctuates based upon customer demand.

        Used equipment sales increased $14.4 million, or 38.3% to $52.0 million for the nine months ended September 30, 2003 from $37.6 million for the nine months ended September 30, 2002. Total used equipment sales attributable to the acquisition of ICM were $10.3 million. The remaining $4.1 million increase was attributable primarily to a $6.7 million increase in used earthmoving equipment sales, a $0.2 increase in used lift truck equipment sales and a $0.6 increase in used other equipment sales. Sales of used cranes decreased $2.4 million and sales of used hi-lift equipment decreased $1.0 million.

        Parts and Service revenue.    Parts sales and service revenue increased $11.3 million, or 20.9% to $65.4 million for the nine months ended September 30, 2003 from $54.1 million for the nine months ended September 30, 2002. Total parts sales and service revenue attributable to the acquisition of ICM were $14.3 million. The remaining $3.0 million decrease was attributable to a $1.5 million decrease in the parts sales and a $1.5 million decrease in service revenue. Earlier in the year and as a result of the slow economy, customers were deferring or canceling major repairs to their equipment fleets.

        Other Revenues.    Other revenues consisted primarily of billings to customers for equipment support activities including transportation, hauling, parts freight, and damage waiver charges. Other revenues for the nine months ended September 30, 2003 increased $4.1 million or 37.6% to $15.0 million from $10.9 million for the nine months ended September 30, 2002. The acquisition of ICM accounted for $4.3 million of the increase.

        Total Gross Profit.    Total gross profit for the nine months ended September 30, 2003 was $78.8 million compared to total gross profit of $68.6 million for the nine months ended September 30, 2002. Total gross profit attributable to the acquisition of ICM was $17.5 million. Gross profit contribution by segment as a percentage of total gross profit was 46.4% for equipment rentals, 6.7% for new equipment sales, 12.6% for used equipment sales, 33.5% for parts sales and service revenue, and 0.8% for other revenues.

        Equipment Rentals Gross Profit.    Equipment rentals gross profit decreased $1.1 million, or 2.9% to $36.6 million for the nine months ended September 30, 2003 from $37.7 million for the nine months ended September 30, 2002. Included in the decrease was $7.7 million of equipment rental gross profit generated by rental locations associated with the ICM acquisition. The remaining gross profit decreased $8.8 million, or 23.3% for the nine months ended September 30, 2003 to $20.8 million from $29.6 million for the same period last year. The decline was primarily a result of lower rental revenues and increased maintenance costs associated with aging the rental fleet.

        Equipment Sales Gross Profit.    New equipment sales gross profit increased $0.4 million, or 8.3% to $5.2 million for the nine months ended September 30, 2003 from $4.8 million for the nine months ended September 30, 2002. Included in the gross profit was $0.8 million related to new equipment sales from the ICM locations. In addition to the lower sales volumes and excluding the increase related to the ICM acquisition, the gross profit margin on new equipment sales decreased to 8.2% for the nine months ended September 30, 2003 from 9.6% for the nine months ended September 30, 2002.

        Used equipment sales gross profit increased $3.7 million, or 58.7% to $10.0 million for the nine months ended September 30, 2003 from $6.3 million for the nine months ended September 30, 2002.

Included in the gross profit was $2.0 million related to used equipment sales from the ICM locations. The remaining $1.7 million increase was primarily due to a $1.0 million increase in used earthmoving equipment sales, a $0.1 million increase in used lift truck equipment sales and a $0.8 million increase in other used equipment sales, offset by a $0.2 million decrease in used crane sales. The gross profit margin on used equipment sales, excluding the increase related to the ICM acquisition, increased 2.9% to 17.6% for the nine months ended September 30, 2003 from 14.7% for the nine months ended September 30, 2002.

        Both the gross profit and the gross profit margin for new and used equipment sales were impacted by the mix of new and used equipment sold and the revenue volume.

        Parts Sales and Service revenue Gross Profit.    Gross profit from parts sales and service revenue increased $5.4 million to $26.4 million for the nine months ended September 30, 2003 from $21.0 million for the nine months ended September 30, 2002. Total parts sales and service revenue attributable to the acquisition of ICM were $6.6 million. The gross profit, excluding the ICM acquisition, decreased $1.2 million this year compared to last year and the gross profit margin for the nine months ended September 30, 2003 was comparable to the gross profit margin for the nine months ended September 30, 2002.

        Depreciation and Amortization.    Depreciation expense on rental equipment is recorded in rental cost of revenues. Depreciation and amortization expense on property and equipment is recorded in SG&A expenses. Total depreciation and amortization expense increased $10.4 million to $44.3 million for the nine months ended September 30, 2003 from $33.9 million for the nine months ended September 30, 2002. Included in the depreciation and amortization expense was $12.5 million related to the ICM acquisition.

        Selling, General and Administrative Expenses.    SG&A expenses increased $16.6 million to $75.2 million, or 24.6% of total revenues for the nine months ended September 30, 2003 from $58.6 million, or 24.0% of total revenues for the nine months ended September 30, 2002. Included in SG&A expense was $23.0 million relating to the ICM locations. The remaining $6.4 million decrease in SG&A expense this year compared to last year, excluding the effect of ICM, was primarily a result of work force reductions made earlier this year and additional cost controlling initiatives implemented by the Company.

        Loss from Litigation.    In July 2000, a complaint was filed by a competitor of the Company in the General Court of Justice, Superior Court Division, State of North Carolina, County of Mecklenburg (the "Court"). On May 2, 2003, the Court handed down an Order and Opinion in favor of the plaintiff. In conjunction therewith, the Company recorded a $17.0 million loss for estimated damages, plaintiff's attorney's fees and other costs in the first quarter of 2003.

        On August 13, 2003, the Court entered the final judgment in the amount of $17.4 million consisting of damages, plaintiff's attorney's fees and accrued statutory interest. Accordingly, the Company recorded an additional $0.4 million loss from litigation during the third quarter of 2003. On September 11, 2003, the Company filed a notice of appeal. In conjunction with the appeal and in accordance with the Court's order, the Company issued an irrevocable standby letter of credit for $19.0 million, representing the amount of the judgment plus $1.6 million in anticipated statutory interest for the next sixteen months while the judgment is being appealed. If at the end of sixteen months, the appeal is still pending, the Company will be required to extend the maturity of the irrevocable standby letter of credit for eight additional months and increase the amount by $0.8 million (eight months additional statutory interest at 8.0%). Going forward, the Company will expense any statutory interest as interest expense in the statement of operations. For the duration of the letter of credit, the Company pays the lenders a 300 basis point fee on the amount available for issuance.

        While management is appealing and vigorously contesting this judgment, management believes even if there is a reduction in the amount of damages awarded to the plaintiff on appeal that the judgment could have a material adverse effect on the Company's business or financial condition.

        Related Party Expense.    On June 29, 1999, the Company entered into a $3.0 million consulting and non-competition agreement with Mr. Thomas Engquist, a related party. The agreement provided for total payments over a ten-year term, payable in increments of $25,000 per month. Mr. Engquist was obligated to provide consulting services to the Company and was to comply with the non-competition provision set forth in the Recapitalization Agreement among the Company and others dated June 19, 1999. The parties specifically acknowledged and agreed that in the event of the death of Mr. Engquist during the term of the agreement, the payments that otherwise would have been payable to Mr. Engquist under the agreement shall be paid to his heirs.

        As a result of Mr. Engquist's passing away during the third quarter of 2003, no future consulting services or benefits will be provided to the Company. As a result, the Company recorded a $1.3 million expense and accrued liability for the present value of the remaining future payments.

        Income (loss) from Operations.    Based primarily on the foregoing, income (loss) from operations decreased to a $15.0 million loss for the nine months ended September 30, 2003 from income of $10.0 million for the nine months ended September 30, 2002. The $25.0 million decrease includes a $5.4 million loss from operations relating to ICM's income from operations for the nine months ended September 30, 2003.

        Other Income (Expense).    Other expense increased by $10.6 million to $29.2 million for the nine months ended September 30, 2003 from $18.6 million for the nine months ended September 30, 2002. Interest expense for the nine months ended September 30, 2003 increased $10.6 million this year compared to last year as a result of the refinancing of the Company's total debt and the acquisition of ICM. Other income was comparable this year compared to last year. The annual interest rates on the senior secured credit facility, as amended, averaged 5.2% for the nine months ended September 30, 2003 compared to 6.1% for the nine months ended September 30, 2002.

        Income Tax Benefit.    H&E Equipment Services is a limited liability company that has elected to be treated as a C corporation for income tax purposes. Income tax benefit decreased by $1.3 million for the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002. The Company has recorded a tax valuation allowance for its entire net deferred income tax assets. The valuation allowance was recorded given the cumulative losses incurred by the Company and the Company's belief that it is more likely than not that the Company will be unable to recover the net deferred income tax assets. Accordingly, no income tax benefit was recorded in the nine months ended September 30, 2003.

Year ended December 31, 2002 compared to year ended December 31, 2001

        Total revenues.    Total revenues for fiscal year 2002 were $351.7 million compared to $309.5 million for fiscal year ended 2001. Included in the increase is $93.8 million of revenues contributed by the locations associated with the ICM acquisition. The revenues during these periods were attributable to the following sources:

        Equipment Rental Revenues.    Total revenues from equipment rentals increased $37.9 million, or 38.4%, to $136.6 million for the year ended December 31, 2002 from $98.7 million for the year ended December 31, 2001. Included in the increase is $40.1 million of equipment rental revenues contributed by rental locations associated with the ICM acquisition. Rental revenues, excluding revenues from the ICM locations, decreased $2.2 million for the year ended December 31, 2002 compared to 2001. Total crane rental revenue for the year ended December 31, 2002 declined $3.6 million compared to the same period last year due primarily to the weakening of the industrial construction market. The decline in crane equipment rental revenue was offset by an increase of $2.1 million in aerial equipment rental revenue and a $1.7 million increase in other equipment rental volume.

        Equipment Sales Revenues.    Revenues from new equipment sales decreased $12.0 million, or 14.3% to $72.1 million for the year ended December 31, 2002 from $84.1 million for the year ended December 31, 2001. Total new equipment sales attributable to the acquisition of ICM were $19.2 million. The remaining $31.2 million decline in new equipment sales for the year ended December 31, 2002 compared to the year ended December 31, 2001 is attributable primarily to a $34.8 million decline in new crane sales. Sales of new earthmoving equipment increased $1.6 million and sales of other miscellaneous new equipment decreased $1.6 million while the sales of new aerial equipment increased $3.6 million. The increase in new aerial equipment sales is primarily from the sales of equipment to be used by contractors in the building of power plants.

        Revenues from used equipment sales decreased $6.9 million, or 11.6% to $52.5 million for the year ended December 31, 2002 from $59.4 million for the year ended December 31, 2001. Total used equipment sales attributable to the acquisition of ICM were $13.5 million. The remaining $20.4 million decrease was attributable primarily to lower crane sales, which declined $17.8 million due to lower customer demand. Sales of used aerial equipment increased $2.3 million. Earthmoving and other equipment sales also decreased by $4.9 million due to lower customer demand and the completion of the fleet rationalization program that took place during 2001.

        The overall decline in both new and used equipment sales is a result of significant customer declines in capital expenditures given the uncertainties in the economy throughout the year.

        Parts and Service Revenues.    Revenues from parts sales and service revenues increased $18.7 million, or 33.2% to $75.0 million for the year ended December 31, 2002 from $56.3 million for the year ended December 31, 2001. Total parts sales and service revenues attributable to the acquisition of ICM were $17.6 million. The remainder of the increase was attributable to growth in revenues from parts sales, which increased $0.9 million or 2.5%, due to increased parts sales related to the hi-lift operations, and growth in service revenues, which increased $0.2 million, or 1.0%, as a result of an increase in the number of transactions and an increase in charge out rates throughout the year.

        Other Revenues.    Other revenues consisted primarily of billings to customers for equipment support activities including primarily transportation, hauling, parts freight, and damage waiver charges. Other revenues for the year ended December 31, 2002 increased $4.5 million, or 41.3% to $15.5 million from $11.0 million for the year ended December 31, 2001. The acquisition of ICM accounted for $3.4 million of the total increase. The remaining $1.1 million increase was primarily attributable to related growth in billing transportation activities and damage waiver charges among other things.

        Total Gross Profit.    Total gross profit for the year ended December 31, 2002 was $96.5 million compared to total gross profit of $77.9 million for the year ended December 31, 2001. Total gross profit attributable to the acquisition of ICM was $28.3 million. For the year ended December 31, 2002, gross profit contribution by segment as a percentage of total gross profit was 54.7% for equipment rentals, 6.3% for new equipment sales, 9.8% for used equipment sales and 30.6% for parts sales and service revenue and (1.4%) for other revenues.

        Equipment Rentals Gross Profit.    Gross profit from equipment rentals increased $7.2 million to $52.7 million for the year ended December 31, 2002 from $45.5 million for the year ended December 31, 2001. Included in the increase is $15.2 million of equipment rental gross profit generated by rental locations associated with the ICM acquisition. The remaining gross profit decreased $8.0 million, or 17.6% for the year ended December 31, 2002 to $37.5 million from $45.5 million for the year ended December 31, 2001. The decline in equipment rental gross margin is primarily a result of downward pressures on aerial rental rates, slower economic activity, and higher total costs of rental operations in support of the growth in the hi-lift operations.

        Total rental cost of revenues, excluding the effect of the ICM acquisition, increased $6.2 million to $59.4 million for the year ended December 31, 2002 from $53.2 million for the year ended December 31, 2001. The increase is attributable to a $3.2 million increase in depreciation due to the increase in hi-lift rental fleet equipment and a $3.0 million increase in fleet repair costs. Certain hi-lift equipment is aging, exceeding the manufacturer warranty period and is now incurring repair and maintenance costs.

        Equipment Sales Gross Profit.    Gross profit from new equipment sales decreased $0.6 million to $6.1 million for the year ended December 31, 2002 from $6.7 million for the year ended December 31, 2001. Total new equipment gross profit for the year ended December 31, 2002 included $2.3 million associated with the acquisition of ICM Equipment. The remaining $2.9 million decline in new equipment gross profit is a result of lower new equipment sales volume. Excluding the increase related to the ICM acquisition, gross margin on new equipment sales decreased to 8.9% for the year ended December 31, 2002 from 9.5% for the year ended December 31, 2001. The decrease in new equipment gross margin was attributable to declining sales volume and gross margins across all product lines sold.

        The gross profit from used equipment sales increased $1.4 million to $9.5 million for the year ended December 31, 2002 from $8.1 million for the year ended December 31, 2001. Total used equipment gross profit for the year ended December 31, 2002 included $3.1 million associated with the acquisition of ICM. The remaining $1.7 million decrease in used equipment gross profit is a result of lower used equipment sales volume. Despite the dollar decline in gross profit, excluding the increase related to the ICM acquisition, gross margin on used equipment sales increased to 14.0% for the year ended December 31, 2002 from 11.4% for the year ended December 31, 2001. The improvement in gross profit margin is attributable to the mix of used equipment sold.

        Parts Sales and Service Revenues Gross Profit.    Gross profit from parts sales and service revenues increased $8.4 million to $29.5 million for the year ended December 31, 2002 from $21.1 million for the year ended December 31, 2001. Total parts sales and service revenue gross profit for the year ended December 31, 2002 included $8.3 million associated with the acquisition of ICM. The gross margin from parts sales and service revenues for the year ended December 31, 2002 decreased to 37.5% compared to 37.8% for the year ended December 31, 2001, excluding the effect of the ICM acquisition.

        Excluding the effect of the ICM acquisition, gross profit from parts sales increased $0.7 million and gross margin increased to 27.0% in 2002 from 25.9% in 2001. Excluding the effect of the ICM acquisition, gross profit from service revenues remained stable and gross margin from service revenues decreased to 57.8% from 59.0% due to increased costs of internal labor and material related to external service repair orders.

        Depreciation and Amortization.    Depreciation and amortization was $49.5 million and $32.2 million for fiscal years 2002 and 2001, respectively. The increase in depreciation and amortization expense was primarily attributable to the growth in rental fleet assets for the hi-lift operations and the acquisition of ICM's assets.

        Selling, General and Administrative Expenses.    Selling, general and administrative (SG&A) expenses were $82.3 million, or 23.4% of total revenues for the year ended December 31, 2002 and $55.4 million, or 17.9% of total revenues for the year ended December 31, 2001. Included in SG&A expense is $22.1 million relating to the operations of ICM for the period subsequent to the acquisition. The remaining $4.8 million increase in SG&A expense, year-over-year, is primarily due to the increased costs to support the significant expansion of the hi-lift operations initiated primarily in 2001.

        Income from Operations.    Based on the foregoing, income from operations decreased to $14.2 million for the year ended December 31, 2002 from $22.6 million for the year ended December 31, 2001. The $8.4 million decrease was net of $6.1 million of income from operations for ICM included for the period subsequent to the acquisition.

        Other Income (Expense).    Other expense increased by $10.8 million to $28.6 million for the year ended December 31, 2002 from $17.8 million for the year ended December 31, 2001. Interest expense for the year ended December 31, 2002 increased $11.0 million as a result of the refinancing of the Company's total debt and the acquisition of ICM. Additionally, annual interest rates on the revolving credit facility averaged 5.8% for the year ended December 31, 2002 compared to 7.3% for the year ended December 31, 2001.

        Income Tax Provision (Benefit).    H&E Equipment Services is a limited liability company that has elected to be treated as a C corporation for income tax purposes. Income taxes decreased by $2.7 million to a benefit of $1.3 million for the year ended December 31, 2002 from a provision of $1.4 million for the year ended December 31, 2001. The change is a result of the Company incurring an $14.3 million loss before income taxes in 2002 compared to income before income taxes in 2001. As of December 31, 2002, the Company has recorded a tax valuation allowance for its entire net deferred income tax assets. The valuation allowance was recorded given the cumulative losses incurred by the Company and the Company's belief that it is more likely than not that the Company will be unable to recover the net deferred income tax assets.

Year ended December 31, 2001 compared to year ended December 31, 2000

        Total Revenues.    Total revenues in fiscal year 2001 were $309.5 million, representing an increase of 31.9% over total revenues in fiscal year 2000 of $234.6 million. The increase was attributable to the growth in equipment rentals, new and used equipment sales, parts sales and service revenues.

        Equipment Rental Revenues.    Revenues from equipment rentals increased $28.1 million, or 39.8%, to $98.7 million in fiscal year 2001 from $70.6 million in fiscal year 2000. The increase was attributable to the growth in the rentals in the hi-lift operations, consisting of aerial work platform equipment. Hi-lift rentals increased by $30.8 million, or 130.0%, to $54.5 million in fiscal year 2001 from $23.7 million in fiscal year 2000. Fiscal year 2001 was the first full year of operations for the hi-lift operations. Revenues from other equipment rentals decreased slightly to $44.2 million in fiscal year 2001 from $46.9 million in fiscal year 2000, due to the decrease in net capital expenditures in the previous year as a result of management's initiative to eliminate under-performing assets in order to improve utilization.

        Equipment Sales Revenues.    Revenues from new equipment sales increased $30.8 million, or 57.8%, to $84.1 million in fiscal year 2001 from $53.3 million in fiscal year 2000. The increase was due primarily to a $29.6 million increase in crane sales.

        Revenues from used equipment sales increased $8.0 million, or 15.6%, to $59.4 million in fiscal year 2001 from $51.4 million in fiscal year 2000. The increase was attributable in part to a $13.3 million increase in crane sales, resulting from sales of under-performing assets from the rental fleet, partially offset by a $3.0 million decrease in earthmoving equipment and a $2.5 million decrease in aerial work platforms.

        Parts Sales and Service Revenues.    Revenues from parts sales and service revenues increased by $5.3 million, or 10.4%, to $56.3 million in fiscal year 2001 from $51.0 million in fiscal year 2000. The increase was attributable to growth in parts revenues of $2.1 million, or 6.1%, resulting from increased volume of parts sales transactions. The increase was also attributable to growth in service revenues which increased by $3.2 million, or 19.3%, as a result of an increase in the number of service transactions to support the growth of the hi-lift and core divisions, as well as an increase from average service charge-out rates.

        Other Revenues.    Revenues from other sales activities consisted primarily of billings to customers for equipment support activities including transportation, hauling, parts freight and damage-waiver charges. Other revenues increased $2.7 million, or 32.9%, to $10.9 million in fiscal year 2001 as compared to $8.2 million in fiscal year 2000. The increase was primarily attributable to growth in the transportation and hauling activities to support the growth of the hi-lift rental operations.

        Total Gross Profit.    Total gross profit in fiscal year 2001 was $77.9 million, representing an increase of 33.6% over total gross profit in fiscal year 2000 of $58.3 million. Total gross margin increased to 25.2% in fiscal year 2001 from 24.9% in fiscal year 2000.

        Equipment Rentals Gross Profit.    Gross profit from equipment rentals increased $14.4 million to $45.5 million in fiscal year 2001 from $31.1 million in fiscal year 2000. Gross margin on equipment rentals increased to 46.1% in fiscal year 2001 from 44.1% in fiscal year 2000. The increase in gross profit was primarily attributable to the growth in the hi-lift rental operations in 2001. The increase in gross margin was attributable to a more favorable mix of rental equipment following the elimination of lower performing assets in 2000.

        Equipment Sales Gross Profit.    Gross profit from new equipment sales increased $1.3 million to $6.7 million in fiscal year 2001 from $5.4 million in fiscal year 2000. Gross margin on new equipment sales declined to 8.0% in fiscal year 2001 from 10.1% in fiscal year 2000. The increase in gross profit reflected the growth in new crane sales in 2001. The decline in gross margin was primarily attributable to lower margins from crane sales containing volume-based discounts in 2001.

        Gross profit from used equipment sales increased $1.1 million to $8.1 million in fiscal year 2001 from $7.0 million in fiscal year 2000. Gross margin on used equipment sales remained relatively unchanged at 13.6% in fiscal year 2001 compared to 13.6% in fiscal year 2000. The increase in gross profit reflected the increase in crane sales, offset by decreases in earthmoving and aerial work platform equipment sales.

        Parts Sales and Service Revenues Gross Profit.    Gross profit from parts sales and service revenues increased $3.1 million to $21.1 million in fiscal year 2001 from $18.0 million in fiscal year 2000. Gross margin on parts sales and service revenues increased to 37.5% in fiscal year 2001 from 35.3% in fiscal year 2000. Gross profit from parts sales increased by $0.9 million and gross margin from parts sales increased to 25.8% from 25.0%. The increase was due to increased pricing on outsourced parts. Gross profit for service revenues increased by $2.3 million and gross margin from service revenues increased to 59.1% from 56.6%. The increase was due to growth in the hi-lift operations in 2001 and also reflected the growth in service charge-out rates during 2001 over 2000 levels. The increase in gross margin was attributable to the increase in higher margin service revenues in 2001.

        Depreciation and Amortization.    Depreciation and amortization was $32.2 million and $30.5 million for fiscal years 2001 and 2000, respectively. The increase in depreciation and amortization expense was primarily attributable to the growth in rental fleet assets for the hi-lift operations.

        Selling, General and Administrative Expenses.    Selling, general and administrative ("SG&A") expenses were $55.4 million, or 17.9% of total revenues, during fiscal year 2001 and $46.0 million, or 19.6% of total revenues, in fiscal year 2000. The increase in SG&A expenses was attributable to fiscal year 2001 being the first full year of hi-lift operations. The decrease in SG&A expenses as a percentage of total revenues was due to volume growth in crane equipment sales revenues.

        Income from Operations.    Based on the foregoing, income from operations increased 83.7% to $22.6 million in fiscal year 2001 from $12.3 million in fiscal year 2000.

        Other Income (Expense).    Other expense decreased by $4.9 million to $17.8 million in fiscal year 2001 from $22.7 million in fiscal year 2000. The decrease was due to a $4.9 million decrease in interest expense from fiscal year 2000 to 2001. Fiscal year 2000 included $1.3 million of interest expense related to a beneficial conversion feature recorded in 1999 in connection with the 12% Convertible

Subordinated Notes due 2005. These notes were converted to equity as part of the recapitalization of H&E in August 2001.

        Income Tax Provision (Benefit).    H&E Equipment Services is a limited liability company that has elected to be treated as a C corporation for income tax purposes. Income tax provision increased from a tax benefit of $3.1 million in fiscal year 2000 to a $1.4 million tax provision in fiscal year 2001. The effective tax rate was relatively unchanged between the fiscal years.

Liquidity and Capital Resources

        Cash flows from operating activities.    For the nine months ended September 30, 2003 cash provided by operating activities was $10.0 million. The significant components of operating activities that provided cash were total property and equipment and rental fleet depreciation expense of $44.3 million, the $17.4 million estimated accrued loss from litigation and a decrease in accounts payable and accrued expenses of $5.0 million. Significant components of operating activities that used cash consisted of a $44.2 million net loss, a net gain on sale of both rental and non-rental equipment of $8.4 million, an increase in net accounts receivable of $2.6 million, and an increase in inventories of $1.8 million. The remaining $0.3 million of cash provided was due to changes in other assets and liabilities. Cash used in operating activities for 2000 was $14.6 million and cash provided by operating activities in 2001 and 2002 was $30.1 million and $24.9 million, respectively.

        Cash flows from investing activities.    For the nine months ended September 30, 2003 cash provided by investing activities was $13.3 million. This was a result of purchasing $26.3 million in rental and non-rental equipment offset by the proceeds from the sale of rental and non-rental equipment of $39.6 million. Cash provided by investing activities for 2000 totaled $16.3 million and cash used in investing activities for 2001 and 2002 totaled $37.8 million and $18.2 million, respectively.

        Cash flows from financing activities.    For the nine months ended September 30, 2003 cash used in financing activities was $24.3 million. The net payments under the senior secured credit facility were $19.1 million. Payments on capital leases and other notes totaled $4.3 million and $0.9 million was paid in additional deferred financing costs. Cash used in financing activities for 2000 and 2002 was $2.7 million and $7.5 million, respectively. Cash provided by financing activities for 2001 was $10.4 million.

        Our operating cash requirements consist principally of working capital requirements, scheduled payments of principal and interest on outstanding indebtedness and capital expenditures. We believe that cash flow from our operating activities, cash on hand and periodic borrowings of revolving loans under our senior secured credit facility, as amended, will be adequate to meet our liquidity requirements for the next twelve months. Our ability to make distributions to our investors is restricted by the terms of our financing agreements.

        We used the net proceeds from the old note offering, the offering of senior secured notes and borrowings under the senior secured credit facility, as amended, to consummate the combination of H&E and ICM, repay the existing indebtedness of H&E and ICM, pay certain obligations and pay related fees and expenses. See "Use of Proceeds." The senior secured credit facility, as amended, provides for borrowings in an aggregate principal amount not to exceed $150.0 million, consisting of revolving loans and swing line loans. As of September 30, 2003, we have approximately $57.6 million in indebtedness outstanding under the senior secured credit facility, as amended, and $68.6 million of borrowing availability (based on the borrowing base assets). However, based on our quarterly financial covenants and taking into account the standby letters of credit outstanding, availability under the senior secured credit facility, as amended, was approximately $21.0 million as of September 30, 2003. We also have $23.8 million of outstanding letters of credit as of September 30, 2003. See "Description of Senior Secured Credit Facility" and "Description of Notes."

        As of October 31, 2003, the balance outstanding on the senior secured credit facility, as amended, was $52.8 million with $72.9 million available in additional borrowings (based on the borrowing base assets) net of $24.3 million in standby letters of credit. However, based on the Company's quarterly financial covenants and taking into account the standby letters of credit outstanding, availability under the senior secured credit facility, as amended, was approximately $26 million as of October 31, 2003. The total balance payable on capital lease obligations and notes payable at October 31, 2003 were $6.3 million and $1.1 million, respectively.

        To service our debt, we will require a significant amount of cash. Our ability to pay interest and principal on our indebtedness (including the notes, obligations under the senior secured credit facility, as amended, and the senior secured notes) and to satisfy our other debt obligations will depend upon our future operating performance and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control. Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowing under the senior secured credit facility, as amended, will be adequate to meet our future liquidity needs for at least the next twelve months.

        We cannot assure you that our future cash flow will be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the notes), selling material assets or operations or seeking to raise additional debt or equity capital. We cannot assure you that any of these actions could be effected on a timely basis or on satisfactory terms or at all, or that these actions would enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements, including the indenture and the senior secured credit facility, as amended, may contain restrictive covenants prohibiting us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources," "Description of Senior Secured Credit Facility" and "Description of Notes."

        Off-Balance Sheet Arrangements.    At September 30, 2003 and at December 31, 2002, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. We are, therefore, not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Contractual and Commercial Commitments Summary

        The following summarizes our contractual obligations at September 30, 2003, and the effect such obligations are expected to have on our liquidity and cash flow in future periods.

	Payments Due by Year
	Total	2003(1)	2004-2005	2006-2007	Thereafter
	(In thousands)
Long-term debt (including subordinated notes payable)	$254,129	$74	$594	$365	$253,096
Interest payments on senior secured notes	211,251	11,125	44,500	44,500	111,126
Interest payments on senior subordinated notes	69,525	3,312	13,250	13,250	39,713
Revolving credit facility	57,624	—	—	—	57,624
Capital lease obligations (including interest)	7,180	4,537	2,643	—	—
Related party obligation (including interest)	1,725	75	600	600	450
Operating leases(2)	76,576	5,379	37,961	22,354	10.882
Other long-term obligations(3)	57,174	6,286	28,096	21,998	794

Total contractual cash obligations	$735,184	$30,788	$127,644	$103,067	$473,685

(1)
This includes payments due during the three months ending December 31, 2003.

(2)
This includes total operating lease payments having initial or remaining non-cancelable lease terms longer than one year.

(3)
This includes: (i) BRS annual management fees through 2006 (based upon the lesser of 1.75% of estimated EBITDA excluding operating lease expense or $2.0 million per year) for $4.0 million; (ii) payments for secured floor plan financing for $53.2 million.

        Additionally, as of September 30, 2003, we have standby letters of credit totaling $23.8 million that expire in September 2004 and January 2005.

Recent Accounting Pronouncements

        In November 2002, the Financial Accounting Standards Boards Emerging Issues Task Force issued its consensus concerning Revenue Arrangements with Multiple Deliverables ("EITF 00-21"). EITF 00-21 addresses how to determine whether a revenue arrangement involving multiple deliverables should be divided into separate units of accounting, and, if separation is appropriate, how the arrangement consideration should be measured and allocated to the identified accounting units. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company's results of operations and financial position.

        In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 ("SFAS No. 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." The new statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity. The provisions of SFAS No. 150 apply to the classification and disclosure requirements for the following three types of financial instruments: Mandatorily Redeemable Instruments, Instruments with Repurchase Obligations, and Instruments with Obligations to Issue a Variable Number of Securities. The new reporting and disclosure requirements for SFAS No. 150 become effective for the first interim period beginning after June 15, 2003 or for any covered instruments entered into or modified subsequent to May 31, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's results of operations and financial position.

Quantitative and Qualitative Disclosures about Market Risk

        The Company's earnings are effected by changes in interest rates due to the fact that interest on the revolving line of credit is calculated based upon LIBOR plus 300 basis points. The Company is also required to pay the lenders a commitment fee equal to 0.5% per annum in respect of undrawn commitments under the revolving credit facility, as amended. At September 30, 2003, and as a result of the refinancing, the Company had variable rate debt representing 18.8% of total debt. A portion of our indebtedness bears interest at variable rates that are linked to changing market interest rates. Based upon the balances outstanding at September 30, 2003, a one percent increase in market rates would increase our annual interest expense approximately $1.1 million. The Company does not have significant exposure to the changing interest rates on its fixed-rate senior secured notes, senior subordinated notes or the capital lease obligations, which represented 81.2% of total debt.

Seasonality

        Our business is seasonal with demand for our rental equipment tending to be lower in the winter months. The equipment rental activities are directly related to commercial and industrial construction and maintenance activities. Therefore, equipment rental will be correlated to the levels of active construction activities. The severity of weather conditions can have a temporary impact on the level of construction activities.

        Equipment sales cycles are also subject to seasonality with the peak selling period during spring season and expanding through summer. Parts and service activities are less affected by changes in demand caused by seasonality.

Inflation

        Although we cannot accurately anticipate the effect of inflation on our operations, we believe that inflation has not had, and is not likely in the foreseeable future to have, a material impact on our results of operations.

Discussion of the Results of ICM

        The following table sets forth, for the periods indicated, certain information relating to the operations of ICM.

	For the Year Ended December 31,		For the Three Months Ended March 31,
	2000	2001	2001	2002(1)
	(Dollars in thousands)
Statement of operations data:
Revenues(2):
Equipment rentals	$80,320	$77,538	$19,044	$16,761
New equipment sales	46,766	52,894	12,496	6,566
Used equipment sales	35,091	30,719	9,225	6,864
Parts sales	19,471	18,968	5,045	4,634
Service revenue	17,560	18,459	4,873	4,420
Other	7,992	7,351	2,038	1,669

Total revenues	207,200	205,929	52,721	40,914

Cost of revenues:
Equipment rentals	52,164	49,529	13,068	11,052
New equipment sales	41,295	46,488	11,021	5,697
Used equipment sales	28,127	24,067	7,287	5,365
Parts sales	13,505	13,399	3,607	3,246
Service revenue	6,968	6,959	1,831	1,603
Other	9,466	9,576	2,275	2,179

Total cost of revenues	151,525	150,018	39,089	29,142

Gross profit:
Equipment rentals	28,156	28,009	5,976	5,709
New equipment sales	5,471	6,406	1,475	869
Used equipment sales	6,964	6,652	1,938	1,499
Parts sales	5,966	5,569	1,438	1,388
Service revenue	10,592	11,500	3,042	2,817
Other	(1,474)	(2,225)	(237)	(510)

Total gross profit	55,675	55,911	13,632	11,772
Selling, general and administrative expenses	48,824	47,930	12,105	10,142

Income from operations	6,851	7,981	1,527	1,630

Other expense, net	(23,177)	(20,214)	(5,728)	(4,408)
Provision for income taxes	154	170	—	—

Net loss	$(16,480)	$(12,403)	$(4,201)	$(2,778)

Supplemental information:
Depreciation and amortization(3)	$28,850	$29,717	$7,220	$6,489
Statement of cash flows:
Net cash provided by operating activities	26,837	37,355	8,599	4,057
Net cash used in investing activities	(18,194)	(34,168)	(2,378)	(3,237)
Net cash used in financing activities	(10,701)	(3,187)	(5,295)	(820)
Capital expenditures:
Rental equipment, gross	$47,213	$55,553	$8,459	$7,610
Rental equipment, net(4)	17,794	33,361	2,206	3,040
Property and equipment, net(5)	444	850	173	99

Total net capital expenditures	18,238	34,211	2,379	3,139
Balance sheet data (at end of period):
Net book value of rental fleet	123,404	131,290	119,432	128,266
Total assets	267,758	256,821	261,162	252,320

(1)
ICM merged with and into H&E Equipment Services on June 17, 2002. Accordingly, we have presented ICM's historical results of operations through March 31, 2002, the end of ICM's most recent quarter prior to the merger.

(2)
Revenues from fleet management and project management operations are reflected in each of the revenue categories set forth in the table above as appropriate.

(3)
This excludes amortization of debt issuance costs. Effective January 1, 2002, ICM adopted Statement of Financial Accounting Standards No. 142 and ceased amortizing goodwill.

(4)
Capital expenditures for rental equipment, net is defined as purchases of rental equipment less the net book value of the equipment sold from the rental fleet assets as derived from ICM's statement of cash flows for the periods presented.

(5)
Capital expenditures for property and equipment, net is defined as purchases of property and equipment less the net book value of the property and equipment sold as derived from ICM's statement of cash flows for the periods presented.

Three months ended March 31, 2002 compared to three months ended March 31, 2001

        Total Revenues.    Total revenues for the three months ended March 31, 2002 were $40.9 million, representing a decline of 22.4% over total revenues for the three months ended March 31, 2001. The decrease was primarily attributable to a decline in equipment rentals and new and used equipment sales.

        Equipment Rental Revenues.    Revenues from equipment rentals declined $2.2 million, or 12.0%, to $16.8 million for the three months ended March 31, 2002 from $19.0 million for the three months ended March 31, 2001. The decline was primarily attributable to a decline in construction activity in the northern Utah region, which resulted in a decrease in the number of equipment rental transactions. During the later part of 2001, several large construction projects associated with the preparation of the February 2002 Winter Olympics were completed. Such projects included, but were not limited to, road construction, hotels, and Olympic venue sites. No new large projects were begun in 2002 because of the Olympics.

        Equipment Sales Revenues.    Revenues from new equipment sales decreased $5.9 million, or 47.5%, to $6.6 million for the three months ended March 31, 2002 from $12.5 million for the three months ended March 31, 2001. The decrease was due a $1.7 million decrease in sales of cranes ranging in size from small truck-mounted cranes and rough-terrain cranes to large, crawler cranes, as well as a decrease in sales of lift trucks and other equipment as customers slowed their purchases of new replacement equipment in response to a slowing economy.

        Revenues from used equipment sales decreased $2.3 million, or 25.6%, to $6.9 million for the three months ended March 31, 2002 from $9.2 million for the three months ended March 31, 2001. As with new equipment sales, the slowing economy impacted the used equipment market.

        Parts Sales and Service Revenue.    Revenues from parts sales and service revenue decreased $0.8 million, or 8.7%, to $9.1 million for the three months ended March 31, 2002 from $9.9 million for the three months ended March 31, 2001. Parts sales decreased by $0.4 million, or 8.1%. Service revenue decreased by $0.5 million, or 9.3%. The decreases were caused by the slowing economy which resulted in lower usage of equipment.

        Other Revenues.    Revenues from other sales activities consisted primarily of billings to customers for equipment support activities including transportation, hauling, parts freight, environmental fees and damage waiver charges. Other revenue decreased $0.3 million, or 18.1%, to $1.7 million for the three months ended March 31, 2002 from $2.0 million for the three months ended March 31, 2001. The decrease was due primarily to the reduction in rental volume and to customers providing their own damage loss coverage.

        Total Gross Profit.    Total gross profit decreased $1.8 million to $11.8 million for the three months ended March 31, 2002 from $13.6 million for the three months ended March 31, 2001. Total gross margin increased to 28.8% for the three months ended March 31, 2002 from 25.9% for the three months ended March 31, 2001.

        Equipment Rentals Gross Profit.    Gross profit from equipment rentals decreased $0.3 million to $5.7 million for the three months ended March 31, 2002 from $6.0 million for the three months ended March 31, 2001. Gross margin on equipment rentals increased to 34.1% for the three months ended March 31, 2002 from 31.4% for the three months ended March 31, 2001. The gross margin improvement was due to managing overall rental costs, including repair and maintenance costs, which decreased by $0.5 million from 2001.

        Equipment Sales Gross Profit.    Gross profit from new equipment sales decreased $0.6 million to $0.9 million for the three months ended March 31, 2002 from $1.5 million for the three months ended March 31, 2001. Gross margin on new equipment sales increased to 13.2% for the three months ended March 31, 2002 from 11.8% for the three months ended March 31, 2001. The decrease in gross profit is the result of the decreased sales volume. The increase in gross margin is due to the mix of new equipment sold.

        Gross profit from used equipment sales decreased $0.4 million to $1.5 million for the three months ended March 31, 2002 from $1.9 million for the three months ended March 31, 2001. Gross margin on used equipment sales increased to 21.8% for the three months ended March 31, 2002 from 21.0% for the three months ended March 31, 2001. During the three months ended March 31, 2002 ICM used manufacturer-marketing credits to implement a "zero percent" financing sales program.

        Parts Sales and Service Revenue Gross Profit.    Gross profit from parts sales and service revenue decreased $0.3 million to $4.2 million for the three months ended March 31, 2002 from $4.5 million for three months ended March 31, 2001. Gross margin increased to 46.4% for the three months ended March 31, 2002 from 45.2% for the three month ended March 31, 2001. Gross profit from parts sales declined by $0.1 million as a result of the decline in the overall economy. Gross margin from parts sales increased to 30.0% from 28.5% as a result of price increases and controlled costs. Gross profit from service revenue decreased by $0.2 million and gross margin from service revenue increased to 63.7% from 62.4%. The decrease in gross profit was attributable to the decline in the overall economy and the increase in gross margin was attributable to increases in the charge-out rates and a reduction of overtime expense.

        Depreciation and Amortization.    Depreciation and amortization was $6.5 million and $7.2 million for the three months ended March 31, 2002 and 2001, respectively. The decrease in depreciation and amortization was attributable to the adoption of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, which eliminates the amortization of goodwill and intangible assets with indefinite lives. During the three months ended March 31, 2001, $0.6 million of amortization was recognized.

        Selling, General and Administrative Expenses.    Selling, general and administrative ("SG&A") expenses were $10.1 million, or 24.8% of total revenues, during the three months ended March 31, 2002 and $12.1 million, or 23.0% of total revenues, during the three months ended March 31, 2001. The decline in SG&A expenses reflected lower employee, benefit and warranty costs from the prior year. The increase in SG&A expenses as a percent of total revenues was due to the decline in revenues.

        Income (Loss) from Operations.    Based on the foregoing, income from operations increased 6.7% to $1.6 million for the three months ended March 31, 2002 from $1.5 million for the three months ended March 31, 2001.

        Other Income (Expense).    Other income or expense consists primarily of interest expense on the revolving line of credit and on subordinated notes to members. Interest expense on the revolving line of credit decreased by $1.7 million to $1.4 million for the three months ended March 31, 2002 from $3.1 million for the three months ended March 31, 2001. The decrease is primarily the result of fewer borrowings on the revolving line of credit and a decrease in the average interest rate.

        Income Tax Provision.    ICM (excluding Great Northern Equipment, Inc, a wholly-owned subsidiary) is a limited liability company that has elected to be treated as a partnership for income tax purposes. No estimated tax provision was recorded in the three months ended March 31, 2002 and 2001, respectively.

Year ended December 31, 2001 compared to year ended December 31, 2000

        Total Revenues.    Total revenues for fiscal year 2001 were $205.9 million, representing a decline of 0.6% over total revenues in fiscal year 2000 of $207.2 million. The decrease was attributable to the decline in equipment rentals, used equipment sales and parts sales, partially offset by an increase in new equipment sales and in service revenue.

        Equipment Rental Revenues.    Revenues from equipment rentals declined $2.8 million, or 3.5%, to $77.5 million in fiscal year 2001 from $80.3 million in fiscal year 2000. The decline was primarily attributable to a decline in construction activity specifically in and around the State of Utah, which resulted in a decrease in the number of equipment rental transactions. During 2001, several large construction projects associated with preparation for the February 2002 Winter Olympics and which began in prior years were completed. Such projects included, but were not limited to, road construction, hotels and Olympic venue sites. In anticipation of the Winter Olympics, no new large construction projects were begun in 2001. In addition, the volume of equipment rentals to the mining industries (the gold, copper and silver mines) in eastern Wyoming and western Nevada declined due primarily to the slowing economy.

        Equipment Sales Revenues.    Revenues from new equipment sales increased $6.1 million, or 13.1%, to $52.9 million for fiscal year 2001 from $46.8 million for fiscal year 2000. The increase was due primarily to an $11.9 million increase in sales of cranes ranging in size from small truck-mounted cranes and rough-terrain cranes to large, crawler cranes. The increase was offset in part by a decrease in sales of lift trucks and other equipment as customers slowed their purchases of replacement equipment in response to a slowing economy.

        Revenues from used equipment sales decreased $4.4 million, or 12.5%, to $30.7 million in fiscal year 2001 from $35.1 million in fiscal year 2000. The decrease was attributable mainly to a weakening economy and declining customer demand, particularly as it related to used crane sales, which declined by $3.5 million. The decline was also attributable to a one-time sale of scanclimbing equipment in 2000 for $1.7 million, but was partially offset by increases in sales of other equipment types.

        Parts Sales and Service Revenue.    Revenues from parts sales and service revenue remained relatively flat at $37.4 million in fiscal year 2001 compared to $37.0 million in fiscal year 2000. Parts sales decreased slightly by $0.5 million, or 2.6%. The decrease was caused by the slowing economy which resulted in lower usage of equipment partially offset by the trend by equipment owners to retain and use their existing equipment longer. Service revenue increased $0.9 million, or 5.1%, as a result of an increase in service charge-out rates, as well as from increased volume of service transactions.

        Other Revenues.    Revenues from other sales activities consisted primarily of billings to customers for equipment support activities including transportation, hauling, parts freight and damage-waiver charges. Other revenues decreased $0.6 million, or 8.0%, to $7.4 million in fiscal year 2001 from $8.0 million in fiscal year 2000. The decrease was due primarily to the reduction in rental volume and to customers providing their own damage loss coverage.

        Total Gross Profit.    Total gross profit remained relatively flat at $55.9 million in fiscal year 2001 compared to $55.7 million in fiscal year 2000. Total gross margin increased to 27.2% in fiscal year 2001 from 26.9% in fiscal year 2000.

        Equipment Rentals Gross Profit.    Gross profit from equipment rentals remained relatively flat at $28.0 million in fiscal year 2001 compared to $28.2 million in fiscal year 2000. Gross margin on equipment rentals increased to 36.1% in fiscal year 2001 from 35.1% in fiscal year 2000. Gross profit remained relatively constant while gross margin improved due to an improvement in managing overall rental costs, including repair and maintenance costs, which decreased by $2.7 million from the prior year.

        Equipment Sales Gross Profit.    Gross profit from new equipment sales increased $0.9 million to $6.4 million in fiscal year 2001 from $5.5 million in fiscal year 2000. Gross margin on new equipment sales increased to 12.1% in fiscal year 2001 from 11.7% in fiscal year 2000. The improvement in gross profit was due to the increased sales volume of a wide variety of cranes. The improvement in gross margin was attributable to a more favorable mix of product sales.

        Gross profit from used equipment sales declined $0.3 million to $6.7 million in fiscal year 2001 from $7.0 million in fiscal year 2000. Gross margin on used equipment sales increased to 21.7% for fiscal year 2001 from 19.8% in fiscal year 2000. While gross profit declined slightly as a result of lower crane sales, gross margin improved due to management's continued emphasis on selling equipment directly to retail customers.

        Parts Sales and Service Revenue Gross Profit.    Gross profit from parts sales and service fees increased $0.5 million to $17.1 million in fiscal year 2001 from $16.6 million in fiscal year 2000. Gross margin increased to 45.6% in fiscal year 2001 from 44.7% in fiscal year 2000. Gross profit from parts sales declined by $0.4 million as a result of the decline in the overall economy in late 2001. Gross margin from part sales declined to 29.4% from 30.6% as a result of a greater contribution from lower margin parts. Gross profit from service revenue increased by $0.9 million and gross margin from service revenue increased to 62.3% in 2001 from 60.3%. The increase in gross margin was attributable to a 3.1% increase in service charge-out rates as well as an increase in service transactions.

        Depreciation and Amortization.    Depreciation and amortization was $30.8 million and $30.1 million for fiscal years 2001 and 2000, respectively. The increase in depreciation and amortization expense was attributable to an increase in the average rental fleet assets and additions to property, plant and equipment.

        Selling, General and Administrative Expenses.    SG&A expenses were $47.9 million, or 23.3% of total revenues, during fiscal year 2001 and $48.8 million, or 23.6% of total revenues, in fiscal year 2000. The decline in SG&A expenses reflected lower employee, benefit and warranty costs partially offset by higher insurance and advertising costs.

        Income (Loss) from Operations.    Based on the foregoing, income from operations increased 16.5% to $8.0 million in fiscal year 2001 from $6.9 million in fiscal year 2000.

        Other Income (Expense).    Other income or expense consisted primarily of interest expense on the revolving line of credit and on subordinated notes to members. Interest expense on the revolving line of credit and other decreased by $4.7 million, to $11.2 million in fiscal year 2001 from $15.9 million in fiscal year 2000. The decrease was a result of fewer borrowings on the revolving line of credit and a decline in the LIBOR interest rate. The weighted average rate on the borrowings outstanding decreased 2.7%, to 7.3% for fiscal year 2001 from 10.0% for fiscal year 2000. Interest expense on the subordinated notes to members increased due to the fact (i) ICM issued an additional $12 million in subordinated notes to members in February 2001 (the proceeds were used to reduce the borrowings outstanding on the revolving line of credit) and (ii) interest was accrued but not paid and compounded semi-annually.

        Income Tax Provision.    ICM (excluding Great Northern Equipment, Inc., a wholly-owned subsidiary) is a limited liability company that elected to be treated as a partnership for income tax purposes. Provision for income taxes of $0.2 million was consistent between 2001 and 2000. The effective tax rate was consistent between the fiscal years.

Liquidity and Capital Resources

        Cash Flow from Operating Activities.    Cash provided by operating activities for ICM was $4.1 million for the three months ended March 31, 2002 compared to $8.6 million for the three months ended March 31, 2001. The decrease was primarily the result of decreases in accounts receivables, accrued liabilities and inventories and the net loss.

        Cash provided by operating activities for ICM was $37.4 million for fiscal year 2001 compared to $26.8 million for 2000. The improvement was primarily a result of a decrease in the net loss and accounts receivable and an increase in depreciation and accounts payable.

        Cash Flow from Investing Activities.    Cash used for investing activities for ICM totaled $3.2 million for the three months ended March 31, 2002. Cash was used primarily during this period to purchase rental equipment (approximately $7.6 million). Cash used for investing activities totaled $2.4 million for the three months ended March 31, 2001. Cash was used primarily during this period to purchase rental equipment (approximately $8.5 million).

        Cash used for investing activities for ICM totaled $34.2 million for fiscal year 2001. Cash was used during this period principally to (i) purchase rental equipment (approximately $55.6 million) and (ii) to purchase company-owned assets used in operating the business (approximately $1.0 million). Cash used for investing activities totaled $18.2 million for fiscal year 2000. Cash was used during this period principally to (i) purchase rental equipment (approximately $47.2 million) and (ii) to purchase company-owned assets used in operating the business (approximately $0.8 million).

        Cash Flow from Financing Activities.    Cash used for financing activities for ICM was $0.8 million for the three months ended March 31, 2002. During this period, cash was used to pay down the revolving line of credit and capital lease obligations. Cash used for financing activities was $5.3 million for the three months ended March 31, 2001. During this period, the Company issued $12.0 million in subordinated notes to members. The proceeds from the notes were used to pay-down the balance outstanding on the revolving line of credit.

        Cash used for financing activities for ICM was $3.2 million for fiscal year 2001. During this period, ICM issued $12.0 million in subordinated notes to members. The proceeds from the notes were used to pay-down the balance outstanding on the revolving line of credit. ICM reduced its capital lease obligation by $0.3 million in that fiscal year. Cash used for financing activities was $10.7 million for fiscal year 2000. During this period, ICM issued $18.3 million in subordinated notes to members. The proceeds from the notes were used to pay-down the balance outstanding on the revolving line of credit. ICM reduced its capital lease obligation by $0.2 million in that fiscal year.

BUSINESS

The Company

        We believe we are one of the largest integrated equipment rental, service and sales companies in the United States. Unlike many of our competitors which focus primarily on renting equipment, we also sell new and used equipment and provide extensive parts and service support. This integrated model enables us to effectively manage key aspects of our rental fleet through reduced equipment acquisition costs, efficient maintenance and profitable disposition of rental equipment. Over the past 41 years, we have built an infrastructure that, after the combination of H&E and ICM, included a network of 41 facilities, most of which have full-service capabilities, and a workforce that includes a highly-skilled group of more than 500 service technicians and a distinct rental and equipment sales force. We generate a significant portion of our gross profit from parts and service, which we believe provides us with a more stable operating profile than companies that focus solely on equipment rental. For the nine months ended September 30, 2003, we generated revenues of $306.2 million and a net loss of $44.2 million. For the twelve months ended December 31, 2002, we generated pro forma revenues of $431.7 million and a pro forma net loss of $23.3 million. The recent net losses we have experienced, in addition to a recent decline in profit margins, may affect our ability to generate cash and prevent us from fulfilling our obligations under the notes. This could be exacerbated by our high degree of leverage, which will require a significant amount of cash to meet all of our obligations and commitments.

	For the Nine Months Ended September 30, 2003
	Revenues(1)	Gross Profit(1)	% of Total Gross Profit(1)	Gross Margin %	Capabilities
	(Dollars in millions)
Equipment rentals	$115.3	$36.6	46.4%	31.8%	As of September 30, 2003, we had a well-maintained fleet with an aggregate original acquisition (defined as cost originally paid to manufacturers) of $508.3 million. Our fleet is focused on four primary types of equipment: hi-lift, cranes, earthmoving and lift trucks. We have a sales force of over 75 people focused solely on renting equipment.
New equipment sales	$58.6	$5.2	6.7%	9.0%
					We are a leading distributor for nationally-recognized equipment suppliers including Manitowoc, Grove Worldwide, JLG Industries, Genie Industries, Komatsu and Yale Material Handling. We have a sales force of over 65 people focused solely on new and used equipment sales.
Used equipment sales	$52.0	$9.9	12.6%	19.1%	We sell used equipment primarily from our rental fleet by leveraging our new equipment sales distribution platform to sell directly to the end customer generally at retail prices.
Parts and service	$65.4	$26.4	33.5%	40.4%	We provide parts and service to our customers and to our own rental fleet. We have over 500 technicians and over 430 field service and delivery trucks.

	Pro Forma for the Year Ended December 31, 2002
	Revenues(1)	Gross Profit(1)	% of Total Gross Profit(1)	Gross Margin %	Capabilities
	(Dollars in millions)
Equipment rentals	$168.7	$64.1	53.8%	38.0%	As of December 31, 2002, we had a well-maintained fleet with an aggregate original acquisition cost (defined as cost originally paid to manufacturers) of $554.7 million. Our fleet is focused on four primary types of equipment: hi-lift, cranes, earthmoving and lift trucks. We have a sales force of over 100 people focused solely on renting equipment.
New equipment sales	$87.9	$7.9	6.6%	9.0%
					We are a leading distributor for nationally-recognized equipment suppliers including Manitowoc, Grove Worldwide, JLG Industries, Genie Industries, Komatsu and Yale Material Handling. We have a sales force of over 75 people focused solely on new and used equipment sales.
Used equipment sales	$65.1	$12.2	10.3%	18.8%	We sell used equipment primarily from our rental fleet by leveraging our new equipment sales distribution platform to sell directly to the end customer generally at retail prices.
Parts and service	$91.4	$37.2	31.2%	40.7%	We provide parts and service to our customers and to our own rental fleet. We have over 500 technicians and over 450 field service and delivery trucks.

(1)
Our total revenues and total gross profit include revenues and gross profit from our other revenues and expenses, which are related to equipment supporting activities and which are excluded from this table.

        Many of our competitors in the equipment rental market follow a generalist approach, renting a wide variety of equipment. We believe that customers prefer our specialized strategy which focuses our rental activities on and organizes our personnel principally by four core types of equipment (with their respective percentage of our rental fleet's original acquisition cost as of September 30, 2003): (i) hi-lift (60.4%); (ii) cranes (20.6%); (iii) earthmoving (11.0%); and (iv) lift trucks (5.7%) (the remaining 2.3% is comprised of miscellaneous equipment). We believe this strategy fills an important need for specialized equipment knowledge in the market, improves the effectiveness of our rental sales force and strengthens our customer relationships. As of September 30, 2003, our total rental fleet (including equipment under operating leases) consisted of 14,138 pieces with an average age of 39.5 months and an aggregate original acquisition cost of $508.3 million. As of December 31, 2002, our total rental fleet (including equipment under operating leases) consisted of 15,651 pieces with an average age of 34.6 months and an aggregate original acquisition cost of $554.7 million

        According to Manfredi & Associates, a leading industry consultant, the United States equipment rental industry has grown from approximately $6.5 billion in annual rental revenues in 1990 to approximately $24.3 billion in 2002, representing a compound annual growth rate of approximately 17.3%. We believe this growth was principally due to increased outsourcing by construction and industrial companies as they realized the economic benefits of renting rather than owning equipment. We believe that despite recent consolidations in the rental industry, the market is still highly fragmented and consists mainly of a small number of multi-location regional or national operators and a large number of relatively small, independent businesses serving discrete, local markets.

        On June 17, 2002, H&E Equipment Services was formed through the combination of H&E (a wholly-owned subsidiary of Gulf Wide) and ICM, which were two leading, regional, integrated equipment rental, service and sales companies operating in contiguous geographical markets. In connection with the combination of H&E and ICM, they were merged with and into Gulf Wide, which was renamed H&E Equipment Services L.L.C. H&E, founded in 1961, operated 25 facilities, most of which were full-service, in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina and Texas. ICM, founded in 1971, operated 16 facilities, most of which were full-service, in Arizona, Colorado, Idaho, Montana, New Mexico, Nevada, Texas and Utah.

Our Competitive Strengths

        We believe that we benefit from the following competitive strengths:

        Integrated Platform of Products and Services.    We believe that our integrated equipment rental, service and sales model provides us with: (i) multiple points of customer contact; (ii) a diversified revenue stream; (iii) an effective method to manage our rental fleet through reduced equipment acquisition costs, efficient maintenance and profitable disposition of used equipment; and (iv) a more consistent performance throughout economic cycles. Key benefits that our integrated product and service offerings provide to our rental activities include:

  •
  Increasing Purchasing Power Through Complementary New Equipment Sales. We have significant purchasing power because of our large volume purchases as both a renter and distributor of equipment.

  •
  Maintaining the High Quality of Our Large Rental Fleet. We believe that we operate one of the largest rental fleets in the Gulf Coast and Intermountain regions. We maintain a constant and extensive fleet maintenance program through our in-house capabilities.

  •
  Disposing of Our Used Rental Equipment through Our Retail Sales Network. We believe we have a strategic advantage by being able to profitably dispose of used equipment from our rental fleet through our own retail sales infrastructure, as compared to selling wholesale or through auctions. Our resale capabilities allow us to control the utilization and the age of our fleet, provide customers with a wider range of equipment options and leverage our equipment sales force infrastructure, which includes over 65 specialized sales people.

        High-Margin, Stable Parts and Service Business.    Our parts and service business is a key component of the integrated offering we provide to both our customers and our own rental fleet. We believe that our aftermarket parts and service operations are less susceptible to economic and business cycles and thus provide a stable, recurring, high-margin stream of revenues.

        Well-Developed Infrastructure.    Over the past 41 years, we have built an infrastructure that, after the combination of H&E and ICM, includes a network of 41 facilities, most of which have full-service capabilities, and a workforce that includes a highly-skilled group of more than 500 service technicians and a distinct rental and equipment sales force. In addition, our well-developed infrastructure helps us to better serve large multi-regional customers and provides an advantage when competing for fleet and project management business.

        Diverse Customer Base.    We serve more than 23,000 customers in the industrial and commercial markets, including construction and maintenance contractors, manufacturers, public utilities and municipalities.

        Experienced Management Team.    Senior management, led by Gary W. Bagley, our Chairman, and John M. Engquist, our President and Chief Executive Officer, has an average of 22 years of experience in the industry and an average of 15 years of experience with H&E or ICM, as the case may be.

Our Business Strategy

        Key components of our business strategy include:

        Leveraging the Integrated Equipment Rental Model.    Because our customers rarely just rent equipment, we believe that they value our integrated approach to addressing their equipment rental, service and sales needs. In addition to renting equipment, many of our customers purchase new and used equipment from us and utilize our extensive parts and service support. We believe this integrated model helps us to develop and strengthen relationships with our customers.

        Specializing in Rental of Core Equipment Types.    Many of our competitors in the equipment rental market follow a generalist approach, renting a wide variety of equipment. We believe that customers generally prefer our strategy which focuses our rental activities on and organizes our personnel by our four core types of equipment: hi-lift, cranes, earthmoving, and lift trucks.

        Leveraging Industry-Leading Parts and Service Operations.    Our parts and service business is an important part of our relationships with our suppliers and rental customers. Given their decreased project timelines and reliance on fewer pieces of equipment, we believe our customers increasingly place more importance on effective and timely parts and service support for their own fleet of equipment as well as for equipment that they rent.

        Optimizing Economics of Combined Fleet.    We believe that there are significant opportunities to optimize our rental fleet economics through the integration of the H&E and ICM fleets. As a result of the combination of H&E and ICM, we are able to move rental equipment between our expanded markets to: (i) more profitably utilize our rental fleet to meet demand in a particular geography; (ii) manage our fleet utilization by cross-selling used equipment from our rental fleet across our expanded retail network; and (iii) improve our ability to service large, multi-regional customers.

        Expanding Fleet Management Capabilities and Project Management Operations.    We intend to grow our revenues from fleet and project management services by leveraging our broad infrastructure, full-service capabilities and strong reputation for reliable service. End users, particularly industrial accounts (e.g., manufacturing, mining, and distribution) for fleet management services and contractors for project management, increasingly outsource equipment management in order to focus on their core competencies, achieve cost reductions and take advantage of our economies of scale. For example, as a result of the combination of H&E and ICM, we recently have been awarded a contract with a national construction contractor to be the sole provider of its equipment needs, including equipment rental, new equipment, used equipment and related parts and service.

        Pursue Complementary Acquisitions.    Since 1998, we have been focused primarily on growing our business organically, opening 18 locations in 11 states. Over this period, we have made only one acquisition for $10.6 million, which expanded our presence in the crane rental, service and sales business in the Gulf Coast region. Going forward, we may make strategic acquisitions that complement our existing products and services or strengthen our presence in a particular geographic market. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities and lead to higher acquisition costs. We may not have the financial resources necessary to consummate any acquisitions or to successfully open new facilities in the future, or the ability to obtain the necessary funds on satisfactory terms. We currently have no planned acquisitions.

Products and Services

Equipment Rental

        We focus our rental activities on, and organize our personnel by, four core types of equipment (with their respective percentage of our fleet's original acquisition cost as of September 30,

2003): (i) hi-lift equipment (60.4%); (ii) cranes (20.6%); (iii) earthmoving equipment (11.0%); and (iv) lift trucks (5.7%) (the remaining 2.3% is comprised of miscellaneous equipment). We offer flexible rental terms, including hourly, daily, weekly and monthly rentals. We maintain a constant and extensive fleet maintenance program through our in-house capabilities. The details of our rental fleet as of September 30, 2003 and December 31, 2002 are as follows:

As of September 30, 2003	Units	Original Acquisition Cost	Average Age (Months)
	(Dollars in millions)
Owned equipment:
Hi-lift	7,976	$233.0	39.7
Cranes	458	91.4	46.2
Earthmoving	731	56.1	29.0
Lift trucks	1,210	29.0	43.9
Other	1,435	12.2	41.3

Total	11,810	421.7	39.9

Equipment under operating leases:
Hi-lift	2,278	73.9	37.0
Cranes	50	12.7	62.4
Lift trucks	—	—	—
Other	—	—	—

Total	2,328	86.6	37.6

Grand total	14,138	$508.3	39.5

As of December 31, 2002	Units	Original Acquisition Cost	Average Age (Months)
	(Dollars in millions)
Owned equipment:
Hi-lift	8,250	$246.8	35.2
Cranes	466	100.8	43.0
Earthmoving	874	62.5	28.7
Lift trucks	1,349	30.3	38.0
Other	2,050	17.3	35.8

Total	12,989	457.7	35.4

Equipment under operating leases:
Hi-lift	2,587	81.7	30.0
Cranes	59	14.8	58.1
Lift trucks	11	0.3	68.3
Other	5	0.2	67.0

Total	2,662	97.0	30.8

Grand total	15,651	$554.7	34.6

New Equipment Sales

        We are one of the leading distributors of new products for nationally-recognized manufacturers. Typically under distribution agreements with these original equipment manufacturers, we have exclusive responsibility for particular products in selected markets, although manufacturers retain the right to appoint additional dealers and sell directly to national accounts and governmental agencies and can usually terminate the distribution agreements at any time upon written notice. We maintain an experienced equipment sales force of over 65 people. Our new equipment distribution infrastructure facilitates a large, high-quality product support operation, creates a higher level of partnering with manufacturers and adds a significant customer base which often leads to revenue from our rental and parts and service operations. The type of new equipment we sell varies by location.

Used Equipment Sales

        We routinely sell used rental equipment in order to adjust the size and composition of our rental fleet to changing market conditions and to maintain a modern, high-quality fleet. We believe we have a strategic advantage by being able to profitably dispose of used equipment from our rental fleet through our own retail sales infrastructure, as compared to selling wholesale or through auctions. Our resale capabilities allow us to control the utilization and the age of our fleet, provide customers with a wider range of equipment options and leverage our equipment sales force infrastructure.

Parts and Service

        We sell a wide range of OEMs' maintenance and replacement parts and related products as a complement to our core equipment rental and sales businesses. We maintain in our facilities an extensive parts and merchandise inventory which we believe is important for timely parts and service support and helps minimize customer downtime for us and for our customer. We are generally able to acquire non-stock or out-of-stock parts directly from manufacturers within one to two business days. We supply parts and general repair and maintenance service for the complete line of equipment we rent and sell as well as for equipment produced by competitive manufacturers whose products we neither rent nor sell.

        We employ more than 500 highly-skilled service technicians. As part of our commitment to provide customers with knowledgeable parts assistance and high-quality service and repair options, we devote significant resources to training and retaining these technical service employees. A typical service employee will attend approximately 80 hours of training in the first year and 80-120 hours annually in subsequent years. We are able to attract and retain knowledgeable, highly-skilled service technicians due to our strong relationship with our service employees and ties to the communities. Our after-market service provides a high-margin, stable source of revenue throughout changing economic cycles.

Customers

        We serve more than 23,000 customers across 15 states. Our customers include a wide range of industrial and commercial companies and construction contractors, manufacturers, public utilities, municipalities, maintenance contractors and a variety of other large industrial accounts. We believe that our integrated strategy enables us to satisfy customer requirements and increase revenue per customer through cross-selling opportunities presented by the various products and services that we offer. In addition to maintaining our historically strong relationship with local customers, our extensive, high-quality infrastructure allows us to focus on larger regional and national accounts. Our new and used equipment sales customers vary from small, single machine owners to large contractors and industrial and commercial companies who typically operate under equipment and maintenance budgets and are excellent prospects for fleet management services.

Sales and Marketing

        We have separate sales forces specializing in equipment rentals and new and used equipment sales. We believe maintaining separate sales forces for rental and sales is important to our customer service, allowing us to most effectively meet the demands of different types of customers.

        Our rental sales force and new and used equipment sales force, together comprising over 140 people, are divided into smaller, product focused teams which enhances the development of in-depth product application and technical expertise. To further develop knowledge and experience, we provide our sales force with extensive training, including frequent factory and in-house training by manufacturer representatives regarding the operational features, operator safety training and maintenance of new equipment. This training is essential, as our sales personnel regularly call on contractors' job sites often assisting customers in assessing their immediate and ongoing equipment needs.

        While we believe that our specialized, well-trained sales force strengthens our customer relationships and fosters customer loyalty, we rely on additional marketing and advertising tools, including direct mail campaigns and print advertising focused primarily on the Yellow Pages and industry trade publications. In addition, we have a commission-based compensation program for our sales force.

        We have implemented a national accounts program in order to develop national relationships and increase awareness of our extensive offering of industrial and construction equipment, ancillary products, parts and services. Under this program, a portion of our sales force is assigned to call on corporate headquarters of our large customers, particularly those with a national or multi-regional presence.

Suppliers

        Currently, we purchase most of our equipment from the same manufacturers with whom we have distribution agreements. While we believe that we have alternative sources of supply for the equipment we purchase in each of our principal product categories, termination of one or more of our relationships with any of our major suppliers of equipment could have a material adverse effect on our business, financial condition or results of operation if we were unable to obtain adequate or timely rental and sales equipment.

Information Technology Systems

        We have developed information systems that track: (i) rental inventory utilization statistics; (ii) maintenance and repair costs; (iii) returns on investment for specific equipment types; and (iv) detailed operational and financial information for each piece of equipment. We believe that this provides us with a competitive advantage over smaller independent rental companies which lack such systems. The point-of-sale aspect of the systems enables us to link all of our facilities, permitting universal access to real-time data concerning equipment located at the individual facility locations and the rental status and maintenance history of each piece of equipment. These business systems also include on-line contract generation, automated billing, local sales tax computation and automated rental purchase option calculation. In addition, we maintain an extensive customer database which allows us to monitor the status and maintenance history of our customers' equipment and enables us to more effectively provide parts and service to meet their needs.

Competition

        The equipment rental industry is highly fragmented and competitive. Many of the markets in which we operate are served by numerous competitors, ranging from national and multi-regional equipment rental companies to small, independent businesses with a limited number of locations. We believe that participants in the equipment rental industry compete on the basis of availability and quality of equipment, service, delivery and price. In general, we believe that large operators enjoy substantial competitive advantages over small, independent rental businesses that cannot afford to maintain the comprehensive rental equipment fleet and high level of maintenance and service that we offer.

        Like the rental industry, the retail sales and distribution industry is being redefined through consolidation and competition. Traditionally, equipment manufacturers distributed their equipment and parts through a network of independent dealers with exclusive distribution agreements. As a result of the consolidation and competition, both manufacturers and distributors are seeking to streamline their operations, improve their costs and gain market share. In addition, our established, integrated infrastructure enables us to compete directly with our competitors on either a local, regional or national basis. Moreover, we believe customers are placing greater emphasis on value-added services and teaming with equipment rental and sales companies who can meet all of their equipment parts and service needs.

Properties

        We currently have a network of 41 facilities, serving more than 23,000 customers across 15 states. We serve customers in the Gulf Coast region, including the states of Alabama, Arkansas, Florida, Louisiana, Mississippi, North Carolina and Texas and in the Intermountain region, including the states of Arizona, Colorado, Idaho, Montana, Nevada, New Mexico, Utah and Washington.

        Facility locations typically serve a 25 to a 100 mile radius. In our facilities, we rent, display and sell equipment, including tools and supplies, and provide maintenance and basic repair work. We own four of our locations and lease 38 locations. Our leases provide for varying terms and renewal options. The following table provides data on our locations:

City/State	Date Opened(a)	Services Offered(b)	Leased/Owned	Approx. Square Footage
Alabama
Birmingham	1984	S, P, SV, A	Leased	9,000
Arizona
Phoenix	1990	S, R, P, SV, A	Leased	40,000
Tucson	1991	S, R, P, SV	Leased	14,000
Arkansas
Little Rock	1995	S, R, P, SV, A	Owned	30,000
Springdale	1996	S, R, P, SV, A	Owned	16,200
Colorado
Denver	1985	S, R, P, SV, A	Leased	15,000
Colorado Springs	2000	S, R, P, SV	Leased	13,000
Florida
Fort Myers	2000	S, R, P, SV	Leased	7,000
Orlando	2000	S, R, P, SV, A	Leased	27,500
Tampa	2000	S, R, P, SV, A	Leased	28,900
Georgia
Atlanta	2000	S, R, P, SV, A	Leased	17,000
Idaho
Boise	1997	S, R, P, SV	Leased	6,000
Coeur D'Alene	1997	S, R, P, SV	Leased	5,000
Louisiana
Alexandria	1995	S, R, P, SV, A	Leased	6,500
Baton Rouge	1961	S, P, SV, A	Leased	56,900
Belle Chasse(2)	1965	S, P, SV, A	Leased(1)/Owned(1)	22,500
Gonzales	1995	R, P, SV, A	Leased	7,000
Kenner	1978	S, P, SV, A	Leased	36,000
Lake Charles	1988	S, R, P, SV, A	Leased	10,500
Shreveport(2)	1985	S, R, P, SV, A	Leased(2)	39,600

Mississippi
Jackson	1997	S, P, SV, A	Leased	15,000
Montana
Billings	1981	S, R, P, SV	Leased	10,000
Bozeman	2000	S, R, P, SV	Leased	8,800
Missoula	1984	S, R, P, SV	Leased	7,000
New Mexico
Albuquerque	1994	S, R, P, SV	Leased	7,100
Farmington	1991	S, R, P, SV	Leased	5,000
Nevada
Las Vegas	1983	S, R, P, SV, A	Leased	78,000
Reno	1996	S, R, P, SV	Leased	30,000
North Carolina
Charlotte	2000	S, R, P, SV, A	Leased	8,400
Texas
Dallas(2)	1948	S, R, P, SV, A	Leased(2)	44,500
Houston(3)	1947	S, R, P, SV, A	Leased(3)	89,600
San Antonio	1996	S, R, P, SV, A	Owned	8,000
Weslaco	2001	S, R, P, SV, A	Leased	43,600
Utah
Ogden	1999	S, R, P, SV	Leased	9,000
Salt Lake City	1971	S, R, P, SV, A	Leased	119,000
St. George	1997	S, R, P, SV	Leased	7,500

(a)
Reflects the earliest date H&E, ICM or their respective predecessors opened a facility in the indicated market.

(b)
S-Sales, R-Rentals, P-Parts, SV-Service, A-Administration

        Each facility location has a manager who is responsible for day-to-day operations. In addition, facilities are typically staffed with approximately 10 to 50 people, who may include technicians, salesmen, rental operations staff and parts specialists. While facility offices are typically open five days a week, we provide 24 hour, seven day per week service. We believe that our facility managers, who average over seven years of experience in the equipment industry, are among the most knowledgeable and experienced in their local markets.

        We maintain a fleet of over 430 vehicles that are used for delivery, maintenance and sales functions. We own a portion of this fleet and lease the remainder.

        Our corporate headquarters are located in Baton Rouge, Louisiana, where we occupy approximately 18,400 square feet under a lease that extends until February 28, 2007.

Environmental and Safety Regulations

        Our facilities and operations are subject to comprehensive and frequently changing federal, state and local environmental and occupational health and safety requirements, including those relating to discharges of substances to the air, water and land, the handling, storage, use and disposal of hazardous materials and wastes and the cleanup of properties affected by pollutants. We do not currently anticipate any material adverse effect on our business or financial condition or competitive position as a result of our efforts to comply with our liability under such requirements. Although we have made and will continue to make capital and other expenditures to comply with environmental requirements, we do not expect to incur material capital expenditures for environmental controls or compliance in this or the succeeding fiscal year.

        In the future, federal, state or local governments could enact new or more stringent laws or issue new or more stringent regulations concerning environmental and worker health and safety matters, or effect a change in their enforcement of existing laws or regulations, that could effect our operations. Also, in the future, contamination may be found to exist at our facilities or off-site locations where we have sent wastes. Many of our properties have been the subject of Phase I or Phase II Environmental Site Assessments, but there can be no assurance that we will not discover previously unknown environmental non-compliance or contamination. We could be held liable for such newly-discovered non-compliance or contamination. It is possible that changes in environmental and worker health and safety requirements or liabilities from newly-discovered non-compliance or contamination could have a material adverse effect on our business, financial condition and results of operations.

Employees

        As of September 30, 2003, we had approximately 1,301 employees. Of these employees, 425 are salaried personnel and 876 are hourly personnel. Our employees perform the following functions: sales operations, parts operations, rental operations, technical service and office and administrative support. Collective bargaining agreements relating to three separate locations cover approximately 80 of our employees. We believe our relations with our employees are good and we have never experienced a work stoppage.

Legal Proceedings

        As of September 30, 2003, except for the legal proceeding referred to below, we were not subject to any legal proceedings that management believes could have a material adverse effect on our business or financial condition.

        In July 2000, a complaint was filed by a competitor of the Company in the General Court of Justice, Superior Court Division, State of North Carolina, County of Mecklenburg (the "Court"). On May 2, 2003, the Court handed down an Order and Opinion in favor of the plaintiff. In conjunction therewith, the Company recorded a $17.0 million loss for estimated damages, plaintiff's attorney's fees and other costs in the first quarter of 2003.

        On August 13, 2003, the Court entered the final judgment in the amount of $17.4 million consisting of damages, plaintiff's attorneys fees and accrued statutory interest. Accordingly, the Company recorded an additional $0.4 million loss from litigation during the third quarter of 2003. On September 11, 2003, the Company filed a notice of appeal. In conjunction with the appeal and in accordance with the Court's order, the Company issued an irrevocable standby letter of credit for $19.0 million, representing the amount of the judgment plus $1.6 million in anticipated statutory interest for the next sixteen months while the judgment is being appealed. If at the end of sixteen months, the appeal is still pending, the Company will be required to extend the maturity of the irrevocable standby letter of credit for eight additional months and increase the amount by $0.8 million (eight months additional statutory interest at 8.0%). Going forward, the Company will expense any statutory interest as interest expense in the statement of operations. For the duration of the letter of credit, the Company pays the lenders a 300 basis point fee on the amount available for issuance.

        While management is appealing and vigorously contesting this judgment, management believes even if there is a reduction in the amount of damages awarded to the plaintiff on appeal that the judgment could have a material adverse effect on the Company's business or financial condition.

MANAGEMENT

Directors and Executive Officers

        The following table sets forth the names, ages and titles, as well as a brief account of the business experience, of each person who is a director or executive officer of H&E Equipment Services.

Name	Age	Title
Gary W. Bagley	56	Chairman and Director
John M. Engquist	50	President, Chief Executive Officer and Director
Lindsay C. Jones	41	Chief Financial Officer
Terence L. Eastman	51	Senior Vice President, Finance
William W. Fox	59	Vice President, Cranes and Earthmoving
Robert W. Hepler	47	Vice President, Hi-Lift
Kenneth R. Sharp, Jr	58	Vice President, Lift Trucks
John D. Jones	46	Vice President, Product Support
Dale W. Roesener	46	Vice President, Fleet Management
Bradley W. Barber	30	Vice President, Rental Operations
Bruce C. Bruckmann	50	Director
Harold O. Rosser	55	Director
J. Rice Edmonds	32	Director
John T. Sawyer	59	Director
Keith E. Alessi	48	Director
Lawrence C. Karlson	60	Director

        Gary W. Bagley, Chairman and Director, served as President of ICM since 1996 and Chief Executive Officer since 1998. Prior to 1996, he held various positions at ICM, including Salesman, Sales Manager and General Manager. Prior to that, Mr. Bagley served as Vice President and ICM General Manager of Wheeler Machinery. Mr. Bagley serves on a number of dealer advisory boards and industry association boards.

        John M. Engquist, President, Chief Executive Officer and Director, served as President and Chief Executive Officer of H&E since 1995 and as a director of Gulf Wide since 1999. From 1975 to 1994, he held various operational positions at H&E, starting as a mechanic's helper. Mr. Engquist serves on the board of directors of St. Jude's Children's Hospital in Memphis, Tennessee, Cajun Contractors & Engineers, Inc. and Business Bank of Baton Rouge.

        Lindsay C. Jones, Chief Financial Officer, joined ICM as Chief Financial Officer in October 1998. From 1994 to 1998, Mr. Jones served as Chief Financial Officer and Treasurer for Midwest Office, Inc. Prior to that, Mr. Jones was a Manager with KPMG servicing clients in the retail and financial service markets. Mr. Jones is a Certified Public Accountant. Mr. Jones is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

        Terence L. Eastman, Senior Vice President, Finance, served as Chief Financial Officer of H&E since 1994. Prior to joining H&E, Mr. Eastman was the regional controller for Rollins Environmental Services from 1987 to 1994. From 1974 to 1987, Mr. Eastman held various financial positions with CF&I Steel Corporation in Pueblo, Colorado.

        William W. Fox, Vice President, Cranes and Earthmoving, served as Executive Vice President and General Manager of H&E since 1995. Mr. Fox served as President of South Texas Equipment Co., a subsidiary for H&E, from 1995 to 1997. Prior to that, Mr. Fox held various executive and managerial positions with the Manitowoc Engineering Company. He was Executive Vice President/General Manager from 1989 to 1995, Vice President Sales from 1988 to 1989, and General Manager of the company for two years, from 1986 to 1988. Before joining Manitowoc, Mr. Fox worked for six years as Executive Vice President/General Manager at North Central Crane, from 1980 to 1986.

        Robert W. Hepler, Vice President, Hi-Lift, served as President of Hi-Lift Division at H&E since 1999. From 1992 to 1999, he was President of BPS Equipment Division of Rentakil, plc. From 1988 to 1992, he served as President of Booms & Scissors at BET Plant Services, which acquired the company he founded in 1982, Hepler Hi-Lift.

        Kenneth R. Sharp, Jr., Vice President, Lift Trucks, began his career at ICM in 1973 and served as Executive Vice President of ICM since 1996. From 1989 to 1996, Mr. Sharp served as General Manager of the ICM Power Systems Division. From 1983 to 1989, he held various positions at ICM including Salesman, Sales Manager and Product Support Manager.

        John D. Jones, Vice President, Product Support, served as Vice President of Product Support Service at H&E since 1995. From 1991 to 1994, he was General Manager of Product Support at Louisiana Machinery. From 1987 to 1991 he served as General Manager of the Parts Operation at Holt Company of Louisiana. From 1976 to 1987, Mr. Jones worked in Product Support and Marketing for Boyce Machinery.

        Dale W. Roesener, Vice President, Fleet Management, founded Southern Nevada Equipment Company in 1983 and served as its President and Chief Executive Officer until 1998 when he joined ICM as Senior Vice President, Secretary and Fleet Manager.

        Bradley W. Barber, Vice President, Rental Operations, was promoted to Vice President of Rental Operations in February 2003. Prior to that, Mr. Barber served as Director of Rental Operations for Head and Engquist Equipment. Mr. Barber has previous experience in both outside sales and branch management for a regional equipment company.

        Bruce C. Bruckmann, Director, is a Managing Director of BRS. He was an officer of Citicorp Venture Capital Ltd. from 1983 through 1994. Mr. Bruckmann is a director of HealthPlus Corporation, HealthEssentials, Inc., Anvil Knitwear, Inc., California Pizza Kitchen, Inc., Penhall International, Inc., Eurofresh, Inc., Mohawk Industries, Inc. and Town Sports International, Inc.

        Harold O. Rosser, Director, is a Managing Director of BRS. He was an officer of Citicorp Venture Capital from 1987 through 1994. Mr. Rosser is a director of American Paper Group, Inc., Acapulco Restaurants, Inc., Penhall International, Inc., California Pizza Kitchen, Inc., O'Sullivan Industries, Il Fornaio (America) Corporation and McCormick & Schmick Restaurant Corporation.

        J. Rice Edmonds, Director, is a Principal of BRS. Prior to joining BRS in 1996 he worked in the high yield finance group of Bankers Trust. Mr. Edmonds is a director of Acapulco Restaurants, Inc., Il Fornaio (America) Corporation and McCormick & Schmick Restaurant Corporation.

        John T. Sawyer, Director, joined as a Director in September 2002. Mr. Sawyer is President of Penhall. He joined Penhall in 1978 as the Estimating Manager of the Anaheim Division. In 1980, Mr. Sawyer was appointed Manager of Penhall's National Contracting Division, and in 1984, he assumed the position of Vice President and became responsible for managing all construction services divisions. Mr. Swayer has been President of Penhall since 1989.

        Keith E. Alessi, Director, joined as a Director and Chairman of the Audit Committee in November 2002. Mr. Alessi is Chairman and Chief Executive Officer (and owner) of Lifestyles Improvement Centers LLC, a franchiser of hypnosis centers in the US and Canada. Mr. Alessi is also an Adjunct Professor of Law at The Washington and Lee University School of Law and Adjunct Professor at The University of Michigan Graduate School of Business Administration. He is a director and the Chairman of the Audit Committee for both Town Sports International (New York), a chain of health clubs and MWI Veterinary Supply (Boise), a leading veterinary supply wholesaler. He is the former Chairman and CEO of Telespectrum Worldwide and Jackson Hewitt.

        Lawrence C. Karlson, Director, joined as a Director in September 2002. Mr. Karlson has a Masters Degree in Business Administration from the Wharton School of Business. In 1983, Mr. Karlson formed Nobel Electronics, Inc. In 1986, Nobel Electronics was reverse-merged into Pharos AB and Mr. Karlson became President and Chief Executive Officer. In 1990 he was named Chairman. He retired in 1993. Mr. Karlson provides consulting services to a wide variety of business. He currently sits on the Board of Directors of numerous public and private companies.

Executive Compensation

        The following table summarizes, for the periods indicated, the principal components of compensation for our Chief Executive Officer and the four highest compensated executive officers (collectively, the "named executive officers") for the years ended December 31, 2002 and 2001:

Summary Compensation Table

	Annual Compensation—2002
Name and Principal Position	Salary ($)	Bonus ($)		Other Annual Compensation ($)
John M. Engquist Chief Executive Officer, President and Director	500,000	62,674	(a)	—
Gary W. Bagley Chairman and Director	200,000	—		28,345	(b)
Robert W. Hepler Vice President	330,000	—		9,600	(c)
Kenneth R. Sharp, Jr. Vice President	185,000	—		28,345	(b)
William W. Fox Vice President	192,500	50,000	(a)	9,000	(c)

(a)
Bonus earned upon achievement of performance objectives.

(b)
Company contributions under non-qualified deferred compensation plan.

(c)
Automobile allowances.

	Annual Compensation—2001
Name and Principal Position	Salary ($)	Bonus ($)		Other Annual Compensation ($)
John M. Engquist Chief Executive Officer, President and Director	376,923	750,000	(a)(b)	—
Gary W. Bagley Chairman and Director	200,000	—		51,845	(c)
Robert W. Hepler Vice President	306,923	120,000	(a)	9,600	(d)
Kenneth R. Sharp, Jr. Vice President	185,000	—		51,833	(c)
Terence L. Eastman Senior Vice President, Finance	133,462	55,000	(a)	9,000	(d)

(a)
Bonus earned upon achievement of performance objectives.

(b)
Includes a $250,000 supplemental bonus, in addition to the bonus provided under Mr. Engquist's employment agreement, authorized pursuant to a board resolution of Gulf Wide dated as of August 3, 2001.

(c)
Company contributions under non-qualified deferred compensation plan.

(d)
Automobile allowances.

Executive Employment Agreements

        H&E assumed an employment agreement with each of Gary W. Bagley and Kenneth R. Sharp, Jr. dated as of February 4, 1998. Such agreements, as amended on May 26, 1999, as further amended on December 6, 1999 and June 14, 2002, provide for, among other things:

  •
  an initial term of employment expiring on the fifth anniversary of the date of the agreement, thereafter employment may be terminated by either party upon 30 days written notice;

  •
  early termination by reason of Mr. Bagley's or Mr. Sharp's (as applicable) death or disability, by H&E for good cause, or upon Mr. Bagley's or Mr. Sharp's (as applicable) voluntary resignation with or without a good reason event;

  •
  a severance payment in the case of early termination by H&E for other than cause or a voluntary resignation, payable in regular installments of the base salary through the period ending on the later of (1) the fifth anniversary of the date of this agreement or (2) the last day of the noncompete period, plus a bonus payment pro rated based on the number of days worked during the year of termination;

  •
  a base salary of $200,000 per year for Mr. Bagley and $185,000 per year for Mr. Sharp with increases of 5% annually plus a bonus in such amount as may be proposed by the officers of H&E and approved annually by board of directors of H&E;

  •
  benefits, including medical, dental, life and disability insurance; and

  •
  confidentiality of information obtained during employment, non-competition and non-solicitation.

        In connection with the merger, H&E Holdings assumed a liability for subordinated deferred compensation for Mr. Bagley and Mr. Sharp. The deferred compensation agreements provided, among other things, deferred signing bonuses in the amount of $3,638,000 and $1,882,000, which are included in deferred compensation accounts for Mr. Bagley and Mr. Sharp, respectively. As of September 30, 2003, the aggregate deferred compensation (including $1,449,000 in accrued interest) was $6,449,000.

        H&E Holdings is obligated to pay Mr. Bagley and Mr. Sharp a cash payment in the amount equal to the then balance in their deferred compensation accounts 11 and one-half years after June 17, 2002. Payments may also be made upon the occurrence of certain events including, cash distributions on the Series D Preferred Units of H&E Holdings and an Approved Company Sale (as defined in the securityholders agreement).

        In connection with the acquisition of ICM, H&E Equipment Services assumed a nonqualified employee deferred compensation plan under which certain employees had previously elected to defer a portion of their annual compensation. Participants in the plan can no longer defer compensation. Compensation deferred under the plan is payable upon the termination, disability, or death of the participants. The plan accumulates interest each year at a bank's prime rate in effect as of the beginning of January. This rate remains constant throughout the year. The effective rate for the 2003 plan year is 4.25 percent. The aggregate deferred compensation (including accrued interest of $2,104,000) at September 30, 2003 was $4,364,000.

        On June 29, 1999, H&E, formerly Gulf Wide, entered into an employment agreement with John M. Engquist. Such agreement, as amended on August 10, 2001, provides for, among other things:

  •
  an initial term of employment expiring on December 31, 2006; thereafter employment may be terminated by either party upon 30 days written notice,

  •
  early termination by reason of Mr. Engquist's death or disability, by H&E for good cause, or upon Mr. Engquist's voluntary resignation with or without a constructive termination,

  •
  a severance payment in the case of early termination by H&E for (x) other than cause or (y) a voluntary resignation other than due to a constructive termination, in an aggregate amount equal to (i) one year of Mr. Engquist's base salary plus an amount equal to his most recent annual bonus, payable in monthly installments through the one-year period commencing on the date of his termination, and (ii) that portion of Mr. Engquist's bonus that would have accrued at the end of the calendar year in which such termination occurred through the period beginning on the first day of such calendar year and ending on the date of his termination,

  •
  a base salary of $300,000 per year with increases of 5% annually and with an increase on August 1, 2001 to $500,000 per year, plus a cash bonus of an amount up to $500,000 per year as determined by Gulf Wide's board of directors, based upon the attainment by Gulf Wide of applicable performance targets for such year,

  •
  welfare benefits, including medical, dental, life and disability insurance,

  •
  fringe benefits, including use of two automobiles and professional memberships, and

  •
  confidentiality of information obtained during employment, non-competition and nonsolicitation.

        On August 3, 2001, the board of directors authorized H&E to pay Mr. Engquist supplemental bonuses of $250,000 during calendar year 2001 and $250,000 during calendar year 2002 (which was accrued as of December 31, 2002) which is in addition to any bonus Mr. Engquist is entitled to receive pursuant to the terms of his employment agreement.

Compensation of Directors

        We reimburse directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, we may compensate directors who are not our employees for services provided in such capacity.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

        H&E Holdings owns 100% of our limited liability company interests. The following tables set forth certain information with respect to the beneficial ownership of H&E Holdings' Common Units and Voting Preferred Units as of September 30, 2003 by: (1) each person or entity that is the beneficial owner of more than 5% of any class of the voting securities of H&E Holdings; (2) each named executive officer; (3) each of our directors; and (4) all of our directors and executive officers as a group. These limited liability company interests constituted 5% of each class of the total outstanding limited liability company interests in H&E Holdings.

Common Units Beneficial Ownership Table

Name	Class A Common Units Beneficially Owned	Percentage of Class A Common Units Outstanding	Class B Common Units Beneficially Owned	Percentage of Class B Common Units Outstanding	Percentage of Combined Voting Power(1)
BRSEC Co-Investment, L.L.C.(2)	785,000.0	36.7%	—	—	24.7%
BRSEC Co-Investment II, L.L.C.(3)	1,245,000.0	58.3%	—	—	39.2%
Bruce C. Bruckmann(4)	2,030,000.0	95.0%	—	—	64.0%
Harold O. Rosser(5)	2,030,000.0	95.0%	—	—	64.0%
J. Rice Edmonds(6)	2,030,000.0	95.0%	—	—	64.0%
Gary W. Bagley(7)	—	—	85,813.7	4.1%	1.4%
Terence L. Eastman(7)	—	—	—	—	—
John M. Engquist(7)	—	—	1,170,300.0	56.4%	18.4%
Robert W. Hepler(7)	—	—	—	—	—
Dale W. Roesener(7)	—	—	164,325.6	7.9%	2.6%
Kenneth R. Sharp, Jr.(7)	—	—	44,561.6	2.1%	*
Don M. Wheeler(8)	—	—	263,735.7	12.7%	4.2%
Kristan Engquist Dunne(9)	—	—	74,700.0	3.6%	1.2%
All executive officers and directors as a group (12 persons)	2,030,000.0	95.0%	1,465,000.9	70.5%	87.1%

*
Less than 1%.

Voting Preferred Units Beneficial Ownership Table

        The holders of the Common Units listed in the Common Units Beneficial Ownership Table are also the holders of H&E Holdings' Voting Preferred Units. For ease of presentation we have not duplicated the names in the Voting Preferred Units Beneficial Ownership Table below and have presented the beneficial ownership information of such holders in the same order as it appears in the Common Units Beneficial Ownership Table. The numbers presented in the table below reflect the beneficial ownership of H&E Holdings' Voting Preferred Units as of September 30, 2003 and have been rounded to the nearest whole number. These limited liability company interests constituted 5% of each class of the total outstanding limited liability company interests in H&E Holdings as of the closing of the offering of senior subordinated and senior secured notes.

Series A Preferred Units Beneficially Owned	Percentage of Series A Preferred Units Outstanding	Series B Preferred Units Beneficially Owned	Percentage of Series B Preferred Units Outstanding	Series C Preferred Units Beneficially Owned	Percentage of Series C Preferred Units Outstanding	Series D Preferred Units Beneficially Owned	Percentage of Series D Preferred Units Outstanding	Percentage of Combined Voting Power
10,500	95.0%	9,200	33.2%	20,815	24.6%	—	—	22.8%
—	—	10,882	36.9%	42,485	50.1%	17,200	32.9%	39.7%
10,500	95.0%	20,082	68.0%	63,300	74.7%	17,200	32.9%	62.5%
10,500	95.0%	20,082	68.0%	63,300	74.7%	17,200	32.9%	62.5%
10,500	95.0%	20,082	68.0%	63,300	74.7%	17,200	32.9%	62.5%
—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—
—	—	—	—	3,500	4.1%	15,710	30.1%	10.8%
—	—	—	—	—	—	—	—	—
—	—	800	2.7%	1,607	1.9%	—	—	1.4%
—	—	—	—	—	—	—	—	—
—	—	5,400	18.3%	12,135	14.3%	10,390	19.9%	15.7%
—	—	1,756	6.0%	—	—	829	1.6%	1.5%
10,500	95.0%	20,882	70.8%	63,907	80.7%	32,910	63.0%	74.7%

(1)
Each Class A Common Unit holder is entitled to two votes per Class A Common Unit held and each Class B Common Unit holder is entitled to one vote per Class B Common Unit held.

(2)
The address of BRSEC Co-Investment, L.L.C. is c/o Bruckmann, Rosser, Sherrill & Co., Inc., 126 East 56th Street, 29th Floor, New York, New York 10022.

(3)
The address of BRSEC Co-Investment II, L.L.C. is c /o Bruckmann, Rosser, Sherrill & Co., Inc., 126 East 56th Street, 29th Floor, New York, New York 10022.

(4)
Represents common units held by BRSEC Co-Investment, L.L.C. and BRSEC Co-Investment II, L.L.C. Mr. Bruckmann is a managing director of Bruckmann, Rosser, Sherrill & Co., L.L.C., the manager of Bruckmann, Rosser, Sherrill & Co. II, L.P., which is the primary member of BRSEC Co-Investment II, L.L.C. Bruckmann, Rosser, Sherrill & Co., Inc. is the manager of Bruckmann, Rosser, Sherrill & Co., L.P., which is the primary member of BRSEC Co-Investment, L.L.C.

(5)
Represents common units held by BRSEC Co-Investment, L.L.C. and BRSEC Co-Investment II, L.L.C. Mr. Rosser is a managing director of Bruckmann, Rosser, Sherrill & Co., L.L.C., the manager of Bruckmann, Rosser, Sherrill & Co. II, L.P., the primary member of BRSEC Co-Investment II, L.L.C. Bruckmann, Rosser, Sherrill & Co., Inc. is the manager of Bruckmann, Rosser, Sherrill & Co., L.P., the primary member of BRSEC Co-Investment, L.L.C.

(6)
Represents common units held by BRSEC Co-Investment, L.L.C. and BRSEC Co-Investment II, L.L.C. Mr. Edmonds is a principal of Bruckmann, Rosser, Sherrill & Co., L.L.C, the manager of Bruckmann, Rosser, Sherrill & Co. II, L.P., which is the primary member of BRSEC Co-Investment II, L.L.C. Bruckmann, Rosser, Sherrill & Co., Inc. is the manager of Bruckmann, Rosser, Sherrill & Co., L.P., the primary member of BRSEC Co-Investment, L.L.C.

(7)
Unless otherwise indicated, the address of each executive officer or director is c/o H&E Equipment Services L.L.C., 11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816.

(8)
The address of Mr. Wheeler is 4899 West 2100 South, Salt Lake City, Utah 84120.

(9)
The address of Ms. Engquist Dunne is 11100 Mead Road, 2nd Floor, Baton Rouge, Louisiana 70816.

(10)
Each Voting Preferred Unit holder is entitled to one vote per Voting Preferred Unit held.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreements and Transaction Fees

        Each of H&E and ICM were acquired by affiliates of Bruckmann, Rosser, Sherrill & Co., Inc. ("BRS") in 1999, pursuant to separate recapitalizations. In connection with the recapitalizations of H&E and ICM, we entered into management agreements with each of BRS and Bruckmann, Rosser, Sherrill & Co., L.L.C. ("BRS L.L.C."), affiliates of BRS Equipment Company and BRSEC Co-Investment II, L.L.C. ("BRSEC Co-Investment II") pursuant to which BRS and BRS L.L.C. have agreed to provide certain advisory and consulting services to us, relating to business and organizational strategy, financial and investment management and merchant and investment banking. In exchange for such services we agreed to pay BRS and BRS L.L.C. (i) $7.2 million of transaction fees in connection with the ICM and H&E recapitalizations, (ii) an annual fee during the term of these agreements equal to the lesser of $2.0 million or 1.75% of our yearly EBITDA, excluding operating lease expense, plus all reasonable out-of-pocket fees and expenses and (iii) a transaction fee in connection with each material acquisition, divestiture or financing or refinancing we enter into in an amount equal to 1.25% of the aggregate value of such transaction plus all reasonable out-of-pocket fees and expenses.

Contribution Agreement

        The contribution agreement contains customary provisions for such agreements, including representations and warranties with respect to each of Gulf Wide and ICM equityholders, covenants with respect to the consummation of the combination of H&E and ICM and various closing conditions, including the execution of a registration rights agreement and securityholders agreement.

Securityholders Agreement

        In connection with the offering of senior subordinated and senior secured notes, H&E Holdings entered into a securityholders agreement with BRS Co-Investment, BRSEC Co-Investment II, certain members of management and other members of H&E Holdings. The securityholders agreement: (i) restricts the transfer of the equity interests of H&E Holdings; (ii) grants tag-along rights on certain transfers of the equity interests of H&E Holdings; (iii) requires the securityholders to consent to a sale of H&E Holdings to an independent third party if such sale is approved by the holders of a majority of the then-outstanding common equity interests held by BRSEC Co-Investment, L.L.C. ("BRS Co-Investment") and BRSEC Co-Investment II; and (iv) grants preemptive rights on certain issuances of the equity interests of H&E Holdings. The securityholders agreement will terminate upon a sale of H&E Holdings approved by the holders of a majority of the then-outstanding common equity interests held by BRS Co-Investment and BRSEC Co-Investment II.

Registration Rights Agreement

        In connection with the offering of senior subordinated and senior secured notes, H&E Holdings entered into a registration rights agreement with BRS Co-Investment, BRSEC Co-Investment II, certain members of management and other members of H&E Holdings. Pursuant to the terms of the registration rights agreement, the holders of a majority of the then-outstanding common equity interests held by BRS Co-Investment and BRSEC Co-Investment II have the right to require H&E Holdings, subject to certain conditions, to register any or all of their common equity interests under the Securities Act at H&E Holdings' expense. In addition, all holders of the common equity interests of H&E Holdings are entitled to request the inclusion of any common equity interests subject to the registration rights agreement in any registration statement at the expense of H&E Holdings whenever H&E Holdings proposes to register any of its common equity interests under the Securities Act. In connection with all such registrations, H&E Holdings has agreed to indemnify all holders of its common equity interests against certain liabilities, including liabilities under the Securities Act.

Limited Liability Company Agreement

        In connection with the offering of senior subordinated and senior secured notes, BRS Co-Investment, BRSEC Co-Investment II, certain members of management and the other members of H&E Holdings entered into a limited liability company agreement of H&E Holdings. This operating agreement governs the relative rights and duties of the members of H&E Holdings.

        Membership Interests.    The ownership interests of the members in H&E Holdings consist of Preferred Units and Common Units. The Common Units represent the common equity of H&E Holdings and consist of Class A Common Units and Class B Common Units. The Preferred Units consist of Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units (the "Voting Preferred Units"). Each member is entitled to (x) two votes per Class A Common Unit held by such member, (y) one vote per Class B Common Unit held by such member and (z) one vote for each Voting Preferred Unit held by such member. Holders of the Preferred Units are entitled to return of capital contributions prior to any distributions made to holders of the Common Units.

        Distributions.    Subject to any restrictions contained in any agreements involving payments to third parties, the board of directors of H&E Holdings (the "Board") may make distributions, whether in available cash or other assets of H&E Holdings, at any time or from time to time in the following order of priority:

          First, to the holders of Series A Preferred Units in proportion to and to the extent of the Series A Preferred Redemption Values (as defined and described in the limited liability company agreement) of such Series A Preferred Units.

          Second, to the holders of Series B Preferred Units in proportion to and to the extent of the Series B Preferred Redemption Values (as defined and described in the limited liability company agreement) of such Series B Preferred Units.

          Third, to the holders of Series C Preferred Units, in proportion to and to the extent of the Series C Preferred Redemption Values (as defined and described in the limited liability company agreement) of such Series C Preferred Units.

          Fourth, to the holders of the Series D Preferred Units, in proportion to and to the extent of the Series D Preferred Redemption Values (as defined and described in the limited liability company agreement) of such Series D Preferred Units.

          Fifth, pro rata to the holders of Common Units, based upon the number of Common Units held.

        The limited liability company agreement places certain restrictions on the ability of H&E Holdings to make distributions attributable to the Preferred Units prior to June 30, 2022.

        Board of Directors.    Pursuant to the securityholders agreement, the holders of a majority of the common equity units held by BRS Co-Investment and BRSEC Co-Investment II designate a majority of the directors of the Board. The Board consists of "Class A Directors" and "Class B Directors." Each Class A Director is entitled to two votes and each Class B Director is entitled to one vote. The initial Board consists of three Class A Directors and two Class B Directors. The initial Class A Directors are Bruce C. Bruckmann, Harold O. Rosser and J. Rice Edmonds, and the initial Class B Directors are John M. Engquist and Gary W. Bagley. At no time will the authorized number of Class B Directors exceed that number which would provide all of the then authorized Class B Directors with a number of votes that exceeds 50% of the number of votes of the then authorized number of Class A Directors. The Class A Directors are elected by the members which own a majority of the number of votes of all Common Units then-outstanding. The Class B Directors are elected by the members which own a majority of the number of votes of all of the Voting Preferred Units then-outstanding.

The BRS Purchase

        In connection with the senior subordinated note offering, BRS was paid $7.2 million by H&E Equipment Services on account of $7.2 million of obligations payable to BRS and its affiliates in connection with the recapitalizations of H&E and ICM and BRS purchased a portion of the securities issued in the senior subordinated note offering. In connection with the senior subordinated note offering, BRS purchased notes having an accreted value of $7.2 million and a corresponding pro rata share of the limited liability company interests included in the securities offered thereby.

Other Related Party Transactions

        We lease certain of our real estate facilities, charter an aircraft for business purposes and place a portion of our liability insurance through an agency in which John M. Engquist, our Chief Executive Officer and President, has an economic interest. In 2002, our payments for such transactions totaled $616,000, $255,000 and $3,096,000, respectively.

        We lease certain of our facilities from entities controlled by Don M. Wheeler, an equityholder. In 2002, our lease payments to such entities totaled $688,000.

        We lease certain real estate from an entity controlled by Dale W. Roesener, an executive officer. In 2002, our lease payments to such entity totaled $255,000.

        We lease certain of our facilities from an equity owner and an employee. In 2002, our lease payments for these facilities totaled $181,000.

        In connection with the recapitalization of H&E in 1999, we entered into a consulting and non-competition agreement with Thomas R. Engquist, the father of John M. Engquist, our Chief Executive Officer and President, with a term of ten years. In exchange for providing consulting services, Mr. Engquist was to receive an aggregate amount of $3.0 million, to be paid in $25,000 monthly increments. As a result of Mr. Engquist's passing away during the third quarter of 2003, no future consulting services or benefits will be provided to the Company. As a result, the Company recorded a $1.3 million expense and accrued liability for the present value of the remaining future payments.

        The Company owed companies related through common ownership $3,207,000 and $7,000 at December 31, 2001 and 2002, respectively. The Company had no sales transactions with these affiliated companies during 2002 and 2001.

        The Company rented equipment from an officer for $126,000 and $462,000 for the years ended December 31, 2000 and 2001, respectively. The equipment was purchased from the officer for $3,000,000 during 2001.

        The Company had a management agreement with a company related through common ownership, payable in the greater of $500,000 or 1% of earnings before interest, taxes, depreciation and amortization. The total paid for the years ended December 31, 2000, 2001 and 2002, was $500,000, $530,000 and $670,000, respectively.

        In connection with the acquisition of ICM, the Company entered into a management agreement with an affiliate payable in the greater of $2 million annually or 1.75% of annual earnings before interest, taxes, depreciation, and amortization, excluding operating lease expense, plus all reasonable out-of-pocket expenses. The total amount paid to the affiliate under the management agreement for 2002 was $1,085,000.

        The Company has consulting and noncompetition agreements with two former stockholders of Coastal Equipment, Inc. (acquired in 1999) for $1,000,000, payable in four annual installments of $250,000 beginning March 1, 2000.

        We expensed $237,000 and $123,000 in 2002 to the deferred compensation accounts of Gary W. Bagley, our Chairman, and Kenneth R. Sharp, Jr., an executive officer, respectively.

SELLING NOTEHOLDERS

        The notes offered by this prospectus may be offered from time to time by the selling noteholders named below:

Name of Selling Noteholder	Aggregate Principal Amount of Notes Owned Prior to the Offering	Aggregate Principal Amount of Notes Being Offered Hereby	Aggregate Principal Amount of Notes Owned After the Offering
Bruce Bruckmann	$2,445,000	$2,445,000	*
Stephen C. and Katherine D. Sherrill Foundation	$2,444,000	$2,444,000	*
Rosser Charitable Trust	$2,444,000	$2,444,000	*
Paul Kaminski	$318,000	$318,000	*

*
less than one percent

        Each of the selling noteholders named above has not, or within the past three years had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as disclosed under the heading "Management", since Bruce Bruckmann serves on our board of directors and some of our other directors are affiliated with certain selling noteholders listed above and under the heading "Certain Relationships and Related Transactions", since affiliates of the selling noteholders listed above have received advisory and transaction fees from us and have entered into management agreements with us.

        Because each selling noteholder may, under this prospectus, offer all or some portion of its notes, no estimate can be given as to the aggregate principal amount of notes that will be held by each selling noteholder upon termination of any sales. In addition, each selling noteholder identified above may have sold, transferred or otherwise disposed of all or a portion of its notes, since the date on which it provided the information regarding its notes, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. We refer you to the information under the heading "Plan of Distribution."

        Only the selling noteholders identified above who beneficially own the notes set forth opposite the selling noteholder's name in the table above on the effective date of the registration statement of which this prospectus forms a part may sell those notes under the registration statement. Prior to any use of this prospectus in connection with an offering of the notes by any noteholder not identified above, this prospectus will be supplemented to set forth the name and aggregate principal amount of notes beneficially owned by the selling noteholder intending to sell such notes, and the aggregate principal amount of notes to be offered. The prospectus supplement will also disclose whether any selling noteholder selling in connection with the prospectus supplement has held any position or office with, been employed by or otherwise has had a material relationship with, us or any of our affiliates during the three years prior to the date of the prospectus supplement if this information has not been disclosed in this prospectus.

DESCRIPTION OF OWNERSHIP INTERESTS

        All of the issued and outstanding limited liability company interests of H&E Equipment Services are held by H&E Holdings and 100% of the issued and outstanding common stock of H&E Finance Corp. are held by H&E Equipment Services and are indirectly held by H&E Holdings.

DESCRIPTION OF SENIOR SECURED CREDIT FACILITY

        The following description does not purport to be complete and is qualified in its entirety by reference to the credit agreement, which is available upon request from us.

        The senior secured credit facility, as amended, with GE Capital as administrative agent and a syndicate of banks formed by Bank of America, N.A., consists of a five-year senior secured credit facility in an aggregate principal amount not to exceed $150.0 million.

        Subject to compliance with customary conditions precedent and to the extent of availability under a collateral borrowing base, revolving loans and swing line loans are available at any time prior to the final maturity of the senior secured credit facility, as amended. Other than certain mandatory prepayments, amounts repaid under the senior credit facility, as amended, may be reborrowed prior to the final maturity of the senior credit facility, as amended, provided that availability requirements are met. Letters of credit are available at any time and have an expiry date occurring no later than one year after issuance and, in any case, no later than the final maturity of the senior secured credit facility, as amended.

        All our obligations under the senior secured credit facility, as amended, are unconditionally guaranteed by H&E Holdings and by each of our existing and each subsequently acquired or organized domestic subsidiary. The senior secured credit facility and the related guarantees are secured by all of our present and future assets and all present and future assets of each guarantor, including but not limited to (i) a first-priority pledge of all of the outstanding capital stock owned by us and each guarantor and (ii) perfected first-priority security interests in all of our present and future tangible and intangible assets and the present and future tangible and intangible assets of each guarantor.

        Revolving loans under the senior secured credit facility, as amended, bear interest at our option, either (i) at a floating rate equal to the index rate plus the applicable margin set forth in the credit agreement, or, absent a default, (ii) at a fixed rate for a period of one, two, three or six months equal to the reserve adjusted London interbank offered rate ("LIBOR") plus the applicable margin set forth in the credit agreement, based upon the aggregate amount of revolving loans outstanding from time to time. Swing line loans under the senior secured credit facility, as amended, bear interest at the index rate plus the applicable revolver index margin set forth in the credit agreement, based upon the aggregate amount of the swing line loan outstanding from time to time. Interest on loans based upon the index rate are payable on the first business day of each month in which such loan is outstanding and interest on loans based on LIBOR are payable at the last day of the applicable LIBOR period and, in any event, at least every three months. While a default is continuing, interest may accrue at 2.0% above the rate otherwise applicable at the option of the agent under the senior secured credit facility, as amended, or a required percentage of lenders thereunder. Notwithstanding the foregoing, interest on all loans under the senior secured credit facility, as amended, are payable at the time of repayment of any such loans, and at maturity. In addition to paying on any outstanding principal amount under the senior secured credit facility, as amended, we are required to pay an unused facility fee to the senior lenders equal to 0.5% per annum of the average unused daily balance of the revolving credit facility, as amended, commencing on the execution and delivery of the credit facility and payable monthly in arrears, based upon the actual number of days elapsed in a 360 day year. The initial margins on interest rates and letter of credit fees under the facility are equal to (i) in the case of loans maintained as LIBOR loans, 3.0%, (ii) in the case of loans maintained as index rate loans, 1.5% and (iii) in the case of letters of credit, 3.0%.

        The senior secured credit facility, as amended, contains representations and warranties, covenants (including maximum senior debt to tangible assets ratios, maximum adjusted leverage ratios, maximum leverage ratios, minimum adjusted interest coverage ratios, minimum utilization rate of equipment inventory ratios, limitations on incurrence of liens, incurrence of debt, voluntary prepayment of debt, modification of equity interests and agreements, issuance of equity interests, payment of dividends, transactions with affiliates, capital expenditures, loans, advances and investments), events of default and remedies and other provisions customary for credit facilities of this type.

        We have paid and will continue to pay the senior lenders certain syndication and administration fees, reimburse certain expenses and provide certain indemnities, in each case which are customary for credit facilities of this type.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "H&E" refers only to H&E Equipment Services L.L.C. and to H&E Finance Corp. and not to any of their respective subsidiaries.

        H&E issued the notes under an indenture among itself, the Guarantors and The Bank of New York, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture and the registration rights agreement.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The notes:

  •
  are general obligations of H&E;

  •
  are subordinated in right of payment to the prior payment in full of all current and future Senior Debt of H&E;

  •
  are pari passu in right of payment with all existing and future senior subordinated Indebtedness of H&E;

  •
  are senior in right of payment to any future subordinated Indebtedness of H&E; and

  •
  are unconditionally guaranteed by the Guarantors on a senior subordinated basis.

        As of September 30, 2003, H&E had Senior Debt consisting of $57.6 million of indebtedness outstanding under the Credit Agreement, approximately $23.8 million in outstanding letters of credit under the Credit Agreement, approximately $53.2 million outstanding under secured floor plan financing, $6.8 million of capitalized leases and $200.0 million of senior secured notes due 2012 outstanding. In addition, approximately $68.6 million would have been available for borrowing (based on the borrowing base assets) on a senior basis under the Credit Agreement. However, based on our quarterly financial covenants and taking into account the standby letters of credit outstanding, availability under the senior secured credit facility, as amended, was approximately $21.0 million as of September 30, 2003. See "Risk Factors—Your right to receive payments on the notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors' existing indebtedness and possibly to all their future borrowings."

        H&E Finance Corp. is a wholly-owned subsidiary of H&E Equipment Services L.L.C. that is incorporated in Delaware. H&E believes that certain prospective purchasers of the notes may be restricted in their ability to purchase debt securities of limited liability companies, such as H&E Equipment Services L.L.C., unless such debt securities are jointly issued by a corporation. H&E Finance Corp. does not expect to have any substantial operations or assets and does not expect to have any revenues. As a result, prospective purchasers of the notes should not expect H&E Finance Corp. to participate in servicing the interest and principal obligations on the notes.

The Guarantees

        The notes are guaranteed by each of H&E's current and future Domestic Restricted Subsidiaries.

        Each guarantee of the notes:

  •
  is a general obligation of the Guarantor;

  •
  is subordinated in right of payment to the prior payment in full of all current and future Senior Debt of that Guarantor;

  •
  is pari passu in right of payment with all existing and future senior subordinated Indebtedness of the Guarantors; and

  •
  is senior in right of payment to any future subordinated Indebtedness of the Guarantors.

        As of the date of the indenture, all of our subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        The indenture does not limit the maximum aggregate principal amount of notes that H&E may issue thereunder. H&E issued notes in an aggregate principal amount of $53.0 million in connection with the senior subordinated note offering. H&E may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. H&E issued the notes in denominations of $1,000 and integral multiples of $1,000. The notes mature on June 15, 2013.

        Interest on the notes accrues at the rate of 12 1/2% per annum and is payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2002. H&E makes each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

        Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to H&E, H&E will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless H&E elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee is acting as paying agent and registrar. H&E may change the paying agent or registrar without prior notice to the Holders of the notes, and H&E or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. H&E is not required to transfer or exchange any note selected for redemption. Also, H&E is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The notes are guaranteed on a senior subordinated basis by each of H&E's current and future Domestic Restricted Subsidiaries. These Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and State statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than H&E or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

  (b)
  the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of H&E, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale of Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of H&E, if immediately following such sale such Guarantor is no longer a Restricted Subsidiary and the sale complies with the "Asset Sale" provisions of the indenture; or

  (3)
  if H&E designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

        See "—Repurchase at the Option of Holders—Asset Sales."

Subordination

        The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full in cash of all Senior Debt of H&E, including Senior Debt incurred after the date of the indenture.

        The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt whether or not a claim for interest is an allowed claim) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "—Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of H&E:

  (1)
  in a liquidation or dissolution of H&E;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to H&E or its property;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshaling of H&E's assets and liabilities.

        H&E also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance") if:

  (1)
  a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

  (2)
  any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from H&E or the holders of any Designated Senior Debt.

        Payments on the notes may and will be resumed:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived; and

  (2)
  in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 180 days.

        If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance") when:

  (1)
  the payment is prohibited by these subordination provisions; and

  (2)
  the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

        H&E must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of H&E, Holders of notes may recover less ratably than creditors of H&E who are holders of Senior Debt. See "Risk Factors—Your right to receive payments on the notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors' existing indebtedness and possibly to all their future borrowings."

Optional Redemption

        At any time prior to June 15, 2005, H&E may on one or more occasions redeem an aggregate of up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 112.5% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an offering of Equity Interests (other than Disqualified Stock) of H&E or Holdings (so long as such net cash proceeds are contributed to H&E from Holdings as common equity); provided that:

  (1)
  at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by H&E and its Subsidiaries); and

  (2)
  the redemption occurs within 60 days of the date of the closing of such offering.

        Except pursuant to the preceding paragraph, the notes will not be redeemable at H&E's option prior to June 15, 2007.

        After June 15, 2007, H&E may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2007	106.250%
2008	104.167%
2009	102.083%
2010 and thereafter	100.000%

Mandatory Redemption

        H&E is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require H&E to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, H&E will offer a Change of Control Payment in cash equal to 101% of the Accreted

Value thereof plus accrued and unpaid Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 60 days following any Change of Control, H&E will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice pursuant to the procedures required by the indenture and described in such notice. H&E will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, H&E will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, H&E will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by H&E.

        The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, H&E will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant.

        The provisions described above that require H&E to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that H&E repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        H&E will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by H&E and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of H&E and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require H&E to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of H&E and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        H&E will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  H&E (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the fair market value is determined by H&E's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

  (3)
  at least 75% of the consideration received in the Asset Sale by H&E or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on H&E's most recent consolidated balance sheet, of H&E or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases H&E or such Restricted Subsidiary from further liability; and

  (b)
  any securities, notes or other obligations received by H&E or any such Restricted Subsidiary from such transferee that are converted by H&E or such Restricted Subsidiary into cash or Cash Equivalents within 180 days, to the extent of the cash received in that conversion.

        The 75% limitation referred to in clause (3) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the subclauses (a) and (b), is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, H&E may apply those Net Proceeds:

  (1)
  to repay or repurchase Senior Debt, including repayment of any revolving advance; provided, to the extent that the aggregate amount applied pursuant to this clause (1) exceeds $25.0 million since the date of the indenture such excess will be used to repay, repurchase, or redeem Senior Debt and to the extent used to repay revolving borrowings, to effect a reduction of the commitments thereunder;

  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

  (3)
  to make a capital expenditure or purchase construction or industrial equipment; or

  (4)
  to acquire other long-term assets that are used or useful in a Permitted Business.

provided, however, that in the case of any Asset Sale involving assets having a fair market value of 5.5% or greater of H&E's Consolidated Tangible Assets as of the date of such Asset Sale, not more than one-third of the Net Proceeds from such Asset Sale may be applied to those items listed in clauses (2), (3) and (4) above.

        Pending the final application of any Net Proceeds, H&E may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, H&E will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the Accreted Value plus accrued and unpaid Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, H&E may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        H&E will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, H&E will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

        The agreements governing H&E's other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of notes of their right to require H&E to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on H&E. Finally, H&E's ability to pay cash to the Holders of notes upon a repurchase may be limited by H&E's then existing financial resources. See "Risk Factors—We may be unable to finance a change of control offer."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

        H&E will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of H&E's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving H&E or any of its Restricted Subsidiaries) or to the direct or indirect holders of H&E's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of H&E);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving H&E) any Equity Interests of H&E;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

  (2)
  H&E would, at the time of such Restricted Payment after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by H&E and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2) through (10) inclusive, of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of H&E for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of H&E's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds received by H&E since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of H&E (other than Disqualified Stock and other than Equity Interests sold to members of management) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of H&E that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of H&E), plus

  (c)
  to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

    (d)
    if any Unrestricted Subsidiary (i) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (ii) pays any cash dividends or cash distributions to H&E or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the date of the indenture.

        The preceding provisions will not prohibit:

  (1)
  so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

  (2)
  so long as no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of H&E or any Restricted Subsidiary or of any Equity Interests of H&E in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of H&E) of, Equity Interests of H&E (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of H&E or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend by a Restricted Subsidiary of H&E to the holders of its Equity Interests on a pro rata basis;

  (5)
  so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of (including any disbursements to Holdings for such purpose) any Equity Interests of Holdings, H&E or any Restricted Subsidiary of H&E held by any member or former member of Holdings, H&E's (or any of its Restricted Subsidiaries') management pursuant to any equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (a) $1.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (b)) of $2.0 million in any calendar year), plus (b) the aggregate cash proceeds received by H&E and its Restricted Subsidiaries from any issuance or reissuance of Equity Interests to members of management and the proceeds of any "key man" life insurance policies in any calendar year; provided, further, that the cancellation of Indebtedness owing to H&E or its Restricted Subsidiaries from members of management in connection with such repurchase of Equity Interests will not be deemed to be a Restricted Payment;

  (6)
  distributions or payments (a) to Holdings in amounts necessary to permit Holdings to satisfy income tax obligations of Holdings that are actually due and owing and are attributable to its ownership of H&E, provided that such amounts do not exceed the amount that would otherwise be due and owing if H&E and its Restricted Subsidiaries filed separate tax returns, provided however, that (1) notwithstanding the foregoing, in the case of determining the amount payable by H&E to Holdings for income tax obligations, such payment shall not exceed an amount determined on the basis of assuming that H&E is the parent company of an affiliated group filing a consolidated Federal income tax return and that Holdings and the Restricted Subsidiaries are members of such affiliated group and (2) any payments for income tax obligations shall either be used by Holdings to pay tax liabilities within 90 days of

    Holdings' receipt of such payment or refunded to H&E and (b) to Holdings to pay the necessary fees and expenses to maintain its corporate existence and good standing and, so long as no Default has occurred and is continuing, other general and administrative expenses (which amounts in the aggregate shall not exceed $500,000 per year);

  (7)
  so long as no Default has occurred and is continuing, the declaration and payment of dividends on Disqualified Stock, that was issued in compliance with the indenture;

  (8)
  repurchases of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price thereof;

  (9)
  purchases of fractional Equity Interests of H&E, or distributions to Holdings to permit it to purchase fractional Equity Interests of Holdings, for aggregate consideration not to exceed $100,000 since the date of the indenture; and

  (10)
  so long as no Default has occurred and is continuing, other Restricted Payments in an amount not to exceed $1.0 million.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by H&E or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, H&E will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted under the terms of the indenture and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

        H&E will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and H&E will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that H&E may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for H&E's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by H&E and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of H&E and its Restricted Subsidiaries thereunder) not to exceed a maximum of $150.0 million, less the aggregate amount of all Net Proceeds from Asset Sales applied by H&E or any of its Restricted Subsidiaries since the date of the indenture to repay, repurchase, or redeem Senior Debt pursuant to clause (1) of the third paragraph of the section entitled "—Repurchase at the Option of the Holders—Asset Sales" to the extent such

    Net Proceeds so applied exceed $25.0 million in the aggregate since the date of the indenture, provided that if after giving effect to the incurrence of any Indebtedness pursuant to this clause (1), the Fixed Charge Coverage Ratio for the H&E's most recently ended four full fiscal quarters for which internal financial statements are then available would exceed 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), then such maximum amount shall be the greater of (x) $150.0 million, less the aggregate amount of all Net Proceeds from Asset Sales applied by H&E or any of its Restricted Subsidiaries since the date of the indenture to repay, repurchase, or redeem Senior Debt pursuant to clause (1) of the third paragraph of the section entitled "—Repurchase at the Option of the Holders—Asset Sales" to the extent such Net Proceeds so applied exceed $25.0 million in the aggregate since the date of the indenture or (y) the Borrowing Base;

  (2)
  the incurrence by H&E and its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by H&E and the Guarantors of Indebtedness represented by the notes, the Senior Secured Notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees relating to the notes and the Senior Secured Notes to be issued pursuant to the respective registration rights agreements;

  (4)
  the incurrence by H&E or any of its Restricted Subsidiaries of Indebtedness represented by purchase money obligations to finance the purchase of inventory held for sale or lease (including rental equipment) in the ordinary course of business not to exceed $125.0 million in aggregate principal amount at any one time outstanding;

  (5)
  the incurrence by H&E or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (10) of this paragraph;

  (6)
  the incurrence by H&E or any of its Restricted Subsidiaries of intercompany Indebtedness between or among H&E and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if H&E or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes in the case of H&E, or the Subsidiary Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than H&E or a Restricted Subsidiary of H&E and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either H&E or a Restricted Subsidiary of H&E; will be deemed, in each case, to constitute an incurrence of such Indebtedness by H&E or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by H&E or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk, currency risk or commodity risk and not for speculative purposes;

  (8)
  the guarantee by H&E or any of the Guarantors of Indebtedness of H&E or a Restricted Subsidiary of H&E that was permitted to be incurred by another provision of this covenant;

  (9)
  the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of H&E as accrued;

  (10)
  Indebtedness incurred by H&E or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

  (11)
  obligations in respect of performance and surety bonds and completion guarantees provided by H&E or any of its Restricted Subsidiaries in the ordinary course of business; and

  (12)
  the incurrence by H&E or the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding under this clause (12), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $15.0 million.

    For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, H&E will be permitted to classify such item of Indebtedness on the date of its incurrence, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. In addition, H&E may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph of this covenant provided that H&E or its Restricted Subsidiaries would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph of this covenant, as the case may be, at such time of reclassification.

No Senior Subordinated Debt

        H&E will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of H&E and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee. Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Liens

        H&E will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or Attributable Debt on any assets now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        H&E will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to H&E or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to H&E or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to H&E or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to H&E or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or the Security Documents on the date of the indenture;

  (2)
  the indenture, the security documents relating to the Senior Secured Notes, the notes, the Senior Secured Notes and the related Subsidiary Guarantees and the exchange notes and related Subsidiary Guarantees, relating to the notes and the Senior Secured Notes;

  (3)
  applicable law, rule, regulation or order;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by H&E or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (6)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

        H&E may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not H&E is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of H&E and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) H&E is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than H&E) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii)) is a limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia which corporation becomes a co-issuer of the notes pursuant to a supplemental indenture duly and validly executed by the trustee;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than H&E) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of H&E under the notes, the indenture and the registration rights agreement pursuant to written agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  H&E or the Person formed by or surviving any such consolidation or merger (if other than H&E), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock".

        The preceding clause (4) shall not prohibit (i) a merger between H&E and a Restricted Subsidiary or (ii) a merger between H&E and an Affiliate with no substantial assets or liabilities for the sole purpose of incorporating or reincorporating or organizing or reorganizing H&E in another state of the United States, or the District of Columbia.

        In addition, H&E may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among H&E and any of its Restricted Subsidiaries.

Transactions with Affiliates

        H&E will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to H&E or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by H&E or such Restricted Subsidiary with an unrelated Person; and

  (2)
  H&E delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (or a majority of the Board of Directors if there are no disinterested members); and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, an opinion as to the fairness to H&E of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement entered into by H&E or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of H&E or such Restricted Subsidiary;

  (2)
  transactions between or among H&E and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person that is an Affiliate of H&E solely because H&E owns an Equity Interest in, or controls, such Person;

  (4)
  sales of Equity Interests (other than Disqualified Stock) to Affiliates of H&E;

  (5)
  Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments;"

  (6)
  customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of H&E or any of its Restricted Subsidiaries;

  (7)
  so long as no Default has occurred and is continuing, transactions pursuant to the Management Agreement and the other Affiliate Agreements as all are in effect on the date of the indenture or as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Holders than the contract or agreement as in effect on the date of the indenture; and

  (8)
  payments in connection with the Transactions (including the payment of fees and expenses with respect thereto), on the terms described in this prospectus under the caption "Certain Relationships and Related Transactions."

        Notwithstanding anything to the contrary in this section, H&E will not, and will not permit any of its Restricted Subsidiaries to, make any payment pursuant to the Management Agreement if any Default has occurred and is continuing or would be caused by such payment.

Additional Subsidiary Guarantees

        If H&E or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of the indenture, then that newly acquired or created Restricted Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created.

Sale and Leaseback Transactions

        H&E will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that H&E or any Guarantor may enter into a sale and leaseback transaction if:

  (1)
  H&E or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens;"

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and H&E applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

Business Activities

        H&E will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to H&E and its Restricted Subsidiaries taken as a whole.

Payments for Consent

        H&E will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by H&E and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by H&E. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Reports

        Whether or not required by the Commission, so long as any notes are outstanding, H&E will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if H&E were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by H&E's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if H&E were required to file such reports.

        If H&E has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of H&E and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of H&E.

        In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, H&E will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, H&E and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes (whether or not prohibited by the subordination provisions of the indenture);

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the indenture);

  (3)
  failure by H&E or any of its Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control;"

  (4)
  failure by H&E or any of its Subsidiaries for 60 days after notice from the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by H&E or any of its Subsidiaries (or the payment of which is guaranteed by H&E or any of its

    Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

    (a)
    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

  (6)
  failure by H&E or any of its Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

  (7)
  except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to H&E or any of its Restricted Subsidiaries.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to H&E the Accreted Value of all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare the Accreted Value of all the notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (1) the acceleration of such Indebtedness under the Credit Agreement or (2) five business days after receipt by H&E and the agent under the Credit Agreement of written notice of such acceleration.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

        H&E is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, H&E is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of H&E or any Guarantor, as such, will have any liability for any obligations of H&E or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        H&E may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  H&E's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and H&E's and the Guarantor's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, H&E may, at its option and at any time, elect to have the obligations of H&E and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  H&E must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and H&E must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, H&E has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) H&E has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, H&E has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which H&E or any of its Subsidiaries is a party or by which H&E or any of its Subsidiaries is bound;

  (6)
  H&E must deliver to the trustee an officers' certificate stating that the deposit was not made by H&E with the intent of preferring the Holders of notes over the other creditors of H&E with the intent of defeating, hindering, delaying or defrauding creditors of H&E or others; and

  (7)
  H&E must deliver to the trustee an officers' certificate and an opinion of counsel which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, H&E, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of H&E's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of H&E's assets;

  (4)
  to allow any Subsidiary to guarantee the notes;

  (5)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

  (6)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to H&E, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and H&E or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which H&E or any Guarantor is a party or by which H&E or any Guarantor is bound;

  (3)
  H&E or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  H&E has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, H&E must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of H&E or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture or registration rights agreement without charge by writing to H&E, 11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816, Attention: Chief Financial Officer.

Registration Rights; Liquidated Damages

        The following description is a summary of certain provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as Holders of these notes. See "—Additional Information."

        H&E and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

        If:

  (1)
  H&E and the Guarantors fail to file the registration statement required by the registration rights agreement on or before the date specified for such filing; or

  (2)
  such registration statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

  (3)
  the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (3) above, a "Registration Default"), then H&E and the Guarantors will pay Liquidated Damages to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 in principal amount of notes held by such Holder.

        The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.25 per week per $1,000 in principal amount of notes.

        All accrued Liquidated Damages will be paid by H&E and the Guarantors on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

        Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

        Holders of notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify H&E and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from H&E.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Accreted Value" means for each note having an aggregate principal amount of $1,000 as of any date of determination the sum of:

  (1)
  $943.56 (the deemed initial offering price of each note); and

  (2)
  that portion of the excess of the principal amount at maturity of such note over such deemed initial offering price as shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 1% per annum of the deemed initial offering price of such notes, compounded semi-annually on each June 15 and December 15 from the date of issuance of the notes through the date of determination, such that the Accreted Value of each note will equal the principal amount thereof on June 15, 2013.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Affiliate Agreements" means the Contribution Agreement, the Securityholders Agreement, the Registration Rights Agreement and the Operating Agreement, each as described in "Certain Relationships and Related Transactions" herein.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory and equipment in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of H&E and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of H&E's Restricted Subsidiaries or the sale by H&E or any of its Restricted Subsidiaries of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

  (2)
  a transfer of assets between or among H&E and its Restricted Subsidiaries,

  (3)
  an issuance of Equity Interests by a Subsidiary to H&E or to another Restricted Subsidiary;

  (4)
  the sale or lease of equipment, inventory, or accounts receivable in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents;

  (6)
  a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments;"

  (7)
  any exchange of property pursuant to Section 1031 on the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; and

  (8)
  the licensing of intellectual property.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means, as of any date, an amount equal to:

  (1)
  75% of the face amount of all accounts receivable owned by H&E and its Restricted Subsidiaries as of such date; plus

  (2)
  50% of the book value of all inventory owned by H&E and its Restricted Subsidiaries as of such date; plus

  (3)
  80% of the book value of the rental equipment owned by H&E and its Restricted Subsidiaries as of such date; minus

  (4)
  100% of the book value of all inventory and rental equipment owned by H&E and its Restricted Subsidiaries as of such date, that were subject to a Lien immediately prior to the use of proceeds referred to below, securing Indebtedness; minus

  (5)
  $125 million.

all calculated on a consolidated basis and in accordance with GAAP and after giving effect to any incurrence of Indebtedness on such date and the use of proceeds therefrom.

        In the event that information with respect to any element of the Borrowing Base is not available as of any date then the most recently available information will be utilized.

        "BRS" means Bruckmann, Rosser, Sherrill & Co., Inc.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or limited liability company interests (whether general or limited or common or preferred); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having a rating of "P-2" (or higher) from Moody's Investors Service, Inc. or "A-3" (or higher) from Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of H&E and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of H&E;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of H&E, measured by voting power rather than number of shares; or

  (4)
  the first day on which a majority of the members of the Board of Directors of H&E are not Continuing Directors.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including impairment charges but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its

    Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  any management fee payable to BRS or an Affiliate pursuant to the Management Agreement as is in effect on the date of this Indenture or as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Holders than the contract or agreement as in effect on the date of this Indenture; plus

  (6)
  any non-recurring expenses and charges of H&E or any of its Restricted Subsidiaries; minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

        in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

  (4)
  the cumulative effect of a change in accounting principles will be excluded; and

  (5)
  the Net Income (but not loss) of any Unrestricted Subsidiary will be included only to the extent distributed to the specified Person or one of its Restricted Subsidiaries.

        "Consolidated Tangible Assets" means, with respect to H&E as of any date, the aggregate of the Tangible Assets of H&E and its Restricted Subsidiaries as of such date, on a consolidated basis, determined in accordance with GAAP. In the event that information relating to Consolidated Tangible Assets is not available as of any date, then the most recently available information will be utilized.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of H&E who:

  (1)
  was a member of such Board of Directors on the date of the indenture;

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

  (3)
  was nominated by the Principals pursuant to a stockholders', voting or similar agreement.

        "Credit Agreement" means that certain Credit Agreement, dated as of the date of the indenture, by and among H&E and the other borrowers named therein and the credit parties and lenders named therein as well as General Electric Capital Corporation as Arranger and Administrative Agent,

providing for up to $150.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including increases in principal amount and extensions of term loans of other financings.

        "Credit Agreement Agent" means, at any time, the Person serving at such time as the "Agent" or "Administrative Agent" under (and as such term is defined in) the Credit Agreement.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided, that no document or facility, other than the Credit Agreement, will constitute a Credit Facility unless H&E so identifies such document or facility in an officers' certificate and delivers such certificate to the trustee; provided, further, that while the Credit Agreement remains in effect, H&E is entitled to so identify such document or facility only in accordance with the terms of the Credit Agreement (or deliver an officers' certificate to the trustee that the Credit Agreement is no longer in effect).

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means any Indebtedness outstanding under H&E Equipment Services' Credit Agreement; and any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that in each case has been designated by H&E Equipment Services as "Designated Senior Debt."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require H&E to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that H&E may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of H&E that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of H&E.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Existing Indebtedness" means Indebtedness of H&E and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations but excluding the amortization of debt issuance costs; plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (other than debt issuance costs); plus

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, excluding dividends on Equity Interests payable or accruing solely in Equity Interests of H&E that are not Disqualified Stock, or to H&E or a Restricted Subsidiary of H&E, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture, provided that charges for impairments to goodwill will be disregarded for all purposes under the indenture.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means each of:

  (1)
  GNE Investments, Inc.;

  (2)
  Great Northern Equipment, Inc.; and

  (3)
  any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

        and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency rates or commodity prices.

        "Holdings" means H&E Holdings L.L.C.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense, trade payable or representing secured floor plan financing; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; provided that Indebtedness shall not include the pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

  (2)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Intangible Assets" means goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expenses and any other assets properly classified as intangible assets in accordance with GAAP.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If H&E or any Restricted Subsidiary of H&E sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of H&E such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of H&E, H&E will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of H&E's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by H&E or any Restricted Subsidiary of H&E of a Person that holds an Investment in a third Person will be deemed to be an Investment by H&E or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Management Agreement" means the agreement H&E entered into in connection with the ICM recapitalization and the H&E recapitalizations with each of BRS and Bruckmann, Rosser, Sherrill & Co., L.L.C. ("BRS LLC"), whereby BRS and BRS LLC agreed to provide certain advisory and consulting services to H&E.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by H&E or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither H&E nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than the stock of an Unrestricted Subsidiary pledged to secure Indebtedness of such Unrestricted Subsidiary), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of H&E or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of H&E or any of its Restricted Subsidiaries (other than the stock of an Unrestricted Subsidiary pledged to secure Indebtedness of such Unrestricted Subsidiary).

        "Obligations" means any principal, interest, penalties, fees, taxes, costs, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, securing or relating to any Indebtedness, whether or not a claim in respect thereof has been asserted.

        "Obligor" means a Person obligated as an issuer or guarantor of the notes.

        "Permitted Business" means the equipment sale, rental and leasing business, the fleet management business and any business that is complementary, incidental, ancillary or related thereto.

        "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to H&E's initial public offering of common stock, by virtue of the Securityholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of H&E that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

        "Permitted Investments" means:

  (1)
  any Investment in H&E or in a Restricted Subsidiary of H&E;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by H&E or any Restricted Subsidiary of H&E in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of H&E; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, H&E or a Restricted Subsidiary of H&E;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of H&E;

  (6)
  any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (7)
  Hedging Obligations; and

  (8)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the date of the indenture not to exceed $10.0 million at any one time outstanding.

        "Permitted Junior Securities" means:

  (1)
  Equity Interests in H&E or any Guarantor; or

  (2)
  debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

        "Permitted Liens" means:

  (1)
  Liens on assets of H&E or any Guarantor securing Senior Debt that was permitted by the indenture to be incurred;

  (2)
  Liens in favor of H&E or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with H&E or any Subsidiary of H&E; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with H&E or the Subsidiary;

  (4)
  Liens on property existing at the time of acquisition of the property by H&E or any Subsidiary of H&E, provided that such Liens were not incurred in contemplation of such acquisition;

  (5)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  purchase money security interests (as defined in Article 9 of the New York Uniform Commercial Code) to secure Indebtedness permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only inventory held for sale or lease (including rental equipment) purchased as described therein and the proceeds thereof;

  (7)
  Liens existing on the date of the indenture and securing Indebtedness outstanding on the date of the indenture;

  (8)
  Liens to secure Permitted Refinancing Indebtedness incurred to refinance Existing Debt or Permitted Refinancing Indebtedness which is secured by Liens permitted by this clause (8); provided, that such Liens do not extend to any categories of assets other than the categories of assets securing Existing Debt as of the date of the indenture;

  (9)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (10)
  Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

  (11)
  easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices;

  (12)
  any interest or title of a lessor under any Capital Lease Obligation;

  (13)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (14)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of H&E or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (15)
  Liens securing Hedging Obligations;

  (16)
  leases or subleases granted to others that do not materially interfere with the ordinary course of business of H&E and its Restricted Subsidiaries;

  (17)
  Liens arising from filing Uniform Commercial Code financing statements regarding leases; and

  (18)
  Liens incurred in the ordinary course of business of H&E or any Restricted Subsidiary of H&E with respect to obligations that do not exceed $10.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of H&E or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of H&E or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by H&E or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "preferred stock" means Capital Stock with a preference upon liquidation or on dividends.

        "Principals" means Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership, BRS Partners, LP and BRSE LLC.

        "Related Party" means:

  (1)
  any controlling stockholder, a majority owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Senior Debt" means:

  (1)
  all Indebtedness of H&E or any Guarantor outstanding under Credit Facilities and all Hedging Obligations that are secured under the documents that secure the Indebtedness under a Credit Facility;

  (2)
  the Senior Secured Notes and all the Obligations with respect thereto;

  (3)
  any other Indebtedness of H&E or any Guarantor either (a) permitted to be incurred under the terms of the indenture or (b) was advanced (or, in the case of any reimbursement obligation, relates to a letter of credit that was issued) upon delivery to the Credit Agreement Agent of a written document executed by an officer of H&E to the effect that such Indebtedness was permitted to be incurred by clause (1) or clause (12) of the definition of "Permitted Debt," unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

  (4)
  all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1)
  any liability for federal, state, local or other taxes owed or owing by H&E;

  (2)
  any intercompany Indebtedness of H&E or any of its Subsidiaries to H&E;

  (3)
  any trade payables;

  (4)
  any Indebtedness of the Company or any of its Subsidiaries to any Affiliate of the Company or any of its Subsidiaries; or

  (5)
  the portion of any Indebtedness that is incurred in violation of the indenture.

        "Senior Secured Notes" means H&E's senior secured notes due 2012 to be issued concurrently with the closing of the offering of the notes.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Tangible Assets" means all assets of H&E and its Restricted Subsidiaries, excluding all Intangible Assets.

        "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest or premiums (if any) on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

        "Unrestricted Subsidiary" means any Subsidiary of H&E (and any Subsidiary of such Subsidiary) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution (if that designation would not cause a default), but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with H&E or any Restricted Subsidiary of H&E unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to H&E or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of H&E;

  (3)
  is a Person with respect to which neither H&E nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of H&E or any of its Restricted Subsidiaries (other than through the pledge of Equity Interests in such Subsidiary); and

  (5)
  has at least one director on its Board of Directors that is not a director or executive officer of H&E or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of H&E as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of H&E as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," H&E will be in default of such covenant. The Board of Directors of H&E may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of H&E of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation (including without limitation under the section entitled "Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries").

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more wholly-owned Restricted Subsidiaries of such Person and one or more wholly-owned Restricted Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

        The certificates representing the notes were issued in fully registered form, without coupons. Except as described below, the notes were deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of Cede & Co., as DTC's nominee, in the form of a global note (each a "Global Note").

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

  Exchanges of Book-Entry Notes for Certificated Notes

        A beneficial interest in a Global Note may not be exchanged for a note in certificated form unless:

  •
  DTC (x) notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act;

  •
  in the case of a Global Note held for an account of Euroclear or Clearstream, Euroclear or Clearstream, as the case may be, (A) is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays), or (B) announces an intention permanently to cease business or does in fact do so;

  •
  there shall have occurred and be continuing an Event of Default with respect to the notes; or

  •
  a request for certificates has been made upon 60 days' prior written notice given to the note agent in accordance with DTC's customary procedures and a copy of such notice has been received by the Issuer from the note agent.

        In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any certificated notes issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected only through the DWAC System and an appropriate adjustment will be made in the records of the Security Register to reflect a decrease in the principal amount of the relevant Global Note.

  Global Notes

        The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuer and the guarantors take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        Upon the issuance of the Global Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants), and the records of participants (with respect to interest of persons other than participants).

        As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the notes represented by such Global Note for all purposes under the indenture and the notes. Except in the limited circumstances described above under "—Exchanges of Book-Entry Notes for Certificated Notes," owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or Holders of the Global Note (or any notes presented thereby), under the indenture or the notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the indenture referred to herein. In the event that owners of beneficial interests in a Global Note become entitled to receive notes in definitive form, such notes will be issued only in registered form in denominations of U.S. and integral multiples thereof.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Payments of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the note agent nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Beneficial interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. The Issuer expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes for such notes as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of notes (including the presentation of notes for exchange as described below), only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below), under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

        DTC has advised the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.

Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer, the note agent nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Same-Day Settlement and Payment

        The Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any), by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuer will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations relating to the registration, purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Treasury regulations promulgated and proposed thereunder, judicial authorities, published administrative positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. No opinion of counsel has been sought or obtained with respect to any tax consequences arising from the registration, purchase, ownership or disposition of the notes. No rulings or determinations of the IRS or any other taxing authorities have been sought or obtained with respect to the statements made and conclusions reached in the following summary, and the discussion below is not binding upon the IRS or such other authorities. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any position discussed herein.

        This discussion assumes that holders of the notes hold the notes as "capital assets" within the meaning of Code Section 1221 and that holders of the notes (other than the selling noteholder) acquired the notes from the selling noteholder in a wholly taxable transaction for U.S. federal income tax purposes. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, tax-exempt organizations, S Corporations, insurance companies, broker-dealers, dealers or traders in securities or currencies, expatriates subject to Code Section 877 and taxpayers subject to the alternative minimum tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the "functional currency" of a U.S. holder (as defined below) is not the U.S. dollar. No aspect of any applicable U.S. estate, state or local or non-U.S. taxation is addressed.

        ACCORDINGLY, THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. INVESTORS CONSIDERING THE REGISTRATION OR PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE TAX LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Entity Classification

        Each of H&E Equipment Services and H&E Holdings elected to be treated as a corporation for U.S. federal income tax purposes and this discussion assumes that such election will never be changed and will always be respected.

Debt Characterization

        Although the characterization of an instrument as debt or equity is a facts and circumstances determination that cannot be predicted with certainty, we treat the notes as debt, and the remainder of this discussion assumes that such treatment will be respected.

Registration

        The registration of the notes will not constitute a taxable exchange for U.S. federal income tax purposes. Holders of the notes will not recognize gain or loss upon the registration of notes, and will be required to continue to include interest (including original issue discount) on the notes as ordinary income for U.S. federal income tax purposes in the same manner and to the same extent, if any, as such interest was included as ordinary income under the unregistered notes. A holder's holding period in a note will include the holder's holding period in the corresponding unregistered note, and a holder's adjusted basis in a note immediately after the registration of the notes will be the same as the holder's adjusted basis in the corresponding unregistered note immediately before the registration of the notes.

U.S. Holders

        The term "U.S. holder" means a holder of a note that is, for U.S. federal income tax purposes:

  (1)
  a citizen or resident of the United States;

  (2)
  a corporation created or organized under the laws of the United States or of any political subdivision thereof;

  (3)
  an estate, the income of which is subject to U.S. federal income taxation regardless of source; or

  (4)
  a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

        The term "non-U.S. holder" means a holder of a note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

        A holder of notes that is a partnership for U.S. federal income tax purposes is not subject to the income tax on income or gain derived from the notes. A partner of the partnership may be subject to tax on such income under rules similar to the rules for U.S. holders or non-U.S. holders depending on whether (i) the partnership is a U.S. or a non-U.S. partnership, (ii) the partner is a U.S. or a non-U.S. person, and (iii) the partnership is or is not engaged in a U.S. trade or business to which the income or gain is effectively connected.

Issue Price

        For U.S. federal income tax purposes, the notes were treated as issued as part of an investment unit. The issue price of each investment unit (the first price at which a substantial number of investment units were sold for money excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers) was allocated between the note and concurrently issued equity based on the relative fair market values of the components of the investment unit on the issue date. Accordingly, based on the $943.56 investment unit issue price, we allocated $800.16 to the note. Under Treasury regulations relating to original issue discount, an initial holder was bound by our allocation for U.S. federal income tax purposes unless the holder disclosed, on a statement attached to its tax return for the taxable year that includes the acquisition date of the investment unit, that its allocation differed from ours. No assurance can be given that the IRS will accept our allocation. If our allocation were successfully challenged by the IRS, the issue price, original issue discount accrual on the note and certain other items discussed herein would be different from that resulting under the above allocation.

Payment of Interest and Original Issue Discount

        The stated interest on a note generally will be included in the income of a U.S. holder as ordinary income at the time such interest is accrued or received in accordance with the holder's method of accounting for U.S. federal income tax purposes. In addition, the notes were issued with original issue discount ("OID"). In general, a debt instrument is considered for U.S. federal income tax purposes to be issued with OID if the "stated redemption price at maturity" of the instrument exceeds the instrument's issue price by at least a de minimis amount (0.25 percent of the stated redemption price at maturity multiplied by the number of whole years from the issue date to the maturity date). The "issue price" of the notes is as described above under "U.S. Holders—Issue Price." The "stated redemption price at maturity" of a debt instrument is the aggregate of all payments due to the holder under such debt instrument at or before its maturity date, excluding stated interest that is unconditionally payable in cash or other property (other than debt instruments of the issuer) at least annually during the entire term of the instrument at certain specified rates ("qualified stated interest"). The semi-annual interest payments on the notes should be qualified stated interest. Regardless of their methods of accounting, U.S. holders will be required to include OID in ordinary income before it is paid under the rules described below.

        Subject to the discussion below under "U.S. Holders—Amortizable Bond Premium and Acquisition Premium," a U.S. holder will be required to include the amount of any OID on the notes in income on a constant yield method, based on the yield to maturity of the notes and calculated by reference to the issue price of the notes, regardless of the holder's method of accounting. Under this method, U.S. holders of the notes are required to include in income increasingly greater amounts of OID in successive accrual periods. The OID allocable to any accrual period will equal the product of the adjusted issue price of the notes as of the beginning of the period and the notes' yield to maturity, less any qualified stated interest allocable to that accrual period. The "adjusted issue price" of the notes as of the beginning of any accrual period will equal the issue price of the notes increased by OID previously includable in income and decreased by any payments under the notes (other than qualified stated interest). Because OID will accrue and be includable in income at least annually and no payments will be made under the notes other than qualified stated interest, the adjusted issue price of the notes will increase throughout their life. Original issue discount includable in income will therefore generally increase during each accrual period.

Market Discount

        Assuming no payments on the notes (other than payments of qualified stated interest) were made, if a U.S. holder purchases a note for an amount that is less than the sum of (i) the issue price for such note and (ii) the aggregate amount of OID includible in gross income of all prior holders of the note, the amount of the difference will be treated as "market discount," unless such difference is less than a specified de minimis amount (0.25 percent of the stated redemption price at maturity multiplied by the number of whole years to the maturity date after such purchase). Under the market discount rules, a U.S. holder will be required to treat any principal payment on, or any amount received on the sale, exchange, retirement or other taxable disposition of such note, as ordinary income to the extent of any accrued market discount (discussed below) that has not previously been included in income. In addition, a U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such note.

        Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the note, unless the U.S. holder elects to accrue market discount under a constant interest method. A U.S. holder of a note may elect to include market discount in income currently as it accrues (under either a straight-line or constant interest method), in which case the rules described above regarding the recognition of ordinary income on disposition and the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount bonds acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Amortizable Bond Premium and Acquisition Premium

        A U.S. holder who purchases a note for an amount that is greater than the sum of all amounts payable on such note after the purchase date other than payments of qualified stated interest (defined above) will be considered to have purchased the note with "bond premium" equal to such excess amount. As a result, the U.S. holder will not be required to include OID in income with respect to such note. In addition, if a proper election under Code Section 171 is (or has been) made, the U.S. holder may be able to amortize any bond premium over the term of the note as an offset to interest income on the note. Any such election to amortize bond premium would apply to all taxable debt instruments held or subsequently acquired by the electing holder on or after the first day of the first taxable year to which the election applies and cannot be revoked without permission from the IRS. If a U.S. holder of a note makes an election to amortize bond premium, this bond premium would be amortizable on a constant yield method over the term of the note, subject to certain limitations, and the holder's tax basis in the note must be reduced by the amount of the aggregate amortization deductions allowable for the bond premium.

        A U.S. holder who purchases a note for an amount that is greater than the adjusted issue price (defined above) of such note but equal to or less than the sum of all amounts payable on such note after the purchase date other than payments of qualified stated interest (defined above) will be considered to have purchased the note with "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

Applicable High Yield Discount Obligations

        If the notes are considered to have "significant OID" and if the yield of the notes is at least five percentage points above the applicable federal rate in effect for the month in which the notes are issued, we would not be able to deduct for tax purposes any OID accruing with respect thereto until such interest is actually paid. In addition, if the yield of notes is more than six percentage points above the applicable federal rate in effect for the month in which the notes are issued, (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate would not be deductible at any time and (ii) although not free from doubt, a corporate holder may be entitled to treat the interest that would not be deductible as a dividend to the extent of the applicable current or accumulated earnings and profits, which may then qualify for the dividends received deduction. In such event, corporate holders should consult their tax advisors concerning the availability of the dividends received deduction.

Sale, Exchange or Redemption of the Notes

        Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the sale, exchange, redemption or other taxable disposition (not including the amount allocable to accrued and unpaid qualified stated interest) and (ii) that holder's adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note. A U.S. holder's adjusted tax basis in a note generally will equal that holder's cost for the note increased by the amounts of OID or market discount accrued through such date of disposition with respect to such note, and reduced by the aggregate amortization deductions allowable for bond premium on the note and by any payments on the note (other than payments of qualified stated interest) received by such holder. The capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period in the note is more than one year at the time of sale, exchange, redemption or other taxable disposition.

        A U.S. holder that sells a note between interest payment dates will be required to treat as ordinary interest income an amount equal to interest that has accrued through the date of sale and has not been previously included in income.

Information Reporting and Backup Withholding

        In general, we must report certain information to the IRS with respect to payments of principal, premium, if any, and interest on a note and payments of the proceeds of the sale of a note to certain non-corporate U.S. holders. The payor (which may be us or an intermediate payor) will be required to withhold backup withholding tax at a rate of 28% through December 31, 2010, and thereafter at a rate of 31%, if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor or establish an exemption from backup withholding, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting described in Section 3406(c) of the Code or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding under the Code. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against that holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Payment of Interest

        Generally, interest income of a non-U.S. holder that is not effectively connected with a U.S. trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower treaty rate). However, interest paid on a note by us or any paying agent to a non-U.S. holder may qualify for the "portfolio interest exemption" in the non-U.S. holder's hands and therefore, subject to the discussion of backup withholding below, will not be subject to U.S. federal income tax or withholding tax, if the interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder. A non-U.S. holder will be eligible for the portfolio interest exemption provided that (i) the holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote, (ii) the holder is not a controlled foreign corporation related to us actually or constructively through stock ownership, (iii) the holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) subject to the immediately following paragraph, either (a) the holder provides an applicable Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its non-U.S. status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the notes and provides a statement to us or our agent under penalties of perjury in which it certifies that an applicable Form W-8 (or a suitable substitute) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes a copy to us or our agent.

        Except to the extent that an applicable treaty otherwise provides, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder with respect to interest if the interest income is effectively connected with a U.S. trade or business of the non-U.S. holder. Effectively connected interest received by a corporate non-U.S. holder may also, in some circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form W-8 ECI (or a suitable substitute form) to the payor.

Sale, Exchange or Redemption of Notes

        A non-U.S. holder of a note will generally not be subject to U.S. federal income tax or withholding tax on any gain realized on a sale, exchange, redemption or other taxable disposition of the note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under "Non-U.S. Holders—Payment of Interest") unless (i) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder or (ii) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met.

Information Reporting and Backup Withholding Tax

        U.S. information reporting requirements and backup withholding tax will not apply to payments on a note to a non-U.S. holder if the statement described in "Non-U.S. Holders—Payment of Interest" is duly provided by such holder, provided that the payor does not have actual knowledge or reason to know that the holder is a U.S. person.

        Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), unless the broker is (i) a U.S. person, (ii) a foreign person that derives 50% of more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States, (iii) a controlled foreign corporation for U.S. federal income tax purposes or (iv) a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii), (iii) or (iv) of the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in "Non-U.S. Holders—Payment of Interest" or otherwise establishes an exemption.

PLAN OF DISTRIBUTION

        Each of the selling noteholders is offering the notes for its own account, and not for our account. We will not receive any of the net proceeds of the offering.

        The selling noteholders may offer the notes for sale from time to time in one or more transactions, including:

  •
  block transactions;

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at prices determined on a negotiated or competitive bid basis.

        The selling noteholders may sell the notes directly, through agents designated by them, from time to time, or by such other means as we may specify in any applicable prospectus supplement. Participating agents or broker-dealers in the distribution of any of the notes may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any discount or commission received by any underwriter and any participating agents or broker-dealers, and any profit on the resale of the notes purchased by any of them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

        The selling noteholders may sell their notes through a broker-dealer acting as agent or broker or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such notes to the public at varying prices to be determined by the broker-dealer at the time of resale. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

        To the extent required, the number and amount of the notes to be sold, information relating to the underwriters, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an appropriate supplement to this prospectus.

        If underwriters are used in a sale, notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement. Underwriters, dealers and agents may be entitled, under agreements to be entered into among us and the selling noteholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. If any material change is made with respect to this plan of distribution, we will file a post-effective amendment to the registration statement of which this prospectus forms a part.

        In order to comply with the securities laws of particular states, the notes covered by this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in particular states, the notes may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Certain persons that participate in the distribution of the notes may engage in transactions that stabilize, maintain or otherwise affect the price of the notes, including over allotment, stabilizing and short-covering transactions in such notes, and the imposition of penalty bids, in connection with an offering. Any person participating in the distribution of the notes registered under the registration statement that includes this prospectus and any supplement will be subject to applicable provisions of the Exchange Act of 1934 and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our notes by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our notes to engage in market-making activities with respect to our notes. These restrictions may affect the marketability of our notes and the ability of any person or entity to engage in market-making activities with respect to our notes.

        Upon sale under the registration statement that includes this prospectus and any supplement, the notes registered by the registration statement will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

        The validity of the notes will be passed on for us by Kirkland & Ellis LLP, New York, New York. Certain matters under Louisiana law will be passed upon by Taylor, Porter, Brooks & Phillips, LLP. Certain matters under Washington and Montana law will be passed upon by Garlington, Lohn & Robinson, LLP.

EXPERTS

        The consolidated financial statements and schedule of H&E Equipment Services L.L.C. (formerly Gulf Wide Industries, L.L.C.) as of December 31, 2002 and 2001 and for the years then ended, have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports refer to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in the year ended December 31, 2002.

        The consolidated statements of operations, members' equity (deficit) and cash flows and schedule of H&E Equipment Services, L.L.C. (formerly Gulf Wide Industries, L.L.C.) for the year ended December 31, 2000, have been included herein in reliance upon the reports of Hawthorn, Waymouth & Carroll, L.L.P., independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Hawthorn, Waymouth & Carroll, L.L.P. were dismissed as our accountants on March 22, 2002. Their above referenced reports do not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our board of directors and there were no disagreements preceding such dismissal with the accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which were not resolved to the satisfaction of these accountants. On March 22, 2002, we engaged KPMG LLP as our new independent accountants.

        The consolidated financial statements of ICM Equipment Company L.L.C. and subsidiaries as of December 31, 2001, and for the year then ended, have been included herein and in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of ICM Equipment Company L.L.C. and subsidiaries as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein.

AVAILABLE INFORMATION

        We have filed with the Securities and Exchange Commission, a registration statement on Form S-1 under the Securities Act of 1933 with respect to the notes. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the registration statement. For further information with respect to us and the notes, you should refer to the registration statement and to its exhibits and schedules. Statements contained in this prospectus regarding the contents of any agreement or other document are not necessarily complete. You should refer in each instance to the copy of the agreement filed or incorporated by reference as an exhibit to the registration statement, each such statement being qualified in all respects by the document to which it refers. We are also required to file annual, quarterly and special reports, and other information with the SEC under the Securities Act of 1933.

        You can read the registration statement and the exhibits and schedules filed with the registration statement or any reports, statements or other information we have filed or file, at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of the documents from such offices upon payment of the prescribed fees. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also request copies of the documents upon payment of a duplicating fee, by writing to the SEC. In addition, the SEC maintains a web site that contains reports and other information regarding registrants (including us) that file electronically with the SEC, which you can access at http://www.sec.gov.

        In addition, the indenture governing the notes requires us to deliver to you upon your request copies of all reports that we file with the SEC without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

        Whether or not required by the SEC, so long as any notes are outstanding, we will file with the SEC for public availability (unless the SEC will not accept such a filing), within the time periods specified in the SEC's rules and regulations:

  •
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

  •
  all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file these reports.

        In addition, we will make this information available to security analysts and prospective investors upon request. For so long as any notes are outstanding, we will furnish to the holders of the notes and to security analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 14A(d)(4) under the Securities Act during any period in which we or our subsidiary guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Independent Auditors' Report

         To the Board of Directors and Members
H&E Equipment Services L.L.C.:

        We have audited the accompanying consolidated balance sheets of H&E Equipment Services L.L.C. and subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of operations, members' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the 2001 and 2002 consolidated financial statements referred to above present fairly, in all material respects, the financial position of H&E Equipment Services L.L.C. and subsidiaries as of December 31, 2001 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in the year ended December 31, 2002.

/s/ KPMG LLP

Salt Lake City, Utah
April 7, 2003

Independent Auditors' Report

         To the Board of Directors and Members
H&E Equipment Services L.L.C.:

        We have audited the accompanying consolidated statements of operations, members' equity (deficit) and cash flows of H&E Equipment Services, L.L.C. (Formerly Gulf Wide Industries, L.L.C.) and Subsidiary, Baton Rouge, Louisiana, for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of H&E Equipment Services, L.L.C. (Formerly Gulf Wide Industries, L.L.C.) and Subsidiary, for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ Hawthorn, Waymouth & Carroll, L.L.P.

Baton Rouge, Louisiana
February 21, 2001

H&E EQUIPMENT SERVICES L.L.C.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2001 and 2002

(Dollars in thousands, except share amounts)

	2001	2002
Assets
Cash	$4,322	$3,398
Receivables, net of allowance for doubtful accounts of $708 and $3,609, respectively	36,497	65,145
Inventories	31,645	47,992
Prepaid expenses and other assets	2,316	1,945
Rental equipment, net of accumulated depreciation of $58,805 and $87,064, respectively	195,701	314,892
Property and equipment, net of accumulated depreciation and amortization of $8,673 and $13,338, respectively	13,444	19,156
Deferred financing costs, net of accumulated amortization of $854	—	12,612
Goodwill	3,204	3,204

Total assets	$287,129	$468,344

Liabilities and Members' Equity (Deficit)
Liabilities:
Senior secured credit facility	$181,714	$76,724
Accounts payable	44,234	91,213
Accrued expenses and other liabilities	5,904	12,329
Notes payable	3,424	1,402
Senior secured notes, net of discount	—	198,570
Senior subordinated notes, net of discount	—	42,602
Capital lease obligations	11,194	10,841
Deferred compensation	—	10,233
Deferred income taxes	10,760	—

Total liabilities	257,230	443,914

Senior Exchangeable Preferred Units	10,392	—
Senior Subordinated Preferred Units	37,424	—
Commitments and contingencies (Note 15)
Members' equity (deficit):
Series A Senior Preferred Units, $1 par value. Liquidation value $1,293. Authorized, issued and outstanding 1,235,299 shares	1,235	—
Junior Preferred Units, $1 par value. Liquidation value $5,157. Authorized, issued and outstanding 5,000 shares	5,000	—
Class A Common Stock, $.01 par value. Authorized, issued and outstanding 115,152.8 shares	1,152	—
Class B Common Stock, $.01 par value. Authorized, issued and outstanding 115,152.8 shares	1,152	—
Additional paid-in-capital	50,090	—
Accumulated deficit	(76,546)	—
Member's interest	—	24,430

Total members' equity (deficit)	(17,917)	24,430

Total liabilities and members' equity (deficit)	$287,129	$468,344

The accompanying notes are an integral part of these consolidated statements.

H&E EQUIPMENT SERVICES L.L.C.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 and 2002

(Dollars in thousands)

	2000	2001	2002
Revenues:
Equipment rentals	$70,625	$98,696	$136,624
New equipment sales	53,345	84,138	72,143
Used equipment sales	51,402	59,441	52,487
Parts sales	34,435	36,524	47,218
Service revenue	16,553	19,793	27,755
Other	8,236	10,925	15,473

Total revenues	234,596	309,517	351,700

Cost of Revenues:
Rental depreciation	28,629	30,004	46,471
Rental expense	10,916	23,154	37,408
New equipment sales	47,910	77,442	66,055
Used equipment sales	44,401	51,378	43,026
Parts sales	25,846	27,076	34,011
Service revenue	7,139	8,106	11,438
Other	11,488	14,439	16,813

Total cost of revenues	176,329	231,599	255,222

Gross profit	58,267	77,918	96,478
Selling, general and administrative expenses	46,001	55,382	82,294
Gain on sale of property and equipment	—	46	59

Income from operations	12,266	22,582	14,243

Other income (expense):
Interest expense	(22,909)	(17,995)	(28,955)
Other, net	187	156	372

Total other expense	(22,722)	(17,839)	(28,583)

Income (loss) before income taxes	(10,456)	4,743	(14,340)
Income tax provision (benefit)	(3,123)	1,443	(1,271)

Net income (loss)	$(7,333)	$3,300	$(13,069)

The accompanying notes are an integral part of these consolidated statements.

H&E EQUIPMENT SERVICES, L.L.C.

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 and 2002

(Dollars in thousands)

	Series A Senior Preferred	Junior Preferred	Class A Common	Class B Common	Additional Paid-in- Capital	Accumulated Deficit	Member's Interest	Total Members' Equity (Deficit)
December 31, 1999	$—	$—	$1,961	$—	$3,000	$(60,164)	$—	$(55,203)
Net loss	—	—	—	—	—	(7,333)	—	(7,333)
Accretion of liquidation value on Preferred Units outside of equity	—	—	—	—	—	(6,441)	—	(6,441)

December 31, 2000	—	—	1,961	—	3,000	(73,938)	—	(68,977)
Net income	—	—	—	—	—	3,300	—	3,300
Accretion of liquidation value on Preferred Units outside of equity	—	—	—	—	—	(4,379)	—	(4,379)
Recapitalization and issuance of new securities	1,235	5,000	(809)	1,152	47,090	—	—	53,668
Accretion of liquidation value on Preferred Units outside of equity	—	—	—	—	—	(1,529)	—	(1,529)

December 31, 2001	1,235	5,000	1,152	1,152	50,090	(76,546)	—	(17,917)
Net loss-January 1, 2002 to June 17, 2002	—	—	—	—	—	(2,365)	—	(2,365)
Accretion of liquidation value on Preferred Units outside of equity through June 17, 2002	—	—	—	—	—	(1,009)	—	(1,009)
Members' equity issued with Senior Subordinated Notes at June 17, 2002	—	—	—	—	—	—	7,600	7,600
Conversion of Senior Exchangeable Preferred Units at June 17, 2002	—	—	—	—	—	—	10,652	10,652
Conversion of Senior Subordinated Preferred Units at June 17, 2002	—	—	—	—	—	—	38,173	38,173
Conversion of series A Senior Preferred, Junior Preferred, Class A Common, Class B Common, additional-Paid-In Capital and accumulated deficit to member's equity at June 17, 2002	(1,235)	(5,000)	(1,152)	(1,152)	(50,090)	79,920	(21,291)	—
Net loss-June 18, 2002 to December 31, 2002	—	—	—	—	—	—	(10,704)	(10,704)

December 31, 2002	$—	$—	$—	$—	$—	$—	$24,430	$24,430

The accompanying notes are an integral part of these consolidated statements.

H&E EQUIPMENT SERVICES L.L.C.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 and 2002

(Dollars in thousands)

	2000	2001	2002
Cash Flows from operating activities:
Net income (loss)	$(7,333)	$3,300	$(13,069)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation on property and equipment	1,668	1,909	3,020
Depreciation on rental equipment	28,629	30,004	46,471
Amortization of loan discounts and deferred financing costs	—	—	1,091
Amortization of goodwill	244	250	—
Amortization of beneficial conversion feature	1,250	—	—
Provision for losses on accounts receivable	708	556	1,517
Gain on sale of property and equipment	—	(46)	(59)
Gain on sale of rental equipment	(5,961)	(7,431)	(6,326)
Deferred income taxes	(3,115)	1,799	(1,306)
Changes in operating assets and liabilities, net of business combination:
Receivables, net	(13,003)	1,734	(3,145)
Inventories	(16,028)	(2,632)	(15,867)
Prepaid expenses and other assets	747	(1,882)	1,433
Accounts payable	(7,501)	(366)	9,159
Accrued expenses and other liabilities	5,107	2,920	1,460
Deferred compensation	—	—	490

Net cash provided by (used in) operating activities	(14,588)	30,115	24,869

Cash flows from investing activities:
Purchases of property and equipment	(2,331)	(3,251)	(3,821)
Purchases of rental equipment	(25,639)	(78,313)	(51,919)
Proceeds from sale of property and equipment	7	148	115
Proceeds from sale of rental equipment	44,471	43,570	33,738
Cash acquired in ICM business combination	—	—	3,643
Purchase of Coastal Equipment, net of cash acquired	(256)	—	—

Net cash (used in) provided by investing activities	16,252	(37,846)	(18,244)

Cash flows from financing activities:
Net proceeds from issuance of senior secured notes	—	—	198,526
Net proceeds from issuance of senior subordinated notes	—	—	50,009
Payments of amounts due to members	—	—	(13,347)
Proceeds from issuance of senior exchangeable preferred units	—	10,000	—
Payment of deferred financing costs	—	—	(13,466)
Borrowings on senior secured credit facility	221,803	316,933	436,081
Payments on senior secured credit facility	(223,627)	(312,242)	(658,489)
Principal payments on notes payable	(888)	(653)	(2,022)
Payments on capital lease obligations	—	(3,612)	(4,841)

Net cash (used in) provided by financing activities	(2,712)	10,426	(7,549)

Net (decrease) increase in cash	(1,048)	2,695	(924)
Cash, beginning of year	2,675	1,627	4,322

Cash, end of year	$1,627	$4,322	$3,398

See notes to condensed consolidated financial statements

	2000	2001	2002
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
New and used equipment financed	$—	$6,205	$—
Rental equipment financed under capital lease obligations	—	14,806	4,182
New inventory financed	—	2,077	—
Assets transferred from new and used inventory to rental fleet	20,709	15,291	11,602
Members' equity issued with the senior subordinated notes	—	—	7,600
Conversion of debt to equity under a recapitalization agreement	—	44,202	—
Supplement disclosures of cash flow information:
Cash paid during the year for:
Interest	$17,937	$14,781	$28,662
Income taxes	—	125	6

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

        As of December 31, 2001 and 2002, the Company had $30.0 million and $55.1 million, respectively, in flooring plans payable outstanding, which were used to finance purchases of inventory and rental equipment.

        On June 17, 2002, the Company entered into a business combination acquiring substantially all the assets and assuming certain liabilities of ICM Equipment Company L.L.C. The following table sets forth information relating to the acquisition (in thousands):

Fair value of assets acquired	$187,781
Fair value of liabilities assumed	(187,781)

Excess of liabilities assumed over fair value of assets acquired	$—

H&E EQUIPMENT SERVICES L.L.C.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    ORGANIZATION AND NATURE OF OPERATIONS

Basis of Presentation

        H&E Equipment Services L.L.C. (H&E Equipment Services) is a wholly-owned subsidiary of H&E Holdings L.L.C. (H&E Holdings). H&E Holdings is principally a holding company conducting all of its operations through H&E Equipment Services (see Note 3). The consolidated financial statements include the results of operations of H&E Equipment Services and its wholly-owned subsidiaries H&E Finance Corp., GNE Investments, Inc. and Great Northern Equipment, Inc., collectively referred to herein as the "Company".

        The nature of the Company's business is such that short-term obligations are typically met by cash flows generated from long-term assets. Consequently, consistent with industry practice, the accompanying consolidated balance sheets are presented on an unclassified basis.

Nature of Operations

        The Company is an integrated equipment rental, service and sales company located in the United States with an integrated network of 45 facilities, most of which have full service capabilities, and a workforce that includes a group of service technicians and a separate rental and equipment sales force. In addition to renting equipment, the Company also sells new and used equipment and provides extensive parts and service support. The Company generates a significant portion of its gross profit from parts sales and service revenues.

        The Company's operations are principally connected with construction and industrial activities. Consequently, a downturn in construction or industrial activity may lead to a decrease in the demand for equipment or depressed rental rates and sales prices of equipment. The Company has a substantial amount of debt. In accordance with the terms of the current debt agreements, the Company must comply with certain restrictive financial and operational covenants (see Note 13). Failure to comply with these covenants may adversely affect the Company's ability to finance future operations or capital needs or to engage in business activities.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

        The accompanying consolidated financial statements include the accounts of H&E Equipment Services L.L.C. and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

        The Company's policy is to recognize revenue from equipment rentals in the period earned, over the contract term, regardless of the timing of the billing to customers. A rental contract term can be daily, weekly or monthly. Because the term of the contracts can extend across financial reporting periods, we record unbilled rental revenue and deferred revenue at the end of reporting periods so rental revenue is appropriately stated in the periods presented. Revenue from the sale of equipment and parts is recognized at the time of delivery to, or pick-up by, the customer and when all obligations under the sales contract have been fulfilled and collectability is reasonably assured. Service revenues are recognized at the time the services are rendered. Other revenues consist primarily of billings to customers for rental equipment delivery and damage waiver charges.

Inventories

        New and used equipment is stated at the lower of cost or market by specific-identification. Parts and supplies are stated at the lower of the average cost or market.

Rental Equipment

        Rental equipment purchased by the Company is stated at cost and is depreciated over the estimated useful lives of the equipment using the straight-line method. The range of estimated useful lives for rental equipment depreciation is three to ten years, after giving effect to an estimated salvage value of 0% to 25% of cost.

        Ordinary repair and maintenance costs and property taxes are charged to operations as incurred. Expenditures for additions or improvements that extend the useful life of the asset are capitalized in the period incurred. When rental equipment is sold or disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in the Company's consolidated results of operations.

Property and Equipment

        Property and equipment are recorded at cost and are depreciated over the estimated useful lives using the straight-line method. The range of estimated useful lives for property and equipment is three to ten years. Ordinary repair and maintenance costs are charged to operations as incurred. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining life of the lease, whichever is shorter.

Long-lived Assets

        Long-lived assets are recorded at the lower of amortized cost or fair value. The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset over the remaining useful life. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Deferred Financing Costs and Initial Purchasers' Discounts

        Deferred financing costs and initial purchasers' discounts were recorded during 2002 in connection with entering into a new senior secured credit facility and issuing senior secured notes and senior subordinated notes (see Note 13). The amounts are being amortized over the terms of the loans and notes, utilizing the effective interest method. The amortization expense of deferred financing costs and initial purchasers' discounts is included with interest expense as an overall cost of the financing. During 2002, interest expense related to the amortization of these costs totaled $1,091,000.

Goodwill

        The $3.2 million of goodwill recorded in the accompanying consolidated balance sheets was established in connection with an acquisition in 1999. Prior to the adoption of Statement of Financial

Accounting Standards (SFAS) No. 142 on January 1, 2002, goodwill was being amortized over 40 years. Beginning January 1, 2002, goodwill is no longer being amortized, but will be tested on at least an annual basis for impairment. See "Recent Accounting Pronouncements" for further information.

Advertising

        Advertising costs are expensed as incurred and totaled $710,000, $763,000, and $993,000 for the years ended December 31, 2000, 2001 and 2002, respectively.

Shipping and Handling Fees and Costs

        Shipping and handling fees billed to customers are recorded as revenues while the related shipping and handling costs are included in cost of revenues.

Income Taxes

        The Company files a consolidated federal income tax return with its wholly owned subsidiaries. As a Limited Liability Corporation, the Company has elected to be taxed as a C-Corporation under the provisions of the Internal Revenue Code ("IRC"). Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments

        The carrying amounts reported in the accompanying consolidated balance sheets for accounts receivable, accounts payable, accrued liabilities, and deferred compensation approximate fair value due to the immediate to short-term maturity of these financial instruments. The carrying amount of the senior secured credit facility approximates the fair value due to the fact that the underlying instruments include provisions to adjust interest rates to approximate fair market value. The estimated fair value of the Company's notes payable, senior secured and senior subordinated notes payable at December 31, 2002 are as follows (in thousands):

	Carrying Amount	Fair Value
Senior secured notes with interest computed at 11 1/8%	$198,570	$156,000
Senior subordinated notes with interest computed at 12 1/2%	42,602	39,220
Notes payable to financial institution with interest rates ranging from 4.25% to 7.63%	1,018	759
Notes payable to suppliers with interest computed at 2.9%	304	266
Notes payable to finance companies with interest rates ranging from 9 1/2% to 10 1/2%	80	69

	$242,574	$196,314

Concentrations of Credit and Supplier Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Credit risk with respect to trade accounts receivable is mitigated by the large number of geographically diverse customers and the Company's credit evaluation procedures. Although generally no collateral is required, when feasible, mechanics' liens are filed and personal guarantees are signed to protect the Company's interests. The Company maintains reserves for potential losses.

        The Company records its trade receivables at sales value and establishes specific reserves for certain customer accounts identified as known collection problems due to insolvency, disputes or other collection issues. The amounts of the specific reserves are estimated by management based on the following assumptions and variables: customer's financial position, age of the customer's receivables and changes in payment schedules. In addition to the specific reserves, management establishes a non-specific allowance for doubtful accounts by applying specific percentages to the different receivable aging categories (excluding the specifically reserved accounts). The percentage applied against the aging categories increases as the accounts become further past due. The allowance for doubtful accounts is charged with the write-off of uncollectible customer accounts.

        The Company routinely acquires a significant portion of its equipment from six major equipment manufacturers. Management believes that other suppliers could provide similar equipment with comparable terms.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. The use of estimates and assumptions may affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates include allowance for doubtful accounts, useful lives for depreciation, goodwill and other asset impairments, loss contingencies, and fair values of financial instruments. Actual results could differ from those estimates.

Recent Accounting Pronouncements

        The Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002. The provisions of SFAS No. 142 eliminate the amortization of goodwill and certain intangible assets that are deemed to have indefinite lives and require such assets to be tested for impairment and to be written down to fair value, if necessary. Accordingly, the Company does not have goodwill amortization subsequent to December 31, 2001.

        In connection with the adoption of SFAS No. 142, the Company made an assessment of its goodwill for impairment based upon the new rules during the year ended December 31, 2002. Based on the assessment, the Company was not required to adjust the carrying value of its goodwill. As of December 31, 2002, the Company had goodwill of approximately $3.2 million.

        If the provisions of SFAS No. 142 were in effect at January 1, 2000, the following pro forma financial results for the years ended December 31, 2000 and 2001 would have resulted (in thousands):

	2000	2001
Selling general and administrative expense	$44,323	$52,437
Income from operations	12,510	22,832
Net income (loss)	(7,184)	3,453

        For the years ended December 31, 2000 and 2001, the Company recorded goodwill amortization of $244,000 and $250,000, respectively.

        In June 2001, the FASB released SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses the accounting treatment for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of the statement apply to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, or normal operation of a long-lived asset. The statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company will adopt the provisions of SFAS No. 143 during fiscal 2003, but does not expect this statement to have a material impact on it's consolidated results of operations or financial position.

        In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144) SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not have a material impact on it's consolidated financial statements.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Under SFAS No. 146, a company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. A liability is incurred when an event obligates the entity to transfer or use assets (i.e., when an event leaves the company little or no discretion to avoid transferring or using the assets in the future). Under previous accounting rules, if a company's management approved an exit plan, the company generally could record the costs of that plan as a liability on the approval date, even if the company did not incur the costs until a later date. Under SFAS No. 146, some of those costs might qualify for immediate recognition, others might be recorded during one or more quarters, and still others might not be recorded until incurred in a much later period. The Company is currently reviewing the standard, which is effective for periods beginning after December 31, 2002, applied prospectively, and does not expect it to have a material impact on its results of operations or financial position.

        In November 2002, the FASB issued Interpretation No. 45 (FIN No. 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" which expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN 45 requires recognition of an initial liability for the fair value of an obligation assumed by issuing a guarantee. Guarantees are required to be disclosed in the notes to the financial statements starting with the period ending after December 15, 2002. For certain guarantees issued after December 31, 2002, the fair value of the obligation must be reported on the balance sheet. The Company has adopted the disclosure requirements. The Company does not expect the adoption of the accounting provisions of FIN No. 45 to have a material impact on its results of operations and financial position.

        In January 2003, the FASB issued Financial Interpretation No. 46 ("FIN No. 46"), "Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51," which addresses the consolidation by business enterprises of variable interest entities as defined therein and applies immediately to variable interests in variable interest entities created or obtained after January 31, 2003. The Company does not expect the adoption of FIN No. 46 to have a material impact on its results of operations and financial position.

Reclassifications

        Certain amounts in the prior-year consolidated financial statements have been reclassified for comparative purposes to conform to the presentation in the current-year consolidated financial statements.

(3)    REORGANIZATION AND ACQUISITION OF ICM EQUIPMENT COMPANY L.L.C.

        On June 17, 2002, the equity holders of H&E Equipment Services L.L.C. (formerly Gulf Wide Industries L.L.C.) and ICM Equipment Company L.L.C. (ICM) formed H&E Holdings by executing a Limited Liability Company Agreement of H&E Holdings and by contributing to H&E Holdings all of the outstanding equity securities and certain outstanding subordinated debt of the two companies to the members of H&E Holdings in exchange for certain equity securities of H&E Holdings. Pursuant to a Contribution Agreement and Plan of Reorganization, H&E Holdings contributed all of the outstanding equity securities of ICM to H&E Equipment Services, consummating the merger and making ICM a wholly-owned subsidiary of H&E Equipment Services. Head and Engquist L.L.C. is also a wholly-owned subsidiary of H&E Equipment Services.

        Pursuant to the Contribution Agreement and Plan of Reorganization, H&E Holdings issued a series of preferred and common units in exchange for all the outstanding stock of ICM. The acquisition was accounted for under the purchase method of accounting. H&E Equipment Services was considered the acquirer for accounting purposes. Under the purchase method of accounting, the acquired assets and assumed liabilities have been recorded at their estimated fair values at the date of acquisition. There was no goodwill or other intangible assets recorded in connection with the transaction. The operating results of ICM have been included in the accompanying 2002 consolidated financial statements from the date of the acquisition.

        The following table summarizes the fair value of assets acquired and liabilities assumed as allocated in purchase accounting (in thousands):

Fair value of assets acquired:
Cash	$3,643
Accounts receivable	27,020
Inventories	12,082
Rental equipment	129,554
Property and equipment	4,966
Deferred tax assets	9,454
Other assets	1,062

187,781

Fair value of liabilities assumed:
Outstanding borrowings on senior secured credit facility	117,493
Accounts payable and accrued liabilities	50,092
Amounts due to members	10,147
Deferred compensation	9,743
Capital lease obligations	306

187,781

Excess of liabilities assumed over fair value of assets acquired	$—

        The consolidated results of operations data shown below is presented on an unaudited pro forma basis and represents the results of H&E Equipment Services had the business combination occurred at the beginning of the periods presented (in thousands):

	Years Ended December 31,
	2001	2002
Revenues	$515,262	$431,721
Net loss	$(8,777)	$(23,276)

        The unaudited pro forma net loss for the year ended December 31, 2002 includes a $1.2 million fee for early termination of the Company's previous credit facility that is included in interest expense in the accompanying consolidated statement of operations. The unaudited pro forma financial information is presented for informational purposes only and is based upon certain assumptions and estimates, which are subject to change. The results are not necessarily indicative of the operating results that would have occurred had the transaction been consummated at the beginning of the periods presented, nor are they necessarily indicative of future operating results.

(4)    AUGUST 2001 RECAPITALIZATION

        On August 10, 2001, the Company entered into a recapitalization agreement with BRS and the Minority Shareholder Group whereby a further investment was made by BRS into the Company.

        BRS contributed $10.0 million in cash in exchange for $10.0 million of newly issued Senior Exchangeable Preferred Units. BRS also contributed its outstanding Class A, B and C Preferred Units, with a cumulative liquidation value of approximately $37.6 million and its $7.0 million par value Convertible Subordinated Note, plus accrued interest in exchange for $36.3 million of newly issued Senior Subordinated Preferred Units.

        The Minority Shareholder Group contributed its outstanding Class A, B, and C Preferred Units, with a cumulative liquidation value of approximately $19.9 million, its Class A common units of $0.8 million and its $20.6 million Convertible Subordinated Note in exchange for $1.2 million of newly issued Series A Preferred Units, $5.0 million of Junior Preferred Units and $1.2 million of Class B common stock.

        Immediately after these transactions, BRS had 115,152.8 shares of Class A common stock and the Minority Shareholder Group had 115,152.8 shares of Class B common stock. The Class A common stock has 2 for 1 voting rights for every share of Class B common stock. This gave BRS 66.7% voting interest in the Company and the Minority Shareholder Group the remaining 33.3%. The BRS investment and exchanges with the Minority Shareholder Group have been accounted for as a recapitalization in the accompanying consolidated financial statements as of December 31, 2001.

(5)    RECEIVABLES

        Receivables consisted of the following at December 31, 2001 and 2002 (in thousands):

	2001	2002
Trade receivables	$34,302	$63,935
Income tax receivables	—	125
Unbilled rental revenue	1,690	3,255
Sales-type leases	984	657
Advances to officers and employees	149	120
Affiliated companies	80	454
Other	—	208

	37,205	68,754
Less allowance for doubtful accounts	(708)	(3,609)

	$36,497	$65,145

(6)    INVENTORIES

        Inventories consisted of the following at December 31, 2001 and 2002 (in thousands):

	2001	2002
New equipment	$9,997	$17,772
Used equipment	9,640	13,511
Parts, supplies and other	12,008	16,709

	$31,645	$47,992

(7)    PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following at December 31, 2001 and 2002 (in thousands):

	2001	2002
Land	$2,995	$3,000
Office and computer equipment	4,190	7,837
Machinery and equipment	3,140	3,220
Transportation equipment	5,203	9,521
Building and leasehold improvements	5,881	8,916
Construction in progress	708	—

	22,117	32,494
Less accumulated depreciation and amortization	(8,673)	(13,338)

	$13,444	$19,156

(8)    ACCOUNTS PAYABLE

        Accounts payable consisted of the following at December 31, 2001 and 2002 (in thousands):

	2001	2002
Trade accounts payable	$11,083	$36,112
Manufacturer flooring plans payable	29,943	55,101
Due to BRS	3,208	—

	$44,234	$91,213

        Manufacturer flooring plans payable are financing arrangements for inventory and rental equipment. The interest paid on the manufacturer flooring plans ranges between zero percent and Prime Interest Rate plus 3.5 percent. Certain manufacturer flooring plans provide for a one to twelve month reduced interest rate term or a deferred payment period. The Company makes payments in accordance with the original terms of the financing agreements. However, the Company routinely sells equipment that is financed under manufacturer flooring plans and prior to the original maturity date of the financing agreement. The payable is paid at the time equipment being financed is sold. The flooring plans payable are secured by the equipment being financed.

        Maturities (based on original financing terms) of the manufacturer flooring plans payable for each of the next five years ending December 31 are as follows (in thousands):

2003	$15,412
2004	11,857
2005	8,851
2006	16,014
2007	2,967

$55,101

(9)    ACCRUED EXPENSES AND OTHER LIABILITIES

        Accrued liabilities consisted of the following at December 31, 2001 and 2002 (in thousands):

	2001	2002
Payroll and related liabilities	$2,434	$5,368
Sales, use, and property taxes	1,027	3,240
Accrued interest	930	1,429
Deferred revenue	802	1,610
Other	711	682

	$5,904	$12,329

(10)    NOTES PAYABLE

        A summary of notes payable as of December 31, 2001 and 2002 are as follows (in thousands):

	2001	2002
Notes payable to a financial institution maturing through 2008. Principal reductions approximate $21 a month plus interest ranging from 4.25% to 7.63% at December 31, 2002, and 4.75% to 7.63% at December 31, 2001. Notes are collateralized by real estate.	$1,504	$1,018
Notes payable to suppliers maturing through 2005. Payable in monthly installments of approximately $11. Interest is at 2.9%. Notes are collateralized by equipment	1,817	304
Notes payable to finance companies maturing through 2006. Payable in monthly installments of $3. Interest ranges from 9.5% to 10.5%. Notes are collateralized by equipment	103	80

	$3,424	$1,402

        Maturities of notes payable for each of the next five years ending December 31, are as follows (in thousands):

2003	$348
2004	335
2005	258
2006	184
2007	181
Thereafter	96

$1,402

(11)    CONVERTIBLE AND PREFERRED SECURITIES

Senior Exchangeable Preferred Units

        In connection with the August 10, 2001 recapitalization, BRS purchased for $10.0 million in cash 10,000 units of $1,000 par value Senior Exchangeable Preferred Units. These units include a 10% liquidation value compounded semi-annually from their issuance date. The liquidation value is to include the par value plus any accreted value to be paid. At any time prior to July 31, 2006, the holders of the Senior Exchangeable Preferred Units could have exchanged any part of the liquidation value of these units into a senior subordinated promissory note of either the Company or its subsidiary, at the election of the holder.

        As the redemption of the Senior Exchangeable Preferred Units was outside of the control of the Company, they were classified outside of members' equity in the accompanying consolidated balance sheet as of December 31, 2001. The difference between the carrying value and liquidation value was accreted through periodic charges to accumulated deficit.

Senior Subordinated Preferred Units

        In connection with the August 10, 2001 recapitalization, the Company issued 36,286,902 shares of $1,000 par value Senior Subordinated Preferred Units. These units included an 8% liquidation value compounded semi-annually from their issuance date. The liquidation value as of December 31, 2001 included the par value plus any accreted value to be paid under the terms Agreement. The Senior Subordinated Preferred Units could be redeemed at the discretion of the Company's board of directors. The Company's board of directors is subject to voting control of BRS, who have voting control of the Company. As such, the Senior Subordinated Preferred Units were classified outside of members' equity (deficit) in the accompanying consolidated balance sheet as of December 31, 2001. The difference between the carrying value and the liquidation value was accreted through periodic charges to accumulated deficit.

Series A Senior Preferred Units

        In connection with the August 10, 2001 recapitalization, the Company issued 1,235,229 shares of $1,000 par value Senior Series A Preferred Units. These units included a 12% liquidation value compounded semi-annually from their issuance date. The liquidation value was to include the par value plus any accreted value to be paid under the terms Agreement. These units could be redeemed at the discretion of the Company's board of directors.

Junior Preferred Units

        In connection with the August 10, 2001 recapitalization, the Company issued 5,000 shares of $1,000 par value Junior Preferred Units. These units included an 8% liquidation value compounded semi-annually from their issuance date. The liquidation value was to include the par value plus any accreted value to be paid under the terms Agreement. These units could be redeemed at the discretion of the Company's board of directors.

        The Series A Senior Preferred Units and the Junior Preferred Units were held by the Minority Shareholders and are included in members' equity (deficit) in the accompanying consolidated balance sheet as of December 31, 2001.

        In connection with the Company's reorganization and acquisition of ICM in June 2002 (see Note 3), the Senior Exchangeable Preferred Units, the Senior Subordinated Preferred Units, the Series A Senior Preferred Units and the Junior Preferred Units were converted to member's interest.

(12)    CAPITAL LEASE OBLIGATIONS

        The Company is the lessee of various equipment under capital leases expiring in various years through 2005. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are amortized over estimated productive lives. Amortization of assets under capital leases is included in depreciation expense.

        Following is a summary of assets held under capital leases at December 31, 2001 and 2002 (in thousands):

	2001	2002
Rental equipment	$14,791	$18,918
Data processing equipment	28	278

	14,819	19,196
Less accumulated amortization	(1,298)	(3,588)

	$13,521	$15,608

        Future minimum lease payments under capital leases as of December 31, 2002 are as follows (in thousands):

2003	$9,084
2004	1,355
2005	1,288

Total minimum lease payments	11,727
Less amount representing interest	(886)

Total present value of minimum payments with interest ranging from 5% to 9.5%	$10,841

(13)    SENIOR SECURED NOTES, SENIOR SUBORDINATED NOTES AND SENIOR SECURED CREDIT FACILITY

        In connection with the reorganization of the Company and acquisition of ICM (see Note 3), the Company issued $200.0 million aggregate principal amount of 11 1/8% senior secured notes and $53.0 million aggregate principal amount of 12 1/2% senior subordinated notes and entered into a new senior secured credit facility. The senior secured credit facility is comprised of a $150.0 million revolving line of credit. The proceeds from the senior secured notes, senior subordinated notes and senior secured credit facility were used to payoff the existing credit facilities of the two companies which had aggregate outstanding balances of approximately $306.4 million, repay senior subordinated promissory notes of approximately $13.3 million, and pay for financing costs of approximately $13.5 million. The deferred financing costs are being amortized to interest expense over the life of the respective related debt.

Senior Secured Notes

        On June 17, 2002, the Company issued $200.0 million aggregate principal amount of 11 1/8% Senior Secured Notes due 2012. The following table reconciles the $200.0 million Senior Secured Notes to the December 31, 2002 balance (in thousands):

Aggregate principal amount issued	$200,000
Initial purchasers' discount	(1,474)
Initial purchasers' discount amortization (June 17, 2002 through
December 31, 2002)	44

Senior Secured Notes balance at December 31, 2002	$198,570

        The net proceeds from the sale of the notes were approximately $190.7 million (after deducting the initial purchasers' discount and related financing costs). Interest on the notes will be paid semi-annually on June 15 and December 15 of each year, commencing on December 15, 2002. The notes mature on June 15, 2012 and are guaranteed by the Company's domestic subsidiaries (see Note 20). The notes are secured by junior security interests in substantially all of the assets of H&E Equipment Services. The Company, at its option, may redeem the notes on or after June 15, 2007, at specified redemption prices, which range from 105.563% in 2007 to 100.0% in 2010 and thereafter. In addition, at any time on or prior to June 15, 2005, the Company may redeem up to 35% of the outstanding notes at a redemption price of 111.125% with the net proceeds of certain equity offerings. The indenture governing the notes contains certain restrictive covenants including limitations on (i) additional indebtedness, (ii) restricted payments, (iii) liens and guarantees, (iv) dividends and other payments, (v) preferred stock of subsidiaries, (vi) transactions with affiliates, (vii) sale and leaseback transactions, and (viii) the Company's ability to consolidate, merge or sell all or substantially all of its assets.

Senior Subordinated Notes

        On June 17, 2002, the Company issued $53.0 million aggregate principal amount of 12 1/2% Senior Subordinated Notes due 2013. The following table reconciles the $53.0 million Senior Subordinated Notes to the December 31, 2002 balance (in thousands):

Aggregate principal amount issued	$53,000
Initial purchasers' discount	(10,591)
Initial purchasers' discount amortization (June 17, 2002 through December 31, 2002)	193

Senior Subordinated Notes balance at December 31, 2002	$42,602

        The net proceeds from the sale of the notes were approximately $40.7 million (after deducting the initial purchasers' discount and related financing costs). Interest on the notes will be paid semi-annually on June 15 and December 15 of each year, commencing on December 15, 2002. The notes mature on June 15, 2013 and are guaranteed by the Company's domestic subsidiaries (see Note 20). The notes are senior to all other subordinated debt and are unsecured. The Company, at its option, may redeem the notes on or after June 15, 2007, at specified redemption prices which range from 106.250% in 2007 to 100.0% in 2010 and thereafter. In addition, at any time prior to June 15, 2005, the Company may redeem up to 35% of the outstanding notes at a redemption price of 112.50% with the net proceeds of certain equity offerings. The indenture governing the notes contains certain restrictive covenants including limitations on (i) additional indebtedness, (ii) restricted payments, (iii) liens and guarantees, (iv) dividends and other payments, (v) preferred stock of subsidiaries, (vi) transactions with affiliates, (vii) sale and leaseback transactions, and (viii) the Company's ability to consolidate, merge or sell all or substantially all of its assets.

        In connection with and attached to the issuance of the senior subordinated notes, H&E Holdings issued approximately 553 shares of Series A preferred stock, 1,476 shares of Series B preferred stock, 4,239 shares of Series C preferred stock, 2,613 shares of Series D preferred stock, 106,842 shares of Class A common stock, and 103,684 shares of Class B common stock, all of which are limited liability company interests in H&E Holdings.

        Also in connection with the issuances of the senior secured notes and the senior subordinated notes, the Company recorded original issue discounts of $1.5 million and $3.0 million, respectively. Additionally, $7.6 million of value was allocated to the H&E Holdings' limited liability company interest issued as part of the offering of the senior subordinated notes. The value allocated to these interests has been accounted for as additional original issue discount. The value allocated to the limited liability interests was based on an estimate of the relative fair values of these interests and the senior subordinated notes at the date of issuance. The original issue discounts are being amortized to interest expense over the lives of the respective notes using the effective interest rate method.

Senior Secured Credit Facility

        In accordance with the senior secured credit facility the Company may borrow up to $150 million depending upon the availability of borrowing base collateral consisting of eligible trade receivables, inventories, property, plant and equipment, and other assets. The senior secured credit facility bears interest at LIBOR plus 300 basis points and matures June 17, 2007. The credit facility is senior to all other outstanding debt, secured by substantially all the assets of the Company, and is guaranteed by the Company's domestic subsidiaries (see Note 20). The balance outstanding on the senior secured credit facility as of December 31, 2002 was approximately $76.7 million. Additional borrowings available under the terms of the senior secured credit facility as of December 31, 2002 totaled $72.8 million. The average interest rate on outstanding borrowings for the year ended December 31, 2002 was 5.8%.

        If at any time an event of default exists, the interest rate on the senior secured credit facility will increase by 2.0% per annum. The Company is also required to pay a commitment fee equal to 0.5% per annum in respect of undrawn commitments under the revolving credit facility.

        In accordance with the terms of the senior secured credit facility, the Company must comply with certain restrictive financial covenants and must maintain certain financial ratios. The Company is required to, among other things, satisfy certain financial tests relating to: (a) the maximum senior debt to tangible assets ratio, (b) maximum leverage ratio, (c) maximum adjusted leverage ratio, (d) minimum utilization rate of equipment inventory ratio, (e) minimum adjusted interest coverage ratio and (f) maximum property and equipment capital expenditures.

        At December 31, 2002, the Company was in compliance with the covenants and terms of the senior secured notes, senior subordinated notes, and the senior secured credit facility.

        On March 31, 2003, the senior secured credit facility was amended to extend the current year requirement for filing the Company's audited financial statements to the earlier of April 15, 2003, or the date the Company files its annual report on Form 10-K with the Securities and Exchange Commission.

        The annual maturities of senior secured credit facility, senior secured notes and senior subordinated notes, as of December 31, 2002 are as follows (in thousands):

2007	$76,724
Thereafter	253,000

329,724
Less unamortized discount	(11,828)

$317,896

(14)    INCOME TAXES

        Income tax provision (benefit) for the years ended December 31, 2000, 2001 and 2002 consists of (in thousands):

	Current	Deferred	Total
Year ended December 31, 2000:
U.S. Federal	$—	$(2,758)	$(2,758)
State	—	(365)	(365)

	$—	$(3,123)	$(3,123)

Year ended December 31, 2001:
U.S. Federal	$—	$1,589	$1,589
State	(356)	210	(146)

	$(356)	$1,799	$1,443

Year ended December 31, 2002:
U.S. Federal	$—	$(1,091)	$(1,091)
State	20	(200)	(180)

	$20	$(1,291)	$(1,271)

        Significant components of the Company's deferred income tax assets and liabilities as of December 31, 2001 and 2002 are as follows (in thousands):

	2001	2002
Deferred tax assets:
Accounts receivable	$269	$1,371
Inventory	526	433
Net operating losses	14,042	42,157
AMT credit	832	832
Sec. 263A costs	—	577
Non-deductible accrued liabilities	—	1,100
Goodwill	—	15,957
Deferred compensation	—	2,661
Accrued interest	—	1,227
Interest expense-high yield debt	—	1,013
Sec. 754 adjustment	—	10,707
Other assets	349	307

	16,018	78,342
Valuation allowance	—	(20,453)

	16,018	57,889

Deferred tax liabilities:
Property and equipment	(26,711)	(56,309)
Investments	—	(1,520)
Other	(67)	(60)

	(26,778)	(57,889)

Net deferred taxes	$(10,760)	$—

        The difference between income taxes computed using statutory federal income tax rates and the effective corporate rates are as follows for the years ended December 31, 2000, 2001, and 2002 (in thousands):

	2000	2001	2002
Computed tax at statutory rates	$(3,555)	$1,605	$(4,877)
Non-deductible expenses	133	240	577
State income tax-net of federal tax effect	(241)	(96)	(119)
Beneficial conversion feature	425	—	—
Increase in valuation allowance	—	—	3,107
Other	115	(306)	41

	$(3,123)	$1,443	$(1,271)

        At December 31, 2000, 2001, and 2002, the Company had available net operating loss carryforwards of approximately $36.9 million, $37.4 million, and $110.9 million respectively, which expire in varying amounts from 2018 through 2022. The Company also had Federal alternative minimum tax credit carryforwards at December 31, 2000, 2001 and 2002 of approximately $0.8 million which do not expire. The utilization of all or some of these loss carryforwards will be limited pursuant to Internal Revenue Code Section 382 as a result of ownership changes.

        Management has concluded that it is more likely than not that the Company will not have sufficient taxable income within the carryback and carryforward periods permitted by the current law to allow for the utilization of certain carryforwards and other tax attributes. Therefore, a valuation allowance of $20.5 million has been established to reduce the deferred tax assets as of December 31, 2002.

(15)    COMMITMENTS AND CONTINGENCIES

Operating Leases

        The Company leases certain property and rental equipment under noncancelable operating lease agreements expiring at various dates through 2018. Rent expense on property and rental equipment under noncancelable operating lease agreements for the years ended December 31, 2000, 2001 and 2002 amounted to approximately $5,986,000, $18,340,000 and $21,023,000, respectively.

        Future minimum operating lease payments, in the aggregate, are as follows (in thousands):

Years ending December 31:
2003	$29,366
2004	21,098
2005	18,660
2006	14,685
2007	6,682
Thereafter	9,935

$100,426

Legal Matters

        In July 2000, a complaint was filed in the General Court of Justice, Superior Court Division, State of North Carolina, County of Mecklenburg under the caption Sunbelt Rentals, Inc. v. Head & Engquist Equipment, L.L.C. ("H&E"), d/b/a H&E Hi-Lift, et al. The complaint was filed by a competitor of H&E, BPS Equipment, which was acquired by the plaintiff in June 2000, against H&E, Robert W. Hepler, an executive officer, and other employees of H&E. The complaint alleges, among other things, breach of fiduciary duty, misappropriation of trade secrets, unfair trade practices, interference with prospective advantage and civil conspiracy, in connection with the start-up of H&E's Hi-Lift division in January 2000 and the hiring of former employees of BPS Equipment. The complaint seeks, among other things, an order which enjoins the defendants from using BPS Equipment's trade secrets, awards of unspecified compensatory and punitive damages to the plaintiff as well as awarding the plaintiff's costs and attorneys' fees.

        The Company is also involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of all matters will not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

Employment Contracts

        The Company has entered into employment contracts with various officers and members, which provide for annual payments to the officers and members, subject to their continued employment with the Company. The employment contracts mature in February 2003 and on December 31, 2006 and require aggregate annual payments of approximately $1,453,000 with bonuses at the discretion of the board of directors.

Letter of Credit

        The Company had outstanding letters of credit in the amount of $950,000 and $470,000 as of December 31, 2001 and 2002, respectively.

(16)    EMPLOYEE BENEFIT PLANS

        The Company offers its employees participation in a qualified 401(k)/profit-sharing plan which requires the Company to match employee contributions up to predetermined limits for qualified employees as defined by the plan. For the years ended December 31, 2000, 2001 and 2002, the Company contributed $212,000, $250,000 and $609,000, respectively, to this plan.

(17)    DEFERRED COMPENSATION PLANS

        In connection with the acquisition of ICM, the Company assumed a nonqualified executive deferred compensation plan under which certain employees had previously elected to defer a portion of their annual compensation. Participants in the plan can no longer defer compensation. Compensation previously deferred under the plan is payable upon the termination, disability, or death of the participants. The plan accumulates interest each year at a bank's prime rate in effect as of the beginning of January. This rate remains constant throughout the year. The effective rate for the 2002 plan year was 4.75 percent. The aggregate deferred compensation (including accrued interest of $2,355,000) at December 31, 2002 was $4,343,000.

        The Company also assumed, in connection with the acquisition of ICM, a liability for subordinated deferred compensation for certain officers and members of the Company. Compensation deferred is payable in December 2013 and is subordinate to all other debt. Interest is accrued quarterly at a rate of 13 percent per annum. The aggregate deferred compensation (including accrued interest of $890,000) at December 31, 2002 was $5,890,000.

(18)    RELATED PARTY TRANSACTIONS

        For the three years ended December 31, 2002, the Company leased certain facilities from companies controlled by officers and members. The lease terms range from 3 to 20 years with expiration dates ranging from 2003 to 2018. Total rent paid during the years ended December 31, 2000, 2001 and 2002 was $533,000, $471,000 and $1,740,000, respectively.

        The Company purchased insurance from an insurance agency, related through common ownership, for $1,657,000, $2,017,000 and $3,096,000 for the years ended December 31, 2000, 2001 and 2002, respectively.

        The Company owed companies related through common ownership $3,207,000 and $7,000 at December 31, 2001 and 2002, respectively. The Company had no sales transactions with these affiliated companies during 2001 and 2002.

        The Company rented equipment from an officer for $126,000 and $462,000 for the years ended December 31, 2000 and 2001, respectively. The equipment was purchased from the officer for $3,000,000 during 2001.

        The Company had a management agreement with an affiliate, under which the Company was obligated to pay the greater of $500,000 or 1% of earnings before interest, taxes, depreciation and amortization. The total paid for the years ended December 31, 2000, 2001 and 2002 was $500,000, $530,000 and $670,000, respectively.

        In connection with the acquisition of ICM, the Company entered into a management agreement with an affiliate payable in the greater of $2.0 million annually or 1.75% of annual earnings before interest, taxes, depreciation, and amortization, excluding operating lease expense, plus all reasonable out-of-pocket expenses. The total amount paid to the affiliate under the management agreement for 2002 was $1,085,000.

        In connection with the recapitalization of H&E in 1999, the Company entered into a consulting and non-competition agreement with a former stockholder of the Company for $3,000,000, payable in monthly installments of $25,000 per month for ten years. The total amount paid was $300,000 for each of the years ended December 31, 2000, 2001 and 2002.

        The Company has consulting and noncompetition agreements with two former stockholders of Coastal Equipment, Inc. acquired in 1999 for $1,000,000, payable in four annual installments of $250,000 beginning March 1, 2000.

        During the years ended December 31, 2000, 2001 and 2002, the Company paid approximately $202,000, $206,000 and $255,000, respectively, in fees to a charter aircraft company in which the Chief

Executive Officer has ownership. The Company had a receivable from the charter aircraft company of approximately $80,000 and $101,000 as of December 31, 2001 and 2002, respectively.

        During the year ended December 31, 2002, the Company expensed $360,000 for interest earned under a deferred compensation plan for the chairman and an executive officer (see Note 17).

(19)    SEGMENT INFORMATION

        The Company has identified five reportable segments: equipment rentals, new equipment sales, used equipment sales, sales of parts and services. These segments are based upon how management of the Company allocates resources and assesses performance. Non-segmented revenues and non-segmented costs relate to equipment support activities including transportation, hauling, parts freight and damage-waiver charges and are not allocated to the other reportable segments. There were no sales between segments for any of the periods presented. Selling, general, and administrative expenses as well as all other income and expense items below gross profit are not generally allocated to reportable segments. The Company does not compile discrete financial information by its segments other than the information presented below. The following table presents information about the Company's reportable segments (in thousands):

	Years Ended December 31,
	2000	2001	2002
Revenues:
Equipment rentals	$70,625	$98,696	$136,624
New equipment sales	53,345	84,138	72,143
Used equipment sales	51,402	59,441	52,487
Parts sales	34,435	36,524	47,218
Service revenue	16,553	19,793	27,755

Total segmented revenues	226,360	298,592	336,227
Non-segmented revenues	8,236	10,925	15,473

Total revenues	$234,596	$309,517	$351,700

Gross profit:
Equipment rentals	$31,080	$45,538	$52,745
New equipment sales	5,435	6,696	6,088
Used equipment sales	7,001	8,063	9,461
Parts sales	8,589	9,448	13,207
Service revenue	9,414	11,687	16,317

Total gross profit from revenues	61,519	81,432	97,818
Non-segmented gross loss	(3,252)	(3,514)	(1,340)

Total gross profit	$58,267	$77,918	$96,478

	Years Ended December 31,
	2000	2001	2002
Segment identified assets
Equipment sales	$29,907	$19,637	$31,283
Equipment rentals	147,228	195,701	314,892
Parts and service	12,320	12,008	16,709

Total segment identified assets	189,455	227,346	362,884
Non-segment identified assets	56,506	59,783	105,460

Total assets	$245,961	$287,129	$468,344

        The Company operates only in U.S. markets and had no international sales for any of the periods presented. No one customer accounted for more than 10% of the Company's sales on an overall or segment basis for any of the periods presented.

(20)    CONDENSED CONSOLIDATING FINANCIAL INFORMATION OF GUARANTOR SUBSIDIARIES

        All of the indebtedness of H&E Equipment Services, the parent co-issuer, is guaranteed by GNE Investments, Inc. and its wholly owned subsidiary Great Northern Equipment, Inc. The guarantor subsidiaries are all wholly owned and the guarantees, made on a joint and several basis, are full and unconditional (subject to subordination provisions and subject to a standard limitation which provides that the maximum amount guaranteed by each guarantor will not exceed the maximum amount that can be guaranteed without making the guarantee void under fraudulent conveyance laws). There are no restrictions on H&E Equipment Services' ability to obtain funds from the guarantor subsidiaries by dividend or loan.

        The condensed consolidating financial information of H&E Equipment Services and its subsidiaries are included below. Because the business combination and the debt refinancing (guaranteed by the subsidiaries) was consummated on June 17, 2002, condensed consolidating financial information as of December 31, 2002 is the only period presented. The condensed financial information for H&E Finance Corp., the subsidiary co-issuer, is not presented because H&E Finance Corp. has no assets or operations.

CONDENSED CONSOLIDATING BALANCE SHEET

(in thousands)

	December 31, 2002
	H&E Equipment Services	Guarantor Subsidiaries	Elimination	Consolidated
ASSETS:
Cash	$3,331	$67	$—	$3,398
Receivables, net	64,742	403	—	65,145
Inventories	46,535	1,457	—	47,992
Prepaid expenses and other assets	1,941	4	—	1,945
Rental equipment, net	309,006	5,886	—	314,892
Property and equipment, net	19,031	125	—	19,156
Deferred financing costs, net	12,612	—	—	12,612
Investment in guarantor subsidiaries	4,841	—	(4,841)	—
Goodwill	3,204	—	—	3,204

Total assets	$465,243	$7,942	$(4,841)	$468,344

LIABILITIES AND MEMBERS' EQUITY:
Senior secured credit facility	$76,724	$—	$—	$76,724
Accounts payable	91,125	88	—	91,213
Accrued expenses and other liabilities	9,316	3,013	—	12,329
Notes payable	1,402	—	—	1,402
Senior secured notes, net of discount	198,570	—	—	198,570
Senior subordinated notes, net of discount	42,602	—	—	42,602
Capital lease obligations	10,841	—	—	10,841
Deferred compensation	10,233	—	—	10,233

Total liabilities	440,813	3,101	—	443,914
Member's interest	24,430	4,841	(4,841)	24,430

Total liabilities and member's equity	$465,243	$7,942	$(4,841)	$468,344

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(in thousands)

	Year Ended December 31, 2002
	H&E Equipment Services	Guarantor Subsidiaries	Elimination	Consolidated
Revenues:
Equipment rentals	$134,030	$2,594	$—	$136,624
New equipment sales	71,298	845	—	72,143
Used equipment sales	50,368	2,119	—	52,487
Parts sales	46,563	655	—	47,218
Service revenue	27,351	404	—	27,755
Other	15,416	57	—	15,473

Total revenues	345,026	6,674	—	351,700

Cost of Revenues:
Rental depreciation	45,619	852	—	46,471
Rental expense	36,723	685	—	37,408
New equipment sales	65,355	700	—	66,055
Used equipment sales	41,500	1,526	—	43,026
Parts sales	33,561	450	—	34,011
Service revenue	11,318	120	—	11,438
Other	16,768	45	—	16,813

Total cost of revenues	250,844	4,378	—	255,222

Gross Profit:
Equipment rentals	51,688	1,057	—	52,745
New equipment sales	5,943	145	—	6,088
Used equipment sales	8,868	593	—	9,461
Parts sales	13,002	205	—	13,207
Service revenues	16,033	284	—	16,317
Other	(1,352)	12	—	(1,340)

Total gross profit	94,182	2,296	—	96,478
Selling, general and administrative expenses	80,466	1,828	—	82,294
Equity in earnings of guarantor subsidiaries	513	—	(513)	—
Gain on sale of property and equipment	45	14	—	59

Income from operations	14,274	482	(513)	14,243

Other income (expense):
Interest expense	(28,951)	(4)	—	(28,955)
Other, net	365	7	—	372

Total other income (expense)	(28,586)	3	—	(28,583)

Income (loss) before income taxes	(14,312)	485	(513)	(14,340)
Benefit for income taxes	(1,243)	(28)	—	(1,271)

Net income (loss)	$(13,069)	$513	$(513)	$(13,069)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2002
	H&E Equipment Services	Guarantor Subsidiaries	Elimination	Consolidated
Cash flows from operating activities:
Net income (loss)	$(13,069)	$513	$(513)	$(13,069)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation on property and equipment	2,926	94	—	3,020
Depreciation on rental equipment	44,725	1,746	—	46,471
Amortization of loan discounts and deferred financing costs	1,091	—	—	1,091
Provision for losses on accounts receivable	1,517	—	—	1,517
Gain on sale of property and equipment	(45)	(14)	—	(59)
Gain on sale of rental equipment	(5,798)	(528)	—	(6,326)
Deferred income taxes	(1,306)	—	—	(1,306)
Equity in earnings of guarantor subsidiaries	(513)	—	513	—
Changes in operating assets and liabilities, net of business combination:
Receivables, net	(3,400)	255	—	(3,145)
Inventories	(15,319)	(548)	—	(15,867)
Prepaid expenses and other assets	1,382	51	—	1,433
Accounts payable	11,996	(2,837)	—	9,159
Accrued expenses and other liabilities	(4,518)	5,978	—	1,460
Deferred compensation	490	—	—	490

Net cash provided by operating activities	20,159	4,710	—	24,869

Cash flows from investing activities:
Purchases of property and equipment	(3,755)	(66)	—	(3,821)
Purchases of rental equipment	(51,779)	(140)	—	(51,919)
Proceeds from sale of property and equipment	115	—	—	115
Proceeds from sale of rental equipment	31,953	1,785	—	33,738
Cash acquired in ICM business combination	3,643	—	—	3,643

Net cash (used in) provided by investing activities	(19,823)	1,579	—	(18,244)

Cash flows from financing activities:
Net proceeds from issuance of senior secured notes	198,526	—	—	198,526
Net proceeds from issuance of senior subordinated notes	50,009	—	—	50,009
Payments of amounts due to members	(13,347)	—	—	(13,347)
Payment of deferred financing costs	(13,466)	—	—	(13,466)
Borrowings on senior secured credit facility	436,081	—	—	436,081
Payments on senior secured credit facility	(651,575)	(6,914)	—	(658,489)
Principal payments of notes payable	(2,022)	—	—	(2,022)
Payments on capital lease obligations	(4,841)	—	—	(4,841)

Net cash used in financing activities	(635)	(6,914)	—	(7,549)

Net decrease in cash	(299)	(625)	—	(924)
Cash, beginning of year	3,630	692	—	4,322

Cash, end of year	$3,331	$67	$—	$3,398

H&E EQUIPMENT SERVICES L.L.C.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

September 30, 2003
(In thousands)
ASSETS
Cash	$2,477
Receivables, net of allowance for doubtful accounts of $3,169	67,766
Inventories, net	42,247
Prepaid expenses and other assets	4,058
Rental equipment, net of accumulated depreciation of $107,081	276,810
Property and equipment, net of accumulated depreciation of $13,363	16,072
Deferred financing costs, net of accumulated amortization of $2,286	11,465
Goodwill, net	3,204

Total assets	$424,099

LIABILITIES AND MEMBER'S DEFICIT
Liabilities:
Senior secured credit facility	$57,624
Accounts payable	83,105
Accrued expenses and other liabilities	24,164
Accrued loss from litigation	17,434
Related party obligation	1,275
Notes payable	1,128
Senior secured notes, net of discount	198,637
Senior subordinated notes, net of discount	42,901
Capital lease obligations	6,809
Deferred compensation	10,813

Total liabilities	443,890

Member's deficit	(19,791)

Total liabilities and member's deficit	$424,099

See notes to condensed consolidated financial statements

H&E EQUIPMENT SERVICES L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2002	2003
	(In thousands)
Revenues:
Equipment rentals	$93,927	$115,251
New equipment sales	48,144	58,553
Used equipment sales	37,637	51,981
Parts sales	33,815	40,001
Service revenue	20,262	25,392
Other	10,909	14,997

Total revenues	244,694	306,175

Cost of revenues:
Rental depreciation	31,882	41,460
Rental expense	24,349	37,177
New equipment sales	43,296	53,308
Used equipment sales	31,337	42,044
Parts sales	25,061	28,916
Service revenue	8,006	10,070
Other	12,090	14,366

Total cost of revenues	176,021	227,341

Gross profit	68,673	78,834
Selling, general and administrative expenses	58,584	75,176
Loss from litigation	—	17,434
Related party expense	—	1,275
Gain on sale of assets	35	82

Income (loss) from operations	10,124	(14,969)

Other income (expense):
Interest expense	(18,846)	(29,441)
Other, net	162	189

Total other expense, net	(18,684)	(29,252)

Loss before income taxes	(8,560)	(44,221)
Income tax benefit	(1,271)	—

Net loss	$(7,289)	$(44,221)

See notes to condensed consolidated financial statements

H&E EQUIPMENT SERVICES L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2002	2003
	(In thousands)
Cash Flows from operating activities:
Net loss	$(7,289)	$(44,221)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation on property and equipment	2,014	2,871
Depreciation on rental equipment	31,882	41,460
Amortization of loan discounts and deferred financing costs	615	1,797
Provision for losses on accounts receivable	527	699
Gain on sale of property and equipment	(35)	(82)
Gain on sale of rental equipment	(4,110)	(8,310)
Deferred income taxes	(1,306)	—
Changes in operating assets and liabilities, net of business combination:
Receivables, net	(4,496)	(3,320)
Inventories, net	(18,507)	(1,795)
Prepaid expenses and other assets	1	(2,113)
Accounts payable	2,808	(8,108)
Accrued expenses and other liabilities	10,813	13,110
Accrued loss from litigation	—	17,434
Deferred compensation	257	580

Net cash provided by operating activities	13,174	10,002

Cash flows from investing activities:
Purchases of property and equipment	(2,734)	(2,321)
Purchases of rental equipment	(36,746)	(23,989)
Proceeds from sale of property and equipment	115	2,616
Proceeds from sale of rental equipment	23,835	37,031
Cash acquired in ICM business combination	3,643	—

Net cash provided by (used in) investing activities	(11,887)	13,337

Cash flows from financing activities:
Borrowings on senior secured credit facility	82,985	286,371
Payments on senior secured credit facility	(304,415)	(305,471)
Net proceeds from issuance of senior secured notes	198,526	—
Net proceeds from issuance of senior subordinated notes	50,009	—
Payment of amount due to member	(13,347)	—
Payment of deferred financing costs	(14,102)	(854)
Principal payments on notes payable	(1,916)	(274)
Payments on capital lease obligations	(3,328)	(4,032)

Net cash used financing activities	(5,588)	(24,260)

Net decrease in cash	(4,301)	(921)
Cash, beginning of period	4,322	3,398

Cash, end of period	$21	$2,477

See notes to condensed consolidated financial statements

	Nine Months Ended September 30,
	2002	2003
	(In thousands)
Supplemental schedule of noncash investing and financing activities:
Assets transferred from new and used inventory to rental fleet	$11,597	$7,540
Rental equipment financed under capital lease obligations	4,182	—
Members' equity issued with the subordinated notes	7,600	—
Related party obligation	—	1,275
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$14,366	$21,565
Income taxes	106	—

        As of December 31, 2002 and September 30, 2003, the Company had $55.1 and $53.2 million, respectively, in flooring plan payables outstanding, which were used to finance purchases of inventory and rental equipment.

H&E EQUIPMENT SERVICES L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    Organization and Nature of Operations

Basis of Presentation

        H&E Equipment Services L.L.C. ("H&E Equipment Services" or "the Company") is a wholly-owned subsidiary of H&E Holdings L.L.C. ("H&E Holdings"). H&E Holdings is principally a holding company conducting all of its operations through H&E Equipment Services (see Note 2). The condensed consolidated financial statements include the results of operations of H&E Equipment Services and its wholly-owned subsidiaries H&E Finance Corp., GNE Investments, Inc. and Great Northern Equipment, Inc., collectively referred to herein as the "Company".

        The nature of the Company's business is such that short-term obligations are typically met by cash flows generated from long-term assets. Consequently, consistent with industry practice, the accompanying condensed consolidated balance sheets are presented on an unclassified basis.

Nature of Operations

        The Company is an integrated equipment rental, service and sales company located in the United States with an integrated network of 41 facilities, most of which have full service capabilities, and a workforce that includes a group of service technicians and a separate rental and equipment sales force. In addition to renting equipment, the Company also sells new and used equipment and provides extensive parts and service support. The Company generates a significant portion of its gross profit from parts sales and service revenues.

        The Company's operations are principally connected with construction and industrial activities. Consequently, a downturn in construction or industrial activity may lead to a decrease in the demand for equipment or depressed rental rates and sales prices of equipment. The Company has a substantial amount of debt. In accordance with the terms of the current debt agreements, the Company must comply with certain restrictive financial and operational covenants. Failure to comply with these covenants may adversely affect the Company's ability to finance future operations or capital needs or to engage in business activities.

        The accompanying condensed consolidated financial statements are unaudited and, in the opinion of management, such financial statements reflect all adjustments, consisting only of normal recurring adjustments necessary to present fairly the results of the interim periods presented. Interim financial statements do not require all disclosures normally presented in year-end financial statements prepared in accordance with accounting principles generally accepted in the United States of America, and, accordingly, certain disclosures have been omitted. Results of operations for the nine-months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. The Company suggests the information included in this report be read in conjunction with the financial statements and related notes included in the Company's Form 10-K for the year ended December 31, 2002.

        We have a substantial amount of debt. As of September 30, 2003, our total indebtedness (consisting of the aggregate amounts outstanding on the senior secured credit facility (as amended), senior secured notes, senior subordinated notes, and capital leases) was approximately $305.9 million, $57.6 million of which was first-priority secured debt and effectively senior to our senior secured notes and senior subordinated notes. Further, the senior secured notes and senior subordinated notes are effectively subordinated to our obligations under capitalized leases of which $6.8 million existed as of September 30, 2003, to the extent of the value of their capitalized leases. Additionally, as of

September 30, 2003, the senior secured notes and senior subordinated notes were effectively subordinated to our obligations under $53.2 million of first-priority secured floor plan financing included in accounts payable in the accompanying condensed consolidated balance sheet to the extent of the value of their collateral, $1.1 million in notes payable and $23.8 million in standby letters of credit. As of September 30, 2003, $68.6 million was available for borrowing (based on the borrowing base assets) on a senior basis under the senior secured credit facility, as amended. However, based on our quarterly financial covenants and taking into account the standby letters of credit outstanding, availability under the senior secured credit facility, as amended, was approximately $21.0 million as of September 30, 2003.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Adoption of Recently Issued Accounting Standards

        In November 2002, the Financial Accounting Standards Boards Emerging Issues Task Force issued its consensus concerning Revenue Arrangements with Multiple Deliverables ("EITF 00-21"). EITF 00-21 addresses how to determine whether a revenue arrangement involving multiple deliverables should be divided into separate units of accounting, and, if separation is appropriate, how the arrangement consideration should be measured and allocated to the identified accounting units. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company's results of operations and financial position.

        In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 ("SFAS No. 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." The new statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity. The provisions of SFAS No. 150 apply to the classification and disclosure requirements for the following three types of financial instruments: Mandatorily Redeemable Instruments, Instruments with Repurchase Obligations, and Instruments with Obligations to Issue a Variable Number of Securities. The new reporting and disclosure requirements for SFAS No. 150 become effective for the first interim period beginning after June 15, 2003 or for any covered instruments entered into or modified subsequent to May 31, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's results of operations and financial position.

2.    Reorganization and Acquisition of ICM Equipment Company L.L.C.

        On June 17, 2002, the equity holders of H&E Equipment Services and ICM Equipment Company L.L.C. (ICM) formed H&E Holdings by executing a Limited Liability Company Agreement of H&E Holdings and by contributing to H&E Holdings all of the outstanding equity securities and certain outstanding subordinated debt of the two companies to the members of H&E Holdings in exchange for certain equity securities of H&E Holdings. Pursuant to a Contribution Agreement and Plan of

Reorganization, H&E Holdings contributed all of the outstanding equity securities of ICM to H&E Equipment Services, consummating the merger.

        The consolidated results of operations data shown below is presented on an unaudited pro forma combined basis and represents the results of H&E Equipment Services had the business combination occurred at the beginning of the period presented for the nine months ended September 30, 2002 (in thousands):

Nine Months Ended September 30, 2002
Revenues	$325,000
Net loss	$(17,500)

        The unaudited pro forma combined consolidated financial information is presented for informational purposes only and is based upon certain assumptions and estimates, which are subject to change. The results are not necessarily indicative of the operating results that would have occurred had the transaction been consummated at the beginning of the period presented, nor are they necessarily indicative of future operating results.

3.    Litigation

        In July 2000, a complaint was filed by a competitor of the Company in the General Court of Justice, Superior Court Division, State of North Carolina, County of Mecklenburg (the "Court"). On May 2, 2003, the Court handed down an Order and Opinion in favor of the plaintiff. In conjunction therewith, the Company recorded a $17.0 million loss for estimated damages, plaintiff's attorney's fees and other costs in the first quarter of 2003.

        On August 13, 2003, the Court entered the final judgment in the amount of $17.4 million consisting of damages, plaintiff's attorneys fees and accrued statutory interest. Accordingly, the Company recorded an additional $0.4 million loss from litigation during the third quarter of 2003. On September 11, 2003, the Company filed a notice of appeal. In conjunction with the appeal and in accordance with the Court's order, the Company issued an irrevocable standby letter of credit for $19.0 million, representing the amount of the judgment plus $1.6 million in anticipated statutory interest for the next sixteen months while the judgment is being appealed. If at the end of sixteen months, the appeal is still pending, the Company will be required to extend the maturity of the irrevocable standby letter of credit for eight additional months and increase the amount by $0.8 million (eight months additional statutory interest at 8.0%). Going forward, the Company will expense any statutory interest as interest expense in the statement of operations. For the duration of the letter of credit, the Company pays the lenders a 300 basis point fee on the amount available for issuance.

        While management is appealing and vigorously contesting this judgment, management believes even if there is a reduction in the amount of damages awarded to the plaintiff on appeal that the judgment could have a material adverse effect on the Company's business or financial condition.

        As a result of the Company recording the estimated loss from litigation, on May 14, 2003, the Company's senior secured credit agreement was amended to modify certain restrictive financial covenants and financial ratios. The credit agreement was amended to:

  1.
  Exclude the loss from litigation from the calculation of Company's earnings before interest, taxes, depreciation, and amortization.

  2.
  Adjust the maximum leverage ratio and the maximum adjusted leverage ratio, respectively, to 5.20x from 4.60x for the remaining term of the credit agreement. The minimum adjusted interest coverage ratio was adjusted to 1.25x from 1.45x through 2004. In 2005, the ratio increases to 1.30x with an additional increase to 1.40x in 2006 through the remainder of the agreement.

  3.
  Increase a maximum amount of letters of credit allowed under the senior credit facility to $30.0 million from $10.0 million.

  4.
  Institute a pricing grid such that if excess availability (defined as the total borrowing base assets less total outstanding borrowings):

  a.
  falls below $90.0 million, the interest rate and letter of credit fee increase by 25 basis points.

  b.
  falls below $50.0 million, the interest rate and letter of credit fee increase an additional 25 basis points.

  5.
  Institute a $20.0 million block on availability based on the total borrowing base assets.

        On May 14, 2003, the Company paid a loan amendment fee of $0.4 million that is being amortized over the remaining term of the loan. Consequently, the Company is not and does not expect to be in default under the senior secured credit facility as a result of the estimated loss from litigation.

4.    Related Party

        On June 29, 1999, the Company entered into a $3.0 million consulting and non-competition agreement with Mr. Thomas Engquist, a related party. The agreement provided for total payments over a ten-year term, payable in increments of $25,000 per month. Mr. Engquist was obligated to provide consulting services to the Company and was to comply with the non-competition provision set forth in the Recapitalization Agreement among the Company and others dated June 19, 1999. The parties specifically acknowledged and agreed that in the event of the death of Mr. Engquist during the term of the agreement, the payments that otherwise would have been payable to Mr. Engquist under the agreement shall be paid to his heirs.

        As a result of Mr. Engquist's passing away during the third quarter of 2003, no future consulting services or benefits will be provided to the Company. As a result, the Company recorded a $1.3 million expense and accrued liability for the present value of the remaining future payments.

5.    Segment Information

        The Company has identified five reportable segments; equipment rentals, new equipment sales, used equipment sales, parts and service revenues. These segments are based upon how management of the Company allocates resources and assesses performance. Non-segmented revenues and non-segmented costs relate to equipment support activities including transportation, hauling, parts freight and damage-waiver charges and are not allocated to the other reportable segments. Selling, general, and administrative expenses and all other income and expense items below gross profit are generally not allocated to reportable segments. The Company does not compile discrete financial information by its segments other than the information presented below. The following table presents unaudited information about the Company's reportable segments (in thousands):

	For the Nine Months Ended September 30,
	2002	2003
Revenues:
Equipment rentals	$93,927	$115,251
New equipment sales	48,144	58,553
Used equipment sales	37,637	51,981
Parts sales	33,815	40,001
Service revenue	20,262	25,392

Total segmented revenues	233,785	291,178
Non-segmented revenues	10,909	14,997

Total revenues	$244,694	$306,175

Gross Profit:
Equipment rentals	$37,696	$36,614
New equipment sales	4,848	5,245
Used equipment sales	6,300	9,937
Parts sales	8,754	11,085
Service revenue	12,256	15,322

Total gross profit from revenues	69,854	78,203
Non-segmented gross profit (loss)	(1,181)	631

Total gross profit	$68,673	$78,834

As of September 30, 2003
Segment identified assets:
Equipment sales	$26,120
Equipment rentals	276,810
Parts and service	16,127

Total segment identified assets	319,057
Non-segment identified assets	105,042

Total assets	$424,099

        The Company operates only in U.S. markets and had no significant international sales for any of the periods presented. No one customer accounted for more than 10% of the Company's sales on an overall or segment basis for any of the periods presented.

6.    Condensed Consolidating Financial Information of Guarantor Subsidiaries

        All of the indebtedness of H&E Equipment Services is guaranteed by GNE Investments, Inc. and its wholly-owned subsidiary Great Northern Equipment, Inc. The guarantor subsidiaries are all wholly-owned and the guarantees are made on a joint and several basis and are full and unconditional (subject to subordination provisions and subject to a standard limitation which provides that the maximum amount guaranteed by each guarantor will not exceed the maximum amount that can be guaranteed without making the guarantee void under fraudulent conveyance laws). There are no restrictions on H&E Equipment Services' ability to obtain funds from the guarantor subsidiaries by dividend or loan.

        The condensed consolidating financial information of H&E Equipment Services and its subsidiaries are included below:

CONDENSED CONSOLIDATING BALANCE SHEET

(In thousands)

	September 30, 2003
	Parent	Guarantor Subsidiaries	Elimination	Consolidated
ASSETS
Cash	$2,469	$8	$—	$2,477
Receivables, net	66,990	776	—	67,766
Inventories, net	42,094	153	—	42,247
Prepaid expenses and other assets	4,058	—	—	4,058
Rental equipment, net	265,957	10,853	—	276,810
Property and equipment, net	15,771	301	—	16,072
Deferred financing costs, net	11,465	—	—	11,465
Investment in guarantor subsidiaries	4,543	—	(4,543)	—
Goodwill, net	3,204	—	—	3,204

Total assets	$416,551	$12,091	$(4,543)	$424,099

LIABILITIES, AND MEMBER'S EQUITY (DEFICIT)
Liabilities:
Senior secured credit facility	$53,184	$4,440	$—	$57,624
Accounts payable	79,738	3,367	—	83,105
Accrued expenses and other liabilities	24,017	147	—	24,164
Accrued loss from litigation	17,434	—	—	17,434
Related party obligation	1,275	—	—	1,275
Inter-company balance	406	(406)	—	—
Notes payable	1,128	—	—	1,128
Senior secured notes, net of discount	198,637	—	—	198,637
Senior subordinated notes, net of discount	42,901	—	—	42,901
Capital lease obligations	6,809	—	—	6,809
Deferred compensation	10,813	—	—	10,813

Total liabilities	436,342	7,548	—	443,890
Member's equity (deficit)	(19,791)	4,543	(4,543)	(19,791)

Total liabilities and member's equity (deficit)	$416,551	$12,091	$(4,543)	$424,099

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(In thousands)

	Nine Months Ended September 30, 2002
	Parent	Guarantor Subsidiaries	Elimination	Consolidated
Revenues:
Equipment rentals	$92,260	$1,667	$—	$93,927
New equipment sales	47,720	424	—	48,144
Used equipment sales	36,548	1,089	—	37,637
Parts sales	33,470	345	—	33,815
Service revenue	20,051	211	—	20,262
Other	10,909	—	—	10,909

Total revenues	240,958	3,736	—	244,694

Cost of Revenues:
Rental depreciation	31,453	429	—	31,882
Rental expense	23,960	389	—	24,349
New equipment sales	42,956	340	—	43,296
Used equipment sales	30,500	837	—	31,337
Parts sales	24,808	253	—	25,061
Service revenue	7,945	61	—	8,006
Other	12,090	—	—	12,090

Total cost of revenues	173,712	2,309	—	176,021

Gross profit	67,246	1,427	—	68,673
Selling, general and administrative expenses	57,963	621	—	58,584
Gain on sale of assets	35	—	—	35
Equity in earnings of guarantor subsidiaries	793	—	(793)	—

Income from operations	10,111	806	(793)	10,124

Other income (expense):
Interest expense	(18,844)	(2)	—	(18,846)
Other, net	152	10	—	162

Total other income (expense), net	(18,692)	8	—	(18,684)

Income (loss) before income taxes	(8,581)	814	(793)	(8,560)
Income tax benefit (provision)	1,292	(21)	—	1,271

Net income (loss)	$(7,289)	$793	$(793)	$(7,289)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(In thousands)

	Nine Months Ended September 30, 2003
	Parent	Guarantor Subsidiaries	Elimination	Consolidated
Revenues:
Equipment rentals	$111,787	$3,464	$—	$115,251
New equipment sales	57,072	1,481	—	58,553
Used equipment sales	49,286	2,695	—	51,981
Parts sales	39,035	966	—	40,001
Service revenue	24,743	649	—	25,392
Other	14,601	396	—	14,997

Total revenues	296,524	9,651	—	306,175

Cost of Revenues:
Rental depreciation	40,139	1,321	—	41,460
Rental expense	36,505	672	—	37,177
New equipment sales	51,983	1,325	—	53,308
Used equipment sales	40,076	1,968	—	42,044
Parts sales	28,255	661	—	28,916
Service revenue	9,841	229	—	10,070
Other	13,874	492	—	14,366

Total cost of revenues	220,673	6,668	—	227,341

Gross profit	75,851	2,983	—	78,834
Selling, general and administrative expenses	72,493	2,683	—	75,176
Loss from litigation	17,434	—	—	17,434
Related party expense	1,275	—	—	1,275
Gain on sale of assets	49	33	—	82
Deficit in earnings of guarantor subsidiaries	(298)	—	298	—

Income (loss) from operations	(15,600)	333	298	(14,969)

Other income (expense):
Interest expense	(28,806)	(635)	—	(29,441)
Other, net	185	4	—	189

Total other expense, net	(28,621)	(631)	—	(29,252)

Loss before income taxes	(44,221)	(298)	298	(44,221)
Income tax provision	—	—	—	—

Net loss	$(44,221)	$(298)	$298	$(44,221)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30, 2002
	Parent	Guarantor Subsidiaries	Elimination	Consolidated
Cash flows from operating activities:
Net income (loss)	$(7,289)	$793	$(793)	$(7,289)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation on property and equipment	1,998	16	—	2,014
Depreciation on rental equipment	31,453	429	—	31,882
Amortization of loan discounts and deferred financing costs	615	—	—	615
Provision for losses on accounts receivables	527	—	—	527
Gain on sale of property and equipment	(35)	—	—	(35)
Gain on sale of rental equipment	(3,930)	(180)	—	(4,110)
Equity in earnings of guarantor subsidiaries	(793)	—	793	—
Deferred taxes	(1,306)	—	—	(1,306)
Changes in operating assets and liabilities, net of business combination:
Receivables, net	(1,083)	(3,413)	—	(4,496)
Inventories, net	(12,244)	(6,263)	—	(18,507)
Prepaid expenses and other assets	(54)	55	—	1
Accounts payable	3,269	(461)	—	2,808
Accrued expenses and other liabilities	863	9,950	—	10,813
Deferred compensation	257	—	—	257

Net cash provided by investing activities:	12,248	926	—	13,174

Cash flows from investing activities:
Purchases of property and equipment	(2,722)	(12)	—	(2,734)
Purchases of rental equipment	(36,746)	—	—	(36,746)
Proceeds from sale of property and equipment	115	—	—	115
Proceeds from sale of rental equipment	23,031	804	—	23,835
Cash acquired in ICM business combination	3,643	—	—	3,643

Net cash (used in) provided by investing activities:	(12,679)	792	—	(11,887)

Cash flows from financing activities:
Borrowings on senior secured credit facility	82,985	—	—	82,985
Payments on senior secured credit facility	(301,298)	(3,117)	—	(304,415)
Net proceeds from issuance of senior secured notes	198,526	—	—	198,526
Net proceeds from issuance of senior subordinated notes	50,009	—	—	50,009
Payment of amount due to member	(13,347)	—	—	(13,347)
Payment of deferred financing costs	(14,102)	—	—	(14,102)
Principal payments on notes payable	(1,916)	—	—	(1,916)
Payments on capital lease obligations	(3,328)	—	—	(3,328)

Net cash used in financing activities	(2,471)	(3,117)	—	(5,588)

Net decrease in cash	(2,902)	(1,399)	—	(4,301)
Cash, beginning of period	3,630	692	—	4,322

Cash, end of period	$728	$(707)	$—	$21

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30, 2003
	Parent	Guarantor Subsidiaries	Elimination	Consolidated
Cash flows from operating activities:
Net loss	$(44,221)	$(298)	$298	$(44,221)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation on property and equipment	2,813	58	—	2,871
Depreciation on rental equipment	40,139	1,321	—	41,460
Amortization of loan discounts and deferred financing costs	1,797	—	—	1,797
Provision for losses on accounts receivable	652	47	—	699
Gain on sale of property and equipment	(49)	(33)	—	(82)
Gain on sale of rental equipment	(7,646)	(664)	—	(8,310)
Deficit in earnings of guarantor subsidiaries	298	—	(298)	—
Changes in operating assets and liabilities:
Receivables, net	(2,900)	(420)	—	(3,320)
Inventories, net	(3,099)	1,304	—	(1,795)
Prepaid expenses and other assets	(2,117)	4	—	(2,113)
Accounts payable	(11,387)	3,279	—	(8,108)
Accrued expenses and other liabilities	16,382	(3,272)	—	13,110
Accrued loss from litigation	17,434	—	—	17,434
Deferred compensation	580	—	—	580

Net cash provided by operating activities	8,676	1,326	—	10,002

Cash flows from investing activities:
Purchases of property and equipment	(2,087)	(234)	—	(2,321)
Purchases of rental equipment	(16,004)	(7,985)	—	(23,989)
Proceeds from sale of property and equipment	2,583	33	—	2,616
Proceeds from sale of rental equipment	34,670	2,361	—	37,031

Net cash provided by (used in) investing activities:	19,162	(5,825)	—	13,337

Cash flows from financing activities:
Borrowings on senior secured credit facility	281,931	4,440	—	286,371
Payments on senior secured credit facility	(305,471)	—	—	(305,471)
Payment of deferred financing costs	(854)	—	—	(854)
Principal payments on notes payable	(274)	—	—	(274)
Payments on capital lease obligations	(4,032)	—	—	(4,032)

Net cash (used in) provided by financing activities	(28,700)	4,440	—	(24,260)

Net decrease in cash	(862)	(59)	—	(921)
Cash, beginning of period	3,331	67	—	3,398

Cash, end of period	$2,469	$8	$—	$2,477

Independent Auditors' Report

         The Board of Directors
ICM Equipment Company L.L.C. and Subsidiaries:

        We have audited the accompanying consolidated balance sheet of ICM Equipment Company L.L.C. and subsidiaries (the Company) as of December 31, 2001, and the related consolidated statements of operations, members' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ICM Equipment Company L.L.C. and subsidiaries as of December 31, 2001, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Salt Lake City, Utah
April 17, 2002

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except units)

	December 31, 2001	March 31, 2002
		(unaudited)
Assets
Cash	$—	$—
Receivables, net of allowance for doubtful accounts of $2,529 and $2,561 (unaudited), respectively	27,965	28,421
Inventories	12,263	10,607
Rental equipment, net	131,290	128,266
Property and equipment, net	5,882	5,556
Prepaid expenses	722	1,005
Intangibles, net	78,699	78,465

Total assets	$256,821	$252,320

Liabilities, Preferred Units, and Members' Deficit
Liabilities:
Line of credit	$118,157	$114,220
Accounts payable	42,706	43,825
Accrued liabilities	5,677	5,342
Subordinated notes payable to members (Notes 10 and 12)	61,032	61,076
Accrued interest and fees due to members (Notes 10 and 12)	15,900	17,399
Deferred compensation	9,586	9,546
Capital lease obligation	453	380

Total liabilities	253,511	251,788

Class A, B, and C preferred units (Note 12)	132,296	136,676
Commitments and contingencies (Note 13)
Members' deficit:
Class A common units, no par, 5,882,353 units authorized, issued, and outstanding	3,382	3,382
Members' deficit	(132,368)	(139,526)

Total members' deficit	(128,986)	(136,144)

Total liabilities, preferred units, and members' deficit	$256,821	$252,320

The accompanying notes are an integral part of these consolidated statements.

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Consolidated Statements of Operations

(Dollars in thousands)

		For the Three Months Ended March 31,
	For the Year Ended December 31, 2001
		2001	2002
Revenues:
Equipment rentals	$77,538	$19,044	$16,761
New equipment sales	52,894	12,496	6,566
Used equipment sales	30,719	9,225	6,864
Parts sales	18,968	5,045	4,634
Service fees	18,459	4,873	4,420
Other	7,351	2,038	1,669

Total revenues	205,929	52,721	40,914

Cost of revenues:
Equipment rentals	49,529	13,068	11,052
New equipment sales	46,488	11,021	5,697
Used equipment sales	24,067	7,287	5,365
Parts sales	13,399	3,607	3,246
Service fees	6,959	1,831	1,603
Other	9,576	2,275	2,179

Total cost of revenues	150,018	39,089	29,142

Gross profit	55,911	13,632	11,772
Selling, general and administrative expenses	47,930	12,105	10,142

Income from operations	7,981	1,527	1,630

Other:
Interest expense on revolving line of credit and other	(11,234)	(3,671)	(2,393)
Interest expense on subordinated notes to members (Notes 10 and 12)	(9,059)	(1,985)	(1,877)
Other, net	79	(72)	(138)

Total other expense	(20,214)	(5,728)	(4,408)

Loss before provision for income taxes	(12,233)	(4,201)	(2,778)
Provision for income taxes	170	—	—

Net loss	$(12,403)	$(4,201)	$(2,778)

The accompanying notes are an integral part of these consolidated statements.

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Consolidated Statements of Members' Deficit

(Dollars in thousands, except units)

	Class A Common
	Number of Units	Amount	Members' Deficit	Total Class A Common and Members' Deficit
Balance at December 31, 2000	5,882,353	$3,382	$(103,883)	$(100,501)
Net loss	—	—	(12,403)	(12,403)
Accretion of preferred units	—	—	(16,082)	(16,082)

Balance at December 31, 2001	5,882,353	3,382	(132,368)	(128,986)
Net loss (unaudited)	—	—	(2,778)	(2,778)
Accretion of preferred units (unaudited)	—	—	(4,380)	(4,380)

Balance at March 31, 2002 (unaudited)	5,882,353	$3,382	$(139,526)	$(136,144)

The accompanying notes are an integral part of these consolidated statements.

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollars in thousands)

		For the Three Months Ended March 31,
	For the Year Ended December 31, 2001
		2001	2002
Cash Flows from Operating Activities:
Net loss	$(12,403)	$(4,201)	$(2,778)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation on property and equipment	1,907	454	457
Depreciation on rental equipment	25,445	6,178	6,032
Amortization of intangibles	3,297	588	—
Amortization of loan discount	177	318	278
Provision for losses on accounts receivable	1,581	82	110
Loss (gain) on sale of property and equipment	(43)	(1)	98
Changes in operating assets and liabilities:
Receivables	5,463	1,691	(566)
Inventories	6,155	783	1,656
Prepaid expenses	1,356	(149)	(283)
Deferred taxes	(290)	—	—
Accounts payable	845	3,326	(1,626)
Accrued liabilities	4,411	465	719
Deferred compensation	(546)	(935)	(40)

Net cash provided by operating activities	37,355	8,599	4,057

Cash Flows from Investing Activities:
Purchases of rental equipment, net	(33,361)	(2,206)	(3,040)
Purchases of property and equipment	(1,009)	(188)	(266)
Proceeds from sale of property and equipment	202	16	69

Net cash used in investing activities	(34,168)	(2,378)	(3,237)

Cash Flows from Financing Activities:
Net payments under line of credit	(16,043)	(16,919)	(3,937)
Proceeds from issuance of notes to members (Note 10)	12,000	12,000	—
Net proceeds from (payments on) cash overdraft	1,138	(307)	3,190
Payments on capital lease obligation	(282)	(69)	(73)

Net cash used in financing activities	(3,187)	(5,295)	(820)

Net change in cash	—	926	—
Cash at beginning of year	—	—	—

Cash at end of year	$—	$926	$—

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$12,465	$3,586	$2,335
Cash paid for income taxes related to Great Northern Equipment, Inc., a wholly owned subsidiary (Note 11)	160	30	100

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

        As of December 31, 2001 and March 31, 2002, the Company had $26,066,000 and $24,359,000 (unaudited), respectively, in flooring plans payable outstanding, which were used to finance purchases of inventory and rental equipment.

The accompanying notes are an integral part of these consolidated statements.

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)    ORGANIZATION AND NATURE OF OPERATIONS

Organization

        On February 4, 1998, ICM Equipment Company L.L.C., a Delaware Limited Liability Company, was organized by Ripplewood Partners, L.P., a private capital investment fund managed by Ripplewood Holdings L.L.C. (Ripplewood), and a group of minority investors. On May 26, 1999, ICM Equipment Company L.L.C., Ripplewood and BRS Equipment Company, Inc. (BRS), a Delaware Corporation, entered into a Purchase and Redemption Agreement (the "Recapitalization") whereby BRS purchased common equity from ICM Equipment Company L.L.C. and ICM Equipment Company L.L.C. redeemed Ripplewood's common equity (Note 12).

Basis of Presentation

        The consolidated financial statements include the results of ICM Equipment Company L.L.C. and its wholly-owned subsidiary, Great Northern Investment Inc. (GNI), and GNI's wholly-owned subsidiary, Great Northern Equipment, Inc. (GNE); collectively referred to herein as the "Company." Intercompany balances and transactions have been eliminated in consolidation.

        The nature of the Company's business is such that short-term obligations are typically met by cash flows generated from long-term assets. Consequently, consistent with industry practice, the accompanying consolidated balance sheet is presented on an unclassified basis.

Nature of Operations

        The Company is primarily involved in the short-term rental of equipment and sales of parts, supplies, and used equipment to commercial and residential construction, mining, manufacturing, distribution and agriculture customers throughout the western United States. The Company also sells new equipment as a distributor for major equipment manufacturers. The Company's operations are located primarily in Arizona, Colorado, Idaho, Montana, New Mexico, Nevada, Texas, Utah, and Washington. Accordingly, the Company's consolidated results of operations can be significantly impacted by the general economic cycles of the aforementioned industries in these states.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Information

        The accompanying consolidated financial statements as of March 31, 2002 and for the three months ended March 31, 2001 and 2002 are unaudited and have been prepared on a substantially equivalent basis with that of the annual consolidated financial statements. In the opinion of management, the unaudited information contains all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's consolidated financial position and results of operations as of March 31, 2002 and for the interim periods presented herein.

Revenue Recognition

        Rental revenue is recognized in the period in which it is earned, over the contract term. Revenue from the sale of equipment and parts is recognized at the time of delivery to, or pick-up by, the customer and when all obligations under the sales contract have been fulfilled. Service revenues are recognized at the time the services are rendered. Other revenues consist of billings to customers for rental equipment delivery and damage waiver charges.

Cash Equivalents

        The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

        Inventories, which consist principally of equipment held for sale and parts, are stated at the lower of cost or market using the first-in, first-out or specific-identification methods.

Rental Equipment

        Rental equipment purchased by the Company is stated at cost and is depreciated over the estimated useful lives of the equipment using the straight-line method. The range of estimated useful lives for rental equipment is seven to ten years.

        Ordinary repair and maintenance costs and property taxes are charged to operations as incurred. Expenditures for additions or improvements that extend the useful life of the asset are capitalized in the period incurred. When rental equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in the Company's consolidated results of operations.

Property and Equipment

        Property and equipment are recorded at cost and are depreciated over the estimated useful lives using the straight-line method or accelerated methods. The range of estimated useful lives for property and equipment is three to ten years. Ordinary repair and maintenance costs are charged to operations as incurred. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining life of the lease, whichever is shorter.

Long-Lived Assets

        Long-lived assets are recorded at the lower of amortized cost or fair value. The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used, including goodwill, is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset over the remaining useful life. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Intangible Assets

        Intangible assets, consisting of goodwill and deferred financing costs, are recorded at cost and are amortized using the straight-line method over their estimated useful lives. Goodwill is amortized over 40 years and deferred financing costs are amortized over the term of the loan, which is 5 years (Note 7). The amortization expense of deferred financing costs is included with interest expense as an overall cost of the financing. Beginning January 1, 2002, goodwill is no longer being amortized, but will be tested on at least an annual basis for impairment. See "Recent Accounting Pronouncements" for further information.

Income Taxes

        As a Limited Liability Company, the Company (excluding GNE) has elected to be taxed as a partnership under the provisions of the Internal Revenue Code. Tax distributions to members may be made in accordance with the Company's operating agreement. The amounts to be distributed are determined by the Board of Directors, taking into account the maximum United States federal, state, and local tax rates of any member and compliance with certain debt covenants. No tax distributions were made in 2001.

        GNE, a C Corporation, utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not realized in future periods.

Fair Value of Financial Instruments

        The carrying amounts reported in the consolidated balance sheet for accounts receivable, accounts payable, accrued liabilities, accrued interest and fees due to members, and deferred compensation approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of the revolving credit facility approximates the carrying value due to the fact that the underlying instruments include provisions to adjust interest rates to approximate fair market value. The estimated fair value of the Company's subordinated notes payable to members at December 31, 2001 are as follows (in thousands):

	Carrying Amount	Fair Value
Subordinated note to officer and member with interest computed at 10%	$10,000	$6,707
Subordinated note to officer and member with interest computed at 12%	1,228	910
Subordinated note to officers and members with interest computed at 13%	20,000	16,380
Subordinated note to officers and members with interest computed at 13%	18,333	15,014
Subordinated note to officers and members with interest computed at 10%	10,000	10,000
Subordinated note with interest computed at 10%	2,000	2,000
Unamortized discount	(529)	(529)

	$61,032	$50,482

Concentrations of Credit and Supplier Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Credit risk with respect to trade accounts receivable is mitigated by the large number of geographically diverse customers and the Company's credit evaluation procedures. Although generally no collateral is required, when feasible, mechanics' liens are filed and personal guarantees are signed to protect the Company's interests. The Company maintains reserves for potential losses.

        The Company routinely acquires equipment from certain suppliers. Management believes that other suppliers could provide similar equipment with comparable terms.

Derivative Financial Instruments

        In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, Accounting for Derivative Instruments and Certain Hedging Activities. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of SFAS 133. SFAS No. 133 and SAFS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000; the Company adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001.

        Prior to the adoption of SFAS No. 133, the Company entered into an interest rate swap agreement (the Swap) to reduce its exposure to market risks from changing interest rates. For the Swap, the differential to be paid or received is accrued and recognized in interest expense and may change as market interest rates change. The Company does not actively participate in trading or speculative activities. The use of the Swap did not have a significant effect on the Company's consolidated results of operations or its financial position and matured May 11, 2001.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. The use of estimates and assumptions may affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates include allowance for doubtful accounts, useful lives for depreciation, goodwill and other asset impairments, loss contingencies, and fair values of financial instruments. Actual results could differ from those estimates.

Recent Accounting Pronouncements

        In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 eliminates amortization of goodwill and intangible assets with indefinite lives and requires such assets to be tested for impairment annually and written down to estimated fair values if determined to be impaired. SFAS No. 142 is required for fiscal years beginning after December 15, 2001. The Company adopted this statement on January 1, 2002, and does not have goodwill amortization subsequent to December 31, 2001. In connection with the adoption of SFAS No. 142, the Company will assess its goodwill and intangibles for impairment based upon the new rules and, if necessary, will adjust the carrying value of its goodwill and other intangible assets during the second quarter of 2002. For the year ended December 31, 2001 and the three months ended March 31, 2001, the Company recorded goodwill amortization of $2,364,000 and $589,000 (unaudited), respectively. The Company is currently performing impairment tests in connection with the adoption of this standard. Any impairment charge will be recorded on the consolidated statement of operations as a "Cumulative Effect of Change in Accounting Principle" and will reduce members' equity by the amount of the charge.

        During August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and various provisions of APB Opinion No. 30. This statement establishes new guidelines, in connection with SFAS No. 142, for recognizing losses on certain long-lived assets when the carrying amount of the asset is not recoverable. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of this pronouncement did not have a material impact on the Company's consolidated results of operations and financial position as of March 31, 2002 and for the three months then ended.

(3)    RECEIVABLES

        Receivables consisted of the following at December 31, 2001 (in thousands):

Trade receivables	$29,014
Income tax receivables	577
Other	903

30,494
Less allowance for doubtful accounts	(2,529)

$27,965

(4)    INVENTORIES

        Inventories consisted of the following at December 31, 2001 (in thousands):

New equipment	$3,354
Used equipment	2,232
Parts, supplies, and other	6,677

$12,263

(5)    RENTAL EQUIPMENT

        Rental equipment consisted of the following at December 31, 2001 (in thousands):

Rental equipment	$182,063
Less accumulated depreciation	(50,773)

$131,290

(6)    PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following at December 31, 2001 (in thousands):

Office and computer equipment	$3,983
Machinery and equipment	1,108
Transportation equipment	3,807
Leasehold improvements	2,247

11,145
Less accumulated depreciation and amortization	(5,263)

$5,882

(7)    INTANGIBLE ASSETS

        Intangible assets consisted of the following at December 31, 2001 (in thousands):

Goodwill	$86,833
Deferred financing costs and other	4,263

91,096
Less accumulated amortization	(12,397)

$78,699

(8)    ACCOUNTS PAYABLE

        Accounts payable consisted of following at December 31, 2001 (in thousands):

Trade accounts payable	$15,195
Manufacturer flooring plans payable	26,066
Cash overdraft	1,445

$42,706

        Manufacturer flooring plans payable are financing arrangements for inventory and rental equipment. The terms of these arrangements generally include a one to twelve month reduced interest rate term or deferred payment period. Payment of the manufacturer flooring plans payable generally occurs at the earlier of sale of the equipment or in accordance with the terms of the financing arrangements.

(9)    ACCRUED LIABILITIES

        Accrued liabilities consisted of the following at December 31, 2001 (in thousands):

Payroll and related liabilities	$2,359
Sales, use, and property taxes	1,390
Deferred revenue	751
Other	1,177

$5,677

(10)    LINE OF CREDIT AND SUBORDINATED NOTES PAYABLE TO MEMBERS

Revolving Line of Credit

        The Company has a revolving line of credit agreement with a syndicate of financial institutions (the "Credit Agreement"). As of December 31, 2001, the Company had the ability to borrow up to $150,000,000 depending upon the availability of borrowing base collateral consisting of eligible trade receivables, inventories, and other assets of the Company. The preferred units and Class A common units are pledged as collateral under the terms of the Credit Agreement. The Credit Agreement provided for an additional $50,000,000 in overadvance availability (the "Overadvance") that reduced over a three year period. The Overadvance reduced by one-third ($16,667,000) on November 30, 1999 and February 3, 2000, with the remaining one-third reduction scheduled on February 5, 2001.

        On February 2, 2001, the Credit Agreement was amended to extend the Overadvance through February 19, 2001, and on February 20, 2001, the Overadvance was paid in full. Additionally, in accordance with the amendment, the Company's maximum borrowing availability under the Credit Agreement was decreased from $200,000,000 to $150,000,000.

        The Credit Agreement matures on February 4, 2003. At that time, the Company would expect to enter into a new credit agreement that would be secured by eligible trade receivables, inventories, and other assets of the Company. Although management believes new financing could be arranged, there are no assurances that the Company can obtain a new credit agreement.

        Interest on the balance outstanding under the Credit Agreement is calculated on term LIBOR plus any applicable variable index margin based on the Company's leverage ratio and is payable at the earlier of the last day of the applicable LIBOR term or quarterly. The applicable index margins are adjusted quarterly. As of December 31, 2001, the weighted average rate on the borrowings outstanding was 7.32 percent. The Company is charged a 0.375 percent commitment fee on the aggregated daily unused balance of the Credit Agreement. As of December 31, 2001, the Company had outstanding borrowings of $118,157,000.

        The Credit Agreement has been amended various times. All loan amendment fees are included in intangible assets and are being amortized over the remaining term of the loan. The Credit Agreement was last amended on April 13, 2002 (Note 17).

        Under the terms of the Credit Agreement, the Company must comply with certain restrictive financial covenants and must maintain certain financial ratios. The Credit Agreement contains financial covenants for the Company regarding maximum capital expenditures, minimum fixed charge coverage and maximum leverage levels, as defined, among other things. The Company has previously been required to amend the Credit Agreement or obtain waivers with respect to certain covenants. At December 31, 2001, the Company was in compliance with the terms of the Credit Agreement.

Subordinated Notes Payable to Members

        On February 20, 2001, the Company issued subordinated notes in the amount of $10,000,000 to officers and members and $2,000,000 to another individual. Interest is computed at 10 percent per annum, compounded semiannually (Note 17). The notes mature May 5, 2003. The notes are subordinate to all other senior indebtedness and provide for monthly interest-only payments so long as the Company is in compliance with certain financial covenants related to the Credit Agreement. The proceeds from the issuance of the notes were used to pay off the Overadvance related to the Credit Agreement. For the year ended December 31, 2001, $977,000 of interest was paid in cash for these notes.

        On February 3, 2000, the Company issued subordinated notes in the amount of $18,333,000 to officers and members with interest computed at 13 percent per annum, compounded semi-annually. The notes mature November 1, 2004, at which time all principal and interest are due. The notes and accrued interest are subordinate to all other senior indebtedness. The proceeds from the issuance of the notes were used to pay down the Overadvance. As of December 31, 2001, accrued interest of $5,078,000 was included in accrued interest and fees due to members for these notes.

        On December 6, 1999, the Company issued subordinated notes for $20,000,000 to officers and members with interest computed at 13 percent per annum, compounded semiannually. The notes mature November 1, 2004, at which time all principal and interest are due. The notes and accrued interest are subordinate to all other senior indebtedness. The proceeds from the issuance of the notes were used to reduce the balance outstanding on the Credit Agreement. In connection with the issuance of these notes, the Company also issued Class A Common Units valued at $882,000 as determined by the Company's Board of Directors. The Company allocated the $20,000,000 between the notes and the Class A Common Units which resulted in recording a discount to the notes of $882,000. The discount is amortized to interest expense over the term of the notes using the effective-interest method. As of December 31, 2001, accrued interest of $6,061,000 was included in accrued interest and fees due to members for these notes.

        On May 26, 1999, the Company issued BRS a subordinated note for $1,228,000 for costs and expenses associated with the Recapitalization paid by BRS on behalf of the Company. The note bears interest computed at 12 percent per annum, compounded quarterly. The note matures on February 4, 2005, at which time all principal and interest are due. This note is subordinate to all other senior indebtedness and shall prepay in full (plus all accrued interest) immediately following the consummation of either a public offering or sale of debt securities resulting in net proceeds to the Company of a least $100,000,000. As of December 31, 2001, accrued interest of $450,000 was included in accrued interest and fees due to members for this note.

        The Company also accrued a transaction fee payable to BRS for $4,000,000 on May 26, 1999. The transaction fee is subordinate to all other senior indebtedness, does not accrue interest, and is to be paid at the earlier of May 31, 2006 or the consummation of either a public offering or sale of debt securities resulting in net proceeds to the Company of at least $100,000,000.

        The Company has a subordinated note payable to an officer and member with interest computed at 10 percent per annum. The note matures February 4, 2006 and is subordinate to all other senior indebtedness. The note requires quarterly interest-only payments until maturity and had an outstanding balance of $10,000,000 at December 31, 2001. For the year ended December 31, 2001, $1,000,000 of interest was paid in cash for this note.

        The annual maturities of debt as of December 31, 2001 are as follows (in thousands):

2002	$—
2003	134,157
2004	34,333
2005	1,228
2006	10,000

179,718
Less unamortized discount	(529)

$179,189

Interest Rate Swap

        The Company had entered into an interest rate swap agreement with a bank to reduce the impact of changes in interest rates. The agreement had a notional principal amount of $50,000,000 and matured May 11, 2001.

(11)    INCOME TAXES

        GNE's (a wholly owned subsidiary of ICM and a C Corporation) provision for income tax expense attributable to income from continuing operations for the year ended December 31, 2001 consisted of the following (in thousands):

Current provision:
Federal	$401
State	59

460
Deferred provision:
Federal	(253)
State	(37)

(290)

Total provision for income taxes	$170

        Income tax expense attributable to income from continuing operations was $170,000 for the year ended December 31, 2001 and differed from the amount computed by applying the U.S. federal income tax rate of 34 percent to pre-tax loss from continuing operations as a result of the following (in thousands):

Computed "expected" tax benefit on entire ICM pretax book loss of $12,233	$(4,159)
Increase in income taxes resulting from:
Tax effect of partnership pass-through income	4,104
Amortization of goodwill	107
State taxes, net of federal income tax benefit	15
Adjustment to prior years' tax provisions	103

$170

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 are presented below (in thousands):

Deferred tax asset:
Allowance for doubtful accounts receivable	$14
Financial reporting accrual for compensated absences	9
Additional costs capitalized to inventories for tax purposes	13
Plant and equipment, principally due to differences in depreciation	20

Net deferred tax asset	$56

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income, management believes it is more likely than not the Company will realize the benefits of these deductible differences at December 31, 2001.

        The net deferred tax asset as of December 31, 2001 is included in prepaid expenses in the accompanying consolidated financial statements.

(12)    MEMBERS' DEFICIT AND RECAPITALIZATION

        On May 26, 1999, the Company, Ripplewood, and BRS entered into a Purchase and Redemption Agreement (the "Recapitalization"), whereby, BRS purchased a 49.96 percent equity interest from the Company for $50,870,000 (the "Purchase"). The purchase price was based on a negotiated economic value of $101,814,000 between the Company and BRS. In conjunction with the Purchase, the Company issued BRS a subordinated note for $1,228,000 and accrued a transaction fee payable for $4,000,000, as discussed in note 10.

        Simultaneous with BRS' purchase, the Company redeemed all of Ripplewood's equity interest (49.96 percent) for $50,870,000. In addition, the Company paid a $750,000 loan amendment fee to the

Lenders for their consent to the Recapitalization and $355,000 in other costs and expenses associated with the loan amendment (Note 10).

        In conjunction with the Recapitalization, the members adopted an amended operating agreement whereby the members' equity interests were converted into Series A Senior Convertible Preferred Units and Series B Senior Convertible Preferred Units (collectively, the "Senior Convertible Preferred Units"), Class A Preferred Units, Class B Preferred Units, Class C Preferred Units, and Class A Common Units based on an allocation as prescribed by the amended operating agreement. On December 6, 1999, the operating agreement was further amended to provide for the conversion of the accreted Senior Convertible Preferred Units into Class A Preferred Units, Class B Preferred Units, Class C Preferred Units, and Class A Common Units. The conversion has been accounted for as a reclassification in the accompanying consolidated financial statements and, as such, has no impact on the historical basis of accounting.

        The Class A Preferred Units are subordinate to all other senior indebtedness. The Class A Preferred Units accrete redemption value at a rate of return of 13.0 percent per annum, compounded semiannually and have no stated maturity or voting rights.

        The Class B Preferred Units are subordinate to all other senior indebtedness and the Class A Preferred Units. The Class B Preferred Units accrete redemption value at a rate of return of 13.5 percent per annum, compounded semiannually and have no stated maturity or voting rights.

        The Class C Preferred Units are subordinate to all other senior indebtedness and the Class A and the Class B Preferred Units. The Class C Preferred Units accrete redemption value at a rate of return of 14.0 percent per annum, compounded semiannually and have no stated maturity or voting rights.

        The number of units, recorded value, and accreted redemption value (where applicable) for the preferred class units are summarized as follows as of December 31, 2001 (in thousands, except units):

	Total Number of Units Authorized and Outstanding	Accreted Redemption Value
Class A Preferred	40,584	$55,039
Class B Preferred	37,418	51,295
Class C Preferred	18,726	25,962

		$132,296

        In accordance with the amended operating agreement, the Company's profits may be allocated annually or at the discretion of the Board of Directors to the Unitholders in the following order: First, pro rata to the Class A Preferred Units; second, pro rata to the Class B Preferred Units; third, pro rata to the Class C Preferred Units; and fourth, pro rata to the holders of the Class A Common Units.

        Conversely, the Company's losses may be allocated annually or at the discretion of the Board of Directors to the Unitholders in the following order: First, pro rata to the holders of the Class A Common Units; second, pro rata to the holders of the Class C Preferred Units; third, pro rata to the holders of the Class B Preferred Units; and fourth, pro rata to the holders of the Class A Preferred Units. As of December 31, 2001, the Board of Directors has not allocated the loss from operations to the Unitholders.

(13)    COMMITMENTS AND CONTINGENCIES

Operating Leases

        The Company leases certain property and rental equipment under noncancelable operating lease agreements expiring at various dates through 2018. Rent expense on property and rental equipment under noncancelable operating lease agreements for the year ended December 31, 2001 amounted to approximately $10,108,000.

        Future minimum operating lease payments, in the aggregate, are as follows (in thousands):

Years ending December 31:
2002	$7,793
2003	5,705
2004	3,793
2005	2,919
2006	2,305
Thereafter	6,321

$28,836

Capital Lease

        The Company leases certain computer equipment under a capital lease. Lease expense under this agreement for the year ended December 31, 2001 amounted to approximately $315,000. Future minimum lease payments are as follows (in thousands):

Years ending December 31:
2002	$315
2003	158

473
Less: amount representing interest	(20)

$453

        Total assets held under the capital lease arrangement were $959,000 with accumulated amortization of $533,000 as of December 31, 2001.

Contingencies

        The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

Employment Contracts

        In connection with the various acquisitions, the Company entered into employment contracts with various officers and members, which provide for annual payments to the officers and members, subject to their continued employment with the Company. The employment contracts have approximately one year remaining and require aggregate annual payments of approximately $953,000 with bonuses at the discretion of the Board of Directors. Included in selling, general, and administrative expenses for the year ended December 31, 2001 was $981,000 related to these contracts.

(14)    EMPLOYEE BENEFIT PLANS

        The Company offers its employees participation in a qualified 401(k)/profit-sharing plan which requires the Company to match employee contributions up to predetermined limits for qualified employees as defined by the plan. For the year ended December 31, 2001, the Company contributed $331,000 to this plan.

(15)    DEFERRED COMPENSATION PLANS

        In connection with an acquisition, the Company assumed a nonqualified employee deferred compensation plan under which certain employees may elect to defer a portion of their annual compensation. Compensation deferred under the plan is payable upon the termination, disability, or death of the participants. The plan accumulates interest each year at a bank's prime rate in effect as of the beginning of January. This rate remains constant throughout the year. The effective rate for the 2001 plan year was 9.5 percent. The aggregate deferred compensation (including accrued interest of $2,154,000) at December 31, 2001 was $4,141,000.

        The Company also assumed, in connection with an acquisition, a liability for subordinated deferred compensation for certain officers and members of the Company. Compensation deferred is payable in February 2006 and is subordinate to all other debt. Interest is accrued quarterly at a rate of 10 percent per annum. The aggregate deferred compensation (including accrued interest of $445,000) at December 31, 2001 was $5,445,000.

(16)    RELATED PARTY TRANSACTIONS

        In connection with the Recapitalization, the Company entered into a management agreement with BRS. During the year ended December 31, 2001, the Company recorded $344,000 of expense related to this agreement.

        For the year ended December 31, 2001, the Company leased certain facilities from companies controlled by officers and members. The lease terms range from 5 to 20 years with expiration dates ranging from 2003 to 2018. Total rent paid during the year ended December 31, 2001 was $1,877,000.

(17)    SEGMENT INFORMATION

        The Company has identified five reportable segments under SFAS No. 131; new equipment sales, used equipment sales, equipment rentals, sales of parts and services. These segments are based upon how management of the Company allocates resources and assesses performance. Non-segmented revenues and non-segmented costs relate to equipment support activities including transportation, hauling, parts freight and damage-waiver charges and are not allocated to the other reportable segments. There were no sales between segments for any of the periods presented. Selling, general, and administrative expenses as well as all other income and expense items below gross profit are not generally allocated to reportable segments. The Company does not compile discrete financial information by its segments other than the information presented below. The following table presents information about the Company's reportable segments as of December 31, 2001:

Revenues:
Equipment rentals	$77,538
New equipment sales	52,894
Used equipment sales	30,719
Parts sales	18,968
Services revenues	18,459

Total segmented revenues	198,578
Non-segmented revenues	7,351

Total revenues	$205,929

Gross profit:
Equipment rentals	$28,009
New equipment sales	6,406
Used equipment sales	6,652
Parts sales	5,569
Services revenues	11,500

Total gross profit from sales	58,136
Non-segmented gross loss	(2,225)

Total gross profit	$55,911

Segment identified assets:
Equipment sales	$5,586
Equipment rentals	131,290
Parts	5,654

142,530
Non-segment identified assets	114,291

Total assets	$256,821

        The Company operates only in U.S. markets and had no international sales for any of the periods presented. No one customer accounted for more than 10% of the Company's sales on an overall or segment basis for any of the periods presented.

(18)    SUBSEQUENT EVENTS

        On April 13, 2002, the Credit Agreement was amended to modify the calculation of the maximum leverage ratio covenant (the "Covenant"). The Covenant is measured quarterly and is the ratio of funded debt to the last twelve-months earnings before interest, taxes, depreciation, and amortization. Certain subordinated notes to officers and members previously included in the calculation of the Covenant are now excluded. The amendment was effective March 1, 2002.

        On April 13, 2002, certain officers and members holding subordinated notes (issued February 21, 2001) consented to accept accrued interest payable at maturity in place of regular cash payments for interest. Originally, the subordinated notes provided for interest computed at 10 percent per annum, payable monthly so long as the Company is in compliance with certain financial covenants. In lieu of the present cash interest payments, interest will accrue at 13 percent per annum with all principal and accrued interest due at maturity. The notes and the interest are subordinated to all other senior indebtedness.

This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with ICM Equipment Company L.L.C.'s consolidated financial statements as of December 31, 2000 and for each of the two years in the period ended December 31, 2000. This report has not been reissued by Arthur Andersen LLP in connection with this filing on Form S-1. See Exhibit 23.6 for further discussion.

Report of Independent Public Accountants

         To the Board of Directors of
    ICM Equipment Company L.L.C.:

        We have audited the accompanying consolidated balance sheet of ICM Equipment Company L.L.C. (a Delaware Limited Liability Company) and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, members' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICM Equipment Company L.L.C. and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Salt Lake City, Utah
March 9, 2001

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Consolidated Balance Sheet

As of December 31, 2000

(Dollars in thousands)

Assets
Cash	$—
Receivables, net of allowance for doubtful accounts of $1,462	35,009
Inventories	18,418
Rental equipment, net of accumulated depreciation of $43,879	123,404
Property and equipment, net of accumulated depreciation of $3,592	6,909
Prepaid and other assets	2,022
Intangibles, net of accumulated amortization of $9,100	81,996

Total assets	$267,758

Liabilities and Members' Deficit
Liabilities:
Line of credit	$134,200
Accounts payable	40,723
Accrued liabilities	7,677
Capital lease obligation	735
Accrued interest and fees due to members	9,723
Subordinated notes payable to members (Notes 9 and 12)	48,855
Deferred compensation	10,132

Total liabilities	252,045

Commitments and contingencies (Note 13)
Class A, B, and C preferred units (Note 12)	116,214
Members' deficit:
Class A common units, no par, 5,882,353 units authorized, issued and outstanding	3,382
Members' deficit	(103,883)

Total members' deficit	(100,501)

Total liabilities and members' deficit	$267,758

The accompanying notes are an integral part of this consolidated statement.

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31, 1999 and 2000

(Dollars in thousands)

	1999	2000
Revenues:
Equipment rentals	$83,508	$80,320
New equipment	56,469	46,766
Used equipment	32,901	35,091
Parts	19,893	19,471
Service fees	16,580	17,560
Other	7,541	7,992

Total revenues	216,892	207,200

Cost of revenues:
Equipment rentals	53,266	52,164
New equipment	49,126	41,295
Used equipment	26,031	28,127
Parts	13,971	13,505
Service fees	6,951	6,968
Other	8,763	9,466

Total cost of revenues	158,108	151,525

Gross profit	58,784	55,675
Selling, general and administrative expenses	53,378	48,824

Income from operations	5,406	6,851

Other income (expense):
Interest expense on revolving line of credit and other	(18,307)	(15,938)
Interest expense on subordinated notes to members	(2,136)	(7,286)
Other, net	(92)	47

Total other expense	(20,535)	(23,177)

Loss before provision for income taxes	(15,129)	(16,326)
Provision for income taxes	154	154

Net loss	$(15,283)	$(16,480)

The accompanying notes are an integral part of these consolidated statements.

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Consolidated Statements of Members' Equity (Deficit)

For the Years Ended December 31, 1999 and 2000

(Dollars in thousands)

		Class A Common
					Total Class A Common and Members' Equity (Deficit)
	Common Equity	Number of Units	Amount	Members' Deficit
Balance at December 31, 1998	$52,135	—	$—	$—	$52,135
Issuance of common equity	50,870	—	—	—	50,870
Redemption of common equity	(50,870)	—	—	—	(50,870)
Conversion of common equity to preferred and Class A Common, net of recapitalization costs of $5,228	(47,316)	5,882,353	401	—	(46,915)
Conversion of senior convertible preferred units	—	—	2,099	223	2,322
Issuance of common units	—	—	882	—	882
Net loss	(4,819)	—	—	(10,464)	(15,283)
Accretion of preferred units (Note 12)	—	—	—	(62,725)	(62,725)

Balance at December 31, 1999	—	5,882,353	3,382	(72,966)	(69,584)
Net loss	—	—	—	(16,480)	(16,480)
Accretion of preferred units	—	—	—	(14,437)	(14,437)

Balance at December 31, 2000	$—	5,882,353	$3,382	$(103,883)	$(100,501)

The accompanying notes are an integral part of these consolidated statements.

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 1999 and 2000

(Dollars in thousands)

	1999	2000
Cash Flows from Operating Activities:
Net loss	$(15,283)	$(16,480)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation on property and equipment	1,405	1,620
Depreciation on rental equipment	25,279	24,970
Amortization of intangibles	3,164	3,288
Amortization of loan discount	—	176
Provision for losses on accounts receivable	826	302
Loss (gain) on sale of property and equipment	24	(44)
Changes in operating assets and liabilities:
Receivables	6,879	(4,079)
Inventories	2,638	2,356
Prepaid and other assets	(94)	(471)
Deferred taxes	(10)	230
Accounts payable	8,939	8,650
Accrued liabilities	(697)	5,908
Deferred compensation	666	411

Net cash provided by operating activities	33,736	26,837

Cash Flows from Investing Activities:
Purchases of rental equipment, net	(25,166)	(17,794)
Purchases of property and equipment	(1,519)	(789)
Proceeds from sale of property and equipment	223	389

Net cash used in investing activities	(26,462)	(18,194)

Cash Flows from Financing Activities:
Net borrowings (payments) under line of credit	(21,322)	(28,804)
Proceeds from issuance of notes to members (Note 9)	20,000	18,333
Net proceeds from (payments on) cash overdraft	(2,789)	307
Payments on capital lease obligation	—	(224)
Proceeds from issuance of common equity	50,870	—
Redemption of common equity	(50,870)	—
Cash paid for loan amendment fees	(1,105)	—
Payment of additional recapitalization costs	—	(313)

Net cash used in financing activities	(5,216)	(10,701)

Net change in cash	2,058	(2,058)
Cash at beginning of year	—	2,058

Cash at end of year	$2,058	$—

The accompanying notes are an integral part of these consolidated statements.

	1999	2000
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$18,111	$16,899
Cash paid for income taxes related to GNE	830	—

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

        As of December 31, 1999 and 2000, the Company had $16,494,000 and $24,661,000 , respectively, in floor plan payables outstanding, which were used to finance inventory and rental equipment.

        In connection with the Recapitalization in May 1999 (Note 12), the Company accrued a transaction fee payable to BRS for $4,000,000. The Company also issued BRS a subordinated note for $1,228,000 for costs and expenses paid by BRS on behalf of the Company. In 2000, the Company paid an additional $313,000 in expenses related to the Recapitalization. The offsets to these obligations were recorded as reductions to members' equity or Class A, B, and C preferred units, as applicable, in the accompanying consolidated balance sheet as of December 31, 2000.

ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)    ORGANIZATION AND NATURE OF OPERATIONS

Organization

        On February 4, 1998, ICM Equipment Company L.L.C., a Delaware Limited Liability Company, was organized by Ripplewood Partners, L.P., a private capital investment fund managed by Ripplewood Holdings L.L.C. (Ripplewood), and a group of minority investors. On May 26, 1999, ICM Equipment Company L.L.C., Ripplewood, and BRS Equipment Company, Inc. (BRS), a Delaware Corporation, entered into a Purchase and Redemption Agreement (the "Recapitalization") whereby BRS purchased common equity from ICM Equipment Company L.L.C. and ICM Equipment Company L.L.C. redeemed Ripplewood's common equity (Note 12).

Basis of Presentation

        The consolidated financial statements include the results of ICM, and its wholly-owned subsidiary, Great Northern Investment Inc. (GNI) and GNI's wholly-owned subsidiary, Great Northern Equipment, Inc. (GNE); collectively referred to herein as the "Company." Intercompany balances and transactions have been eliminated in consolidation.

        The nature of the Company's business is such that short-term obligations are typically met by cash flows generated from long-term assets. Consequently, consistent with industry practice, the accompanying consolidated balance sheet is presented on an unclassified basis.

Nature of Operations

        The Company is primarily involved in the short-term rental of equipment and sales of parts, supplies, and used equipment to commercial and residential construction, mining, manufacturing, distribution and agriculture customers throughout the western United States. The Company also sells new equipment as a distributor for major equipment manufacturers. The Company's operations are located primarily in Arizona, Colorado, Idaho, Montana, New Mexico, Nevada, Texas, Utah, and Washington. Accordingly, the Company's consolidated results of operations can be significantly impacted by the general economic cycles of the aforementioned industries in these states.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

        Rental revenue is recognized in the period in which it is earned, over the contract term. Revenue from the sale of equipment and parts is recognized at the time of delivery to, or pick-up by, the customer and when all obligations under the sales contract have been fulfilled. Service revenues are recognized at the time the services are rendered. Other revenues consist of billings to customers for rental equipment delivery and damage waiver charges.

Inventories

        Inventories are valued at the lower of cost or market using the first-in, first-out or specific-identification methods.

Rental Equipment

        Rental equipment is recorded at cost. Depreciation for rental equipment is computed primarily using the straight-line method over the useful lives of the underlying assets, ranging from seven to ten years.

        Expenditures for additions or improvements that extend asset lives are capitalized in the period incurred. Expenditures for normal repairs and maintenance are expensed as incurred. When rental equipment is sold or disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in the Company's results of operations.

Property and Equipment

        Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the underlying assets, ranging from three to ten years.

        Expenditures for additions or improvements that extend asset lives are capitalized in the period incurred. Normal repairs and maintenance costs are expensed as incurred. When property and equipment are disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in the Company's results of operations. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining life of the lease, whichever is shorter.

Long-lived Assets

        The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used, including goodwill, is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Intangible Assets

        Intangible assets are recorded at cost and are amortized using the straight-line method over their estimated useful lives. The goodwill resulted from various business acquisitions as more fully described in Note 11 and is amortized over forty years. Deferred financing costs are amortized over the term of the loan, which is five years (Note 6). The amortization expense of deferred financing costs is included with interest expense as an overall cost of the financing.

Income Taxes

        The Company (excluding GNE) has elected to be taxed as a partnership under the provisions of the Internal Revenue Code. Tax distributions to members may be made in accordance with the Company's operating agreement. The amounts to be distributed are determined by the Board of Directors, taking into account the maximum United States federal, state, and local tax rates of any member and compliance with certain debt covenants. No tax distributions were made in 1999 and 2000.

        GNE, a C-corporation, utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under this method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

Fair Value of Financial Instruments

        The Company's financial instruments include cash, accounts receivable, accounts payable, and debt obligations. As of December 31, 2000, the carrying amounts of these instruments approximate their fair value.

Concentrations of Credit and Supplier Risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. Credit risk with respect to trade accounts receivable is mitigated by the large number of customers and the Company's credit evaluation procedures. Although generally no collateral is required, in many cases mechanics' liens are filed and personal guarantees are signed to protect the Company's interests. The Company maintains reserves for potential losses.

        The Company routinely acquires equipment from certain suppliers. Management believes that other suppliers could provide similar equipment with comparable terms.

Interest Rate Risk Management Activities

        The Company uses an interest rate swap agreement (the "Swap") to manage interest rate risk, and does not actively participate in trading or speculative activities. The Company entered into the Swap with a major bank in which the Company pays a fixed rate and receives a floating rate with the interest payments being calculated on a notional amount (Note 9). Notional amounts do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to the Company through its use of the Swap. The use of the Swap does not have a significant effect on the Company's consolidated results of operations or financial position.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. The use of estimates and assumptions may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

        Certain amounts in 1999 have been reclassified to conform with the 2000 presentation.

Recent Accounting Pronouncement

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires the recognition of all derivatives as either assets or liabilities in the balance sheet and the measurement date of those instruments at fair value. Gains and losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133, as amended, is effective for fiscal years beginning after June 15, 2000. Based upon the nature of the financial instruments and hedging activities of the Company, this pronouncement would require the Company to reflect the fair value of its derivative instruments (interest rate swaps) on the consolidated balance sheet. Changes in fair value of these derivatives will be reflected as a component of comprehensive income. The Company will adopt SFAS No. 133 effective January 1, 2001 and believes that this pronouncement will not have a material impact on its financial condition and results of operations.

(3)    RECEIVABLES

        Receivables consisted of the following at December 31, 2000 (in thousands):

Trade receivables	$35,041
Income tax receivables	678
Other	752

36,471
Less: allowance for doubtful accounts	(1,462)

$35,009

(4)    INVENTORIES

        Inventories consisted of the following at December 31, 2000 (in thousands):

New equipment	$6,981
Used equipment	2,976
Parts, supplies, and other	8,461

$18,418

(5)    PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following at December 31, 2000 (in thousands):

Office and computer equipment	$3,715
Machinery and equipment	1,053
Transportation equipment	3,579
Leasehold improvements	2,154

10,501
Less: accumulated depreciation and amortization	(3,592)

$6,909

(6)    INTANGIBLE ASSETS

        Intangible assets consisted of the following at December 31, 2000 (in thousands):

Goodwill	$86,833
Deferred financing costs and other	4,263

91,096
Less: accumulated amortization	(9,100)

$81,996

(7)    ACCOUNTS PAYABLE

        Accounts payable consisted of following at December 31, 2000 (in thousands):

Trade accounts payable	$15,755
Manufacturer floor plans payable	24,661
Cash overdraft	307

$40,723

        Manufacturer floor plans payables are financing arrangements for inventory and rental equipment. The terms of these arrangements generally include a one to twelve month reduced interest rate term or deferred payment period. Payment of the manufacturer floor plans payable generally occurs at the earlier of sale of the equipment or in accordance with the terms of the financing arrangements.

(8)    ACCRUED LIABILITIES

        Accrued liabilities consisted of the following at December 31, 2000 (in thousands):

Payroll and related liabilities	$2,585
Sales, use and property taxes	1,591
Accrued interest due to others	623
Deferred tax liability	234
Deferred revenue	773
Other	1,871

$7,677

(9)    LINE OF CREDIT AND NOTES PAYABLE

Revolving Line of Credit

        The Company has a revolving line of credit agreement with a syndicate of financial institutions (the "Revolver"). As of December 31, 2000, the Company could have borrowed up to $200,000,000 depending upon the availability of borrowing base collateral (consisting of eligible trade receivables, inventories, and other assets of the Company) plus an additional $16,666,000 in overadvance availability (the "Overadvance"). The original Overadvance of $50,000,000 decreased by one-third ($16,667,000) on November 30, 1999 and February 3, 2000 with the remaining one-third decrease scheduled on February 5, 2001. On February 2, 2001, the credit agreement was amended to extend the Overadvance through February 19, 2001, and on February 20, 2001, the Overadvance was paid off in full (Note 17). Additionally, in accordance with the amendment, the Company's maximum borrowing availability under the Revolver was decreased to $150,000,000. The preferred units and Class A common units are pledged as collateral under the terms of the Credit Agreement.

        The Revolver matures on February 4, 2003. Interest on the Revolver is calculated on term LIBOR plus any applicable variable index margin based on the Company's leverage ratio and is payable at the earlier of the last day of the applicable LIBOR term or quarterly. The applicable index margins are adjusted quarterly. As of December 31, 2000, the weighted average rate on the borrowings outstanding was 9.97 percent. As of December 31, 2000, the Company had outstanding borrowings of $134,200,000.

        During 1999, the credit agreement was amended various times. The most significant amendment consented to the Recapitalization. The Company paid $1,105,000 for loan amendment fees associated with the amendment. The loan amendment fees are included in intangible assets and are being amortized over the remaining term of the loan. Under terms of the credit agreement and because the Company made use of the Overadvance as of November 30, 1999, a payment of $2,000,000 was paid. The payment is included in interest expense in the accompanying consolidated statement of operations for the year ended December 31, 1999.

        Under the terms of the credit agreement, the Company must comply with certain restrictive financial covenants and must maintain certain financial ratios. The agreement contains financial covenants for the Company regarding maximum capital expenditures, minimum fixed charge coverage and maximum leverage levels, as defined, among other things. The Company has previously been required to amend the credit agreement or obtain waivers with respect to certain covenants. At December 31, 2000, the Company was in compliance with the financial covenants.

Notes Payable

        On February 3, 2000, the Company issued subordinated notes in the amount of $18,333,000 to officers and members with interest computed at 13 percent per annum, compounded semi-annually. The notes mature November 1, 2004, at which time all principal and interest are due. The notes and accrued interest are subordinate to all other senior indebtedness. The proceeds from the issuance of the notes were used to pay down the Overadvance balance related to the Revolver.

        On December 6, 1999, the Company issued subordinated notes for $20,000,000 to officers and members with interest computed at 13 percent per annum, compounded semi-annually. The notes mature November 1, 2004, at which time all principal and interest are due. The notes and accrued interest are subordinate to all other senior indebtedness. The proceeds from the issuance of the notes were used to reduce the balance outstanding on the Revolver. In connection with the issuance of these notes, the Company also issued Class A Common Units valued at $882,000 as determined by the Company's Board of Directors. The Company allocated the $20,000,000 between the notes and the Class A Common Units which resulted in recording a discount to the notes of $882,000. The discount is amortized to interest expense over the term of the notes using the effective interest method.

        On May 26, 1999, the Company issued BRS a subordinated note for $1,228,000 for costs and expenses associated with the Recapitalization paid by BRS on behalf of the Company. The note bears interest computed at 12 percent per annum, compounded quarterly. The note matures on February 4, 2005, at which time all principal and interest are due. This note is subordinated to all other senior indebtedness and shall prepay in full (plus all accrued interest) immediately following the consummation of either a public offering or sale of debt securities resulting in net proceeds to the Company of a least $100,000,000.

        The Company has a subordinated note payable to an officer and member with interest computed at 10 percent per annum. The note matures February 4, 2006 and is subordinate to all other senior indebtedness. The note requires quarterly interest only payments until maturity and had an outstanding balance of $10,000,000 at December 31, 1999 and 2000.

        The annual maturities of debt as of December 31, 2000, are as follows (in thousands):

2001	$—
2002	—
2003	134,200
2004	38,333
2005	1,228
Thereafter	10,000

183,761
Less: unamortized discount	(706)

$183,055

Interest Rate Swap

        As of December 31, 2000, the Company had entered into an interest rate swap agreement with a bank to reduce the impact of changes in interest rates. The agreement has a notional principal amount of $50,000,000 and matures May 11, 2001. At December 31, 2000, the Company was paying a fixed rate of 5.89 percent and would have received approximately $140,000 to settle this agreement based on a current estimate of fair value.

(10)    INCOME TAXES

        GNE's (a wholly-owned subsidiary of ICM and a C-corporation) provision for income taxes for the years ended December 31, 1999 and 2000, consists of the following (in thousands):

	1999	2000
Current (benefit) provision:
Federal	$142	$(83)
State	22	(12)

	164	(95)

Deferred provision (benefit):
Federal	(9)	216
State	(1)	33

	(10)	249

Total provision for income taxes	$154	$154

        Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the deferred tax accounts relate to the following as of December 31, 2000 (in thousands):

Deferred tax asset—allowance for doubtful accounts receivable	$(14)
Deferred tax asset—accrued vacation	29
Deferred tax liability—financial reporting versus tax depreciation	219

Net deferred tax liability	$234

        The net deferred tax liability is included in accrued liabilities in the accompanying consolidated financial statements.

(11)    BUSINESS ACQUISITIONS

        During 1998, the Company made five acquisitions of rental operations. The acquisitions have been accounted for under the purchase method of accounting and, accordingly, the acquired tangible and identifiable intangible assets and liabilities have been recorded at their estimated fair values at the date of acquisition with any excess purchase price reflected as goodwill. The operations of the acquired businesses are included in the accompanying consolidated statements of operations from the date of effective control of each such acquisition. A summary of the significant components of the acquisitions is as follows:

        On February 4, 1998, the Company purchased substantially all of the assets and assumed certain liabilities of ICM and ACM (which operated under common control) for an aggregate purchase price of approximately $139,000,000. The purchase was financed primarily by borrowings, cash contributions and through issuance of membership interests. Goodwill of approximately $51,000,000 was recorded in connection with this acquisition.

        Concurrently with the acquisition of ICM and ACM, the Company purchased substantially all of the assets of SNE, for an aggregate purchase price of approximately $69 million. The purchase was financed primarily by borrowings, cash contributions and through the issuance of membership interests. Goodwill of approximately $23,000,000 was recorded in connection with this acquisition.

        On February 5, 1998, the Company purchased certain assets of Intermountain Lift Truck, Inc. for an aggregate cash purchase price of approximately $2,300,000. The purchase was financed by borrowings.

        On July 31, 1998, the Company purchased all of the outstanding capital stock of Williams Brothers Construction (whose name was subsequently changed to Great Northern Investment, Inc.) and its wholly-owned subsidiary GNE and certain assets of its affiliate, Williams Brothers Construction Partnership, for an aggregate purchase price of approximately $21,000,000. The purchase was financed primarily by borrowings and issuance of membership interests. Goodwill of approximately $12,000,000 was recorded in connection with this acquisition. Prior to July 31, 1998, the Company participated in various transactions in the ordinary course of business with GNE, including sales and rentals of equipment. These transactions were consummated at prices and terms equivalent to those available to unrelated parties.

(12)    MEMBERS' DEFICIT AND RECAPITALIZATION

        On May 26, 1999, the Company, Ripplewood, and BRS entered into a Purchase and Redemption Agreement (the "Recapitalization"), whereby, BRS purchased a 49.96 percent equity interest from the Company for $50,870,000 (the "Purchase"). The purchase price was based on a negotiated economic value of $101,814,000 between the Company and BRS. In conjunction with the Purchase, the Company issued BRS a subordinated note for $1,228,000 for costs and expenses associated with the Recapitalization paid by BRS on behalf of the Company. The note matures on February 4, 2005, with interest computed at 12 percent per annum, compounded quarterly. The note is subordinated to all other senior indebtedness. This note is required to be paid in full (plus all accrued interest) immediately following the consummation of either a public offering or sale of debt securities resulting in net proceeds to the Company of at least $100,000,000, or at maturity. The Company also accrued a transaction fee payable to BRS for $4,000,000. The transaction fee is subordinated to all other senior indebtedness, does not accrue interest, and is to be paid at the earlier of May 31, 2006 or the consummation of either a public offering or sale of debt securities resulting in net proceeds to the Company of a least 100,000,000.

        Simultaneous with BRS' purchase, the Company redeemed all of Ripplewood's equity interest (49.96 percent) for $50,870,000. In addition, the Company paid a $750,000 loan amendment fee to the Lenders for their consent to the Recapitalization and $355,000 in other costs and expenses associated with the loan amendment (Note 9).

        In conjunction with the Recapitalization, the members adopted an amended operating agreement whereby the members' equity interests were converted into Series A Senior Convertible Preferred Units and Series B Senior Convertible Preferred Units, (collectively, the "Senior Convertible Preferred Units"), Class A Preferred Units, Class B Preferred Units, Class C Preferred Units, and Class A

Common Units based on an allocation as prescribed by the amended operating agreement. On December 6, 1999, the operating agreement was further amended to provide for the conversion of the accreted Senior Convertible Preferred Units into Class A Preferred Units, Class B Preferred Units, Class C Preferred Units, and Class A Common Units. The conversion has been accounted for as a reclassification in the accompanying consolidated financial statements and, as such, has no impact on the historical basis of accounting.

        The Class A Preferred Units are subordinated to all other senior indebtedness and the Senior Convertible Preferred Units. The Class A Preferred Units accrete redemption value at a rate of return of 13.0 percent per annum, compounded semi-annually and have no stated maturity or voting rights.

        The Class B Preferred Units are subordinated to all other senior indebtedness, the Senior Convertible Preferred Units, and the Class A Preferred Units. The Class B Preferred Units accrete redemption value at a rate of return of 13.5 percent per annum, compounded semi-annually and have no stated maturity or voting rights.

        The Class C Preferred Units are subordinated to all other senior indebtedness, the Senior Convertible Preferred Units, the Class A and the Class B Preferred Units. The Class C Preferred Units accrete redemption value at a rate of return of 14.0 percent per annum, compounded semi-annually and have no stated maturity or voting rights.

        During the year ended December 31, 1999, the accretion of Senior Convertible Preferred Units and the Class A, B and C Preferred Units totaled $62,725,000. The 1999 accretion represents the Units excess fair value over the carrying value at the date of issuance and the required accretion to redemption value at the applicable rates of return. The Units were accreted to fair value in the year of issuance as the Units are mandatorily redeemable at any time at the option of the holders. During the year ended December 31, 2000, the Class A, B and C Preferred Units accretion totaled $14,125,000 which solely represents the required accretion to redemption value at the applicable rates of return.

        The number of units and accreted redemption value (where applicable) for the various types of membership units are summarized as follows as of December 31, 2000 (in thousands, except units):

	Number Of Units	Accreted Redemption Value
Preferred Class A	40,584	$48,525
Preferred Class B	37,418	45,013
Preferred Class C	18,726	22,676
Class A Common	5,882,353	—

		$116,214

        Distributions to holders of the Preferred Units are made in accordance with the Company's operating agreement. Distributions are subordinated to the senior indebtedness. The amounts to be distributed are discretionary as determined by the Board of Directors, taking into account available cash and the fair value of the Company's assets at the time of the distribution. Distributions are to be made to the Unitholders in the following order: First, to the Class A Preferred Units in proportion to and to the extent of the Class A Preferred Accreted Redemption Value; second, to the Class B Preferred Units in proportion to and to the extent of the Class B Preferred Accreted Redemption

Value; third, to the Class C Preferred Units in proportion to and to the extent of the Class C Preferred Accreted Redemption Value; and fourth, pro rata to the holders of the Class A Common Units. No distributions were made in 2000 and 1999.

        In accordance with the amended operating agreement, the Company's profits shall be allocated annually (and at such other times as determined by the Board of Directors) to the Unitholders in the following order: First, pro rata to the Class A Preferred Units; second, pro rata to the Class B Preferred Units; third, pro rata to the Class C Preferred Units; and fourth, pro rata to the holders of the Class A Common Units.

        Conversely, the Company's losses shall be allocated annually (and at such other times as determined by the Board of Directors) to the Unitholders in the following order: First, pro rata to the holders of the Class A Common Units; second, pro rata to the Class C Preferred Units; third, pro rata to the Class B Preferred Units; and fourth, pro rata to the Class A Preferred Units.

(13)    COMMITMENTS AND CONTINGENCIES

Operating Leases

        The Company leases certain property and rental equipment under non-cancelable operating lease agreements expiring at various dates through 2018. Rent expense on property and equipment amounted to approximately $10,753,000 and $12,241,000 in 1999 and 2000, respectively.

        Future minimum operating lease payments, in the aggregate, are as follows (in thousands):

Years ending December 31:
2001	$10,817
2002	8,380
2003	6,000
2004	3,714
2005	2,658
Thereafter	8,245

$39,814

Capital Lease

        The Company leases certain computer equipment under a capital lease. Lease expense amounted to approximately $263,000 in 2000. Future minimum lease payments are as follows (in thousands):

Years ending December 31:
2001	$315
2002	315
2003	158

788
Less: amount representing interest	(53)

$735

        Total assets held under the capital lease arrangement were $959,000 with accumulated amortization of $213,000 as of December 31, 2000.

Contingencies

        The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

Employment Contracts

        In connection with the various acquisitions, the Company entered into employment contracts with various officers and members. The employment contracts have approximately two years remaining and require aggregate annual payments of approximately $1,000,000 with bonuses at the discretion of the Board of Directors.

(14)    EMPLOYEE BENEFIT PLANS

        The Company offers its employees participation in a qualified 401(k)/profit-sharing plan which requires the Company to match employee contributions up to predetermined limits for qualified employees as defined by the plan. For the years ended December 31, 1999 and 2000, the Company contributed $678,000 and $320,000, respectively, to this plan.

(15)    DEFERRED COMPENSATION PLANS

        In connection with an acquisition, the Company assumed a nonqualified executive deferred compensation plan under which certain employees may elect to defer a portion of their annual compensation. Compensation deferred under the plan is payable upon the termination, disability, or death of participants. The plan accumulates interest each year at a bank's prime rate in effect as of the beginning of January. This rate remains constant throughout the year. The effective rate for the 2000 plan year was 8.5 percent. The aggregate deferred compensation (including accrued interest) at December 31, 2000 was $4,687,000.

        The Company also assumed, in connection with an acquisition, a liability for subordinated deferred compensation for certain officers and members of the Company. Compensation deferred is payable in February 2006 and is subordinate to all other debt. Interest is accrued quarterly at a rate of 10 percent per annum. The aggregate deferred compensation (including accrued interest) at December 31, 2000 was $5,445,000.

(16)    RELATED PARTY TRANSACTIONS

        In connection with the Recapitalization, the Company entered into a management agreement with BRS. During the years ended December 31, 1999 and 2000, the Company recorded $315,000 and $340,000, respectively, of expense related to this agreement. As of December 31, 2000, $117,000 was included in accrued liabilities for management fees due to BRS.

        For the years ended December 31, 1999 and 2000, the Company leased certain facilities from companies controlled by officers and members. The lease terms range from 5 to 20 years with expiration dates ranging from 2003 to 2018. Total rent paid during the years ended December 31, 1999 and 2000 was $1,249,000 and $1,613,000, respectively. In management's opinion, the rents are reflective of those that could be obtained from an independent party.

        On February 4, 1998, Ripplewood was paid $2,165,000 for fees and costs incurred relating to the acquisitions of ICM, ACM, and SNE. At the time of the organization, the Company entered into an operating agreement that governed the daily activities of the business. Under the terms of the operating agreement, and for the period from inception to December 31, 1998, the Company paid Ripplewood $458,000 in management fees. During 1999 and 2000, no management fees were paid to Ripplewood.

(17)    SUBSEQUENT EVENT

        On February 20, 2001, the Company issued subordinated notes in the amount of $10,000,000 to officers and members and $2,000,000 to another individual. Interest is computed at 10 percent per annum, compounded semi-annually. The notes mature May 5, 2003. The notes are subordinate to all other senior indebtedness and provide for monthly interest only payments so long as the Company is in compliance with certain financial covenants. The proceeds from the issuance of the notes were used to pay off the Overadvance (Note 9).

H&E Equipment Services L.L.C.

H&E Finance Corp.

12 1/2% Senior Subordinated Notes due 2013

PROSPECTUS
December    , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        The following table sets forth the expenses payable by H&E Equipment Services L.L.C. in connection with this registration statement. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission.

Filing fee—Securities and Exchange Commission	$619
Fees and expenses of legal counsel	$150,000
Printing expenses	$50,000
Fees and expenses of accountants	$125,000
Miscellaneous expenses	$5,000

Total	$330,619

Item 14. Indemnification of Directors and Officers.

(a)
H&E Equipment Services, L.L.C. is a limited liability company organized under the laws of the State of Louisiana.

        Article VIII of H&E Equipment Services, L.L.C.'s Amended and Restated Articles of Organization provides that:

        Limitation of Liability and Indemnification.    Representatives on the Board of Directors, officers, managers and members shall not be personally liable for monetary damages for breach of any duty provided for in La. R.S. 12:1314, and pursuant to La. R.S. 12:1315, the Company may indemnify a representative on the Board of Directors, officer, manager or a member for judgments, settlements, penalties, fines, or expenses, including attorneys' fees to the fullest extent allowed by the Louisiana Limited Liability Law.

        Section 3.6 of H&E Equipment Services, L.L.C.'s Amended and Restated Operating Agreement provides that:

        Indemnification.    Notwithstanding Section 3.4, the Directors and officers shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members, and, to the fullest extent allowed by law, each Director and each officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys' fees and other expenses, but only to the extent that the Company's assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of Company affairs; provided, that (A) such Director's or officer's course of conduct was pursued in good faith and believed by him to be in the best interests of the Company and was reasonably believed by him to be within the scope of authority conferred on such Director or officer pursuant to this Agreement and (B) such course of conduct did not constitute gross negligence or willful misconduct on the part of such Director or officer and otherwise was in accordance with the terms of this Agreement. The rights of indemnification provided in this Section 3.6 are intended to provide indemnification of the Directors and the officers to the fullest extent permitted by the BCL regarding a corporation's indemnification of its directors and officers and will be in addition to any rights to which the Directors or officer may otherwise be entitled by contract or as a matter of law and shall extend to his heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.6. Each Director's and each officer's right to indemnification pursuant to this Section 3.6 may be conditioned upon the delivery by such Director or such officer of a written undertaking to repay such amount if such individual is determined pursuant to this Section 3.6 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation.

        Section 4.4 of H&E Equipment Services, L.L.C.'s Amended and Restated Operating Agreement provides that:

        Limitation of Liability.    Except as otherwise provided in the Louisiana Act, in this Agreement or any other contract of the Company, no Member will be obligated personally for any debt, obligation or liability of the Company or of any other Member by reason of being a Member, whether arising in contract, tort or otherwise. Except as otherwise provided in the Louisiana Act, by law or expressly in this Agreement, no Member will have any fiduciary or other duty to another Member with respect to the business and affairs of the Company. No Member will have any responsibility to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Louisiana Act or other applicable law.

        Section 6.3 of H&E Equipment Services, L.L.C.'s Amended and Restated Operating Agreement provides that:

        Indemnification and Reimbursement for Payments on Behalf of a Member.    Except as otherwise provided in this Agreement, if the Company is required by law to make any payment on behalf of a Member in its capacity as such, then such Member (the "Indemnifying Member") will indemnify the Company in full for the entire amount paid, including interest, penalties and expenses associated with such payment. At the option of the Board, either:

          (a)   promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member will make a cash payment to the Company in an amount equal to the full amount to be indemnified, or

          (b)   the Company will reduce subsequent distributions which would otherwise be made to the Indemnifying Member until the Company has recovered the amount to be indemnified (and the amount of such reduction will be deemed to have been distributed for all purposes).

        A Member's obligation to make contributions to the Company under this Section 6.3 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 6.3, the Company will be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 6.3, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Company's and its Subsidiaries' effective cost of borrowed funds.

  (b)
  H&E Finance Corp. is a corporation organized under the laws of the State of Delaware.

        Article Eight of H&E Finance Corp.'s Certificate of Incorporation provides that:

        To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Eight shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        Article V of H&E Finance Corp.'s By-Laws provides that:

        Section 1.    Nature of Indemnity.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 2.    Procedure for Indemnification of Directors and Officers.    Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 3.    Nonexclusivity of Article V.    The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 4.    Insurance.    The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

        Section 5.    Expenses.    Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        Section 6.    Employees and Agents.    Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

        Section 7.    Contract Rights.    The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

        Section 8.    Merger or Consolidation.    For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          (c)   GNE Investments, Inc. is a corporation organized under the laws of the State of Washington.

        Section 9 of GNE Investments, Inc.'s Bylaws provides that:

        Indemnification of Directors and Officers.    Each Director or officer now or hereafter serving the Corporation, and each person who at the request of or on behalf of the Corporation is now serving or hereafter serves as Director or officer of any other corporation and the respective heirs, executors, and administrators of each of them shall be indemnified by the Corporation to the fullest extent provided by law against all costs, expenses, judgments, and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which he/she is or may be made a party by reason of his/her being or having been such Director or officer by reason of any action alleged to have been taken or omitted by him/her as such Director or officer, whether or not he/she is a Director or officer at the time of incurring such costs, expenses, judgments, and liabilities, provided that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation. The foregoing right of indemnification shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law. The Board of Directors may obtain insurance on behalf of any person who is or was a director, officer, employee, or agent against any liability arising out of his/her status as such, whether or not the Corporation would have power to indemnify him/her against such liability.

          (d)   Great Northern Equipment, Inc. is a corporation organized under the laws of the State of Montana.

        Section 35-1-453 of the Montana Code Annotated, 2001 provides that:

        Mandatory Indemnification.    Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

        Section 35-1-455 of the Montana Code Annotated, 2001 provides that:

        Court-ordered Indemnification.    Unless a corporation's articles of incorporation provide otherwise, a director of a corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that the director:

          (1)   is entitled to mandatory indemnification under 35-1-453, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred in obtaining court-ordered indemnification; or

          (2)   is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in 35-1-452 or was adjudged liable as described in 35-1-452(4). If the director was adjudged liable as described in 35-1-452(4), the director's indemnification is limited to reasonable expenses incurred.

        Section 35-1-457 of the Montana Code Annotated, 2001 provides that:

        Indemnification of officers, employees, and agents.    Unless a corporation's articles of incorporation provide otherwise:

          (1)   an officer of the corporation who is not a director is entitled to mandatory indemnification under 35-1-453 and is entitled to apply for court-ordered indemnification under 35-1-455 to the same extent as a director;

          (2)   the corporation may indemnify and advance expenses under 35-1-451 through 35-1-459 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

          (3)   a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Item 15. Recent Sales of Unregistered Securities.

        On June 17, 2002, we sold 12 1/2% Senior Subordinated Notes due 2013 of H&E Equipment Services L.L.C. and H&E Finance Corp. and 219,406.620 limited liability company interests of H&E Holdings L.L.C. for an aggregate principal amount of $53,000,000 to Credit Suisse First Boston Corporation in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). On June 3, 2002, we sold 11 1/8% Senior Secured Notes due 2012 of H&E Equipment Services L.L.C. and H&E Finance Corp. for an aggregate principal amount of $200,000,000 to Credit Suisse First Boston Corporation in a private placement in reliance on Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

          (a)   Exhibits.

        See Exhibit Index.

          (b)   Financial Statement Schedule.

      Independent Auditors' Report—KPMG L.L.P. See Page S-1.

      Independent Auditors' Report—Hawthorn, Waymouth & Carroll L.L.P. See page S-2.

      Schedule II—Valuation and Qualifying Accounts. See Page S-3.

Item 17. Undertakings.

        Each of the undersigned Registrants hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (a)
    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (b)
    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (c)
    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah on December 30, 2003.

H&E EQUIPMENT SERVICES, L.L.C.
By:	/s/ GARY W. BAGLEY Name: Gary W. Bagley Title: Chairman and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lindsay C. Jones his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of H&E Equipment Services, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 30, 2003.

	Signatures	Capacity

By:	/s/ GARY W. BAGLEY Gary W. Bagley	Chairman and Director
By:	/s/ JOHN M. ENGQUIST John M. Engquist	President, Chief Executive Officer and Director
By:	/s/ LINDSAY C. JONES Lindsay C. Jones	Chief Financial Officer
By:	/s/ BRUCE C. BRUCKMANN Bruce C. Bruckmann	Director
By:	/s/ J. RICE EDMONDS J. Rice Edmonds	Director
By:	/s/ JOHN T. SAWYER John T. Sawyer	Director

By:	/s/ KEITH E. ALESSI Keith E. Alessi	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah on December 30, 2003.

H&E FINANCE CORP.
By:	/s/ GARY W. BAGLEY Name: Gary W. Bagley Title: Chairman and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lindsay C. Jones his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of H&E Finance Corp. to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 30, 2003.

Signature	Capacity

/s/ JOHN M. ENGQUIST John M. Engquist	John M. Engquist President, Chief Executive Officer and Director (principal executive officer)
/s/ GARY W. BAGLEY Gary W. Bagley	Gary W. Bagley Chairman and Director
/s/ LINDSAY C. JONES Lindsay C. Jones	Lindsay C. Jones Chief Financial Officer (principal financial officer)
/s/ BRUCE C. BRUCKMANN Bruce C. Bruckmann	Bruce C. Bruckmann Director
/s/ J. RICE EDMONDS J. Rice Edmonds	J. Rice Edmonds Director
/s/ JOHN T. SAWYER John T. Sawyer	John T. Sawyer Director

/s/ KEITH E. ALESSI Keith E. Alessi	Keith E. Alessi Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah on December 30, 2003.

GNE INVESTMENTS, INC.
By:	/s/ GARY W. BAGLEY Name: Gary W. Bagley Title: Chairman and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lindsay C. Jones his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of GNE Investments, Inc., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 30, 2003.

Signature	Capacity

/s/ GARY W. BAGLEY Gary W. Bagley	Gary W. Bagley Chairman and Director (principal executive officer)
/s/ LINDSAY C. JONES Lindsay C. Jones	Lindsay C. Jones Chief Financial Officer, Secretary and Director (principal financial and accounting officer)
/s/ DON M. WHEELER Don M. Wheeler	Don M. Wheeler Director
/s/ JOHN M. ENGQUIST John M. Engquist	John M. Engquist Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah on December 30, 2003.

GREAT NORTHERN EQUIPMENT, INC.
By:	/s/ GARY W. BAGLEY Name: Gary W. Bagley Title: Chairman and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lindsay C. Jones his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Great Northern Equipment, Inc., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 30, 2003.

Signature	Capacity

/s/ GARY W. BAGLEY Gary W. Bagley	Gary W. Bagley Chairman and Director (principal executive officer)
/s/ LINDSAY C. JONES Lindsay C. Jones	Lindsay C. Jones Chief Financial Officer, Secretary and Director (principal financial and accounting officer)
/s/ DON M. WHEELER Don M. Wheeler	Don M. Wheeler Director
/s/ JOHN M. ENGQUIST John M. Engquist	John M. Engquist Director

Independent Auditors' Report on
Consolidated Financial Statement Schedule

         To the Board of Directors and Members
H&E Equipment Services L.L.C.:

        Under date of April 7, 2003, we reported on the consolidated balance sheets of H&E Equipment Services L.L.C. and subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of operations, members' equity (deficit) and cash flows for the years then ended, which are included in the H&E Equipment Services L.L.C. Registration Statement on Form S-1. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule in the Registration Statement. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits.

        In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in the year ended December 31, 2002.

/s/ KPMG LLP

Salt Lake City, Utah
April 7, 2003

Independent Auditors' Report on
Consolidated Financial Statement Schedule

         To the Board of Directors and Members
H&E Equipment Services L.L.C.:

        Under date of February 21, 2001, we reported on the consolidated statements of operations, members' equity (deficit) and cash flows of H&E Equipment Services L.L.C. (formerly Gulf Wide Industries, L.L.C.) and subsidiary, Baton Rouge, Louisiana, for the year ended December 31, 2000, which are included in the H&E Equipment Services L.L.C. Registration Statement on Form S-1. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule in the Registration Statement. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audit.

        In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Hawthorn, Waymouth & Carroll, L.L.P.

Baton Rouge, Louisiana
February 21, 2001

Schedule II: VALUATION AND QUALIFYING ACCOUNTS

For the Years ended December 31, 2002, 2001, and 2000 (Dollars in thousands)

Description	Balance at Beginning of Year	Additions Charges to Costs and Expenses	Deductions	Impact of Acquisition	Balance at End of Year
Year Ended December 31, 2002
Allowance for doubtful accounts receivable	$708	$1,517	$(1,524)	$2,908	$3,609
Allowance for inventory obsolescence	533	121	(6)	491	1,139

	$1,241	$1,638	$(1,530)	$3,399	$4,748

Year Ended December 31, 2001
Allowance for doubtful accounts receivable	$708	$556	$(556)	$—	$708
Allowance for inventory obsolescence	291	271	(29)	—	533

	$999	$827	$(585)	$—	$1,241

Year Ended December 31, 2000
Allowance for doubtful accounts receivable	$708	$708	$(708)	$—	$708
Allowance for inventory obsolescence	213	89	(11)	—	291

	$921	$797	$(719)	$—	$999

Exhibit Index

3.1	Articles of Organization of Gulf Wide Industries, L.L.C. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 (File No. 333-99589)).
3.2	Amended and Restated Articles of Organization of Gulf Wide Industries, L.L.C. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-4 (File No. 333-99589)).
3.3
Amended Articles of Organization of Gulf Wide Industries, L.L.C., Changing Its Name To H&E Equipment Services L.L.C. (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-4 (File No. 333-99589)).
3.4	Certificate of Incorporation of H&E Finance Corp. (incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-4 (File No. 333-99589)).
3.5	Articles of Incorporation of Great No. thern Equipment, Inc. (incorporated by reference to Exhibit 3.5 to Registration Statement on Form S-4 (File No. 333-99589)).
3.6	Articles of Incorporation of Williams Bros. Construction, Inc. (incorporated by reference to Exhibit 3.6 to Registration Statement on Form S-4 (File No. 333-99589)).
3.7
Articles of Amendment to Articles of Incorporation of Williams Bros. Construction, Inc. Changing its Name to GNE Investments, Inc. (incorporated by reference to Exhibit 3.7 to Registration Statement on Form S-4 (File No. 333-99589) ).
3.8	Amended and Restated Operating Agreement of H&E Equipment Services L.L.C. (incorporated by reference to Exhibit 3.8 to Registration Statement on Form S-4 (File No. 333-99589)).
3.9	Bylaws of H&E Finance Corp. (incorporated by reference to Exhibit 3.9 to Registration Statement on Form S-4 (File No. 333-99589)).
3.10	Bylaws of Great No. thern Equipment, Inc. (incorporated by reference to Exhibit 3.10 to Registration Statement on Form S-4 (File No. 333-99589)).
3.11	Bylaws of Williams Bros. Construction, Inc. (incorporated by reference to Exhibit 3.11 to Registration Statement on Form S-4 (File No. 333-99589)).
4.1
Indenture, among H&E Equipment Services L.L.C., H&E Finance Corp., the guarantors party thereto and The Bank of New York, dated as of June 17, 2002 (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-4 (File No. 333-99589)).
4.2
Registration Rights Agreement, among H&E Equipment Services L.L.C., H&E Finance Corp., the guarantors party thereto and Credit Suisse First Boston Corporation, dated as of June 17, 2002 (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-4 (File No. 333-99589)).
4.3	Form of No. e (Included in Exhibit 4.1 hereto).
5.1	Opinion of Kirkland & Ellis.†
5.2	Opinion of Taylor, Porter, Brooks & Phillips, L.L.P.†
5.3	Opinion of Garlington, Lohn & Robinson, LLP.†
10.1
Credit Agreement among H&E Equipment Services L.L.C., Great No. thern Equipment, Inc., H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp. General Electric Capital Corporation, and the Lenders party thereto dated as of June 17, 2002 (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-4 (File No. 333-99589)).

10.1a
Amendment No. 1 to Credit Agreement among H&E Equipment Services L.L.C., Great No. thern Equipment, Inc., H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Corporation and the Lenders party thereto dated as of March 31, 2003 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q of H&E Equipment Services L.L.C. for the quarter ended March 31, 2003 (File No. 333-999587)).
10.1b
Amendment No. 2 to Credit Agreement among H&E Equipment Services L.L.C., Great Northern Equipment, Inc., H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Corporation and the Lenders party thereto dated as of May 14, 2003 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q of H&E Equipment Services L.L.C. for the quarter ended September 30, 2003 (File No. 333-999587)).
10.2
Contribution Agreement and Plan of Reorganization, dated as of June 14, 2002, by and among H&E Holdings, L.L.C., BRSEC Co-Investment II, LLC (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-4 (File No. 333-99589)).
10.3
Securityholders Agreement, dated as of June 17, 2002 by and among H&E Holdings LLC, BRSEC Co-Investment, LLC, BRSEC Co-Investment II, LLC, certain members of management and other members of H&E Holdings LLC (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-4 (File No. 333-99589)).
10.4
Registration Rights Agreement, dated as of June 17, 2002 by and among H&E Holdings LLC, BRSEC Co-Investment, LLC, BRSEC Co-Investment II, LLC, certain members of management and other members of H&E Holdings LLC (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-4 (File No. 333-99589)).
10.5
Management Agreement, dated May 26, 1999, by and between Bruckman, Rosser, Sherrill & Co., Inc. and ICM Equipment Company, L.L.C. (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-4 (File No. 333-99589)).
10.6
Management Agreement, dated as of August 10, 2001, by and among Bruckman, Rosser, Sherrill & Co., Inc., Head & Engquist Equipment, L.L.C. and Gulf Wide Industries, L.L.C. (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 (File No. 333-99589)).
10.7
First Amended and Restated Management Agreement, dated as of June 17, 2002, Bruckman, Rosser, Sherrill & Co., Inc., H&E Holdings, L.L.C. and H&E Equipment Services, L.L.C. (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-4 (File No. 333-99589)).
10.8
Employment Agreement, dated as of June 29, 1999, by and between Gulf Wide Industries, L.L.C., and John M. Engquist (incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-4 (File No. 333-99589)).
10.9
First Amendment to the Employment Agreement, dated as of August 10, 2001, by and among Gulf Wide Industries, L.L.C. and John M. Engquist (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-4 (File No. 333-99589)).
10.10
Employment Agreement, dated as of February 4, 1998, by and between ICM Equipment Company, L.L.C., and Gary Bagley (incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-4 (File No. 333-99589)).
10.11
First Amendment to the Employment Agreement, dated as of May 26, 1999, by and between ICM Equipment Company, L.L.C., and Gary Bagley (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-4 (File No. 333-99589)).
10.12
Second Amendment to the Employment Agreement, dated as of December 6, 1999, by and between ICM Equipment Company, L.L.C., and Gary Bagley (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-4 (File No. 333-99589)).

10.13
Third Amendment to the Employment Agreement, dated as of June 14, 2002, by and between ICM Equipment Company, L.L.C., and Gary Bagley (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-4 (File No. 333-99589)).
10.14
Employment Agreement, dated as of February 4, 1998, between ICM Equipment Company and Kenneth Sharp, Jr. (incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-4 (File No. 333-99589)).
10.15
First Amendment to the Employment Agreement, dated as of May 26, 1999, between ICM Equipment Company, L.L.C. and Kenneth Sharp, Jr. (incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-4 (File No. 333-99589)).
10.16
Second Amendment to the Employment Agreement, dated as of December 6, 1999, between ICM Equipment Company, L.L.C. and Kenneth Sharp, Jr. (incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-4 (File No. 333-99589)).
10.17
Third Amendment to the Employment Agreement, dated as of June 14, 2002, between ICM Equipment Company, L.L.C. and Kenneth Sharp, Jr. (incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-4 (File No. 333-99589)).
10.18
Deferred Compensation Agreement made and entered into as of June 17, 2002. by and between Gary Bagley and H&E Holdings, L.L.C. (incorporated by reference to Exhibit 10.18 to Registration Statement on Form S-4 (File No. 333-99589)).
10.19
Deferred Compensation Agreement made and entered into as of June 17, 2002. by and between Kenneth Sharp, Jr. and H&E Holdings, L.L.C. (incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-4 (File No. 333-99589)).
10.20
Consulting and Noncompetition Agreement, dated as of June 29, 1999, between Head & Engquist Equipment, L.L.C. and Thomas R. Engquist (incorporated by reference to Exhibit 10.20 to Registration Statement on Form S-4 (File No. 333-99589)).
10.21
Purchase Agreement by and among H&E Equipment Services L.L.C., H&E Finance Corp., the guarantors party thereto and Credit Suisse First Boston Corporation, dated June 3, 2003 (incorporated by reference to Exhibit 10.21 to Registration Statement on Form S4 (File No. 333-99587)).
10.21a
Amendment No. 1 to Purchase Agreement, among H&E Equipment Services L.L.C., H&E Finance Corp., the guarantors party thereto, Credit Suisse First Boston Corporation, Bank of America Securities L.L.C. and Fleet Securities, Inc. dated June 17, 2002 (incorporated by reference to Exhibit 10.21 to Registration Statement on Form S-4 (File No. 333-99589)).
10.22
Investor Rights Agreement by and among H&E Holdings, L.L.C., BRSEC Co-Investment, LLC, BRSEC Co-Investment II, LLC and Credit Suisse First Boston Corporation, dated as of June 17, 2002 (incorporated by reference to Exhibit 10.22 to Registration Statement on Form S-4 (File No. 333-99589)).
10.24
Security Agreement, dated June 17, 2002, between H&E Equipment Services L.L.C. and The Bank of New York (incorporated by reference to Exhibit 10.24 to Annual Report on Form 10-K of the Equipment Services L.L.C. for the year ended December 31, 2002 (File No. 333-99587)).
10.25
Pledge Agreement, dated June 17, 2002, between H&E Equipment Services L.L.C. and The Bank of New York (incorporated by reference to Exhibit 10.25 to Annual Report on Form 10-K of the Equipment Services L.L.C. for the year ended December 31, 2002 (File No. 333-99587)).

10.26
Trademark Security Agreement, dated June 17, 2002, between H&E Equipment Services L.L.C. and The Bank of New York (incorporated by reference to Exhibit 10.26 to Annual Report on Form 10-K of the Equipment Services L.L.C. for the year ended December 31, 2002 (File No. 333-99587)).
10.27
Security Agreement, dated June 17, 2002, between H&E Finance Corp. and The Bank of New York (incorporated by reference to Exhibit 10.27 to Annual Report on Form 10-K of the Equipment Services L.L.C. for the year ended December 31, 2002 (File No. 333-99587)).
10.28
Security Agreement, dated June 17, 2002, between GNE Investments, Inc. and The Bank of New York (incorporated by reference to Exhibit 10.28 to Annual Report on Form 10-K of the Equipment Services L.L.C. for the year ended December 31, 2002 (File No. 333-99587)).
10.29
Pledge Agreement, dated June 17, 2002, between GNE Investments, Inc. and The Bank of New York (incorporated by reference to Exhibit 10.29 to Annual Report on Form 10-K of the Equipment Services L.L.C. for the year ended December 31, 2002 (File No. 333-99587)).
10.30
Security Agreement, dated June 17, 2002, between Great Northern Equipment, Inc. and The Bank of New York (incorporated by reference to Exhibit 10.30 to Annual Report on Form 10-K of the Equipment Services L.L.C. for the year ended December 31, 2002 (File No. 333-99587)).
10.31
Trademark Security Agreement, dated June 17, 2002, between Great Northern Equipment, Inc. and The Bank of New York (incorporated by reference to Exhibit 10.31 to Annual Report on Form 10-K of the Equipment Services L.L.C. for the year ended December 31, 2002 (File No. 333-99587)).
10.32
Patent Security Agreement, dated June 17, 2002, between Great Northern Equipment, Inc. and The Bank of New York (incorporated by reference to Exhibit 10.32 to Annual Report on Form 10-K of the Equipment Services L.L.C. for the year ended December 31, 2002 (File No. 333-99587)).
12.1	Statement re: computation of ratio of earnings to fixed charges.†
21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to Registration Statement on Form S-4 (File No. 333-99589)).
23.1	Consent of KPMG LLP †
23.2	Consent of Hawthorn, Waymouth & Carroll L.L.P. — Baton Rouge, Louisiana.†
23.4	Consent of Kirkland & Ellis (included in Exhibit 5.1).
23.6	Potential Limitation of Remedies Against Arthur Andersen LLP (incorporated by reference to Exhibit 23.6 to Registration Statement on Form S-4 (File No. 333-99589)).
25.1	Statement re Eligibility of Trustee (incorporated by reference to Exhibit 25.1 to Registration Statement on Form S-4 (File No. 333-99589)).

†
Filed herewith.

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TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
INDUSTRY AND MARKET DATA
PROSPECTUS SUMMARY
The Company
The Transactions
PROSPECTUS SUMMARY
Purpose of the Offering
Summary of the Terms of the Notes
Risk Factors
Additional Information
Summary Historical and Pro Forma Combined Financial Data
Summary Historical Consolidated Financial Data
Summary Historical Consolidated Financial Data
RISK FACTORS
Risks Related To The Offering
Risk Factors Related to Our Company
THE TRANSACTIONS
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS DATA
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
H&E Equipment Services
ICM
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Discussion of the Results of H&E Equipment Services
Discussion of the Results of ICM
BUSINESS
Our Competitive Strengths
Our Business Strategy
MANAGEMENT
Summary Compensation Table
SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS
Common Units Beneficial Ownership Table
Voting Preferred Units Beneficial Ownership Table
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SELLING NOTEHOLDERS
DESCRIPTION OF OWNERSHIP INTERESTS
DESCRIPTION OF SENIOR SECURED CREDIT FACILITY
DESCRIPTION OF NOTES
BOOK-ENTRY, DELIVERY AND FORM
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
INDEX TO FINANCIAL STATEMENTS
Independent Auditors' Report
Independent Auditors' Report
H&E EQUIPMENT SERVICES L.L.C. CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2001 and 2002 (Dollars in thousands, except share amounts)
H&E EQUIPMENT SERVICES L.L.C. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 and 2002 (Dollars in thousands)
H&E EQUIPMENT SERVICES, L.L.C. CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 and 2002 (Dollars in thousands)
H&E EQUIPMENT SERVICES L.L.C. CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 and 2002 (Dollars in thousands)
H&E EQUIPMENT SERVICES L.L.C. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING BALANCE SHEET (in thousands)
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (in thousands)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (in thousands)
H&E EQUIPMENT SERVICES L.L.C. CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
H&E EQUIPMENT SERVICES L.L.C. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
H&E EQUIPMENT SERVICES L.L.C. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
H&E EQUIPMENT SERVICES L.L.C. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING BALANCE SHEET (In thousands)
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (In thousands)
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (In thousands)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (In thousands)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (In thousands)
Independent Auditors' Report
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Consolidated Balance Sheets (Dollars in thousands, except units)
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Consolidated Statements of Operations (Dollars in thousands)
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Consolidated Statements of Members' Deficit (Dollars in thousands, except units)
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Consolidated Statements of Cash Flows (Dollars in thousands)
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Notes to Consolidated Financial Statements
Report of Independent Public Accountants
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Consolidated Balance Sheet As of December 31, 2000 (Dollars in thousands)
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Consolidated Statements of Operations For the Years Ended December 31, 1999 and 2000 (Dollars in thousands)
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Consolidated Statements of Members' Equity (Deficit) For the Years Ended December 31, 1999 and 2000 (Dollars in thousands)
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Consolidated Statements of Cash Flows For the Years Ended December 31, 1999 and 2000 (Dollars in thousands)
ICM EQUIPMENT COMPANY L.L.C. AND SUBSIDIARIES Notes to Consolidated Financial Statements
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers .
  Item 15. Recent Sales of Unregistered Securities .
  Item 16. Exhibits and Financial Statement Schedules .
  Item 17. Undertakings .
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
Independent Auditors' Report on Consolidated Financial Statement Schedule
Independent Auditors' Report on Consolidated Financial Statement Schedule
Schedule II: VALUATION AND QUALIFYING ACCOUNTS For the Years ended December 31, 2002, 2001, and 2000 (Dollars in thousands)
Exhibit Index